As filed with the U.S. Securities and Exchange Commission on October 25, 2021.

Registration No. 333-259889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	0001855756	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Claude Dornier Straße 1

Bldg. 335, 82234

Wessling, Germany

Telephone: +49 160 9704 6857

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger Franks

C/O Lilium Aviation Inc.

2385 N.W. Executive Center Drive, Suite 300

Boca Raton, Florida 33431

Telephone: 561-526-8460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dr. Christoph Rödter Mark Mushkin J.T. Ho Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019 (212) 506-5000	Carl Marcellino Tara Fisher Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”)	24,413,065(2)	$10.93(3)	$266,834,800	$29,112
Class A Shares underlying warrants	21,510,000(4)	$10.55(5)	$226,930,500	$24,755
Class A Shares underlying options	6,219,889(6)	$0.01(7)	$62,199	$6
Secondary Offering:
Class A Shares	201,805,118(8)	$10.93(3)	$1,938,872,941(9)	$210,865(9)
Class A Shares underlying warrants	8,860,000(10)	—	—	—(11)
Warrants to purchase Class A Shares	7,060,000(12)	—	—	—(13)
Totals			$2,432,700,440	$264,738(14)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, includes an indeterminable number of additional Class A Shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the Class A Shares to be offered by the selling securityholders.
(2)	Includes 24,413,065 Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”) of the registrant Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) issuable upon conversion of 24,413,065 outstanding Class B ordinary shares, nominal value of €0.36 per share (“Class B Shares”) of the Company.
(3)	Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Class A Shares as reported on the Nasdaq Global Select Market on September 28, 2021.
(4)	Includes up to (i) 7,060,000 Class A Shares issuable upon the exercise of 7,060,000 warrants (the “Private Warrants”) originally issued by Qell in a private placement transaction in connection with the initial public offering (“IPO”) of Qell Acquisition Corp. (“Qell”), and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined below) at an exercise price of $11.50 per Class A Share, (ii) 12,650,000 Class A Shares that are issuable upon the exercise of 12,650,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “SPAC Warrants”) originally issued to public shareholders of Qell in its IPO, and converted into warrants to purchase Class A Shares at the closing of the Business Combination at an exercise price of $11.50 per Class A Share and (iii) 1,800,000 Class A Shares issuable upon exercise of warrants to purchase Class A Shares issued to a commercial counterparty of the Company at an exercise price of €0.12 per Class A Share (the “Azul Warrants” and, together with the SPAC Warrants, the “Warrants”).
(5)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the weighted average exercise price of the Warrants of $10.55 per share.
(6)	Includes up to 6,219,889 Class A Shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain of the Company’s current and former directors and employees (the “Specified Options”).
(7)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(h), based on the weighted average exercise price of the options of $0.01 per share.
(8)	Consists of the resale of up to 201,805,118 Class A Shares, consisting of up to (i) 129,292,473 Class A Shares that were issued on completion of the Business Combination (the “Business Combination”) between the Company, Qell Acquisition Corp., a Cayman Islands exempted company (“Qell”), and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), (ii) 24,413,065 Class A Shares issuable upon conversion of 24,413,065 outstanding Class B Shares, (iii) 45,000,000 Class A Shares that were issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”), (iv) 879,691 Class A Shares issued in connection with certain equity compensation arrangements and (v) 2,219,889 Class A Shares that are issuable upon the exercise of certain of the Specified Options.
(9)	The registration fee for the issuance of the 24,413,065 Class A Shares issuable upon conversion of outstanding Class B Shares and the 2,219,889 Class A Shares issuable upon the exercise of certain of the Specified Options has been calculated above.
(10)	Consists of the resale of up to (i) 7,060,000 Class A Shares issuable upon exercise of the Private Warrants and (ii) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants.
(11)	The registration fee for the Class A Shares issuable upon exercise of the Private Warrants and the Azul Warrants has been calculated above.
(12)	Represents the resale of 7,060,000 Private Warrants.
(13)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the Class A Shares underlying the warrants, and no separate fee is payable for the warrants.
(14)	The registrant previously paid a registration fee of $260,941 in connection with its Registration Statement on Form F-1 (File No. 333-259889) filed on September 29, 2021. The remaining $3,797 has been paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated October 25, 2021

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Lilium N.V.

Up to 201,805,118 Class A Shares

Up to 27,729,889 Class A Shares Issuable Upon Exercise of Warrants
and Options

Up to 7,060,000 Warrants

This prospectus relates to the issuance by us of an aggregate of up to 52,142,954 of our Class A ordinary shares, nominal value €0.12 per share (“Class A Shares”), which consists of up to (i) 24,413,065 Class A Shares issuable upon conversion of our 24,413,065 outstanding Class B ordinary shares, nominal value of €0.36 per share (“Class B Shares”), (ii) 7,060,000 Class A Shares issuable upon the exercise of 7,060,000 warrants (the “Private Warrants”) originally issued by Qell in a private placement transaction in connection with the initial public offering (“IPO”) of Qell Acquisition Corp. (“Qell”), and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined below) at an exercise price of $11.50 per Class A Share, (iii) up to 12,650,000 Class A Shares that are issuable upon the exercise of 12,650,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “SPAC Warrants”) originally issued to public shareholders of Qell in its IPO, and converted into warrants to purchase Class A Shares at the closing of the Business Combination at an exercise price of $11.50 per Class A Share, (iv) 1,800,000 Class A Shares issuable upon exercise of warrants to purchase Class A Shares issued to a commercial counterparty of the Company at an exercise price of €0.12 per Class A Share (the “Azul Warrants” and, together with the SPAC Warrants, the “Warrants”) and (v) up to 6,219,889 Class A Shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain of our current and former directors and employees (the “Specified Options”).

This prospectus also relates to the offer and sale from time to time by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of (a) up to 210,665,118 of our Class A Shares, consisting of up to (i) 129,292,473 Class A Shares that were issued on completion of the Business Combination, (ii) 45,000,000 Class A Shares issued to certain securityholders in connection with the closing of a private placement offering concurrent with the closing of the Business Combination (the “PIPE Shares”), (iii) 24,413,065 Class A Shares issuable upon conversion of our outstanding Class B Shares, (iv) 7,060,000 Class A Shares issuable upon exercise of the Private Warrants, (v) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants, (vi) 879,691 Class A Shares issued in connection with certain equity compensation arrangements and (vii) 2,219,889 Class A Shares issuable upon the exercise of certain of the Specified Options and (b) up to 7,060,000 Private Warrants. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.

This prospectus provides you with a general description of such securities and the general manner in which the selling securityholders may offer or sell the securities. More specific terms of any securities that the selling securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any proceeds from the sale of Class A Shares or Private Warrants by the selling securityholders or the issuance of Class A Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants or Specified Options. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities described above for resale pursuant to, among other things, the selling securityholders’ registration rights under certain agreements between us and the selling securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the Class A Shares or Private Warrants in the section entitled “Plan of Distribution.”

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Class A Shares and Public Warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “LILM” and “LILMW,” respectively. On October 22, 2021, the closing sale price as reported on Nasdaq of our Class A Shares was $9.00 per share and of our Public Warrants was $1.885 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 17 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                            , 2021

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

We will not receive any proceeds from the sale of Class A Shares or Private Warrants to be offered by the selling securityholders pursuant to this prospectus, but we will receive proceeds from Warrants or Specified Options exercised in the event that such Warrants or Specified Options are exercised for cash. We will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of our Class A Shares and Private Warrants pursuant to this prospectus. To the extent required, we and the selling securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.” We have not, and the selling securityholders have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

On September 14, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of March 30, 2021, as amended (the “Business Combination Agreement”), by and among Qell Acquisition Corp., a Cayman Islands exempted company (“Qell”), Lilium GmbH, a German limited liability company, Lilium B.V., a Dutch private liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., prior to the closing of the Business Combination), and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of Lilium (“Merger Sub”).

On the Closing Date, (i) Qell converted the class A ordinary shares of Qell (the “Qell Class A Ordinary Shares”) into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one Class A Share, (ii) the shareholders of Lilium GmbH exchanged their shares of Lilium GmbH for shares in the capital of Lilium, with all Lilium GmbH shareholders, but Daniel Wiegand, receiving Class A Shares in the share capital of Lilium, and Daniel Wiegand receiving Class B Shares, and (iii) each outstanding warrant to purchase a Qell Class A Ordinary Share was converted into a warrant to purchase one Class A Share.

On March 30, 2021, concurrently with the execution of the Business Combination Agreement, Qell and Lilium entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Lilium agreed to issue and sell to such PIPE Investors, an aggregate of 45,000,000 Class A Shares (the “PIPE Shares”) at a price of $10.00 per share, for gross proceeds of $450,000,000 (the “PIPE Financing”) on the Closing Date. The PIPE Financing closed concurrently with the Business Combination.

Unless the context indicates otherwise, the terms “Lilium,” the “Company,” “we,” “us” and “our” refer to Lilium N.V. (f/k/a Lilium B.V.) after conversion into a Dutch public limited liability company and Lilium B.V. prior to the conversion into a Dutch public liability company.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Lilium’s audited financial statements included in this prospectus are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). This prospectus includes certain references to financial measures that were not prepared in accordance with IFRS, including Adjusted EBITDA. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Lilium’s consolidated financial results prepared in accordance with IFRS.

This prospectus also uses “contribution margin”, which is not a measurement of Lilium’s financial performance under IFRS and does not purport to be an alternative to gross profit or loss after tax derived in accordance with IFRS. Lilium’s management uses contribution margin to evaluate its future operating performance within its industry because:

●	it permits management to evaluate and analyze its productivity, efficiency and performance while taking into account demand generation expense as a measurement of operating performance;
●	it assists management in comparing Lilium’s operating performance on a consistent basis, as it removes the impact of items not directly resulting from Lilium’s core operations;
●	for planning purposes, including the preparation of Lilium’s internal annual operating budget and financial projections;
●	to evaluate the performance and effectiveness of Lilium’s strategic initiatives; and
●	to evaluate Lilium’s capacity to fund capital expenditures necessary to grow its business.

Lilium’s definition and calculation of “contribution margin” may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner. Lilium presents contribution margin in this prospectus because it considers it to be an important supplemental measure of its future operating performance, and Lilium believes it is frequently used by securities analysts, investors and other interested parties in evaluating companies. Lilium’s management believes that investors’ understanding of Lilium’s performance will be enhanced by including contribution margin as a reasonable basis for comparing its proposed results of operations.

Items excluded from contribution margin are significant components in understanding and assessing financial performance. Contribution margin does not reflect Lilium’s capital expenditures, or future requirements for capital expenditures or contractual commitments, nor does it reflect changes in Lilium’s working capital needs. Lilium compensates for these limitations by relying primarily on its IFRS results and using contribution margin only as a supplemental measure. Non-IFRS measures such as contribution margin have limitations as analytical tools and should not be considered in isolation, or as an alternative to, or a substitute for loss after tax, revenue or other financial statement data presented in Lilium’s consolidated financial statements as indicators of financial performance. Other companies or analysts may calculate contribution margin differently than Lilium does, limiting its usefulness as a comparative measure.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

●	“$”, “USD” and “U.S. dollar” each refer to the United States dollar; and
●	“€”, “EUR” and “Euro” each refer to the Euro.

The exchange rate used for conversion between U.S. dollars and Euros is based on the ECB euro reference exchange rate published by the European Central Bank.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

The Lilium name, logos and other trademarks and service marks of Lilium appearing in this prospectus are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires references to:

“AOC” means the air operator certificate or similar aviation operating authority.

“B2B” means business-to-business.

“B2C” means business-to-consumer.

“Board” means the board of directors of Lilium.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated March 30, 2021, as amended, by and among Lilium GmbH, Merger Sub, Qell and Lilium, as amended.

“Cayman LLC Act” means the Limited Liability Companies Act (2021 Revision) of the Cayman Islands.

“CCPA” means the California Consumer Privacy Act of 2018.

“Class A Shares” means the ordinary shares A, nominal value €0.12 per share, of Lilium.

“Class B Shares” means the ordinary shares B, nominal value €0.36 per share, of Lilium.

“Class C Shares” means the ordinary shares C, nominal value €0.24 per share, of Lilium.

“Closing” means the closing of the transactions contemplated by the Business Combination Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“DCGC” means the Dutch Corporate Governance Code.

“DEVT” mean ducted electric vectored thrust.

“DOA” means the Design Organization Approval.

“EASA” means the European Union Aviation Safety Agency.

“ESOP” means the Employee Stock Option Program.

“ESPP” means the Lilium 2021 Employee Share Purchase Plan.

“eVTOL” mean electric vertical take-off-and-landing.

“Exchange” means the exchange of Lilium GmbH shares for the applicable class of Lilium Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FAA” mean the Federal Aviation Administration.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“Final Closing Date” means the date on which the final Closing steps occur, being at least one business day after the consummation of the Liquidation Distribution and Assumption.

“General Meeting” means a general meeting of the shareholders of the Company.

“GDPR” means the General Data Protection Regulation.

“IAS” means the International Accounting Standard.

“IASB” means the International Accounting Standards Board.

“IBR” means the incremental borrowing rate.

“IFRS” means the International Financial Reporting Standards as issued by the IASB.

“Incentive Plan” means the Lilium 2021 Equity Incentive Plan.

“IPO” means initial public offering.

“ISO” means incentive stock option.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Lilium” means Lilium N.V.

“Lilium Jet” means the Lilium 7-Seat eVTOL aircraft.

“Lilium Shares” means the Class A Shares and the Class B Shares.

“Liquidation Distribution and Assumption” means the distribution of all of Merger Sub’s tangible and intangible assets (including all cash) and transfer of any and all of its liabilities to Lilium, in each case in connection with the commencement of winding up proceedings of Merger Sub under the Cayman LLC Act.

“Merger” means the merger of Qell with and into Merger Sub, with Merger Sub surviving such merger.

“Merger Sub” means Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly-owned subsidiary of Lilium.

“Nasdaq” means the Nasdaq Global Select Market.

“OEMs” means the original equipment manufacturers.

“PIPE Financing” means the subscription for and purchase by the PIPE Investors of an aggregate of 45,000,000 Class A Shares at $10.00 per share for gross proceeds of $450,000,000 pursuant to the Subscription Agreements.

“PIPE Investors” means the investors in the PIPE Financing pursuant to the Subscription Agreements.

“POA” means the production organization approval.

“Private Warrants” means the 7,060,000 warrants held by certain former Qell shareholders, purchased by such holders in the private placement that occurred concurrently with the closing of Qell’s IPO and converted into warrants to purchase one Class A Share at a price of $11.50 per share, subject to adjustment, at the closing of the Business Combination.

“Public Warrants” means the 12,650,000 warrants to purchase one Class A Share at a price of $11.50, subject to adjustment, held by certain former Qell shareholders.

“Qell” means Qell Acquisition Corp., a Cayman Islands exempted company.

“Qell Class A Ordinary Shares” means Qell’s Class A ordinary shares.

“Qell Class B Ordinary Shares” means Qell’s Class B ordinary shares.

“Qell IPO” means Qell’s initial public offering.

“RAM” means the Regional Air Mobility.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SC-VTOL” means Special Conditions for Small-Category VTOL Aircraft, EASA’s set of rules for the certification of small-category VTOL aircraft like the Lilium Jet.

“SEC” means the United States Securities and Exchange Commission.

“Sponsor” means Qell Partners LLC, a Cayman Islands limited liability company.

“Sponsor Letter Agreement” means the Sponsor Letter Agreement, dated March 30, 2021, by and between Sponsor, Qell, Lilium GmbH, and Lilium.

“Subscription Agreements” means the Subscription Agreements, dated March 30, 2021, between each of Lilium and Qell with the PIPE Investors.

“Tencent” means Tencent Mobility (Luxembourg) S.à r.l.

“Trust Account” means the trust account established by Qell containing the proceeds of the Qell IPO and from certain private placements occurring simultaneously with the Qell IPO for the benefit of Qell’s public shareholders.

“VTOL” means vertical take-off and landing.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, and any related prospectus supplement, including the information set forth in the section titled “Risk Factors” in this prospectus, and any related prospectus supplement in their entirety before making an investment decision.

Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us”, “Lilium” or the “Lilium Group” refer to Lilium N.V., together with its subsidiaries, or, as the context may require, may refer to local holders of Air Operator Certificates (“AOC”) or similar aviation operating authorities who Lilium anticipates will operate and control Lilium network air carrier operations in certain jurisdictions in order to comply with applicable law.

Our Company

Lilium is a next-generation transportation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods-one that would offer increased connectivity for communities around the world as well as generate time savings to travelers, would be accessible from homes and workplaces, be affordable for a large part of the population, and be more environmentally friendly than current air transportation.

The product we are developing is a fully electric, 7-seater jet aircraft that will take-off and land vertically with low noise (the “Lilium Jet”). Our objective is for the Lilium Jet to be the basis for sustainable, high-speed air shuttle networks that will connect communities within a region directly with one another. We believe such a network will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets to generate 0.3 ounces CO2 of operating emissions per passenger mile, which is approximately 97% less when compared to commercial aviation. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours and significant carbon emissions each year.

Currently, our development efforts are focused on the Lilium Jet, including our ongoing certification process with European Union Aviation Safety Agency (“EASA”) and Federal Aviation Administration (“FAA”), and building out our manufacturing capacity to produce the Lilium Jet. We plan to rely on two business models. First, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties (our “People Network”). Second, we plan to provide a turnkey enterprise solution by leasing fleets of Lilium Jets directly to governments and enterprise customers (the “Turnkey Enterprise”).

The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors and computing power, and propulsion technology. Morgan Stanley has projected that the eVTOL aircraft market could represent $1.5 trillion (in the base case) to $3.0 trillion (in the bull case) in revenues by 2040.

The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last five years. While the majority of our eVTOL competitors leverage open rotor engines, which are based on unducted, contra-rotating propeller blades, DEVT consists of electric turbofans mounted within a cylindrical duct. DEVT offers four fundamental advantages over open propeller eVTOL architectures: lower noise, higher payload, safety and highest market penetration for ducted fans in commercial aviation, and scalability to larger aircraft in the future.

We believe these technology advantages will enable our regional shuttle service model to carry more passengers (or cargo) per jet on longer (regional) trips than open propeller eVTOL aircraft. The specifications for the Lilium Jet under development call for the aircraft to be able to cruise at 175 mph at 10,000 feet for up to 155 miles and to have 7 seats (one for the pilot) or 210 cubic feet of cargo space representing 50% more (passenger) capacity than an open propeller eVTOL architecture would have at comparable noise levels. We believe the combination of longer average trip lengths and higher passenger capacity per jet (thus a higher load factor) will provide greater time savings to customers, more competitive pricing, and superior unit economics as compared to open propeller eVTOL architecture.

We intend for the Lilium Jet to have lower take-off noise-60db(A) at 100 meters (330 feet) – than of any equivalent eVTOL aircraft being developed by open propeller competitors, which would give us the potential for broad market access and dense networks with more sold tickets overall. By contrast, helicopters generate a noise footprint 100 times larger. We are designing the Lilium Jet to be virtually inaudible (estimated 20 db(A) at 3,000 meters (9,840 feet) distance) from the ground during cruise flight.

We believe that our high-speed regional air networks will significantly change the economic calculus of passengers and businesses shipping goods when making transportation and shipping decisions. Based on current design specifications and our business model, we estimate that our Lilium Jet will be able to move people and goods five times faster than road transport, and that a Lilium eVTOL network will be at least 100 times less costly and approximately 10 times faster to deploy than equivalent high-speed rail infrastructure, and considerably more adaptable to shifting passenger demand. These estimates are based on judgments and assumptions of our management in light of information available at this time; actual results may differ.

We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine, the Eurofighter Typhoon and the Harrier jet. They are supported by approximately 400 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and Chief Executive Officer, Daniel Wiegand, the board of directors of Lilium (the “Board”) includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström. We have a 100,000 square foot technology prototyping and production facility at the Oberpfaffenhofen airfield near our Munich headquarters in Germany. This facility will eventually house our serial aircraft production, including the anticipated manufacturing of the proprietary propulsion and energy systems and the final assembly of the serial aircraft. Other sub-systems and components will be outsourced to Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica and Honeywell. Under our planned timeline, we have targeted late 2022 for this facility to produce the first batch of conforming serial aircraft units, in advance of our final test campaign.

Lilium is a Dutch public limited liability company (naamloze vennootschap). The mailing address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany, our phone number is +49 160 9704 6857, and our website is www.lilium.com. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

Recent Developments

Closing of the Business Combination

On September 14, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of March 30, 2021, as amended (the “Business Combination Agreement”), by and among Qell Acquisition Corp., a Cayman Islands exempted company (“Qell”), Lilium GmbH, a German limited liability company (“Lilium GmbH”), Lilium, and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of Lilium (“Merger Sub”).

On the Closing Date, (i) Qell converted the Class A ordinary shares of Qell into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one of our Class A ordinary shares, nominal value €0.12 per share (“Class A Shares”), (ii) the shareholders of Lilium GmbH exchanged their Lilium GmbH shares for shares in the capital of Lilium with all Lilium GmbH shareholders, except Daniel Wiegand, receiving Class A Shares and Daniel Wiegand receiving Class B ordinary shares, nominal value €0.36 per share, in the share capital of Lilium (“Class B Shares” and together with the Class A Shares, “Lilium Shares”), and (iii) each outstanding warrant to purchase a Qell Class A ordinary share, including certain warrants issued to Qell public shareholders in the Qell IPO and certain warrants issued by Qell in a private placement transaction concurrently with the Qell IPO, was converted into a warrant to purchase one Class A Share.

Prior to the Business Combination, Qell did not conduct any material activities other than those incident to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Upon the closing of the Business Combination, Qell merged with and into Merger Sub, with Merger Sub as the surviving company. Lilium then caused Merger Sub to wind up under the Cayman LLC Act and to distribute all of its tangible and intangible assets (including all cash) and transfer any and all of its liabilities to Lilium (the “Liquidation Distribution and Assumption”).

Our Class A Shares and our warrants issued in exchange for the Qell warrants included in the units sold in the Qell IPO, each of which is exercisable for one Class A Share (the “Public Warrants”), began trading on Nasdaq under the symbols “LILM” and “LILMW”, respectively, on September 15, 2021.

PIPE Financing

Concurrently with the execution of the Business Combination Agreement, Qell and Lilium entered into Subscription Agreements (the “Subscription Agreements”), dated March 30, 2021, with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Lilium agreed to issue and sell to such PIPE Investors, an aggregate of 45,000,000

Class A Shares (the “PIPE Shares”) at a price of $10.00 per share, for gross proceeds of $450,000,000 (the “PIPE Financing”) on the Closing Date. The PIPE Financing closed concurrently with the Business Combination.

The PIPE Shares were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D or Regulation S promulgated thereunder without any form of general solicitation or general advertising.

Strategic Commercial Collaboration

On July 31, 2021, we executed a term sheet in which we agreed to enter into negotiations with Brazilian airline Azul S.A. and Azul Linhas Aereas Brasileiras S.A. (collectively, “Azul”) to establish a strategic collaboration whereby Azul is expected to commit to purchase from us 220 Lilium Jets for an aggregate value of up to $1.0 billion, with anticipated delivery to commence in 2025. As part of the anticipated agreement, we would provide an aircraft health monitoring platform to assist in the maintenance of the Lilium Jets sold to Azul, and Azul would operate the Lilium Jets. In addition, Azul would assist us in pursuing type certification of the Lilium Jet in Brazil and by marketing the service in Brazil, and the parties expect to jointly launch a co-branded network in Brazil using Lilium Jets, subject to obtaining the requisite type certification for the Lilium Jet from the applicable regulatory authorities. Both parties would also support the setup of a local vertiport network in Brazil. The parties have further agreed to work exclusively with one another with respect to the establishment of eVTOL products or services in Brazil until the earlier of the execution and delivery of definitive agreements or the expiration of the term sheet, subject to earlier termination for certain non-performance events.

In consideration of the strategic commercial collaboration, we agreed to use all efforts to grant to Azul warrants to purchase up to 8,000,000 Class A Shares at an exercise price of €0.12 a share, consisting of (i) warrants to purchase 1,800,000 Class A Shares, which warrants were issued to Azul on a fully vested basis on October 22, 2021, and (ii) subject to the execution of definitive agreements, warrants to purchase up to an additional 6,200,000 Class A Shares, which are expected to vest in three tranches.

Completion of the strategic collaboration and the final commercial terms thereof are subject to further negotiation and execution of definitive agreements, and the operation of a joint eVTOL service in Brazil is subject to obtaining the requisite type certification for the Lilium Jet. There can be no assurance that definitive agreements for the contemplated strategic collaboration with Azul will be entered into on the anticipated timeline or at all or that the final commercial terms for the proposed collaboration with Azul will not differ, including materially, from the terms currently contemplated by the parties.

Coronavirus (COVID-19) Pandemic

Since January 2020, the coronavirus (“COVID-19”) and its variants have been spreading worldwide. The strict measures to stop the spread of COVID-19 adopted in several countries where we operate initially resulted in the majority of our workforce working from home with a small number of teams with special purposes for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. Additional costs were incurred as a result of expenses related to health, safety and transportation of employees which remained onsite, however, the impact of these did not materially impact our consolidated financial statements. As COVID-19 vaccines have become more broadly available, certain of our employees have begun returning to onsite work. However, there can be no assurance that future developments regarding the ongoing spread of COVID-19 will not result in a return to working from home for large portions of our workforce and the reinstatement of additional COVID-19 mitigation measures.

The current uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on COVID-19 developments throughout 2021 and the latest developments, we expect that business operations can continue.

We are monitoring the global outbreak of COVID-19 and have taken steps to identify and mitigate the adverse effects and risks to us as a result of the pandemic. We have continued to implement social distancing and other COVID-19 mitigation practices and are ready to reintroduce additional modifications to our business practices depending on the ongoing development of the COVID-19 pandemic. We expect to continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners. While the pandemic has not resulted in a slowdown in our engineering, testing, certification and production activities, our operations, and the operations of our vendors, suppliers, and commercial partners, including infrastructure, airline, training, and other business partners, may be adversely impacted. Despite vaccines becoming available, COVID-19’s ongoing economic and health repercussions may also negatively impact our future field engineering, testing and certification processes, manufacturing capacity in the future, as well as our commercial activities including potential delays and restrictions on our ability to recruit and train staff. COVID-19 could also affect the operations of our suppliers and business partners, which has resulted and may continue to result in delays or disruptions in the supply chain of our components and delay the development and rollout of a vertiport network and commercial operations. We will continue to closely monitor the effects of the pandemic. For additional information on risks posed by the COVID-19 pandemic, see “Risk Factors.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

●	an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
●	reduced disclosure obligations regarding executive compensation; and
●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;
●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and
●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section beginning on page 17. These risks include, among others, the following:

●	We have incurred significant losses and expect to incur significant expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.
●	The eVTOL market may not continue to develop, or eVTOL aircraft may not be adopted by the transportation market.
●	Our eVTOL aircraft may not be certified by transportation and aviation authorities, including EASA or the FAA.
●	The Lilium Jet may not deliver the expected reduction in operating costs or time savings that we anticipate.
●	The success of our business depends on the safety and positive perception of the Lilium Jets, the convenience of Lilium’s vertiports, and our ability to effectively market and sell RAM services.
●	We have a limited operating history and face significant challenges to develop, certify, manufacture and launch our services in a new industry, urban and regional air transportation services. The Lilium eVTOL jet remains in development, and we do not expect to launch commercial services until 2024, at the earliest, if at all.
●	The RAM market for eVTOL passenger and goods transport services does not exist; whether and how it develops is based on assumptions, and the RAM market may not achieve the growth potential we expect or may grow more slowly than expected.
●	We may be unable to adequately control the costs associated with our pre-launch operations, and our costs will continue to be significant after we commence operations.
●	We may experience difficulties in managing our growth and commercializing our operations.
●	We may not realize the anticipated benefits of the transactions contemplated by the Business Combination.
●	Our business model has yet to be tested or regulatorily approved and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.
●	Our forward-looking operating estimates and business plan relies in large part upon assumptions and analyses that we have developed. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our anticipated results.
●	We anticipate commencing commercial operations with our fully developed Lilium Jet, if regulatorily approved and certified, which is currently in the design and development phase and has yet to complete the testing and certification process. Any delay in completing testing and certification, and any design changes that may be required to be implemented in order to receive certification, would adversely impact our business plan and our financial condition.
●	Any delays in the development, certification, manufacture and commercialization of the Lilium Jets and related technology, such as battery technology or electric motors, may adversely impact our business, financial condition and results of operations.
●	If we are unable to successfully design, manufacture and obtain regulatory approval and certification of our jets, or if the jets we build fail to perform as expected, our ability to develop, market, and sell our services could be harmed.
●	The Lilium Jets require complex software, battery technology and other technology systems that remain in development in coordination with our vendors and suppliers to complete serial production.
●	We will rely on third-party suppliers for the provision and development of key emerging technologies, components and materials used in the Lilium Jet, such as the lithium-ion batteries that will power the jets, a significant number of which may be single or limited source suppliers.

●	If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions.
●	Third-party U.S. air carriers will provide RAM services in the U.S. using the Lilium eVTOL aircraft. These third-party U.S. air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party U.S. air carriers’ failure to comply with, these regulations and/or laws could substantially harm our business and operating results in the U.S.
●	We are subject to substantial regulation and laws and unfavorable changes to, or our failure to comply with, these regulations and/or laws could substantially harm our business and operating results.
●	Any inability to operate our RAM services after commercial launch at our anticipated flight rate, on our anticipated routes or with our anticipated vertiports could adversely impact our business, financial condition and results operations.
●	Our potential customers may not generally accept the RAM industry or our passenger or goods transport services. If we are unable to convince customers of the convenience of our services and generally provide high quality customer service that will be expected of a premium service, our business and reputation may be materially and adversely affected.
●	Adverse publicity stemming from any incident involving Lilium or our competitors, or an incident involving any air travel service or unmanned flight based on autonomous technology, could have a material adverse effect on our business, financial condition and results of operations.
●	Although we hope to be the first to bring eVTOL RAM services to market, our competitors have also displayed eVTOL prototypes and may gain certification and commercialize their vehicles to allow them to enter the market before us.
●	Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may adversely affect the market price of our shares and dilute our shareholders or introduce covenants that may restrict our operations.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incident to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.

Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap).

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.

We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC, and should not be relied upon.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Issuer	Lilium N.V. (f/k/a Lilium B.V.)

Issuance of Class A Shares

Class A Shares offered by us

52,142,954 of our Class A Shares, consisting of up to (i) 24,413,065 Class A Shares issuable upon conversion of our outstanding Class B Shares, (ii) 7,060,000 Class A Shares issuable upon the exercise of 7,060,000 Private Warrants, (iii) 12,650,000 Class A Shares issuable upon the exercise of 12,650,000 Public Warrants, (iv) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants and (v) 6,219,889 Class A Shares that are issuable upon the exercise of outstanding Specified Options.

Class A Shares outstanding prior to exercise of all Warrants and Specified Options[1]	259,696,994 Class A Shares (as of September 14, 2021)

Class A Shares outstanding assuming exercise of all Warrants and Specified Options[1]	287,426,883 Class A Shares (or 311,839,948 Class A Shares, assuming conversion of all outstanding Class B Shares), based on total shares outstanding as of September 14, 2021

Exercise Price of Warrants and Specified Options	SPAC Warrants: $11.50 per share, subject to adjustments described therein

Azul Warrants: €0.12 per Class A Share

Specified Options: $0.01 per share (calculated on a weighted average basis for all Specified Options)

Use of Proceeds

We will receive up to an aggregate of approximately $227.0 million from the exercise of the Warrants and Specified Options, assuming the exercise in full of all of the Warrants and Specified Options for cash. We expect to use the net proceeds from the exercise of the Warrants and Specified Options for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Shares and Private Warrants

Class A Shares that may be offered and sold from time to time by the selling securityholders

210,665,118 of our Class A Shares, consisting of up to (i) 129,292,473 Class A Shares issued in the Business Combination, (ii) 45,000,000 Class A Shares issued to the PIPE Investors concurrently with the closing of the Business Combination, (iii) 24,413,065 Class A Shares issuable upon conversion of outstanding Class B Shares, (iv) 7,060,000 Class A Shares issuable upon exercise of the Private Warrants, (v) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants, (vi) 879,691 Class A Shares issued in connection with certain equity compensation arrangements and (vii) 2,219,889 Class A Shares issuable upon the exercise of certain of the Specified Options.

Warrants offered by the selling securityholders	7,060,000 Private Warrants

Redemption	The Private Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of proceeds

All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

1 The number of Class A Shares issued and outstanding as of September 14, 2021 does not include 375,000 issued Class A Shares held by Lilium as treasury shares as of September 14, 2021.

SUMMARY CONSOLIDATED HISTORICAL AND OTHER FINANCIAL INFORMATION

Summary Historical Financial Data of Lilium

The following table shows summary historical financial information of Lilium for the periods and as of the dates indicated. The summary historical financial information of Lilium as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical financial statements of Lilium included elsewhere in this prospectus. The summary historical financial information of Lilium as of and for the six months ended June 30, 2021 and 2020 was derived from the unaudited condensed consolidated interim financial statements appearing elsewhere in this prospectus.

The following summary historical financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The summary historical financial information in this section is not intended to replace our consolidated financial statements and the related notes. Our historical results are not necessarily indicative of our future results.

The financial information contained in this section relates to Lilium, prior to and without giving pro-forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of Lilium going forward after giving effect to the Business Combination. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Statement of Operations Data	(in € thousands)		(in € thousands)
Revenue	€47	€97	€97	€—
Cost of sales	(11)	(10)	(10)	—
Gross profit	36	87	87	—
Total operating expenses	(138,807)	(58,200)
Operating loss	(103,793)	(39,860)	(138,720)	(58,200)
Financial result	(6,284)	(3,577)	(49,661)	(5,218)
Loss before income tax	(110,278)	(43,437)	(188,381)	(63,418)
Income tax expense	(199)	(20)	(46)	(61)
Net loss	€(110,477)	€(43,457)	€(188,427)	€(63,479)
Statement of Financial Position Data
Total assets	€112,556	€233,288	€184,946	€77,853
Total equity	€61,364	€131,489	€57,722	€(24,088)
Total liabilities	€51,192	€101,799	€127,224	€101,941
Statement of Cash Flows Data
Cash flow from operating activities	€(74,912)	€(30,479)	€(77,883)	€(47,047)
Cash flow from investing activities	€34,767	€(102,497)	€(59,472)	€(4,797)
Cash flow from financing activities	€752	€149,482	€179,955	€64,261

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the Business Combination and related transactions contemplated in the Business Combination Agreement. The Business Combination will be accounted for as a capital reorganization in accordance with IFRS as issued by the IASB. Under this method of accounting, Qell is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Lilium GmbH issuing shares at the Closing of the Business Combination for the net assets of Qell as of the Closing Date, accompanied by a recapitalization. The net assets of Qell is stated at historical cost, with no goodwill or other intangible assets recorded. The Business Combination, which is not within the scope of IFRS 3 since Qell does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of Lilium GmbH shares issued over the fair value of Qell's identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The summary unaudited pro forma condensed combined statement of financial position data as of June 30, 2021 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 30, 2021. The summary unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The summary pro forma information have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of Qell and related notes and the historical consolidated financial statements of Lilium GmbH and related notes included in this prospectus.

The summary pro forma information have been presented for informational purposes only and are not necessarily indicative of what Lilium GmbH’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma information do not purport to project the future financial position or operating results of the combined company.

Summary Unaudited Pro Forma Condensed Combined Financial Information

Pro Forma Combined
(in thousands except
share and per share
data)
Summary Unaudited Pro Forma Condensed Combined
Statements of Operations Data
For the Six Months Ended June 30, 2021
Revenue	€47
Net loss per share – basic and diluted	€(0.32)
Weighted average number of shares outstanding – basic and diluted	285,282,977

For the Year Ended December 31, 2020
Revenue	€97
Net loss per share - basic and diluted	€(1.24)
Weighted average number of shares outstanding - basic and diluted	285,282,977

Summary Unaudited Pro Forma Condensed Combined
Statement of Financial Position Data as of June 30, 2021
Total assets	€542,893
Total liabilities	€71,008
Total equity	€471,885

RISK FACTORS

Investing in our Class A Shares or Warrants involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the risk factors discussed below when considering an investment in our Class A Shares or Warrants and any risk factors that may be set forth in the applicable prospectus supplement, as well as the other information contained in this prospectus and any applicable prospectus supplement. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our Class A Shares and Public Warrants could decline and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Business and Financial Position

We have incurred significant losses and expect to incur significant expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.

We have incurred significant operating losses. Our operating losses were €58.2 million and €138.7 million for the years ended December 31, 2019 and 2020, respectively, and €43.5 million and €110.5 million for the six months ended June 30, 2020 and 2021, respectively. We expect to continue to incur substantial losses during 2021. Our consolidated financial statements for the year ended December 31, 2020 and for the six months ended June 30, 2021, have been prepared on a basis that assumes we will continue as a going concern, as described in the notes to our consolidated financial statements included elsewhere in this prospectus. We have received approximately $584 million (€493 million) in gross proceeds pursuant to the Business Combination and related PIPE Financing and expect to use these amounts to progress part of the certification, production and commercialization of the Lilium Jet. However, we have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. In addition, we have not yet started commercial operations, making it difficult for us to predict our future operating results, and we believe that we will continue to incur operating losses until at least the time we begin commercial operations. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

We expect our operating expenses to increase over the next several years as we complete our aircraft design, build manufacturing sites and agree the commercial matters necessary to launch of our operations. We expect the rate at which we incur losses will be significantly higher for 2021 though at least 2025 as we engage in the following activities:

●	continue to design, certify and produce our Lilium Jet aircraft;
●	engage suppliers in the development of aircraft components and commit capital to serial production of those components;
●	finish building our production capabilities to assemble the major components of our jets in our Munich factory: the propulsion systems, energy system assembly and aircraft integration, as well as the cost associated with outsourcing production of subsystems and commodity components;
●	close relationships with infrastructure providers to build and license our vertiport infrastructure;
●	hire additional employees across development, design, production, marketing, administration and commercialization of our business;
●	engage with third party providers for design, testing, certification and commercialization of our business;
●	build up inventories of parts and components for our jets;
●	further enhance our research and development capacities to continue the work on our jet’s technology, components, hardware and software performance;
●	test and certify the performance and operation of our jets;
●	work with third-party providers to train our pilots, mechanics and technicians in our proprietary jet operation and maintenance;
●	develop and launch our digital platform and customer user interface;

●	develop our sales and marketing activities and develop our vertiport infrastructure; and
●	increase our general and administrative functions to support our growing operations and our responsibilities as a public company.

Because we will incur the costs and expenses from these efforts before we receive any associated revenue, our losses in future periods will likely continue to be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in the revenue we anticipate, which would further increase our losses. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

The eVTOL market may not continue to develop, eVTOL aircraft may not be adopted by the transportation market, eVTOL aircraft may not be certified by transportation and aviation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs or time savings.

eVTOL aircraft involve a complex set of technologies and are subject to evolving regulations, many of which were originally not intended to apply to electric and/or VTOL aircraft. Before any eVTOL aircraft can fly passengers, manufacturers and operators must receive requisite regulatory approvals, including – but not limited to – aircraft type certificate and certification-related to air service operations (AOC etc.). No eVTOL aircraft have passed certification by EASA or the FAA for commercial operations in Europe or the United States, respectively, and there is no assurance that our current serial prototype for the Lilium Jet will receive government certification in a way that is market-viable or commercially successful, in a timely manner or at all. Gaining government certification requires us to prove the performance, reliability and safety of our Lilium Jet, which cannot be assured. In addition, our operations will be subject to national, federal, state and municipal licensing requirements and other regulatory measures in each jurisdiction in which we lease vertiport space, and we may require changes to our proposed vertiport infrastructure to satisfy licensing or regulatory requirements. Any of the foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.

The success of our business depends on the safety and positive perception of our jets, the establishment of strategic relationships, the convenience of our vertiports, and of our ability to effectively market and sell RAM services.

We have not commenced commercial operations, and we expect that our success will be highly dependent on our target customers’ embrace of RAM and eVTOL vehicles, which we believe will be influenced by the public’s perception of the safety, convenience and cost of our Lilium Jets specifically but also of the industry as a whole. As a new industry, the public has low awareness of RAM and eVTOL vehicles, which will require substantial publicity and marketing campaigns in a cost-effective manner to effectively and adequately target and engage our potential customers. If we are unable to demonstrate the safety of our jets, the convenience of our jets, the cost-effectiveness and time-savings of our RAM services as compared with other commuting, goods transportation, airport shuttle, or regional transportation options, our business may not develop as we anticipate it could, and our business, revenue and operations may be adversely affected. Further, our sales growth will depend on our ability to develop relationships with infrastructure providers, airline, other commercial entities, municipalities and regional governments and landowners, which may not be effective in generating anticipated sales, and marketing campaigns can be expensive and may not result in the acquisition of customers in a cost-effective manner, if at all. If conflicts arise with our strategic counterparties, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Our strategic counterparties may develop, either alone or with others, products or services in related fields that are competitive with our products and services.

We have a limited operating history and face significant challenges to develop, certify, manufacture and launch our services in a new industry, urban and regional air transportation services. Our Lilium eVTOL jet remains in development, and we do not expect to launch commercial services until 2024, at the earliest, if at all.

Lilium was incorporated in 2015, and we are operating in a newly emerging RAM market, which is continuously evolving. We have no experience as an organization in high volume manufacturing of our planned Lilium Jets or operation of a commercially viable RAM service. We cannot assure you that we or our suppliers and other commercial counterparties will be able to develop efficient, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully produce and maintain Lilium Jets and provide customers with a high-quality customer service across a distributed network of vertiports. Based on our current testing and projections, we believe that we can achieve our business plan and forecasted performance model targets in terms of aircraft range, speed, energy system capacity, payload and noise; however, our Lilium Jet is not yet fully operational, and we might not achieve all of our performance targets, which would materially impact our business plan and results of operations. You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into a new industry, including, among other things, with respect to our ability to:

●	design and produce safe, reliable and high-quality Lilium Jets and scale that production in a cost-effective manner;
●	obtain the necessary certification and regulatory approvals in a timely manner;
●	build a well-recognized and respected brand;
●	build and maintain a convenient network of vertiports and provide high quality customer service to our customers;
●	establish and expand our customer base;
●	successfully market our intra-city RAM services and our goods transportation services to commercial customers;
●	properly price our services, and successfully anticipate the take-up rate and usage of such services by our target customers;
●	successfully maintain and service our jets and maintain a good flow of spare parts and qualified technicians;
●	attract, train and maintain pilots, mechanics and technicians trained in our jets and motivate other talented employees to remain with our company;
●	improve and maintain our operational efficiency;
●	maintain a reliable, secure, high-performance and scalable technology infrastructure;
●	predict our future revenues and appropriately budget for our expenses;
●	anticipate trends that may emerge and affect our business;
●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;
●	secure, protect and defend our intellectual property; and
●	navigate an evolving and complex regulatory environment.

If we fail to adequately address any or all of these risks and challenges, our business may be materially and adversely affected.

The RAM market for eVTOL passenger and goods transport services does not exist; whether and how it develops is based on assumptions, and the RAM market may not achieve the growth potential we expect or may grow more slowly than expected.

Our estimates for the total addressable market for eVTOL RAM regional passenger and goods transport services are based on a number of internal and third-party estimates, including customers who have expressed interest, assumed prices at which we can offer our services, assumed aircraft development, certification and production figures, our ability to manufacture, obtain regulatory approval and certification, and operate our jets, assumed vertiport networks available to us in our target markets, assumed safety protocols and redundancies, our internal processes and general market conditions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our RAM passenger transport and goods transport services, as well as the expected growth rate for the total addressable market, may prove to be incorrect, which could negatively affect our operating revenue, costs, operations and potential profitability.

We may be unable to adequately control the costs associated with our pre-launch operations, and our costs will continue to be significant after we commence operations.

We will require significant capital to develop and grow our business, including designing, developing, testing, certifying and manufacturing our aircraft, building our manufacturing plant, securing leases and contractual arrangements for our vertiports and other commercial activities, educating customers of the safety, efficiency and cost-effectiveness of our services and building our brand. Our research and development expenses were €38.1 million and €90.3 million in 2019 and 2020, respectively, and €58.8 million for the six months ended June 30, 2021, and we expect to continue to incur significant expenses which will impact our profitability, including continuing research and development expenses, manufacturing, maintenance and procurement costs, marketing, customer and payment system expenses, and general and administrative expenses as we scale our operations. In addition, we expect to incur significant costs in connection with operating our services, including scaling out our operations by building and operating a fleet of jets (including, but not limited to pilot salaries, landing fees, jet maintenance and energy costs), training staff on the operation and maintenance of our aircraft, expanding our vertiport network, and promoting our services. Our ability to become profitable in the future will not only depend on our ability to successfully market our services but also our ability to control our costs. If we are unable to cost efficiently design, certify, manufacture, market, operate and service our jets and operations, our margins, profitability and prospects would be materially and adversely affected.

We may experience difficulties in managing our growth and commercializing our operations.

We expect to experience significant growth in the scope and nature of our manufacturing and service operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We are currently in the process of strengthening our compliance programs, including our compliance programs related to internal controls, intellectual property management, privacy and cybersecurity. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results.

We may not realize the anticipated benefits of the transactions contemplated by the Business Combination.

The combination of independent businesses is complex, costly and time consuming and combining Qell and Lilium’s business and operations may divert significant management attention and resources and disrupt the combined company’s business. The failure to meet the challenges involved in integrating the businesses and to realize the anticipated benefits of the transactions contemplated by the Business Combination could cause an interruption of, or a loss of momentum in, the combined company’s business activities and could adversely affect its results of operations. The Business Combination may also result in material unanticipated problems, expenses, liabilities, and competitive responses.

Many of these factors are outside of our control, and any one of them could result in lower revenues, higher costs and diversion of management time and energy, which could materially impact our business, financial condition and results of operations.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. In addition, fluctuations in the price of our Class A Shares could contribute to the loss of all or part of your investment. If an active market for our securities develops and continues, the trading price of our Class A Shares could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Shares may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to Lilium;
●	changes in the market’s expectations about our operating results;
●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning Lilium or the market in general;
●	operating and stock price performance of other companies that investors deem comparable to Lilium;
●	our ability to market new and enhanced products and technologies on a timely basis;
●	changes in laws and regulations affecting our business;
●	our ability to meet compliance requirements;
●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of Class A Shares available for public sale;
●	any major change in the Board or management;
●	sales of substantial amounts of Class A Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and
●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to Lilium could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We may be unable to launch our services on the timeline, or with the scope of services, that we are anticipating.

We need to resolve significant regulatory, operational, logistical, and other challenges in order to launch our Lilium Jet services. We do not currently have infrastructure in place to operate our services, and such infrastructure may not become available at all or at the times or under conditions we anticipate. Our Lilium Jets have not yet received any EASA or FAA certification/approvals, and we are working through the details of the required airspace, operational authority and other relevant and necessary multinational, federal, national and local government approvals, which are essential to the operation of our services. Any delay in the financing, design, manufacture, and launch of our Lilium Jets, any delay in the receipt of all necessary regulatory approvals and certifications, and any determination by a transportation or aviation authority that we cannot manufacture or provide or otherwise engage in the services as we contemplated could materially damage our brand, business, prospects, financial condition and operating results, and may require us to incur additional costs and created adverse publicity for our business. If we are not able to overcome these challenges, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

Our business model has yet to be tested or regulatorily approved and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Any new business will encounter challenges and difficulties, especially a business pioneer operating in a newly emerging market. Many of these challenges will be beyond our control, including substantial risks and expenses to create a new market, set up operations and educate potential customers about a new market. You should consider the likelihood of our success in light of these risks, expenses, complications, delays discussed in these Risk Factors. There is nothing at this time upon which to base an assumption that our business model will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we expect to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

We anticipate commencing commercial operations with our fully developed Lilium Jet, if regulatorily approved and certified, which remains under development and has yet to complete the testing and certification process. Any delay in completing testing and certification, and any design changes that may be required to be implemented in order to receive certification, would adversely impact our business plan and our financial condition.

We expect to commence commercial operations in 2024 with a single model of eVTOL jet. We are currently engaged in a rigorous testing and design program that will be required to substantiate our certification process, and we must conduct and analyze our test flight data before we will be cleared to operate with commercial passengers using our eVTOL jet aircraft. Following each flight test, we undertake, we analyze the resulting data and determine whether additional changes to the jet design, propulsion, electronic motor, battery and software systems are required. We are engaged in a process of carefully reviewing and implementing preliminary operating data in order to identify and implementing changes to our prototype model in order to ensure optimal safety protocols, battery efficiency, sufficient redundancies, and maximum load capacities. For example, a fire occurred during post-flight maintenance after a test flight by one of our two prototypes jets in February 2020, resulting in the total loss of our first Phoenix demonstrator. Although Lilium property was damaged, no injuries or casualties resulted from the fire; however, the damage to our Phoenix demonstrator caused significant delays in the testing and analysis as we redesigned the energy system in our next generation demonstrator and addressed safety protocols, as further discussed under “Business of Lilium and Certain Information about Lilium — Safety and Performance.” The prototypes of one of our competitors, Eviation, was also destroyed in a fire in January 2020, reportedly related to a battery system. If incidents like these occur during testing, if our remediation measures and process changes are not successfully implemented or if we experience issues with manufacturing improvements or design, certification and safety, the anticipated launch of our commercial operations could be delayed.

Any delays in the development, certification, manufacture and commercialization of our Lilium Jets and related technology, such as battery technology or electric motors, may adversely impact our business, financial condition and results of operations.

We have previously experienced, and may experience in the future, delays or other complications in the design, certification, manufacture, launch, production, and servicing ramp up of our jets and related technology. If further delays arise or recur, if our remediation measures and process changes do not continue to be successful or if we experience issues with planned manufacturing improvements or design and safety, we could experience issues in sustaining the progress towards commercialization or delays in increasing production capacity. If we encounter difficulties in scaling our production or servicing capabilities, if we fail to supply the required batteries from our suppliers which meet the required performance parameters, if our jet technologies and components do not meet our expectations or if we are unable to launch and operate our initial RAM services before our competitors, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe than those of our competitors, we may not be able to achieve our performance targets in aircraft range, speed, payload and noise or launch products on our anticipated timelines, and our business, financial condition and results of operations could be materially and adversely impacted.

Although we hope to be the first to bring eVTOL RAM services to market, our competitors have also displayed eVTOL prototypes and may gain certification and commercialize their vehicles to allow them to enter the market before us.

We face intense competition to be the first to bring our eVTOL RAM services to market, as further discussed under “Business of Lilium and Certain Information about Lilium — Our Competitive Strengths.” Some of our current and potential competitors may have greater financial, technical, manufacturing, regulatory, marketing and other resources than we do, which may allow them to deploy greater resources to the design, certification, development, regulation, manufacturing, promotion, sales, marketing and support of their eVTOL vehicle fleet and customer services. Additionally, some of our competitors may have greater name recognition, larger sales forces, broader customer and industry relationships and other resources than we do. These competitors may also compete with us in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, our jets and our customer services, and they may secure more convenient, exclusive leases on vertiports than we are able to secure. These competitors may also secure intellectual property related to eVTOL jets and related services. There has been some consolidation in the industry, with Joby Aviation’s acquisition of Uber Elevate and partnership with Uber in December 2020, and further consolidation may result in even more resources being concentrated in our competitors. We cannot provide assurances that our eVTOL services will be the first to market. Even if our eVTOL RAM services are first to market, we may not receive any competitive advantage or our potential customers may not choose our services over those of our competitors, or over other transportation options, such as helicopters, or terrestrial passenger options like cars, trains, busses or subways or other goods delivery methods such as trucking, van, car or unmanned drones. Further, our competitors may obtain larger scale capital investment than we have access to, and they may benefit from our efforts in developing consumer and community acceptance for

eVTOL aircraft, making it easier for them to obtain the permits and authorizations required to operate a service in the markets in which we intend to launch or in other markets.

Any inability to operate our RAM services after commercial launch at our anticipated flight rate, on our anticipated routes or with our anticipated vertiports could adversely impact our business, financial condition and results operations.

Even if we complete the development, certification, manufacture and commercial launch of our RAM operations, we will be dependent on one jet design system and jets that we manufacture. To be successful and satisfy the assumptions in our business plan, we will need to maintain a sufficient service operation rate consisting of a minimum number of flights per day per jet across a distributed vertiport infrastructure, which will be negatively impacted if we are not able to operate our flight services for any reason. We may be unable to operate our anticipated service operation rate for a number of reasons, such as unexpected weather patterns, maintenance issues, pilot error, design and electronic motoring flaws, airway access restrictions, natural disasters, changes in governmental regulations or in the status of our regulatory certifications and approvals or applications or other events that force us to suspend or delay services. At launch, our jets will be certified for Visual Flight Rule conditions, which means that they will have reduced operations under adverse weather conditions such as storms, fog or heavy precipitation, with enhanced certification planned soon after launch. We intend to extend our certification to all-weather capabilities, although we may be unable to do so, and to receive certification, we may incur significant costs to improve the climate resiliency of our jets and our vertiports. Our vertiports in Florida may be located in areas susceptible to hurricanes and sudden storms, as well as related flooding, and our vertiports in Germany may be located in areas prone to freezing and snow storms, the occurrence of any of which could result in costs and loss of revenue. The potential physical effects of climate change, such as increased frequency and severity of storms, fog, mist, freezing conditions and other climate-related events, could affect the frequency of our operations and cause delays and cancellations to our services, which would materially impact our operations, public perception and market image and financial results. If we need to replace any components or hardware in our jets, many of which will be bespoke or custom-produced by or for us, there are limited numbers of replacement parts available, some of which have significant lead time associated with procurement or manufacture, so any unplanned failures could result in reduced jet service and significant delays to our planned growth.

Our potential customers may not generally accept the RAM industry or our passenger or goods transport services. If we are unable to convince customers of the convenience of our services and generally provide high quality customer service that will be expected of a premium service, our business and reputation may be materially and adversely affected.

As a vertically-integrated business, we intend to provide our customers with direct customer service at branded and third party-operated vertiports in our passenger Lilium network, including sales, payment, scheduling, on-site service, pre-boarding lounges and post-boarding customer support, as well as first-mile and last-mile integration with airports, train stations, bus terminals and urban transport systems. Some of these systems we intend to operate directly, such as our customer-facing digital platform and user interface, which remains under development and may be difficult to complete with the functionality and usability that we currently intend to provide. We anticipate that other on-site customer services at our vertiports, like security, refreshments and baggage handling, will be carried out through third parties certified by us. We may be unable to integrate these third-party services in our service offering at launch, or at all, at favorable prices, which could reduce the customer appeal of our services. Further, although such third parties may have experience in servicing other transportation services, they will initially have limited experience in servicing our jets and interfacing with our customer portal. Our service arrangements may not adequately address the service requirements of our customers to their satisfaction, or we and our third-party service operators will have sufficient resources to meet these service requirements in a timely manner as the number of vertiports and vertihubs in our network increases. Our business and our brand will be affiliated with these third-party service operators, and we may experience harm to our reputation if these operators provide our customers with poor service, negative publicity, accidents, or safety incidents. Further, if we are unable to establish a widespread vertiport network that complies with applicable laws, our customers’ receptivity to our service, ease of use, and general satisfaction levels could be adversely affected, which in turn could materially and adversely affect our reputation and thus our sales, results of operations, and prospects.

Adverse publicity stemming from any incident involving us or our competitors, or an incident involving any air travel service or unmanned flight based on autonomous technology, could have a material adverse effect on our business, financial condition and results of operations.

Electric aircraft are based on complex technology that requires skilled pilot operation and maintenance. Like any aircraft, they may experience operational or process failures and other problems, including through adverse weather conditions, unanticipated collisions with foreign objects, manufacturing or design defects, pilot error, software malfunctions, cyber-attacks or other intentional acts that could result in potential safety risks. Any actual or perceived safety issues with our jets, other electric aircraft or eVTOL aircraft, unmanned flight based on autonomous technology or the RAM industry generally may result in significant reputational harm to our business, in addition to tort liability, increased safety infrastructure and other costs that may arise. The electric aircraft industry has had several accidents involving prototypes. Our first Phoenix demonstrator was destroyed by a ground-maintenance fire in

February 2020; Eviation’s prototype eVTOL vehicle caught fire during testing in January 2020; a small battery-operated plane operated by Avinor and built by Slovenia’s Pipistrel crashed in Norway in August 2019; and an electric-motor experimental aircraft built by Siemens and Hungarian company Magnus crashed in Hungary in May 2018, killing both occupants. We are at risk of adverse publicity stemming from any public incident involving our company, our employees or our brand. If our personnel or one of jets, or the personnel or vehicles of one of our competitors, were to be involved in a public incident, accident or catastrophe, the public perception of the RAM industry or eVTOL vehicles specifically could be adversely affected, resulting in decreased customer demand for services, significant reputational harm or potential legal liability, which could cause a material adverse effect on our sales and service volumes, business and financial condition. Although our insurance partially covered the damage caused by the February 2020 ground-maintenance fire, the insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe in the future. If our insurance is inapplicable or insufficient to cover any future incidents, we may be forced to bear substantial losses from an incident or accident.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may adversely affect the market price of our shares and dilute our shareholders or introduce covenants that may restrict our operations.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our development, certification, production and commercial launch, and that our level of capital expenditures will be significantly affected by customer demand for our services. The fact that we have a limited operating history and are entering a new industry means we have no historical data on the demand for our services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our industry and business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business, both of which could mean that we would be forced to curtail or discontinue our operations.

We may seek to raise such capital through the issuance of additional shares or debt securities with conversion rights (such as convertible bonds and option rights). An issuance of additional shares or debt securities with conversion rights could potentially reduce the market price of our shares, and we currently cannot predict the amounts and terms of such future offerings.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our shareholders. In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued shares, options granted to our business partners or from the exercise of stock options by our employees in the context of existing or future share option programs or the issuance of shares to employees in the context of existing or future employee participation programs. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

If we are unable to successfully design and manufacture our jets, our business will be harmed.

We are expanding our prototype manufacturing facility near Munich to full scale manufacturing and production, and we expect to begin low volume production of our Lilium Jet for testing and certification in 2022. We have signed three supply agreements with Toray Industries, Aciturri Aerostructures and Honeywell and term sheets for manufacturing and outsourcing production agreements with dozens of Tier 1 aerospace companies to produce our jet parts and components, and we are in discussions with further 60-70 manufacturing and outsourcing parties, as discussed under “Business of Lilium and Certain Information About Lilium — Production Facilities and Manufacturing Strategy.” Many of the parts and components we require will be custom-made for our jets at our production facilities or the production facilities of our outsourcing parties and suppliers; the equipment used to produce these parts and components would be costly to replace and could require substantial lead time to replace and qualify for use. We may not be able to successfully develop commercial-scale manufacturing capabilities internally or supply chain relationships with our intended Tier 1 suppliers. Other parts and components will be off-the-shelf products manufactured for the airline industry and are readily substituted. Our production facilities and the production facilities of our outsourcing parties and suppliers may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the COVID-19 pandemic, which may render it difficult or impossible for us to manufacture our jets for some period of time. The inability to manufacture our jets or the backlog that could develop if our production facilities and the production facilities of our outsourcing parties and suppliers are inoperable for even a short period of time may result in delays in our intended launch or scale-out plans or harm our reputation. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

If the Lilium Jets we build fail to perform as expected, our ability to develop, market, and sell our services could be harmed.

Once we commence serial production, our jets may contain defects in design and manufacture that may cause them not to perform as expected or that may require repairs, service outages and design changes. Further, our Lilium Jets may be impacted by various performance factors that could impair customer satisfaction or cause delays or disruptions to our services, such as wind gusts during take-off and landing, turbulent air during flight, foreign object damage, fan stall or wing flutter, overloading, hail and bird strike, sub-optimal battery performance or excessive noise. If our Lilium Jets fail to perform as expected, we may need to delay launch of commercial operations, reduce our roll out plans and commercial expansions or limit the number of flights or geographic scope of our services, which could adversely affect our brand in our target markets and could adversely affect our business, prospects, and results of operations.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our services, reducing our anticipated sales and revenue.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Lilium brand and sell consumers on the safety, convenience and cost-effectiveness of our RAM services. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen the Lilium brand will depend heavily on the success of our marketing efforts. When it launches, we expect the RAM industry to be intensely competitive, with a strong first-mover advantage, and we may not be the first to launch our services or we may be unsuccessful in building, maintaining and strengthening our brand. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

We are highly dependent on the services of our four founders.

We are highly dependent on the services of our four founders, as described in “Business of Lilium and Certain Information About Lilium — Our History”, who are significant shareholders in Lilium. Our founders are the source of many, if not most, of the ideas and execution driving Lilium. If any of our founders were to discontinue their service to us due to death, disability or any other reason, we would be significantly disadvantaged.

Our business depends substantially on the continuing efforts of our key employees and qualified personnel, and we will require experienced pilots and qualified mechanics to operate and service our Lilium Jets; our operations may be severely disrupted if we lose their services.

Our success depends substantially on the continued efforts of our key employees and qualified personnel, and our operations may be severely disrupted if we lost their services. As we build our brand and become more well known, the risk that competitors or other companies may poach our talent increases. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.

Throughout the aviation industry, there is a shortage of trained pilots and qualified aircraft mechanics. Our services will depend on finding third parties to recruit and train pilots qualified to operate our Lilium Jets and mechanics qualified to perform the requisite maintenance activities, for which we will compete with airlines and other air mobility and transportation services, some of which will offer wages or benefit packages exceeding ours. We intend to work with third parties to train our pilots, mechanics and technicians in our proprietary jet operation and maintenance; however, if we are unable to hire, train, and retain qualified pilots and qualified mechanics, our business could be harmed, and we may be unable to implement our growth plans.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the aircraft industry generally for many employees at aircraft companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results.

We face risks related to health epidemics, including the recent COVID-19 pandemic.

We face various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the recent pandemic of respiratory illness caused by COVID-19. The impact of COVID-19, including changes in consumer and business behavior, unease with shared transport, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of all manufacturers and suppliers and has led to a global decrease in personal and business travel around the world.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures have and may continue to adversely impact our employees, our ability to provide our services, and the operations of our customers, suppliers, and business partners, and may negatively impact our sales and marketing activities. In addition, many aspects of our research and development activities cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time (or may be reinstated from time to time if rescinded) and they are likely to continue to adversely affect our manufacturing plans, sales and marketing activities, business and results of operations.

The spread of COVID-19 initially caused us to modify our business practices including implementing work from home arrangements for employees able to perform their duties remotely, restricting nonessential employee travel, and practicing social distancing in our research development, certification and production operations. However, with COVID-19 vaccines becoming more broadly available, certain of our employees have begun returning to onsite work. There can be no assurance that future developments regarding the ongoing spread of COVID-19 will not result in a return to working from home for large portions of our workforce and the reinstatement of additional COVID-19 mitigation measures. We may take further actions as may be required by government authorities or that we determine is in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be impacted. The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, restrictions on shared or air transport, and how quickly and to what extent normal economic and operating activities can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future. For example, we continue to experience delays in our supply chain, including delays in delivery of parts and materials, as well as the impact of higher inflation rates, and there can be no assurance that the impacts of the COVID-19 pandemic on our supply chain will normalize.

In addition, difficult macroeconomic conditions, such as decreases in discretionary travel, per capita income and level of disposable income, increased and prolonged unemployment, or a decline in consumer confidence as a result of the COVID-19 pandemic could have a material adverse effect on the demand for our services. Under difficult economic conditions, potential customers may seek to reduce spending by forgoing our RAM services.

There are no comparable recent events that may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain.

Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

We expect to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. We will transmit and store confidential and private information of our customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

We intend to adopt strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication of our services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that we use. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information or even subject us to fines and penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require that we change our business practices, including our data practices, in a manner adverse to our business.

In addition, we will need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018 and the State of California adopted the California Consumer Privacy Act of 2018 (“CCPA”); additional U.S. states are likely to adopt measures similar to the CCPA in the near term. Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under the GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject us to legal and reputational risks.

Compliance with any additional laws and regulations could be expensive and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against us by governmental entities or others, and damage to our reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders we receive.

We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our aircraft and customer data processed by us or third-party vendors.

We are at risk for interruptions, outages and breaches of the following systems, which are either owned by us or operated by our third-party vendors or suppliers:

●	operational systems, including business, financial, accounting, product development, data processing or production processes;
●	facility security systems;
●	aircraft technology including powertrain and avionics and flight control software;
●	the integrated software in our aircraft;
●	customer data; or
●	digital platform.

The occurrence of any such incident could disrupt our operational systems, result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information, compromise personal information of customers, employees, suppliers, or others, jeopardize the security of our facilities or affect the performance of in-product technology and the integrated software in our jets.

Moreover, there are inherent risks associated with developing, improving, expanding and updating our current systems, such as the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or manufacture, deploy, deliver and service our aircraft, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Any unauthorized access to or control of our jets or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to our jets, their systems or data, as well as other factors that may result in the perception that our jets, their systems or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, financial condition and operating results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

Our manufacturing or customer service facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics like COVID-19, and other calamities. Although we have servers that are hosted in an offsite location, our backup system does not capture data on a real-time basis, and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

The unaudited pro forma condensed combined financial information included in this prospectus is preliminary and our actual financial condition and results of operations may differ materially.

The unaudited pro forma financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that we currently believe are reasonable. The unaudited pro forma condensed combined information does not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Risks Related to Our Reliance on Third Parties

Our Lilium Jets require complex software, battery technology and other technology systems that remain in development and need to be commercialized in coordination with our vendors and suppliers to complete serial production. The failure of advances in technology and of manufacturing at the rates and volumes we project may impact our ability to increase the volume of our production or drive down end user pricing.

Our Lilium Jets will use a substantial amount of third-party and in-house software codes and complex hardware to operate. Our software and hardware may contain, errors, bugs or vulnerabilities, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been implemented. We have a limited frame of reference by which to evaluate the long-term performance of our software and hardware systems and our jets, and we may be unable to detect and fix any defects in the jets prior to commencing commercial operations. The development and on-going monitoring of such advanced technologies is inherently complex, and we will need to coordinate with our vendors and suppliers in order to complete full-scale production. Our potential inability to develop the necessary software and technology systems may harm our competitive position or delay the certification or manufacture of our jets.

We are relying on third-party suppliers to develop a number of emerging technologies for use in our products, including lithium-ion battery technology. Many of these technologies are already commercially viable, and measurements of our battery supplier have already yielded promising results. However, the final technology of our batteries and other sub-systems is still under development and the design is not yet finalized. The final cell design of our suppliers may not be able to meet the safety, technological, economical or operational requirements to support the regulatory requirements and performance assumed in our business plan.

We are also relying on third-party suppliers to commercialized these technologies (such as battery cell technology) at the volume and costs we require to launch and ramp-up our production. Our suppliers may not be able to meet the production timing, volume requirements or cost requirements we have assumed in our business plan. Our third party suppliers could face other challenges, such as the lack of raw materials or machinery, the breakdown of tools in production or the malfunctioning of technology as they ramp up production. As a result, our business plan could be significantly impacted, and we may incur significant delays in production and full commercialization, which could adversely affect our business, prospects, and results of operations.

Our Lilium Jets will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within our Lilium Jets will use lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a failure of battery packs in our jets could occur or batteries could catch fire during production or testing, which could result in bodily injury or death and could subject us to lawsuits, regulatory challenges or redesign efforts, all of which would be time consuming and expensive and could harm our brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of cobalt mining, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could seriously harm our business and reputation.

We will rely on third-party suppliers and strategic parties for the provision and development of key emerging technologies, components and materials used in our Lilium Jet, such as the lithium-ion batteries that will power the jets, a significant number of which may be single or limited source suppliers. If any of these prospective suppliers or strategic parties choose to not do business with us at all, or insist on terms that are commercially disadvantageous, we may have significant difficulty in procuring and producing our jets, and our business prospects would be harmed.

Third-party suppliers and strategic parties will provide key components and technology to the Lilium Jets. Collaborations with strategic parties are necessary to successfully commercialize our existing and future products. If we are unable to identify or enter into agreements with strategic parties for the development of key technology or if such strategic parties insist on terms that are commercially disadvantageous, including for example the ability to freely commercialize jointly owned intellectual property, we may have significant difficulty in procuring and producing our jets or technologies, components or materials used in our jets. The terms of our existing collaboration agreements typically include one or more of the following: joint ownership of the new intellectual property, assignment of the new intellectual property to either us or the collaborator, either exclusive or non-exclusive licenses to the new intellectual property to us or the collaborator and other restrictions on our or our collaborator’s use of developments, such as non-competes and time or milestone limited exclusivity provisions. If we are unable to negotiate exclusivity regarding the technology developed under these collaborations, our competitors may be able to access the technology that is owned, solely or jointly, by our collaborator.

In addition to our collaborations, we will be substantially reliant on our relationships with our suppliers for the parts and components in our jets. If any of these prospective suppliers choose to not do business with us at all, or insist on terms that are commercially disadvantageous, we may have significant difficulty in procuring and producing our jets, and our business prospects would be harmed. If our suppliers experience any delays in providing us with or developing necessary components, or if our suppliers are unable to deliver necessary components in a timely manner and at prices and volumes acceptable to us, we could experience delays in manufacturing or servicing our jets, delivering on our timelines, and launching and scaling up as anticipated, which could have a material adverse effect on our business, prospects and operating results.

While we plan to obtain components from multiple sources whenever possible, we may purchase many of the components used in our Lilium Jets from a single source. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components for our single source components, we may be unable to do so in the short term (or at all) at prices or quality levels that are acceptable to us. In addition, we could experience delays if our suppliers do not meet agreed upon timelines or experience capacity constraints. Any disruption in the supply of components, whether or not from a single source supplier, could temporarily disrupt production or servicing of our jets until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

Any disruptions to our supply chain, significant increase in component costs, or shortages of critical components, could adversely affect our business and result in increased costs.

Any disruptions to our supply chain, significant increase in component costs, or shortages of critical components, could adversely affect our business and result in increased costs. Such a disruption could occur as a result of any number of events, including, but not limited to, an extended closure of or any slowdown at our supplier’s plants or shipping delays due to efforts to limit the spread of COVID-19 or implementation of post-COVID-19 policies or practices, market shortages due to surge in demand for any particular part or component, increases in prices or impact of inflation, the imposition of regulations, quotas or embargoes on components, labor stoppages, transportation delays or failures affecting the supply chain and shipment of materials and finished goods, third-party interference in the integrity of the parts and components sourced through the supply chain, the unavailability of raw materials, severe weather conditions, adverse effects of climate change, natural disasters, geopolitical developments, war or terrorism and disruptions in utilities and other services. Further, the impact of the ongoing COVID-19 situation and broader inflationary environment has had, and may continue to have, adverse impacts on our supply chain, which could put pressure on our unit costs in the future, and increased upfront payments to our suppliers and earlier phasing of those payments may put pressure on our non-recurring costs in future periods. In addition, any future updates or modifications to the anticipated design of the Lilium Jet may increase the number of parts and components we would be required to source and increase the complexity of our supply chain management. Failure to effectively manage the supply of parts and components could materially and adversely affect our results of operations, financial condition and prospects.

If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions.

We expect to purchase various types of equipment, raw materials and manufactured component parts from our suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, we may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect our ability to deliver vehicles and could increase our costs and negatively affect our liquidity and financial performance.

Risks Related to Our Intellectual Property

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. We rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect our rights in our technology. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights or those rights are not enforceable. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take are aimed to prevent misappropriation. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, including significant amounts of time from our key executives and management, and may not have the desired outcome.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some countries do not protect intellectual property rights to the same extent as do the laws of the United States and European Union. Therefore, we may not be able to secure certain intellectual property rights in some jurisdictions, and our intellectual property rights may not be as strong or as easily enforced outside of the United States and the European Union. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, prospects, financial condition and operating results.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed or plan to file a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application for the same subject matter as we have, or similar subject matter is otherwise publicly disclosed, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology or will cover certain aspects of our products. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

As our patents may expire and may not be extended, our patent applications may not be granted and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies.

We cannot assure you that we will be granted patents pursuant to our pending applications or those we plan to file in the future. Even if our patent applications succeed and we are issued patents in accordance with them, these patents could be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could result in refusal of or invalidation our patent applications. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell, leasing or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents (including non-practicing entities or other patent licensing organizations), trademarks or other intellectual property regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease manufacturing our jets, or discontinue use of certain components in our jets, or offering services that incorporate or use the challenged intellectual property;
●	pay substantial damages;
●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;
●	redesign our jets or other customer service offerings; or
●	establish and maintain alternative branding for our jets or services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

Many of our employees were previously employed by other aeronautics, aircraft or transportation companies or by suppliers to these companies. We may be subject to claims that we or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or our work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to the Regulatory Environment in which Lilium Operates

We are subject to substantial regulation and unfavorable changes to, or our failure to comply with, these regulations could substantially harm our business and operating results.

Our eVTOL jets and the operation of our RAM services by us or in certain jurisdictions by our local AOCs will be subject to substantial regulation in the jurisdictions in which we intend our eVTOL jets to operate. We expect to incur significant costs in complying with these regulations. Regulations related to the eVTOL industry, including aircraft certification, production certification, passenger operation, flight operation, airspace operation, security regulation and vertiport regulation are currently evolving, and we face risks associated with the development and evolution of these regulations.

Our jets must be certified with the FAA and EASA as a light aircraft, as further discussed under “Business of Lilium and Certain Information About Lilium — Aircraft Certification.” Operating our jets in the U.S. and Europe and providing our passenger and goods transportation services must comply with U.S. and European laws, regulations, safety standards, and customer service regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving certification. Our failure to obtain or maintain certification for our jets or infrastructure would have a material adverse effect on our business and operating results. In addition to obtaining and maintaining certification of our jets, we and our third party air carriers will need to obtain and maintain operational authority necessary to provide our envisioned RAM services. A transportation or aviation authority may determine that we and/or our third party air carriers cannot manufacture, provide, or otherwise engage in the services as we contemplated and upon which we based our projections. The inability to implement our envisioned RAM services could materially and adversely affect our results of operations, financial condition, and prospects.

To the extent the laws change, our jets and our RAM services may not comply with applicable American, European, international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

When we expand beyond the United States and the European Union, such as into China, there will be Chinese laws and regulations we must comply with, and there may be laws and regulations in other jurisdictions we have not yet entered or laws we are unaware of in jurisdictions we have entered that may restrict our operations or business practices or that are difficult to interpret and change rapidly. Continued regulatory limitations and other obstacles interfering our business operations could have a negative and material impact on our business, prospects, financial condition and results of operations.

Third-party air carriers will operate our RAM services in the U.S. and Europe using the Lilium Jets. These third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations and/or laws could substantially harm our business and operating results.

Non-U.S. citizen air carriers cannot engage in air transportation services within the U.S. Accordingly, our strategy for service offerings in the U.S. and the European markets involves strategic relationships with third-party U.S. citizen (as “citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15)) or EU air carriers, respectively, which will be responsible for providing the aircraft services using the Lilium Jets. These third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations or laws could substantially harm our business and operating results. Further, although third-party air carriers may have experience in providing air transportation services, they will initially have limited experience in operating our Lilium Jets. Our arrangements with third-party air carriers may not adequately address the operating requirements of our customers to their satisfaction. Given that our business and our brand will be affiliated with these third-party air carriers, we may experience harm to our reputation if these third-party air carriers provide customers with poor service, receive negative publicity, or experience accidents or safety incidents. Further, under U.S. law and the policy of the U.S. Department of Transportation, U.S. citizens must have actual control of U.S. air carriers, and thus there are limits on our ability to exercise control over such U.S. air carriers. Any determination by a transportation or aviation authority that we cannot provide or otherwise engage in the services as we contemplated and upon which we based our projections could materially affect the services we intend to offer and could adversely affect our results of operations, financial condition, business and prospects.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign

Corrupt Practices Act (“FCPA”), European anti-bribery and corruption laws, and other anti-corruption laws and regulations. The FCPA and European anti-bribery and corruption laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation. Our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

We will be subject to governmental export and import control laws and regulations as we expand our suppliers and commercial operations outside the U.S. and Europe.

Our Lilium Jets will be subject to export control and import laws and regulations, which must be made in compliance with these laws and regulations. For example, we may require licenses to import or export our jets, components or technologies to our production facilities and may experience delays in obtaining the requisite licenses to do so. Audits in connection with the application for licenses may increase areas of noncompliance that could result in delays or additional costs. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to additional audits, substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

Risks Associated with Lilium Being a U.S. Public Company

We will need to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect our billing and reporting.

To manage the expected growth of our operations and increasing complexity, we will need to improve our operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our manufacturing operations, customer billing and reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our customers, cause harm to our reputation and brand and could also result in errors in our financial and other reporting. We expect that complying with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly. The increased costs will increase our net loss. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. Failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a U.S. public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), Nasdaq regulations, SEC rules and regulations, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.

In connection with the audit of our consolidated financial statements, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relate to (i) lack of consistent and proper application of accounting processes and procedures, defined control processes and segregation of duties, (ii) insufficient design, implementation and operating effectiveness of information technology general controls for information systems that are significant to the preparation of our financial statements, (iii) lack of review and supervision and (iv) insufficient resources with an appropriate level of technical accounting and SEC reporting expertise.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses, including by implementing new information technology and systems for the preparation of the financial statements, implementing additional review procedures within our accounting and finance department, hiring additional staff and engaging external accounting experts to support improving our accounting processes and procedures and supplement our internal resources in our computation processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. These measures may not remediate the deficiencies in internal control or prevent additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

We anticipate that the process of building our accounting and financial functions and infrastructure will result in substantial costs, including significant additional professional fees and internal costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention.

In addition, as a public company, we will be required to provide management’s attestation on internal control over financial reporting under Section 404(a) of the Sarbanes-Oxley Act in our next Annual Report on Form 20-F. Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us after the Business Combination. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, including Section 404(a) requiring management’s attestation on internal control over financial reporting, in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

Our management has limited experience in operating a U.S. public company.

Our management have limited experience in the management of a U.S. public or European listed company. Our management team may not successfully or effectively manage our transition to a U.S. public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our shares.

If we fail to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our shares. Such a delisting would likely have a negative effect on the price of our shares and would impair your ability to sell or purchase our shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by it to restore compliance with listing requirements would allow our shares to become listed again, stabilize the market price or improve the liquidity of our shares, prevent our shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our shares will depend on the research and reports that securities or industry analysts publish about us or our business. Currently, we have limited analyst coverage and may not obtain analyst coverage in the future. In the event we obtain analyst coverage, we will not have any control over such analysts. If one or more of the analysts who cover Lilium downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of Lilium or fail to regularly publish reports on Lilium we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are an “emerging growth company,” and our reduced SEC reporting requirements may make our shares less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Lilium Shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, such as an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for our shares and the market price and trading volume of our shares may be more volatile and decline significantly.

As a foreign private issuer, we will be exempt from a number of rules under the U.S. securities laws and will be permitted to file less information with the SEC than a U.S. domestic public company, which may limit the information available to our shareholders.

We are a foreign private issuer, as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. As long as we are a foreign private issuer, we will not be required to obtain shareholder approval for certain dilutive events, such as the establishment or material amendment of certain equity-based compensation plans, we will not be required to provide detailed executive compensation disclosure in our periodic reports, and we will be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, our officers and directors will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities.

We are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

Also, as a foreign private issuer, we will be permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, as discussed under “Description of Securities — Periodic Reporting Under U.S. Securities Law”, including those that require listed companies to have a majority of independent directors (although all of the members of the audit committee must be independent under the Exchange Act) and independent director oversight of executive compensation, nomination of directors and corporate governance matters; have regularly scheduled executive sessions with only independent directors; and adopt and disclose a code of ethics for directors, officers and employee. Accordingly, our shareholders may not have the same protections afforded to shareholders of listed companies that are subject to all of the applicable corporate governance requirements.

Risks Related to Ownership of Our Class A Shares, Warrants and the Offering

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our Class A Shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our Class A Shares.

We are required to disclose changes made in our internal controls and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation, which could negatively affect our business and the market price of our Class A Shares.

The market price and trading volume of our Class A Shares and Public Warrants may be volatile and could decline significantly following the Business Combination.

Stock markets, including Nasdaq, on which our Class A Shares and Public Warrants are listed, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our Class A Shares and Public Warrants, the market price of our Class A Shares and Public Warrants may be volatile and could decline significantly. In addition, the trading volume in our Class A Shares and Public Warrants may fluctuate and cause significant price variations to occur. If the market price of our Class A Shares or Public Warrants declines significantly, you may be unable to resell your securities at or above the price you purchased them for. We cannot assure you that the market price of our Class A Shares and Public Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;
●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, liquidity or financial condition;
●	additions and departures of key personnel;
●	failure to comply with the requirements of Nasdaq;
●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;
●	future issuances, sales or resales, or anticipated issuances, sales or resales, of our Class A Shares;
●	the performance and market valuations of other similar companies;
●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;
●	material and adverse impact of the COVID-19 pandemic on the markets and the broader global economy;
●	speculation in the press or investment community;
●	actual, potential or perceived control, accounting or reporting problems; and
●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

If securities or industry analysts publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The market for our Class A Shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades its opinions about our Class A Shares, publishes inaccurate or unfavorable research about us, or ceases publishing about us regularly, demand for our Class A Shares could decrease, which might cause our share price and trading volume to decline significantly.

Future issuances of preferred shares or other equity securities may adversely affect us, including the market price of our Class A Shares, and may be dilutive to existing shareholders.

In the future, we may issue preferred shares or other equity ranking senior to our Class A Shares. Preferred shares have, and those other securities will generally have, priority upon liquidation. Such securities also may be governed by an instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Class A Shares. Because our decision to issue equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Class A Shares and be dilutive to existing shareholders.

The future exercise of registration rights may adversely affect the market price of Class A Shares.

Certain Lilium shareholders have registration rights for restricted securities under the terms of our Registration Rights Agreement with the Sponsor and certain other shareholders of Lilium, which provide for customary “demand” and “piggyback” registration rights for certain shareholders. In addition, we expect to enter into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants. Sales of a substantial number of Class A Shares pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Shares. See also “Description of Securities – Registration Rights and Lock-Up Arrangements.”

Risks for any holders of SPAC Warrants following the Business Combination

Following the Business Combination, Lilium may redeem the SPAC Warrants prior to their exercise at a time that is disadvantageous to holders of SPAC Warrants, thereby making such warrants worthless. Lilium will have the ability to redeem outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. Lilium will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. If and when the SPAC Warrants become redeemable by Lilium, Lilium may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding SPAC Warrants could force holders of SPAC Warrants (i) to exercise their SPAC Warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holders to do so, (ii) to sell their SPAC Warrants at the then-current market price when they might otherwise wish to hold the SPAC Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding SPAC Warrants are called for redemption, is likely to be substantially less than the market value of the SPAC Warrants.

In addition, Lilium will have the ability to redeem the outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the closing price of the Class A Shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which a notice of redemption is sent to the warrant holders. If trading prices for the Class A Shares have not exceeded the $10.00 per share threshold at which the Public SPAC Warrants would become redeemable, holders will be able to exercise their SPAC Warrants prior to redemption for a number of Class A Shares determined based on the redemption date and the fair market value of the Class A Shares.

The value received upon exercise of the SPAC Warrants (1) may be less than the value the holders would have received if they had exercised their SPAC Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the SPAC Warrants.

Our ability to utilize our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations, including losses as a result of the Business Combination.

We have incurred and are likely to continue incurring significant tax losses, which may be limited in their usability under German and other tax laws, in particular following significant shareholder changes. Although we do not expect the Business Combination nor any of the ownership changes in the course of past financing rounds to result in a forfeiture of our German tax loss attributes, the realization of future tax savings from such tax loss attributes depends on the tax authorities’ acceptance of their continued availability and our ability to generate future taxable income in Germany against which such losses can be offset.

Our tax residency might change if Germany ratifies the MLI and changes its provisional election on the corporate residence tie-breaker.

Our sole tax residency in Germany for purposes of the convention between Germany and the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income (the “German-Dutch tax treaty”) is subject to the application of the provisions on tax residency as stipulated in the German-Dutch tax treaty as effective as of the date of this prospectus. However, among others, Germany and the Netherlands entered into a Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (“MLI”). The MLI operates to amend bilateral tax treaties between participating states, provided there is a match between certain options made by the relevant states. The MLI provides, amongst others, for an amendment of relevant treaty rules regarding tax residency for purposes of relevant tax treaties. According to its elections, the Netherlands applies such deviating rules on tax residency, i.e., it did not opt out. With regard to Germany, provisional statements made at the time of signing the MLI indicate that it is intended to opt-out of the application of such provisions. However, given that the MLI has to date not been ratified in Germany and the options provided for in the MLI remain subject to discussion, it cannot be ruled out that Germany ultimately opts to amend the current rules regarding tax residency in line with the option exercised by the Netherlands. If Germany changed its provisional view on the election, the MLI rules on tax residency would become applicable to the German-Dutch tax treaty. In this case, the competent authorities of the Netherlands and Germany shall endeavor to determine by mutual agreement the sole tax residency of the Company. During the period in which a mutual agreement between both states is absent, we may not be entitled to any relief or exemption from tax provided by the German-Dutch tax treaty. During such period, there would also be a risk that both Germany and the Netherlands would levy dividend withholding tax on distributions by us, in addition to the risk of double taxation on the profits of the Company itself.

The rights of shareholders in companies subject to Dutch corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States.

We are a public limited liability company incorporated under Dutch law. Our corporate affairs are governed by our articles of association, our internal rules and policies and by the laws governing companies incorporated in the Netherlands. The rights of shareholders may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. The role of the management board in a Dutch company is also materially different, and cannot be compared to, the role of a board of directors in a corporation incorporated in the United States. In the performance of their duties, our management board is required by Dutch law to consider the interests of our company and the sustainable success of our business, with an aim to creating long-term value, taking into account the interests of our shareholders, our employees and other stakeholders of the Company, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder.

We are not obligated to, and do not, comply with all best practice provisions of the Dutch Corporate Governance Code.

We will be subject to the Dutch Corporate Governance Code (the “DCGC”). The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board and the General Meeting of shareholders and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual reports (which are filed in the Netherlands) whether they comply with the provisions of the DCGC. If they do not comply with those provisions (for example, because of a conflicting Nasdaq requirement), the Company is required to give the reasons for such noncompliance. The DCGC applies to Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq.

We acknowledge the importance of good corporate governance. However, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws, or because we believe such provisions do not reflect customary practices of global companies listed on Nasdaq. Any such noncompliance may affect your rights as a shareholder, and you may not have the same level of protection as a shareholder in a Dutch company that fully complies with the DCGC.

Shareholders may not be able to exercise preemptive rights and, as a result, may experience substantial dilution upon future issuances of shares.

In the event of an issuance of our Class A Shares and our Class B Shares, subject to certain exceptions, each shareholder will have a preemptive right that is pro rata to the total amount of Class A Shares or Class B Shares (as applicable) held by such shareholder. These preemptive rights have been excluded by a resolution proposed by the management and adopted by the General Meeting. Our Board is authorized for a five-year period to issue shares or grant rights to subscribe for shares up to our authorized share capital and to limit or exclude preemptive rights in connection therewith, which could cause existing shareholders to experience substantial dilution of their holdings.

Our dual class structure has the effect of giving a greater percentage of voting rights than economic rights to Daniel Wiegand, our founder and Chief Executive Officer.

Class B Shares have three times as many votes per share, for a total of 36 votes per share on any matter submitted for shareholder approval, as opposed to the Class A Shares, which have 12 votes per share. As of September 14, 2021, Daniel Wiegand, our Co-Founder and Chief Executive Officer, holds all of the issued and outstanding Class B Shares and controls 22.0% of the total voting power in the Company. Accordingly, Mr. Wiegand, like all shareholders with greater than 10% voting power in the Company, will be able to call a special meeting of shareholders to propose matters for shareholder approval such as the removal or election of directors or amendments to our organization documents. Mr. Wiegand may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. For information about our dual class structure, see the section titled “Description of Securities.”

Investors may have difficulty enforcing civil liabilities against us or the members of our management and our Board.

We are incorporated in the Netherlands, and we will conduct substantially all of our operations in Germany or Europe through our subsidiaries. A majority of our management and our directors are not United States residents and do not have significant assets in the United States, and the majority of our assets are located outside the United States. As a result, it may not be possible, or may be very difficult, to serve process on our representatives or us in the United States, or to enforce judgments obtained in U.S. courts against our representatives or us based on civil liability provisions of the securities laws of the United States. There is no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the Netherlands unless the underlying claim is re-litigated before a Dutch court of competent jurisdiction. U.S. investors will be unable to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws, against us, members of our management and our directors. In addition, there is doubt as to whether a Dutch court would impose civil liability on us or the members of our management or our directors in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in the Netherlands against us or our management or directors.

Dutch, German and European insolvency laws are substantially different from U.S. insolvency laws and may offer our shareholders less protection than they would have under U.S. insolvency laws.

As a Dutch public limited liability company and as a company with its ‘centre of main interest’ in Germany, we are subject to Dutch and German insolvency laws in the event any insolvency proceedings are initiated against us including, among other things, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings. Should courts in another European country determine that the insolvency laws of that country apply to us in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency laws in Germany, the Netherlands or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency laws and make it more difficult for our shareholders to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

Shareholders may be subject to limitations on transfer of their shares.

Our shares are transferable on the transfer agent’s books. However, the transfer agent may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the transfer agent may refuse to deliver, transfer or register transfers of shares generally when our books or the transfer agent’s books are closed, or at any time if we or the transfer agent deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We may be or may become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If we or any of our subsidiaries is a passive foreign investment company (a “PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of our ordinary shares that is a U.S. Holder, such U.S. Holder (as defined in the section entitled “Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders”), may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. It is uncertain whether we or any of our subsidiaries will be treated as a PFIC for U.S. federal income tax purposes for the current or any subsequent tax year. If we determine that we and/or any of our subsidiaries is a PFIC for any taxable year, we intend to provide a U.S. Holder with such information necessary for the U.S. Holder to make and maintain a QEF Election (as defined in the section entitled “Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders”) with respect to us and/or such subsidiaries, but there can be no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

See the section entitled “Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders” for a more detailed discussion with respect to our PFIC status. Prospective U.S. Holders of Class A Shares or Public Warrants are urged to consult their tax advisors regarding the possible application of the PFIC rules to them.

We do not anticipate paying dividends.

Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association and (if it concerns a distribution of profits) after adoption of the annual accounts by our General Meeting from which it appears that such distribution is allowed. Our Board shall make a proposal to the General Meeting which amount of the profit shall be allocated to the Company's profit reserves and which amount of the profit will be available for distribution. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the General Meeting. Subject to such restrictions, any future determination or recommendation to pay (interim) dividends will depend on a number of factors, including our results of operations, earnings, cash flow, financial condition, future prospects, contractual restrictions, capital investment requirements, restrictions imposed by applicable law and other factors considered relevant by the Board.

Our Board may decide that all or part of our remaining profits shall be added to our reserves. After such reservation, any remaining profit will be at the disposal of the General Meeting at the proposal of our Board, subject to the applicable restrictions of Dutch law.

Dividends and other distributions shall be made payable not later than the date determined by the corporate body that declares the (interim) dividend. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Provisions of our articles of association or Dutch corporate law might deter acquisition bids for us that our shareholders might consider to be favorable and prevent or frustrate any attempt to replace or remove the Board at the time of such acquisition bid.

Certain provisions of our articles of association may make it more difficult for a third party to acquire control of the Board or effect a change in the composition of the Board. These include:

●	the General Meeting will adopt a resolution to authorize the Board to issue Class A Shares and to limit or exclude preemptive rights on those Class A Shares, which could enable the Board to dilute the holdings of an acquirer by issuing Class A Shares to other parties;
●	a provision that our directors can only be removed (other than pursuant to a proposal by the Board) by our General Meeting by a majority of at least two thirds of the votes cast, provided such votes represent more than half of the issued share capital; if and to the extent permitted by law, our Executive Directors may also be suspended by the Board; and
●	a requirement that certain matters, including an amendment of our articles of association, a legal merger, legal demerger or a resolution to dissolve the Company, may only be brought to the shareholders for a vote upon a proposal by the Board.

Such provisions could discourage a takeover attempt and impair the ability of shareholders to benefit from a change in control and realize any potential change of control premium. This may adversely affect the market price of our Class A Shares. See the section titled “Description of Securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements are subject to risks and uncertainties. The risks and uncertainties include, but are not limited to:

●	Business or supply chain disruptions arising from the COVID-19 pandemic;
●	Any disruption from the Business Combination to our current business plans and operations or potential difficulties in employee retention as a result of the Business Combination;
●	We may not realize the anticipated benefits of the transactions contemplated by the Business Combination;
●	If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.
●	The market price of our securities may be volatile due to a variety of factors, such as changes in the competitive environment in which we operate, the regulatory framework of the industry in which we operate, developments in our business and operations, and any future changes in our capital structure;
●	Our ability to maintain the listing of our securities on the Nasdaq;
●	Our ability to implement business plans, operating models, forecasts, and other expectations and identify and realize additional business opportunities;
●	General economic downturns or general systematic changes to the industry in which we operate, including a negative safety incident involving one of our competitors that results in decreased demand for our jets or services;
●	We and our current and future business partners will be unable to successfully develop and commercialize our business, or experience significant delays in doing so;
●	We may never achieve or sustain profitability;
●	We will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all;
●	We may experience difficulties in managing our growth, moving between development phases or expanding our operations;
●	Third-party suppliers, component manufacturers or service provider partners not being able to fully and timely meet their obligations or deliver the high-level customer service that our customers will expect;
●	The Lilium Jet not performing as expected, delays in producing the Lilium Jets or delays in seeking full certification of all aspects of the Lilium Jet, causing overall delays in the anticipated time frame for our commercialization and launch;
●	The technology necessary to successfully operate our business, as contemplated in the business models, is delayed, unavailable, not available at commercially anticipated prices, not sufficiently tested, not certified for passenger use or otherwise unavailable to us based on our current expectations and expected needs;
●	Any identified material weaknesses in our internal control over financial reporting which, if not corrected, could adversely affect the reliability of our financial reporting;

●	Product liability lawsuits, civil or damages claims or regulatory proceedings relating to our jets, technology, intellectual property or services;
●	Our inability to secure or protect our intellectual property; and
●	Negative publicity about us, our employees, directors, management, shareholders, affiliated parties or our founders.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described under the section titled “Risk Factors” in this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS

All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of approximately $227.0 million from the exercise of the Warrants and Specified Options, assuming the exercise in full of all of the Warrants and Specified Options for cash. We expect to use the net proceeds from the exercise of the Warrants and Specified Options for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants and Specified Options. There is no assurance that the holders of the Warrants or Specified Options will elect to exercise any or all of such Warrants or Specified Options. To the extent that any of the Warrants or Specified Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants and Specified Options will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the Class A Shares underlying the Private Warrants offered hereby is determined by reference to the exercise price of the Private Warrants of $11.50 per share. The Class A Shares and the Public Warrants are listed on the Nasdaq Global Select Market under the symbol “LILM” and “LILMW,” respectively.

We cannot currently determine the price or prices at which shares of our Class A Stock or Private Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A SHARES AND DIVIDEND POLICY

Market Information

Our Class A Shares and Public Warrants are currently listed on the Nasdaq Global Select Market under the symbols “LILM” and “LILMW,” respectively. Prior to the consummation of the Business Combination, our Class A Shares and our Public Warrants were listed on the Nasdaq Global Select Market under the symbols “QELL” and “QELLW,” respectively. As of September 14, 2021, immediately following the completion of the Business Combination, there were 60 holders of record of our Class A Shares and two holders of record of our SPAC Warrants. Such numbers do not include beneficial owners holding our securities through nominee names. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market. Our Class C Shares are not registered and we do not currently intend to list the Class C Shares on any exchange or stock market.

Dividend Policy

We have never declared or paid any cash dividends on our ordinary shares and we do not anticipate paying any dividends on our ordinary shares for the foreseeable future. We currently intend to retain any earnings for future operations.

Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association and (if it concerns a distribution of profits) after adoption of the annual accounts by our General Meeting from which it appears that such distribution is allowed. Subject to such restrictions, any future determination to pay dividends will be at the discretion of the Board and will depend on a number of factors, including our results of operations, earnings, cash flow, financial condition, future prospects, contractual restrictions, capital investment requirements, restrictions imposed by applicable law and other factors considered relevant by the Board.

Our Board may decide that all or part of our remaining profits shall be added to our reserves. After such reservation, any remaining profit will be at the disposal of the General Meeting at the proposal of our Board, subject to the applicable restrictions of Dutch law. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions shall be made payable not later than the date determined by the corporate body that declares the (interim) dividend. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

CAPITALIZATION

The following table sets forth our capitalization on an unaudited pro forma combined basis as of June 30, 2021, after giving effect to the Business Combination and the PIPE Financing.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

(€) in
As of June 30, 2021	thousands
Cash and cash equivalents	€493,103
Equity:
Subscribed capital	40,093
Share premium	890,799
Other capital reserves	93,896
Accumulated deficit	(552,784)
Accumulated other comprehensive loss	(119)
Total equity	€471,885
Debt:
Convertible loans	€1,986
Total debt	€1,986
Total capitalization(1)	€473,871
(1)	Excludes the impact of shares that are issuable upon the exercise of outstanding options to purchase Class A Shares held by certain of our current and former directors and employees. Further, as all of the shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts, the Company will not receive any of the proceeds from such sale. As such, there is no impact to the capitalization relating to the resale.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 combines the historical statement of financial position of Lilium GmbH and the historical statement of financial position of Qell on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical statements of operations of Lilium GmbH and Qell for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Lilium GmbH’s and Qell’s audited financial statements and related notes, as applicable, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On September 14, 2021 (the “Closing Date”), Lilium closed the previously announced Business Combination pursuant to the Business Combination Agreement, dated as of March 30, 2021 by and among Qell, Lilium GmbH, Lilium, and Merger Sub.

On the Closing Date, (i) Qell converted the Qell Class A Ordinary Shares into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one Class A Share of Lilium, (ii) the shareholders of Lilium GmbH exchanged their shares of Lilium GmbH for shares in the capital of Lilium, with all Lilium GmbH shareholders, but Daniel Wiegand, receiving Class A Shares in the share capital of Lilium, and Daniel Wiegand receiving Class B Shares of Lilium, and (iii) each outstanding warrant to purchase a Qell Class A Ordinary Share was converted into a warrant to purchase one Lilium Class A Share.

On March 30, 2021, concurrently with the execution of the Business Combination Agreement, Qell and Lilium entered into Subscription Agreements with certain PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Lilium agreed to issue and sell to such PIPE Investors, an aggregate of 45,000,000 Class A Shares at a price of $10.00 per share, for gross proceeds of $450,000,000 on the Closing Date. The PIPE Financing closed concurrently with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Qell is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination is treated as the equivalent of Lilium GmbH issuing shares at the closing of the Business Combination for the net assets of Qell as of the closing date, accompanied by a recapitalization. The net assets of Qell is stated at historical cost, with no goodwill or other intangible assets recorded.

Lilium GmbH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Lilium GmbH’s shareholders have the largest voting interest in Lilium with approximately 80% of the voting interest;
●	Lilium GmbH has nominated the majority of the members on the Board of the post-combination company;
●	Lilium GmbH’s senior management is the senior management of the post-combination company;
●	The business of Lilium GmbH comprises the ongoing operations of Lilium; and

●	Lilium GmbH is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Qell does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of Lilium GmbH shares issued over the fair value of Qell’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The unaudited pro forma condensed combined financial information assumes that the Public Warrants and Private Warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations. However, the Company's evaluation of the post-Business Combination accounting for the Public Warrants and Private Warrants is ongoing.

Basis of Pro Forma Presentation

Pursuant to Qell’s existing charter, Qell’s public shareholders were offered the opportunity to redeem, upon closing of the Business Combination, Qell Class A Ordinary Shares held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 24,527,594 shares of Qell Class A Ordinary Shares at $10.00 per share.

The following summarizes the number of Lilium ordinary shares outstanding at Closing Date:

	Ownership in
	shares	Equity %	Voting %
Lilium GmbH shareholders(1)	219,202,016	77%	80%
Qell public shareholders	13,422,406	5%	4%
Qell sponsor (2)	7,658,555	2%	2%
PIPE Investors	45,000,000	16%	14%
Total Ordinary Shares	285,282,977	100%	100%
(1)	Includes 1,172,918 Lilium Class A Shares to be issued to certain Lilium GmbH executives in connection with the consummation of the Business Combination.
(2)	Includes 3,063,422 of Lilium Class A Shares acquired by the Sponsor in connection with the Merger, which Sponsor has agreed to subject to certain time and performance vesting provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION

AS OF JUNE 30, 2021

(In thousands)

		Qell	IFRS Policy and
	Lilium	(US GAAP,	Presentation	Transaction
	(IFRS,	As	Alignment	Accounting		Pro Forma
	Historical)	Converted)	(Note 2)	Adjustments		Combined
ASSETS:
Intangible assets	€1,626	€—	€—	€—		€1,626
Property, plant and equipment	26,918	—	—	—		26,918
Financial assets	2,422	—	—	—		2,422
Non-financial assets	301	—	—	—		301
Investments in an associate	8,301	—	—	—		8,301
Investments held in Trust Account	—	320,169	—	(206,931)	A	—
				(113,238)	B
Non-current assets	39,568	320,169	—	(320,169)		39,568

Other financial assets	2,315	—	—	—		2,315
Non-financial assets	7,890	—	329	(433)	E	7,786
Trade receivables	47	—	—	—		47
Cash and cash equivalents	62,736	285	—	113,238	B	493,103
				379,491	C
				(11,201)	D
				(51,446)	E
Prepaid expenses	—	329	(329)	—		—
Due From Related Party	—	74		—		74
Current assets	72,988	688	—	429,649		503,325

TOTAL ASSETS	€112,556	€320,857	€—	€109,480		€542,893

EQUITY AND LIABILITIES
Subscribed capital	€76	€—	€—	€5,400	C	€40,093
				141	F
				2,530	J
				31,946	K
Share premium	384,086	—	14,172	374,091	C	890,799
				(6,981)	E
				7,620	F
				67,412	G
				(23,914)	H
				0	I
				(2,528)	J
				(31,946)	K
				108,787	L

Class A ordinary shares	—	—	—	1	G	—
				(1)	J
Class B ordinary shares	—	1	—	0	I	—
				(1)	J
Other capital reserves	93,896	—	—	—		93,896
Additional paid-in capital	—	14,172	(14,172)	—		—
Accumulated loss	(416,575)	(9,956)	—	(33,619)	E	(552,784)
				(7,761)	F
				23,914	H
				(108,787)	L
Accumulated other comprehensive loss	(119)	—	—	—		(119)
Shareholders’ Equity	61,364	4,217	—	406,304		471,885

		Qell	IFRS Policy and
	Lilium	(US GAAP,	Presentation	Transaction
	(IFRS,	As	Alignment	Accounting		Pro Forma
	Historical)	Converted)	(Note 2)	Adjustments		Combined

COMMITMENTS AND CONTINGENCIES
Class A ordinary shares subject to redemption	—	274,344	(274,344)	—		—

LIABILITIES:

Other financial liabilities	25	—	—	—		25
Lease liabilities	10,064	—	—	—		10,064
Provisions	484	—	—	—		484
Derivative warrant liabilities	—	26,595	—	—		26,595
Deferred underwriting commissions	—	11,201	—	(11,201)	D	—
Common stock subject to possible redemptions	—	—	274,344	(206,931)	A	—
				(67,413)	G
Non-current liabilities	10,573	37,796	274,344	(285,545)		37,168

Accounts payable	—	289	(289)	—		—
Accrued expenses	—	4,211	(4,211)	—		—
Other financial liabilities	9,391	—	—	—		9,391
Lease liabilities	1,915	—	—	—		1,915
Provisions	146	—	—	—		146
Income tax payable	224	—	—	—		224
Convertible loans	1,986	—	—	—		1,986
Trade and other payables	20,764	—	289	(7,077)	E	13,976
Other non-financial liabilities	6,193	—	4,211	(4,202)	E	6,202
Current liabilities	40,619	4,500	—	(11,279)		33,840

TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	€112,556	€320,857	€—	€109,480		€542,893

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(In thousands, except share and per share data)

			IFRS Policy
			and
	Lilium	Qell	Presentation	Transaction
	(IFRS,	(US GAAP,	Alignment	Accounting		Pro Forma
	Historical)	As Converted)	(Note 2)	Adjustments		Combined
Revenue	€47	€—	€—	€—		€47
Cost of sales	(11)	—	—	—		(11)
Gross Profit	36	—	—	—		36
Research and development expenses	(58,762)	—	—	—		(58,762)
General and administrative expenses	(38,718)	(5,546)	(135)	135	DD	(44,264)
Administrative fee – related party	—	(135)	135	—		—
Selling expenses	(6,376)	—	—	—		(6,376)
Other income	153	—	—	—		153
Change in fair value of derivative warrant liabilities	—	24,861	—	—		24,861
Income earned on investments in Trust Account	—	64	—	(64)	AA	—
Other expenses	(126)	—	—	—		(126)
Operating loss	(103,793)	19,244	—	71		(84,478)
Finance income	6,810	—	—	—		6,810
Finance expenses	(13,094)	—	—	—		(13,094)
Financial result	(6,284)	—	—	—		(6,284)
Share of income/(loss) of an associate	(201)	—	—	—		(201)
Loss before income tax	(110,278)	19,244	—	71		(90,963)
Income tax expense	(199)	—	—	—		(199)
Net loss for the period	(110,477)	19,244	—	71		(91,162)
Pro forma weighted average common shares outstanding – basic and diluted						285,282,977
Pro forma net loss per share – basic and diluted						€(0.32)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In thousands, except share and per share data)

		For the
		Period from
	For the	August 7, 2020				For the
	Year Ended	(inception) through				Year Ended
	December 31, 2020	December 31, 2020				December 31, 2020
		Qell	IFRS Policy and
		(US GAAP,	Presentation	Transaction
	Lilium	Restated,	Alignment	Accounting		Pro Forma
	(IFRS, Historical)	As Converted)	(Note 2)	Adjustments		Combined
Revenue	€97	€—	€—	€—		€97
Cost of sales	(10)	—	—	—		(10)
Gross Profit	87	—	—	—		87
Research and development expenses	(90,345)	—	—	—		(90,345)
General and administrative expenses	(35,406)	(289)	(25)	(19,662)	BB	(171,905)
				(7,761)	CC
				25	DD
				(108,787)	EE
Administrative fee – related party	—	(25)	25	—		—
Selling expenses	(15,272)	—	—	—		(15,272)
Other income	2,346	—	—	—		2,346
Change in fair value of derivative warrant liabilities	—	(28,365)	—	—		(28,365)
Offering costs – derivative warrant liabilities	—	(841)	—	—		(841)
Income earned on investments in Trust Account	—	67	—	(67)	AA	—
Other expenses	(130)	—	—	—		(130)
Operating loss	(138,720)	(29,453)	—	(136,252)		(304,425)
Finance income	80	—	—	—		80
Finance expenses	(49,741)	—	—	—		(49,741)
Financial result	(49,661)	—	—	—		(49,661)
Loss before income tax	(188,381)	(29,453)	—	(136,252)		(354,086)
Income tax expense	(46)	—	—	—		(46)
Net loss for the period	(188,427)	(29,453)	—	(136,252)		(354,132)

Pro forma weighted average common shares outstanding – basic and diluted						285,282,977
Pro forma net loss per share — basic and diluted						€(1.24)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination as if it had been completed on January 1, 2020, the beginning of the earliest period presented. These periods are presented on the basis that Lilium GmbH is the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using, and should be read in conjunction with, the historical financial statements (including the related notes) of Lilium GmbH and Qell. The historical financial information of Lilium GmbH was derived from the unaudited interim condensed consolidated financial statements of Lilium GmbH as of and for the six months ended June 30, 2021 and the audited consolidated financial statements of Lilium GmbH for the year ended December 31, 2020, each of which are included elsewhere in this prospectus. The historical financial information of Qell was derived from the unaudited financial statements of Qell as of and for the six months ended June 30, 2021 and the audited financial statements of Qell for the period from August 7, 2020 (inception) to December 31, 2020, each of which are included elsewhere in this prospectus.

The historical financial statements of Lilium GmbH have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the Euro (€). The historical financial statements of Qell have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of Qell have been translated into Euros for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

●	at the period end exchange rate as of June 30, 2021 of $1.00 to €0.8433 for the statement of financial position;
●	the average exchange rate for the period from January 1, 2021 through June 30, 2021 of $1.00 to €0.8298 for the statement of operations for the six months ended June 30, 2021; and
●	the average exchange rate for the period from August 7, 2020 (inception) through December 31, 2020 of $1.00 to €0.8416 for the statement of operations for the year ended December 31, 2020.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Lilium after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that the public and private warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations. However, the Company's evaluation of the post-Business Combination accounting for the public and private warrants is ongoing.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Lilium GmbH and Qell.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. The Company believes this unaudited pro forma condensed combined financial information to not be meaningful given the combined entity incurred significant losses during the historical periods presented due to having not yet launched its air mobility service.

2.    IFRS Policy and Presentation Alignment

The historical financial information of Qell has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Qell’s financial statements from US GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Qell’s common stock subject to redemption to non-current financial liabilities under IFRS.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Qell’s historical financial information in accordance with the presentation of Lilium GmbH’s historical financial information.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2021 are as follows:

(A)	Reflects the actual redemption of 24,527,594 shares for aggregate redemption payments of €206.9 million at a redemption price of approximately $10.00 per share based on the investments held in the Trust Account at Closing of $379.6 million.
(B)	Reflects the liquidation and reclassification of €113.2 million of investments held in the Qell Trust Account to cash and cash equivalents, after recording actual redemptions as described in note (A), that becomes available following the Business Combination.
(C)	Represents the proceeds of €379.5 million from the issuance and sale of 45,000,000 shares of Lilium ordinary shares at $10.00 per share in the PIPE Financing pursuant to the terms of the Subscription Agreements.
(D)	Reflects the settlement of €11.2 million in deferred underwriting commissions.
(E)	Represents transaction costs incurred by Qell and Lilium GmbH of €23.8 million and €35.3 million, respectively, for advisory, banking, printing, legal, and accounting fees incurred as part of the Business Combination.

For the Qell transaction costs, €4.2 million of these fees have been accrued in other non-financial liabilities, €0.3 million have been accrued in trade and other payables, and €0.7 million has been paid in cash as of June 30, 2021. €4.6 million represent equity issuance costs capitalized in share premium related to the PIPE Financing. The remaining amount of €14.0 million is reflected as an adjustment to accumulated loss, of which €3.4 million was deferred and is reflected in the unaudited pro forma statement of financial position in trade and other payables. These costs have been excluded from the unaudited pro forma condensed combined statements of operations. The Qell transaction costs exclude the deferred underwriting commissions as described in (D) above.

For the Lilium GmbH transaction costs, €13.4 have been recorded as expenses, including €10.2 million of these fees accrued in trade and other payables and €3.6 million of fees paid in cash, of which €0.4 million was capitalized in non-financial assets as of June 30, 2021. €2.3 million represents the total equity issuance costs capitalized in share premium. The remaining amount of €19.6 million not already paid or accrued is included as an expense through accumulated loss and is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (BB) below.

The following tables summarize the abovementioned transaction costs and the related treatment within the unaudited pro forma condensed combined financial information.

	Transaction
	accounting
Qell transaction costs	adjustment	Amounts
		(in thousands)
PIPE Financing fees	(E)	€4,655
Transaction costs not eligible for capitalization(1)	(E), (H), (L), (EE)	13,957
Transaction costs paid or accrued as of June 30, 2021	(E)	5,222
Total Qell transaction costs		€23,834
(1)	Consistent with the accounting for a capital raising transaction by Lilium GmbH, such costs are excluded from the unaudited pro forma condensed combined statements of operations, but are reflected as a reduction of the net assets of Qell when calculating the IFRS 2 expense.

	Transaction
	accounting
Lilium GmbH transaction costs	adjustments	Amounts
		(in thousands)
Capitalized equity issuance costs(2)	(E)	€2,326
Transaction costs not eligible for capitalization	(E), (BB)	19,662
Transaction costs paid or accrued as of June 30, 2021	(E)	13,365
Total Lilium GmbH transaction costs		€35,353
(2)	Direct and incremental Lilium GmbH transaction costs were allocated based on costs related to Lilium shares issued to Qell public shareholders including Sponsor, and costs related to Lilium shares issued to Lilium GmbH shareholders. Amounts allocated to Qell public shareholders including Sponsor were capitalized and offset against the proceeds raised in the unaudited pro forma condensed combined statement of financial position, while amounts allocated to Lilium GmbH shareholders were expensed in the unaudited pro forma condensed combined statements of operations

(F)	Reflects 1,172,918 Lilium Class A Shares to be issued to certain Lilium GmbH executives based on a percentage of proceeds raised through the consummation of the Business Combination, and the related estimated compensation cost as discussed in (CC) below.
(G)	Represents the reclassification of the redeemable ordinary shares.
(H)	Reflects the elimination of Qell’s historical accumulated deficit after recording the transaction costs to be incurred by Qell as described in note (E).
(I)	Represents the forfeiture of 1,828,945 Qell Class B Ordinary Shares pursuant to the Sponsor Letter Agreement.
(J)	Represents the exchange of 13,422,406 Qell Class A Ordinary Shares and 7,658,555 Qell Class B Ordinary Shares into 21,080,961 Lilium Class A Shares.
(K)	Represents the exchange of 76,314 shares of Lilium GmbH equity into 218,029,098 Lilium Shares, which includes 193,616,033 Lilium Class A Shares and 24,413,065 Lilium Class B Shares. The number of Lilium Class A Shares does not include the shares issued to certain Lilium GmbH executives as discussed in (F) above.
(L)	Represents the expense recognized, in accordance with IFRS 2, for the excess of the fair value of Lilium shares issued and the fair value of Qell’s identifiable net assets at the date of the Business Combination, resulting in a €108.8 million increase to accumulated loss. The fair value of shares issued was determined based on a market price of $9.41 per share and $1.55 per warrant as of Closing Date.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Represents the elimination of interest income generated from the Trust Account for six months ended June 30, 2021 and the period from August 7, 2020 (inception) through December 31, 2020.
(BB)

Reflects the transaction costs of €19.6 million expensed and incurred by Lilium GmbH as part of the Business Combination, as described in (E). The remaining transaction costs expensed of €10.5 and €2.9 million are included in the historical income statements of Lilium GmbH for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively. Transaction costs are reflected as if incurred on January 1, 2020, the date of the Business Combination occurred for the purposes of the unaudited pro forma condensed statements of operations. These costs are a nonrecurring item.

(CC)	Reflects the compensation cost of €7.8 million related to equity issued to certain Lilium GmbH executives in connection with the Business Combination, as described in note (F).
(DD)

Represents pro forma adjustment to eliminate historical expenses related to Qell’s office space, utilities, and secretarial and administrative services pursuant to the Administrative Services Agreement, which will terminate upon the consummation of the Business Combination.

(EE)

Represents €108.8 million of expense recognized in accordance with IFRS 2, for the difference between the fair value of Lilium shares issued and the fair value of Qell’s identifiable net assets, as described in (L). This cost is a nonrecurring item.

4.    Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. Basic and diluted loss per share for Lilium Class A Shares and Lilium Class B Shares are the same, as each class of common stock is entitled to the same dividend participation rights and economic terms.

The unaudited pro forma condensed combined financial information has been prepared using the actual redemption of Qell’s public shares:

	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
	(in thousands, except share and per share data)
Pro forma net loss	€(91,162)	€(354,132)
Weighted average shares outstanding – basic and diluted	285,282,977	285,282,977
Net loss per share – basic and diluted (1)	€(0.32)	€(1.24)

Weighted average shares outstanding – basic and diluted:
Lilium GmbH shareholders (2)	219,202,016	219,202,016
Qell public shareholders	13,422,406	13,422,406
Qell sponsor (3)	7,658,555	7,658,555
PIPE Investors	45,000,000	45,000,000
Total	285,282,977	285,282,977
(1)	For the purpose of calculating diluted loss per share, it was assumed that all Qell Public Warrants sold in the Qell IPO and the Private Warrants are exchanged for Lilium Class A Shares. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.
(2)	Includes 1,172,918 Lilium Class A Shares to be issued to certain Lilium GmbH executives in connection with the consummation of the Business Combination.
(3)	The pro forma basic and diluted shares of Sponsor includes 3,063,422 of Lilium Shares acquired by the Sponsor in connection with the Merger, which it has agreed to subject to certain time and performance vesting provisions.

BUSINESS OF LILIUM AND CERTAIN INFORMATION ABOUT LILIUM

Overview

We are a next-generation transportation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods — one that would offer increased connectivity for communities around the world as well as generate time savings to travelers, would be accessible from homes and workplaces, be affordable for a large part of the population, and be more environmentally friendly than current air transportation.

The product we are developing is a fully electric, 7-seater jet aircraft that will take-off and land vertically with low noise (the “Lilium Jet”). Our objective is for the Lilium Jet to be the basis for sustainable, high-speed air shuttle networks that will connect communities within a region directly with one another. We believe such a network will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets to generate 0.3 ounces CO2 of operating emissions per passenger mile, which is approximately 97% less when compared to commercial aviation. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.

Currently, our development efforts are focused on the Lilium Jet, including our ongoing certification process with European Union Aviation Safety Agency (“EASA”) and Federal Aviation Administration (“FAA”), and building out our manufacturing capacity to produce the Lilium Jet. We plan to rely on two business models. First, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties (our “People Network”). Second, we plan to provide a turnkey enterprise solution by leasing fleets of Lilium Jets directly to governments and enterprise customers (the “Turnkey Enterprise”).

The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors and computing power, and propulsion technology. Morgan Stanley has projected that the eVTOL aircraft market could represent $1.5 trillion (in the base case) to $3.0 trillion (in the bull case) in revenues by 2040.

The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last five years. While the majority of our eVTOL competitors leverage open rotor engines, which are based on unducted, contra-rotating propeller blades, DEVT consists of electric turbofans mounted within a cylindrical duct. DEVT offers four fundamental advantages over open propeller eVTOL architectures: lower noise, higher payload, safety and highest market penetration for ducted fans in commercial aviation, and scalability to larger aircraft in the future.

We believe these technology advantages will enable our regional shuttle service model to carry more passengers (or cargo) per jet on longer (regional) trips than open propeller eVTOL aircraft. The specifications for the Lilium Jet under development call for the aircraft to be able to cruise at 175 mph at 10,000 feet for up to 155 miles and to have 7 seats (one for the pilot) or 210 cubic feet of cargo space representing 50% more (passenger) capacity than an open propeller eVTOL architecture would have at comparable noise levels. We believe the combination of longer average trip lengths and higher passenger capacity per jet (thus a higher load factor) will provide greater time savings to customers, more competitive pricing, and superior unit economics as compared to open propeller eVTOL architecture. We intend to also create a 16-seater version of the Lilium Jet based on the same architecture and technology, which could drive our projected unit economics even higher, though there can be no assurances that such a 16-seater Lilium Jet will be developed or the timing thereof.

We intend for the Lilium Jet to have lower take-off noise - 60db(A) at 100 meters (330 feet) — than of any equivalent eVTOL aircraft being developed by open propeller competitors, which would give us the potential for broad market access and dense networks with more sold tickets overall. By contrast, helicopters generate a noise footprint 100 times larger. We are designing the Lilium Jet to be virtually inaudible (estimated 20 db(A) at 3,000 meters (9,840 feet) distance) from the ground during cruise flight.

Our business operating model is predicated on deploying our Lilium Jet, at scale, to regional passenger networks and enterprise customers, while providing high service quality, agility to adjust the supply of jets in a network to match potentially varying demand and capital efficiency. To implement our People Network business model, we plan to engage with companies on vertiport infrastructure, airline operations, pilot training and maintenance. For example, we intend to work with leading infrastructure players such as Ferrovial and Tavistock with the aim of building and operating 14 vertiports, which are areas designed specifically for VTOL aircraft to take off and land, in strategic locations across Florida. We are also engaged in negotiations with key infrastructure providers in respect of at least 10 vertiports to build our European network, which we intend to launch in Germany and then expand across Central Europe. We intend to enter into definitive agreements with these parties but there can be no assurances that we will be able to do so on favorable terms or at all. In addition, we have engaged Lufthansa Aviation Training to build a commercial-grade program to train our future pilots. Outsourcing these activities to specialist companies allow us to scale our asset-light operations quickly without limiting our profit potential or fully relinquishing our competitive advantages or brand loyalty. We plan to deliver the aircraft fleets and the digital software capabilities that underpin the network service including: network management, flight planning, jet operations and maintenance, and customer bookings.

We believe that our high-speed regional air networks will significantly change the economic calculus of passengers and businesses shipping goods when making transportation and shipping decisions. Based on current design specifications and our business model, we estimate that our Lilium Jet will be able to move people and goods five times faster than road transport, and that our eVTOL network will be at least 100 times less costly and approximately 10 times faster to deploy than equivalent high-speed rail infrastructure, and considerably more adaptable to shifting passenger demand. These estimates are based on judgments and assumptions of our management in light of information available at this time; actual results may differ.

We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine, the Eurofighter Typhoon and the Harrier jet. They are supported by approximately 400 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and Chief Executive Officer, Daniel Wiegand, our Board includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström.

We have applied for Type Certification (“Type Certification”) with the EASA in 2017 and for concurrent Type Certification with the FAA in 2018. Receiving a Type Certificate in accordance with stated regulatory standards will certify compliance to the applicable airworthiness standards for the Lilium Jet, which is a necessary prerequisite to undertaking commercial operations. In 2020, the Lilium Jet received CRI-A01 certification basis from EASA (similar to the G-1 from the FAA), setting forth a set of performance requirements we have agreed with the regulators for the Lilium Jet. We are progressing towards a targeted Type Certification in 2024, which would position us as one of the first companies to enter the eVTOL market. Importantly, achieving both EASA and FAA certification will allow our Lilium Jets to operate in Europe, the U.S., and any other countries where the national civil aviation authorities recognize these certifications (examples may, but are not guaranteed to include, India, Russia, and certain countries within the Middle East, South East Asia and major parts of Central and South America). We believe that the national civil aviation authorities of these countries would accept a Type Certification from EASA and FAA; however, we cannot assure that this will be the case and the actual acceptance is dependent on the authorities’ review when the Type Certification is presented. In addition, certain other countries have bilateral agreements in place with EASA, including technical implementation procedures to validate an EASA Type Certification. These countries include China, Japan, Canada and Brazil, for which some additional validation work would be required. More details about the Lilium Jet’s certification process and regulation are below under “— Regulation.”

We have a 100,000 square foot technology prototyping and production facility at the Oberpfaffenhofen airfield near our Munich headquarters in Germany. This facility will eventually house our serial aircraft production, including the anticipated manufacturing of the proprietary propulsion and energy systems and the final assembly of the serial aircraft. Other sub-systems and components will be outsourced to Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica and Honeywell. Under our planned timeline, we have targeted late 2022 for this facility to produce the first batch of conforming serial aircraft units, in advance of our final test campaign.

The eVTOL Industry, Total Addressable Market and its Drivers

The eVTOL aircraft market is a developing sector within the transportation industry. This market sector is dependent on the successful development and implementation of eVTOL aircraft and networks, none of which are currently in commercial operation. Morgan Stanley has projected that the eVTOL market for moving people and moving goods could be between $1.5 trillion (in the base case) to $3.0 trillion (in the bull case) in revenues by 2040, as set forth in the “Morgan Stanley Research, Flying Cars: Investment Implications of Autonomous Urban Air Mobility” report released in December 2018 (the “Morgan Stanley Report”).

The Morgan Stanley Report projects that the ‘moving people’ market size could be between $1.0 trillion to $2.0 trillion in revenues by 2040 and is linked to the automotive, shared mobility and airline transportation markets. The Morgan Stanley Report projects that the eVTOL aircraft market will become a more cost-effective and time-efficient method of traveling short to medium distances, eroding market shares from automotive and airline companies as customers appreciate the time savings and convenience of eVTOL services.

‘Moving goods’ refers mainly to the freight transportation market. The Morgan Stanley Report projects this market size could represent $0.5 trillion to $0.8 trillion in revenues by 2040. The Morgan Stanley Report projects that eVTOL technology is expected to revolutionize logistics due to advantages in speed, efficiency and accessibility over traditional trucks, airplane and train freight transportation. In addition, the Morgan Stanley Report cites the potential for eVTOL technology to provide a viable and affordable transportation solution in geographic locations without a current viable solution (such as rural or island communities) and to expand the possibilities for 24-hour delivery or overnight parcel delivery in regions where existing transport modes are simply too slow. As these eVTOL technologies mature and enable heavier aircraft, eVTOL transportation has the potential to scale from regional parcel delivery to larger freight applications.

The large eVTOL market opportunity is precipitated by a transportation system that is insufficient to handle increasing demand without time delays, high infrastructure and maintenance costs and adverse environmental impact. Since 1990, global passenger flows have increased by more than 125% across all major modes of travel and global trade volume has even increased by approximately 200%. To counter the rapidly increasing demand for mobility and logistics, governments worldwide are investing a total of approximately $1 trillion per annum into transport infrastructure, which is three times more compared to twenty years ago. Yet, despite these investments, our regional transport systems have fundamentally not improved:

●	Cars are slow and limited by capacity, speed limits and congestion. For example, the average commuter spends more than 50 hours annually in road congestion.
●	High-speed rail has achieved very low density of real high-speed connections given prohibitively high infrastructure cost and long lead times to deploy the infrastructure.
●	Conventional airplanes fail to achieve significant time savings in regional travel since lengthy arrival and departure take too much time, with smaller airports closing in favor of more economically sustainable larger hubs.

The transport sector represents approximately a quarter of global greenhouse gas emissions, which have continued to rise over the last twenty years.

We believe eVTOL technology combines the accessibility of the car and the speed of an aircraft, with the added benefit of minimal operating emissions. We believe these characteristics will result in customers’ shifting preferences towards eVTOL over traditional transportation modes, as customers will prioritize time savings, convenience and environmental impact. Vertiport networks are anticipated to be low cost, low noise, to have minimal operating emissions and to be located at strategic locations throughout urban and suburban areas that will be capable of operating at all hours, with low upfront infrastructure costs, allowing these networks to develop substantially quicker and with lower cost than traditional high-speed transport infrastructure.

Governments are increasing their support for the development of eVTOL networks through regulatory incentives and investment schemes. For example:

●	In 2020, the U.S. Congress introduced a bill to establish an interagency working group focused on advanced air mobility.
●	In 2020, the German Federal Ministry of Transport launched a financial assistance program for the development of drones and air mobility services.
●	In 2020, the French government announced up to €1.5 billion investment by 2023 in research and development of new technologies in the aviation sector with a goal of having the first emissions-free aircraft by 2035.

The pace of private investment by companies, as well as government spending, will impact the pace of technology adoption and the level of market penetration. The Vertical Flight Society, a U.S. non-profit group that promotes urban air transportation, estimates roughly $5 billion was invested into the development of eVTOL aircraft and systems between 2015 and 2020.

Enabling technologies and supporting services are likely be key accelerants of the eVTOL aircraft market, as such factors have proven to be in the electric vehicle and autonomous vehicle market. We believe that many of the same technology developments, such as development in batteries, materials, sensors and software, are likely to directly benefit the eVTOL market. For example, improvements in battery energy density for electric vehicles and autonomous vehicles may drive increased range and payload for eVTOL aircraft, unlocking longer routes and thus increasing the addressable market.

Use Cases of the eVTOL industry

According to Roland Berger’s “Urban Air Mobility | USD 90 billion of potential: How to capture a share of the passenger drone market” Report from November 2020, there are three main use cases for passenger transport:

●	Urban Air Mobility (“UAM”) or intra-city air taxis, which will operate within a radius of 10 – 30 miles through an on-demand service (similar to road taxis), focusing on large urban areas;

●	Suburban Air Mobility (“SAM”) or airport shuttles, which are scheduled flights on defined routes between airports and surrounding areas, covering 10 – 30 miles; and
●	RAM or intercity shuttles, which are scheduled flights between cities and cover distances from 10 – 155 miles. According to a report from L.E.K. Consulting, the cost of operations on a per-kilometer basis will be lower for RAM services due to a much higher assumed average distance per flight. L.E.K. Consulting projects RAM to deliver higher cost and time savings for customers compared to UAM / intra-city air taxis or traditional modes of transport and, as a result, also to be a much larger segment of the overall eVTOL aircraft market.

The differentiation between these use cases applies mainly to passenger transport but also holds for the cargo transport application.

Each of these uses will require close integration with existing transportation infrastructure to facilitate a smooth customer journey. RAM will be able to operate in a multimodal, ride-share fleet model, taking advantage of existing infrastructure and vacant land adjacent to existing transportation infrastructure, such as the top floor of parking garages, empty safety corridors at airports, train stations or suburban transportation hubs. We expect eVTOL services to start as a complementary transportation alternative to existing services, with operations primarily between airports, urban transportation hubs and urban transportation centers. Over time, eVTOL service infrastructure could evolve with the densification of vertiports across key city locations as well as rural communities.

Our History

Lilium was co-founded in 2015 by four founders with complementary talents, all of whom are graduates from the Technical University of Munich: Daniel Wiegand, Sebastian Born, Dr. Patrick Nathen and Matthias Meiner.

The four co-founders started working together in 2014 and founded Lilium in 2015. From 2015 to today, Lilium has produced four generations of technology demonstrators through which we have tested and refined the core technology subsystems for the Lilium Jet:

●	‘Falcon’: a sub-scale technology demonstrator which had its unmanned maiden flight in 2015; the first technology demonstrator with 36 engines, which also provided the first validation of the DEVT technology.
●	‘Dragon’: a sub-scale technology demonstrator, fully 3D printed, which had its unmanned maiden flight in 2016 and served primarily to test the flight control software.
●	‘Eagle’: the first full scale DEVT-based eVTOL technology demonstrator with space for two seats, which had its unmanned maiden flight in December 2016.
●	‘Phoenix’: development started in late 2017, the Phoenix is a full-scale technology demonstrator representing an original 5-seater aircraft and is representative of the flight physics and technology of the Lilium Jet. On May 4, 2019, following extensive on-ground testing, the Phoenix jet completed its first untethered and unmanned test flight at the Special Airport Oberpfaffenhofen airport in Munich, Germany.

In 2018, our application for Type Certification of the serial aircraft was accepted by EASA and FAA, and we subsequently started the development program for our 7-seater serial aircraft based on the technologies developed and refined over the previous generation of aircraft demonstrators.

Our Competitive Strengths

We believe that our business benefits from a number of competitive strengths, including the following:

Proprietary DEVT technology unlocks higher unit economic potential

The majority of our competitors use ‘open propeller’ eVTOL architectures. We employ our own proprietary DEVT technology, a differentiated propulsion system refined over five years, which provides four mission critical advantages:

●	Lower Noise: the presence of ducts around the fans stops the noise from radiating freely into the environment. Furthermore, we employ acoustic liners within the fan duct, which lower the noise further. Our noise footprint at take-off will be approximately five times lower than open propeller eVTOL configurations of similar weight, which will permit Lilium Jets to land more often and in more locations (that have communal noise restrictions) than competitor aircraft, increasing our potential network density and market potential.
●	Highest market penetration for ducted fans in commercial aviation: ducted fans are standard in the aviation industry - 95% of commercial airliners and business jets employ ducted fan propulsion systems. Fan ducts improve jet and passenger safety by mitigating damage to the aircraft that can be caused by blade failure and loss. Ducted fans also generate less vibration than open propellers, improving the passenger experience.
●	Payload Capacity: electric turbo fans have a 10 to 15 times smaller footprint than open propeller eVTOL propulsion systems, which means that aircraft using ducted fans need 10 to 15 times less rotor surface area than an open propeller aircraft of the same weight to provide the necessary thrust. Consequently, use of ducted fans allows us to make heavier airplanes with higher passenger/cargo capacity while still meeting the maximum size limit of a standard helipad. With our 7-seater aircraft (including the pilot), we estimate that we will have approximately 50% higher passenger capacity than an open propeller eVTOL architecture would have at comparable noise levels. Greater passenger/cargo capacity directly translates into higher revenue potential per jet and higher margins, because approximately 75% of the operating costs (pilot, landing fees, maintenance) are fixed (per aircraft) and do not scale with increased passenger/cargo capacity.
●	Footprint and Scalability: open propeller eVTOL configurations cannot scale to heavier aircraft with more payload without significantly increasing rotor tip-to-tip span (footprint) or noise levels. In contrast, the smaller footprint of DEVT enables greater flexibility to scale to, for example, an equivalent 16-seater eVTOL aircraft while still being able to take off and land on a standard helipad. This increased payload translates directly into higher revenue and margins per jet or, if necessary to address competitive pressures, to drive down prices for consumers in the long term.

Highly accomplished team combining deep aerospace experience, global business and entrepreneurial experience, backed by a strong advisory Board and investor base

●	Lilium was founded by four individuals with complementary skill sets. The founders are still heavily involved in our operations, with one of our founders, Daniel Wiegand, serving as CEO.
●	Our aerospace team consists of approximately 400 engineers who build on a combined 4,000 years of aerospace and automotive experience. Our leadership team played instrumental leadership roles in some of the most successful and complex aviation projects.
●	Our business and commercial leadership team has experience in building and growing successful technology companies in Silicon Valley and Europe. We promote diversity in all aspects of our culture and our global team represents more than 40 nationalities.
●	We have attracted a strong investor base of global funds and individuals that play active roles in the development of our business and preparation for commercialization and market entry. Tencent, one of our largest investors, is collaborating with us to develop a strategy for market entry into China, though there can be no assurances that any such strategy will be implemented or will be successful.
●	We have assembled a strong and experienced Board, including the former CEO of Airbus, Dr. Thomas Enders, who brings substantial experience in delivering some of the world’s largest aircraft programs, as well as successfully building and shaping a world-class aerospace organization, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein, our Co-Founder and Chief Executive Officer, Daniel Wiegand, and Niklas Zennström.

Progress in concurrent Type Certification with clear path to commercialization

●	We have had regular engagement with both the FAA and EASA since 2017, and in 2018, both authorities accepted our application for Type Certification.
●	In December 2020, we received from EASA the CRI-A01, the certification basis, for the 7-seater Lilium Jet (similar to the G-1 from the FAA). The CRI-A01 an important milestone in the certification process and confirms EASA’s agreement on the certification basis of our serial aircraft design, based on EASA’s SC-VTOL and additional means of compliance which specify the means by which the requirements contained in the basic regulations can be met. The CRI-A01 also provides a roadmap of the tests and metrics that we need to implement and comply with to achieve full Type Certification of the Lilium Jet (as further discussed below under “— Regulation — Aircraft Certification”).
●	We are targeting Type Certification by 2024, which we believe would put us among the first companies certified to launch an eVTOL service. We believe that receiving Type Certification from both EASA and the FAA will enable us to access many other markets, beyond Europe and the U.S., where the national civil aviation authorities recognize these certifications (examples may, but are not guaranteed to include, India, Russia, and certain countries within the Middle East, South East Asia and major parts of Central and South America). We believe that the national civil aviation authorities of these countries would accept a Type Certification from EASA and FAA; however, we cannot assure that this will be the case and the actual acceptance is dependent on the authorities’ review when the Type Certification is presented.
●	We believe the rigorous FAA and EASA certification processes for eVTOL aircraft create high barriers to entry for potential market entrants. Therefore, we see it as a competitive advantage that we have engaged frequently with EASA and FAA since 2017, and that we were one of the earliest players whose application for Type Certification was accepted by both authorities. This provides us dual advantages of being one of the first movers in the sector and likewise being substantially familiar with the details of requirements established by the regulators.

Aircraft designed for manufacturability at scale

●	We have designed the Lilium Jet’s architecture based on the principles of simplicity, manufacturability and scalability, in order to facilitate higher production volumes than traditional aviation.
●	Based on current design specifications, the Lilium Jet has 30 times fewer components than a typical commercial airliner: it is designed to have only one type of e-motor, one type of actuator, and one type of battery module.
●	The Lilium Jet is intended to be controlled entirely by the flap angle and engine speed alone, and to not have any aerodynamic control surfaces, fuel or hydraulic systems.
●	The carbon fiber aerostructure is projected to be scalable to a high-volume manufacturing.
●	We believe the combination of these design choices results in an aircraft with very few, highly repeated components across all systems, which we believe will enable us to employ automotive-style design for manufacturing and fully automated precision manufacturing of high-volume components such as the electric jet engines, the actuators and the battery packs.
●	We expect that the Lilium Jet’s simplicity and electric propulsion architecture will drive down the fuel costs and maintenance requirements, and therefore drive down the overall operating costs.

Strong commercial relationships and commercial traction

●	To ensure the highest quality in all aspects of the aircraft, we are working with leading Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica and Honeywell, and we are in discussion with other leading companies on avionics, electric motors, electric wiring system, and other jet components. Many of our suppliers are agreeing to risk-sharing arrangements, which means that instead of being charged up-front for development and tooling costs, we intend to amortize these costs over time as our production scales. These arrangements can be terminated by either party and there can be no assurance that one of our suppliers will not terminate its arrangements with us. The terms of our existing collaboration agreements typically include one or more of the following: joint ownership of the new intellectual property, assignment of the new intellectual property to either us or the collaborator, either exclusive or non-exclusive licenses to the new intellectual property to us or the collaborator and other restrictions on our or our collaborator’s use of developments, such as non-competes and time or milestone limited exclusivity provisions. If we are unable to negotiate exclusivity regarding the technology developed under these collaborations, our competitors may be able to access the technology that is owned, solely or jointly, by our suppliers and other collaborators.
●	In order to build, operate and scale our passenger network infrastructure to the highest operational and service quality, we intend to work with leading infrastructure players such as Ferrovial, the owner and operator (among others) of London’s Heathrow airport, and Tavistock, a strong local Florida developer. In Europe, we are likewise engaged in negotiations with key infrastructure companies to build 10 vertiports for our German-based network across Europe. These relationships are aimed at putting us in a position to have viable vertiport operations in at least two strategic markets in time for our targeted commercial launch in 2024, though no assurances can be given that these relationships will not be terminated or that suitable vertiport operations can be implemented.
●	In addition, we have entered into an agreement with Lufthansa Aviation Training who will assist in the sourcing, training and management of pilots for our Lilium Jets — both for our own planned passenger network operations as well as future enterprise customers.

Our Strategy

We plan to create and operate, with commercial operators, high-speed regional air networks that utilize our aircraft and deploy these for intercity passenger mobility (B2C) as well as turnkey enterprise solutions to governments and companies (B2B). In each case, we believe our differentiated technologies will allow us to deliver an efficient, cost-effective service for transporting people and goods. We have outsourced several aspects of the infrastructure and operation so that we can pursue an asset-light strategy that will allow us to scale quickly and efficiently.

Capitalize on our first mover advantage to enter the new RAM market

●	We are focusing our initial services on RAM: regional, scheduled shuttle connections between cities. We believe these routes can generate meaningful time savings for our customers at lower cost per seat-mile, while allowing us to achieve higher load factors per jet than intra-city services would be able to generate.
●	We plan to launch our RAM services with a few, high-demand routes and grow over time, as the services gain support and acceptance among our customers. Longer-term, we envision expanding our network to provide high-speed connectivity to all major urban and suburban cities within a region which we expect will be substantially cheaper and faster to deploy than traditional high-speed rail infrastructure, although there can be no assurances as to the timing or nature of expansion decisions which will be made depending on circumstances in the future following commercialization.
●	Most of our competitors are developing aircraft that are smaller than the Lilium Jet, with two to four passenger seats and a focus on Urban Air Mobility, i.e., an on-demand intra-city taxi service. We believe that intra-city routes are less compelling given the required time for first and last mile to vertiports, which reduces the time-savings when compared to existing transport options.

Pursue multiple revenue streams through diversified business models and associated profit pools

●	We plan to operate two business models to diversify our revenue opportunities and mitigate the risks in our commercialization. Our People Network (B2C) will allow consumers to purchase tickets on a per seat basis. This business model has higher potential revenues and profits per jet, with revenue dependent on the actual number of passengers travelling on each jet. We anticipate a two-year payback period, on average, for each jet in this model.
●	Our Turnkey Enterprise service (B2B) service will sell or lease jets to governments, companies, airlines, and logistic companies followed by an annual service fee charged to customers on a per jet basis for maintenance and operating services. The B2B revenue potential has lower revenue upside, but establishes a strong revenue floor, immediate payback of the jet in the case of sales, and predictable revenue flow overall.

Introduce a scalable, capital-light business model for the commercialization of our service and manufacturing of our Lilium Jets

●	We plan to be a vertically integrated company that focuses on the strategic, differentiated activities in the value chain. We are managing the design and engineering of core aerospace technologies and production of the jets. We are developing a digital platform to facilitate the vertiport and aircraft operations, flight planning and network management, as well as a direct interface to passengers via a customer app.
●	We plan to outsource the capital-intensive and complementary activities of the value chain, which includes airline and infrastructure operations (vertiport construction and operations, airline operations, aircraft maintenance, pilot training and crew services) to various established aerospace and infrastructure companies. We believe this outsourcing model will enable us to remain capital-light, to focus on our core strengths, and to scale quickly. This capital-light approach is also reflected through our manufacturing strategy. We plan to produce unique technology subsystems in-house (such as assembling the battery and propulsion systems and final aircraft assembly) and leverage Tier 1 aerospace suppliers for all other systems and components. We are currently expanding our prototype factory for the initial serial aircraft production; however, in the medium-term, we intend to leverage manufacturing third parties to help effectively expand our global manufacturing and to keep our own capital expenditures to a minimum.

Roll out our service globally

●	We believe that RAM represents a large global market opportunity. We are capitalizing on this global opportunity by setting the requirements to launch and roll-out our service in several major markets around the world. Many countries’ national civil aviation authorities have bilateral agreements or working arrangements with EASA or FAA and, as a result, we view receiving our concurrent Type Certification with EASA and FAA as an important first step towards being allowed to operate in a large part of the rest of the world.
●	Three years ahead of our targeted commercial launch in 2024, we have developed a vertiport roll-out plan for the People Network (B2C) in Florida and Germany and entered into arrangements with leading infrastructure players to progress these plans.
●	With the estimated demand from the vertiports and network routes we have already planned, we believe that we can profitably deploy most of our aircraft production volume in 2024 and 2025, though actual results may differ.
●	China represents another important market opportunity, and we are collaborating with our investor Tencent to develop a strategy for market entry into China.
●	For our Turnkey Enterprise service (B2B), we expect a significant global market potential, and we are in active discussions with airlines, logistic companies, and governments around the world, including in the U.S., Western Europe and the Middle East, though these discussions remain at a preliminary stage and we can give no assurances as to the timing or geography of networks that will develop.

Leverage our superior aircraft technology to unlock better unit economics and drive down prices for our customers

●	The main factors determining unit economics are passenger capacity, speed and range. Low noise, in addition, allows us to land in more places which could significantly expand our total addressable market and our ability to scale our services.
●	These four performance factors directly impact the number of passenger-miles a jet can produce per day and thus increase our revenue potential. Our Lilium Jet has been designed to balance these four competing factors to achieve a market-leading customer experience and commercial performance. We believe these four performance factors will allow us to have access to a larger profit pool than our competitors by increasing both our revenue and our contribution margin potential, which will in turn allow us in time to offer even more competitive customer pricing.

●	Although we believe that we will launch our service as a premium service, with prices comparable to a road taxi on a per-mile basis, over the long-term we intend to decrease prices further to match the cost of private car ownership or high-speed rail, which would make our B2C services accessible to a larger part of the population.
●	The major contributors to the low operating costs that help drive our attractive unit economics (relative to helicopters, today’s VTOL aircraft) are our projections for low energy costs and low maintenance costs (fewer service hours and part replacements per year). A Lilium Jet is expected to achieve 3 to 4 times lower operating costs on a per-seat, per-mile basis as compared to a conventional passenger helicopter.
●	In addition, the scalability of our Lilium Jets allows us to convert our higher revenues directly into higher margins, since many of our major costs, such as pilot cost or landing fees, are fixed per jet and are not a function of passenger volume.

Extend our product portfolio following a comprehensive aircraft and technology roadmap

●	By leveraging the advantages of DEVT, we can extend our technology platform to larger capacity aircraft, faster aircraft and longer-range aircraft. We also plan to develop an eVTOL jet with 16 seats.

Our Lilium Jet

The Lilium Jet is designed to meet the requirements of high-speed regional mobility. We have developed a next-generation aircraft architecture based on the combination of DEVT with a fixed wing aircraft configuration. Our unmanned demonstrator, the 5-seater Phoenix, has performed a significant number of aircraft tests, which demonstrate the performance benefits of our DEVT technology. Our serial production aircraft, the Lilium Jet, will be a piloted 7-seater aircraft designed from the ground up using the same underlying technologies as the Phoenix demonstrator and optimized for speed, range, passenger comfort, low noise, safety, zero operating emissions and simplicity. We are designing the Lilium Jet in accordance with the strictest aerospace standards and guidelines established by the relevant regulatory authorities, and consistent with the leading original equipment manufacturers (“OEMs”) commercial aerospace programs.

Aircraft architecture

The jet architecture is based on a canard aircraft concept in which 36 electric ducted fans are distributed and embedded in the rear of all four fixed wings, with a ratio of 1:2 between the canard (front) and main wings, respectively.

The propulsion system is based on electric ducted fans with a standard single compressor stage, which provides a significant efficiency advantage over open rotor propulsion by reducing blade tip losses, guiding the flow more effectively and removing nozzle exit swirl due to an installed stator. A ducted fan requires a roughly 10 - 15 times smaller surface area to lift the same weight as an open propeller system, i.e. the footprint of such a configuration is smaller for the same weight of aircraft. As a result, the Lilium Jet architecture allows us to build larger aircraft with more payload than open propeller systems (for a given ground footprint and noise level), which in turn drives higher unit economics per jet within the same infrastructure. As such, we are planning to develop a 16-seater eVTOL aircraft that would fit (wings plus propulsion) within existing vertiport infrastructure without a significant increase in noise levels. This ability to scale is not possible with open rotors aircraft, since increasing payload will always translate into either significant and non-mitigatable noise challenges, or increased rotor area and overall span, thus exceeding standard helipads.

The Lilium Jet is a fixed wing aircraft, which makes it efficient in cruise flight, similar to commercial airliners. The two main wings, two fixed canard (front) wings and the aerodynamic design of the fuselage contribute significantly to the overall cruise efficiency, providing all the lift to support the weight of the aircraft during horizontal cruise flight. The power consumption in cruise flight is projected to be around 10% of the hover flight power consumption. Due to the propulsion system’s planned installation in the rear of the wing, the jet’s power consumption decreases by the inverse of the velocity squared from hover flight to cruise flight, as the wings create more lift with increasing forward speed. Since the small-sized engines will be embedded into the wings of the aircraft, the wetted area is significantly reduced, which minimizes drag further during cruise flight.

The disadvantage of the ducted fans’ small footprint is that the Lilium Jet is expected to consume roughly twice the power in hover flight than an eVTOL propeller based aircraft of a similar weight. However, since we plan to operate a regional shuttle service, we aim for less than 60 seconds per mission in the pure hover phase and 30 – 60 minutes in cruise flight. As a result, we estimate that the associated increase in energy consumption in hover flight is around 5% of the overall mission energy budget.

The Lilium Jet has an intrinsically simple design. With 36 single-stage electric engines, providing near-instantaneous vectored thrust for controlled flight throughout the mission envelope - aerodynamic control surfaces, such as rudders, ailerons or tails, are obsolete. Our Lilium Jets also eliminate the variable blade pitch, oil circuits for hydraulics and gearboxes found on a traditional aircraft or helicopters.

These design improvements contribute to the simplicity of the Lilium Jet, which we project will have less than 100,000 parts, or 30 times fewer than a traditional commercial jet aircraft. In addition to making the Lilium Jet simpler and faster to design, fewer parts translate to less maintenance and lower operating costs.

Engines

The key to obtaining a quiet aircraft is the propulsion system. The proprietary Lilium Jet engine has been fully developed in-house and using proprietary acoustic modelling software, simulated on high-performance computing clusters, and tested in our in-house acoustic chamber to optimize the rotor, stator, and duct design.

The ducts themselves contain the noise naturally and avoid propagation in the far field, compared to the spherical propagation of open rotors. The noise level itself is reduced further in the ducts by making use of acoustic liners, which absorb the noise specifically generated by the fan’s blades as they pass the stator.

Our current predictions, based on real world in-house testing, are that the aircraft will have a total sound pressure level at take-off of 60db(A) at a distance of 100 meters (330 feet), while effectively being inaudible from the ground during cruise flight.

Another area of innovations in our engines is a light pivoting mechanism with custom actuator and variable nozzle coupled to the engine angle. This enables optimal engine efficiency in cruise flight and hover flight.

Picture illustrates a cross-section of our ducted fan, embedded in the flap of the jet’s wing.

Battery System

The battery system is a critical component of the Lilium Jet.

Due to rapid improvements in energy density levels, estimated by Roland Berger as increasing approximately 7% per year, the era of electric aviation is possible today. The battery system must fulfill several key requirements:

●	it must supply high energy density levels in order to achieve the required range;
●	it must supply the high-power density required for vertical takeoff and landing phases;
●	it should have fast charging capabilities to enable high infrastructure throughput; and
●	it should have a long lifetime or cycle rate.

The Lilium Jet’s engines are designed to be powered by a proprietary battery system which is being developed by us in collaboration with third parties based on large format Lithium-ion pouch batteries. We have selected a battery cell chemistry based on a silicon-dominant anode combined with conventional NMC (Nickel, Manganese and Cobalt) cathodes and electrolytes. We believe this combination offers the best compromise of energy and power density at a low state of charge (“SoC”, the level of an electric battery’s charge relative to its capacity), which determines the effective usable battery capacity. The majority of battery cell production should be on standard lithium-ion pouch cell production lines. We have invested in a leading battery technology supplier, securing exclusive rights for the eVTOL market for this chemistry.

Supplier and in-house measurements of the pouch cells have yielded nominal energy density levels of 330 watt-hour per kilogram, which is projected to enable a physical aircraft range of 155 miles (our target for entry into service). This prediction is based on our testing and simulation of engine efficiency as well as on well-known and standard prediction methods for aircraft design for batteries, engines, motors, and other components of the aircraft. We anticipate energy density levels and power levels at low SoC to further improve which will improve the operating range of our Lilium Jet as these improvements occur.

We anticipate that the battery should provide a sufficient cycle life (over 800 standard charge/ discharge cycles measured until 80% capacity). We are continuing to test and optimize the cycle life of the prototype cell we are designing for the Lilium Jet. In operations, we intend to replace the battery 2 – 3 times a year given the projected number of flight hours during the operation of an aircraft within passenger shuttle networks. Cost is another key factor within the operating economics of our Lilium Jet. In terms of technology and production, our cells are an evolution from today’s automotive batteries, but will be produced at a premium over automotive batteries in order to meet our stricter aerospace safety and performance requirements.

We are targeting a battery system to be capable of fast charge (80% charge in 15 minutes, full charge within 30 minutes), which is key to enable smooth operations and quick turnovers. We are working with leading suppliers for charging technology using equipment based on chargers for the electric trucking industry.

Our battery system design consists of multiple independent packs each built up of multiple modules, creating significant redundancy across the energy system as a whole. We are designing the battery casing to protect against the effects of multiple-cell thermal runaway. When thermal runaway occurs in a module, it needs to be contained within the module, with the remaining modules and packs remaining unaffected to supply enough power and energy for continuous safe flight and landing. We have successfully validated an early version of a battery system in the Phoenix technology demonstrator, incorporating many of the technologies of our envisioned and certifiable series solution. We continue to conduct technology development and demonstrations to determine the most appropriate technology for the Lilium Jet. The challenges and risks intrinsic in refining our battery system may take longer or be more difficult or costly than we anticipate. The full battery and energy management system will be certified as a part of the aircraft certification process and will undergo rigorous testing to prove compliance with the requirements set by the authorities. We are developing the battery pack design and energy management in-house as part of our core technology, while we work with third parties on the design of the battery cells and some components of the energy management system.

Flight Physics and Flight Control Systems

The Lilium Jet’s 36 engines are mounted on individually controllable flaps, with six engines on each canard and 12 engines on each wing. The flaps are not only used for lift generation during vertical take-off and landing, and thrust generation in cruise, but also to control each axis of the jet via thrust vectoring throughout the entire flight. The flaps make the flight control system efficient and, due to the amount of thrust required for vertical take-off, leads to high control authority for all the different flight phases. The flaps, which only receive two signals (engine speed and flap angle), are the only actuators required by the Flight Control System and therefore avoid traditional control surfaces like ailerons, elevators, or rudders. For vertical take-off and landing, the flaps are all pointed downwards in a vertical position and after approximately ten seconds of hover flight, when the jet reaches the initial altitude, they slowly transition into a horizontal position and thereby accelerate the aircraft forward. In cruise flight, all the aerodynamic lift is generated by the wings (including the flaps) and the main body. During landing, the flaps transition back into the vertical position.

Having 36 flaps makes the flight control system highly redundant. If a flap fails, the flight control system’s health monitoring detects the failed flap and redistributes the thrust to stabilize the jet, avoiding large altitude transients. Another advantage of the design is that air is drawn in over the wing and creating a ‘high lift’ system at low speeds, which allows the jet to fly efficiently at low forward speeds required for final approaches and with less than half of the power consumption required in hover flight.

We have designed in-house all the core elements of our flight control system, the flight control laws and health management algorithms. We have developed and tested the flight control software on the flight dynamics model in simulations, allowing us to predict and tune how the jet will behave in flight test. This simulation-based development approach, including our flight dynamics model, also called a ‘Digital Twin’ of our aircraft, incorporates the full aerodynamic data bank, the engine deck, battery and power models and dynamic models for all actuators and sensors. The ‘Digital Twin’ allows us to assess the jet’s performance long before flight testing, which enables us to make critical decisions within days compared to weeks of real-life testing.

The ‘Digital Twin’ flight dynamics model is also used in a series of in-house-developed simulators. Some of these simulators feature a virtual and mixed reality interface, which are head mounted displays, that are used for pilot assessments on handling qualities, cockpit layout or procedures.

In addition to simulations on the ‘Digital Twin’, we are running extensive test campaigns on our Phoenix technology demonstrator as well as wind tunnel tests, the results of which will be correlated into our simulation models.

Other simulators are used for remote pilot training as part of the flight testing for our Phoenix technology demonstrator.

We have also developed and are continuously improving an integrated software development and verification framework that fully utilizes automation and enables the execution of full-code-coverage software testing in a short time. This framework is subject to EASA audits and will be fully DO-178C compliant, to enable the development of safety critical DAL-A flight software.

We consider our flight dynamics model and simulators, as well as our software development framework, to be important trade secrets given the high degree of proprietary knowledge which has been generated over the past five years and specifically tailored for our Lilium Jet configuration.

Safety and Performance

The safety, performance, and reliability of our Lilium Jets, as well as the credibility of eVTOL industry generally, will be key factors in achieving customer acceptance of RAM.

We design all systems in accordance with the EASA certification requirements (and expected FAA certification requirements), which demand an aircraft-level safety standard of not more than 10E-9 failure conditions with catastrophic effect per flight hour. This corresponds to a maximum of one failure condition with catastrophic effect within every one billion flight hours, which is the same safety level applied to large commercial jets such as the Boeing 777 or the Airbus A350. Similar to airliners, the Lilium Jet is also designed against the criterion of ‘no single failure resulting in catastrophic effect’, a standard which is typically not applicable to traditional VTOL aircraft such as helicopters. We verify all safety measures in accordance with the means of compliance agreed with the regulating authorities.

We plan to achieve our safety standards in many cases through systems redundancy. For example, the Lilium Jet can lose a battery pack or multiple engines and still implement a vertical landing because the Lilium Jet has 12 battery packs that work in parallel to supply the required power, as well as 36 independent ducted fan engines. The engines can contain blade-loss and other rotor failures within the engine ducts without damaging parts of the airframe. All avionics, engine controllers, battery management and other complex electronics are based on dissimilar and redundant architectures.

The aircraft will be initially certified for Visual Flight Rule conditions, which means that a pilot operates an aircraft in weather conditions generally clear enough to allow the pilot to see where the aircraft is going. We intend to apply to extend our certification to Instrument Flight Rules all-weather capabilities soon after launch, although no assurances can be given as to timing.

On February 28, 2020, our Phoenix technology demonstrator was damaged in a fire while undergoing maintenance, including the installation of battery modules. As aerospace industry best practice, we invited an independent incident investigator to lead the investigation, which was completed in June 2020. The result of the investigation identified that the most likely cause of the fire was a thermal runaway. We have carried various lessons forward by redesigning the individual battery modules and the energy system, as well as the assembly process, in our new technology demonstrator. The energy system involved in this incident and used in our technology demonstrators is not the same system that we intend to use for Type Certification or serial production.

Description of our Proprietary Technology and Intellectual Property

Our success depends in part upon our ability to secure and protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of intellectual property rights (patents, trademarks, copyrights, and trade secrets, including know-how and expertise) and contracts (license agreements, confidentiality, and non-disclosure agreements with third parties, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights). We control access to and use of our proprietary technology and other confidential information through various means, including physical access control systems, network security and contractual protections with employees, contractors, and partners. We also attempt to mitigate the risk of intellectual property conflicts by regularly assessing and avoiding any overlap of our innovative aircraft concepts, technology and components with third party patents and other proprietary assets.

We have two granted U.S. patents covering the multi-wing aircraft architecture engine arrangement, and four additional pending German patent applications related to the same aircraft architecture. Between February 19, 2021 and October 5, 2021, we filed an additional 39 patent applications with the European Patent Office, which can be extended into other jurisdictions. To protect the appearance of the Lilium Jet, two sets of design patents were filed. Our patents and patent applications cover essential differentiated technology innovations, such as the aircraft’s general architecture, avionics, propulsion system, energy storage system, safety, software, and flight control systems. Patent filings across the portfolio are intended to protect our key inventions in the Lilium Jet and its sub-systems.

We regularly review our development efforts to assess the existence and patentability of new inventions, and we plan to file additional patent applications when we determine it would benefit our business to do so.

Research and Development

Our research and development expenses for the years ended December 31, 2019 and 2020 were €38.1 million and €90.3 million, respectively, and €58.8 million for the six months ended June 30, 2021. Our research and development expenses represented a significant percentage of our operating expenses for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2021, none of which have been capitalized. For more information about our research and development expenses and our capital expenditures over the past two years, and for the six months ended June 30, 2021, as well as our current capital expenditure plan and how we intend to finance our research and development expenses and our capital expenditures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources— Cash Flows” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Production Facilities and Manufacturing Strategy

We have a 100,000 square foot prototype production facility near the Special Airport Oberpfaffenhofen in Munich, Germany. At this site, we have developed and built our current technology demonstrator, and we plan to develop and install the manufacturing facilities for series production. Our current prototype capability covers all aspects of flying and non-flying technology demonstrators. We have established a tech lab for fast prototype manufacturing, including a computer numerical control machine shop, metrology lab, special processes testing facilities and a 3D-print shop. We have also installed a composite center to provide a final assembly line pre-assembly capability.

We intend to commence initial production of our conforming serial aircraft prototypes at the Munich production facility in 2022 through the expansion and further development of our existing 100,000 square foot prototype production facility, though timing may depend on factors outside our control. We plan to focus our in-house production on our core technologies, final aircraft assembly and testing. We are collaborating with leading, aerospace-approved Tier 1 suppliers for the remaining aircraft components and parts. “Tier 1 suppliers” are typically manufacturers of major components or systems that receive parts or subassemblies from the Tier 2 supply chain and then directly provide those parts to OEMs. Tier 1 suppliers are themselves certified by the certification authorities to manufacture critical components and are the most important participants within the aerospace industry supply chain.

We are in contract discussions with several Tier 1 aerospace companies for avionics and flight control system, electric motors, the electrical wiring and interconnect system, seats and interiors as well as tires and landing gear. In November 2020, we signed a supply agreement with Toray Industries, the world’s leading manufacturer of carbon fiber, for the supply of higher performance carbon fiber composite. Toray Industries is recognized as a global leader in aerospace materials. In February 2021, we signed a supply agreement with Aciturri Aeronáutica, a leading global manufacturer of aerostructures and aero engine components, to provide the fuselage, wings and canards for our Lilium Jet. In June 2021, we signed a supply agreement with Honeywell Aerospace (a leading technology company providing aerospace products and services) for the development, design and manufacture of our avionics system. We intend to work with established, Tier 1 companies to ensure that proper aerospace grade quality systems are established. In addition, on March 28, 2021, we entered into a non-cancelable purchase obligation for a Palantir Foundry cloud subscription (which provides advanced data analytics capability), including support services, updates and related professional services, with Palantir for $50.0 million payable in increasing annual installments over five years.

By the end of 2022, we intend to commence low-volume production of our conforming serial aircraft prototypes for ground testing, flight testing and Type Certification. Our goal is achieving annual production capacity of 400 jets in 2026, beyond which we intend to scale further through manufacturing partners. To keep the initial investment low and production flexible, we plan to use a balanced approach of automation for high volume operations and simple technology for aircraft assembly.

We have also started to develop a blueprint for a larger scale factory with an annual capacity of at least 1,000 jets, which we intend to roll out with manufacturing and supply chain parties in due course depending on the ramp-up of our service. The global deployment of our high-volume factory units is planned to begin well in advance of reaching full capacity in our German factory. For this phase, we intend to work with experienced aerospace or automotive manufacturers and key suppliers to scale a ‘capex-light’ manufacturing strategy. Our goal is to enter strong strategic relationships to ramp up series manufacturing globally, using the scalable production blueprint developed during construction of our Munich facility.

Aircraft Program

Our serial aircraft certification application was accepted by EASA and FAA in 2018. From 2019, following publication by EASA of the design requirements we must satisfy (as further discussed below under “— Regulation — Aircraft Certification”), we had sufficient clarity on the eventual certification requirements to move ahead with our serial aircraft development program.

Our development program follows the rigorous, industry-standard process with maturity gates in each phase following a typical ‘V-model’ Validation and Verification process. This industry-standard process means that requirements are validated down to the jet’s component levels. Then, through the design, build and test phases, our final product is verified with a program of analysis, ground and flight testing, pre-agreed with our EASA and FAA regulators to ensure that these requirements have been satisfied and can be demonstrated to the regulators’ satisfaction. Our program builds upon the extensive technology development work undertaken since 2015, including several generations of demonstrator aircraft and related flight testing.

We are investing significant focus and efforts into the preliminary design phase to mature the technology through extensive testing and prototyping. We plan to leverage our supply chain’s capabilities both for the development program and to facilitate a rapid transition into volume production once we have received Type Certification. We are also working to confirm the airworthiness demonstration requirements to be agreed with the EASA and FAA regulators, which will help us to de-risk our program up-front. We plan to start an extensive ground and flight test campaign during 2022, which will continue until the Type Certification of our Lilium Jet, which we expect to receive in 2024.

Commercial and Business Operations

Pricing

Our pricing model for our B2C People Network assumes an average price per mile which varies with the distance of the trip, such that the price per mile will decrease as the trip length increases. We plan to launch a premium service with an average price per mile comparable to a typical taxi service. In the medium-term, we intend to reduce our pricing further, which we believe will result in higher passenger demand. In the longer term, larger aircraft types will enable us to further decrease pricing, bringing it in line with the price of high-speed rail.

Vertiports

We intend to work with infrastructure developers and operators to build and operate our vertiports. In Florida, our target is for the initial network to comprise 14 vertiports across the major urban centers in southern and central Florida, creating a 2,000-mile network of high-speed connectivity, equivalent to the entire high-speed rail network of some countries. All our networks are intended to be built around the principle of working with other companies that will develop, own and, for the most part, operate the infrastructure. Our business model contemplates that we will work with infrastructure developers to establish new vertiports or retrofit existing aerodromes to be fit-for-purpose, in which we plan to reimburse them for the development costs through a combination of lease payments and activity-based fees. We anticipate that some of the vertiports in our proposed network will be exclusive to Lilium, while others, predominantly those developed by public institutions, will be provided on a non-exclusive basis for use by Lilium. When developing our vertiports, we plan to work with landowners, who can provide access to buildings (such as parking garages, vacant lots, and commercial loading depots); infrastructure developers, who will provide financing, permits, and building the infrastructure; and ground service providers, who will work with our team to operate the facilities and ensure the safe and comfortable operation of our services for our passengers and the rapid turnaround of our passenger and good services.

We intend to provide our own customer service staff at vertiports to maintain the highest service quality, and we mainly intend to outsource ground operations, such as security, cleaning, refreshments and baggage handling, with careful monitoring of key customer touchpoints, such as front desk staff, boarding staff, and customer service representatives.

Our planned vertiports are based on a modular scalable design allowing for customization for vertiports of different sizes, consisting of four modules:

In our standard vertiport configuration, as indicated in the example graphic above, our vertiports are intended to include end-to-end charging posts at each parking bay. Our charging infrastructure on a pad with 7 parking positions will be designed to accommodate up to a total of 20 charging sessions per hour, with 5 – 30 minute sessions per charge.

We expect to tailor our vertiports to the environments available to us at locations that are convenient for our customers.

Tavistock Vertiports

In November 2020, we signed an agreement with infrastructure development company Tavistock Acquisitions, LLC, to build a vertiport in Tavistock’s upscale mixed-use community of Lake Nona, Florida, near to Orlando International Airport (MCO) and a short distance from Orlando’s many attractions, including Walt Disney World and Universal Orlando Resort. Locating our vertiports near to these popular destinations will allow us to establish a shuttle service with the cities of Tampa, St. Petersburg and West Palm Beach. When launched in 2024, the Lake Nona vertiport is intended to be one of the first in a network of vertiports connecting popular destinations and airports throughout Florida.

Ferrovial Vertiports

We have entered into an agreement with global infrastructure developer and operator Ferrovial setting out a framework to build a network of at least 10 vertiports across Florida. Ferrovial intends to develop and operate these vertiports exclusively for Lilium, enabling a rollout of high-speed RAM starting in 2024. Furthermore, with Ferrovial conducting ground operations at these sites, we would have an operations leader with significant experience in aviation operations, with more than twenty years investing, developing and operating in the airport sector, including managing airports such as Heathrow in London.

European Vertiport Opportunities

We have signed preliminary indications of interest with airport operators in Germany and the Netherlands to conduct scoping studies, exploring the business case for building vertiports across Europe.

Strategic Commercial Collaboration

On July 31, 2021, we executed a term sheet in which we agreed to enter into negotiations with Brazilian airline Azul S.A. and Azul Linhas Aereas Brasileiras S.A. (collectively, “Azul”) to establish a strategic collaboration whereby Azul is expected to commit to purchase from us 220 Lilium Jets for an aggregate value of up to $1.0 billion, with anticipated delivery to commence in 2025. As part of the anticipated agreement, we would provide an aircraft health monitoring platform to assist in the maintenance of the Lilium Jets sold to Azul, and Azul would operate the Lilium Jets. In addition, Azul would assist us in pursuing type certification of the Lilium Jet in Brazil and by marketing the service in Brazil, and the parties expect to jointly launch a co-branded network in Brazil using Lilium Jets, subject to obtaining the requisite type certification for the Lilium Jet from the applicable regulatory authorities. Both parties would also support the setup of a local vertiport network in Brazil. The parties have further agreed to work exclusively with one another with respect to the establishment of eVTOL products or services in Brazil until the earlier of the execution and delivery of definitive agreements or the expiration of the term sheet, subject to earlier termination for certain non-performance events.

In consideration of the strategic commercial collaboration, we agreed to use all efforts to grant to Azul warrants to purchase up to 8,000,000 Class A Shares at an exercise price of €0.12 a share, consisting of (i) warrants to purchase 1,800,000 Class A Shares, which warrants were issued to Azul on a fully vested basis on October 22, 2021, and (ii) subject to the execution of definitive agreements, warrants to purchase up to an additional 6,200,000 Class A Shares, which are expected to vest in three tranches.

Completion of the strategic collaboration and the final commercial terms thereof are subject to further negotiation and execution of definitive agreements, and the operation of a joint eVTOL service in Brazil is subject to obtaining the requisite type certification for the Lilium Jet. There can be no assurance that definitive agreements for the contemplated strategic collaboration with Azul will be entered into on the anticipated timeline or at all or that the final commercial terms for the proposed collaboration with Azul will not differ, including materially, from the terms currently contemplated by the parties.

Digital platforms and user interface

Our digital platforms will provide the differentiating integration between our Lilium Jets and our vertiports, delivering a high level of efficiency and effectiveness for both staff and customers. The digital platforms will contain a broad range of our proprietary intellectual property, enabling us to efficiently operate a large fleet. We are building a bespoke digital platform providing a seamless and integrated experience for our customers and passengers in each of our operations. Our online booking channels will help customers find suitable flights, make reservations, select related travel products (from Lilium and our partners) and collect necessary passenger information.

The digital platforms are planned to support passengers throughout their entire travel journey, both before and on the date of travel. These support services include relevant flight status information, guides to our vertiports and flying in the Lilium Jet. Our mobile app is planned to also enable passengers to access our vertiports and support them through pre-flight activities (such as baggage and security), assist them with last minute amendments as well as send boarding and seating notifications.

Behind the scenes, the digital platforms are planned to enable our airline operations to plan and operate our flight schedule and growing fleet. Alongside our Standard Operating Procedures, the digital platforms will be designed to meet the regulatory requirements and obligations for safe operations under our airline operating licenses. These requirements include functionality for flight planning and routing, energy management as well as managing and rostering pilots. On the day of flight, the digital platforms are intended to provide functionality for pilot briefing, flight dispatch, flight operations, disruption management and integration with the Lilium Jet (for uploading mission and pilot instructions, and downloading deep data on the location, status and health of each individual jet).

The digital platforms are planned to also deliver functionality for maintaining our fleet and ensuring their ongoing airworthiness, including scheduling and tracking of periodic planned maintenance, recording and resolving defects with connection to our parts, supply, procurement and logistics departments to ensure we have a managed supply of spare and replacement parts to minimize aircraft down time.

Within our vertiports, the digital platforms are planned to provide functionality to prepare aircraft for their next mission, ground operations and passenger operations, including bespoke systems for coordinating and monitoring the rapid charging of a jet’s batteries, with controlled temperature regulation for optimal throughput and battery health and longevity. The digital platforms are planned to support the companies to whom we outsource our ground operations to coordinate the activities needed to turn around our Lilium Jets for their next mission. For example, cleaning of the jet, loading and unloading of baggage, slot and gate management, and assisting passengers with special needs.

Pilot Sourcing and Training

We have entered into a framework services agreement with Lufthansa Aviation Training to source and train our pilots. Under the first phase of the program, we intend to collaborate on the creation of a Lilium-specific rating training course for qualified commercial pilots. We intend to design the training to leverage technologies including mixed and virtual reality, facilitating worldwide deployment of the course. As a leading European airline training organization, Lufthansa Aviation Training has extensive experience in developing pilot competencies, which we believe will complement our own expertise in aircraft design.

Regulation

The Lilium Jet and our operations are designed to comply with existing regulations, policies, and procedures of the relevant aviation authorities, although we note for the avoidance of doubt that our business model has yet to be tested or regulatorily approved. In the first years of service and as long as no “new” or changed regulatory framework is available and applicable, the Lilium Jet will operate under the existing aviation regulatory framework using conventional means of navigation and communication, facilitated by the on-board pilot.

We are required to comply with the safety regulations for the jet itself in addition to all operational aspects such as flight operations, crew training and the vertiport requirements. While some adaptations are required to existing regulations, we believe that the similarity of our operations to existing services (including piloted helicopters and other small aircraft) could mean that a close-to-comprehensive set of rules already exists.

Aircraft Certification

We are designing and producing the Lilium Jet to industry aeronautical standards and applicable regulatory requirements.

For international certification, the first airworthiness authority we approached is EASA. We applied for EASA Type Certification in 2017 and for concurrent FAA Type Certification validation through provisions provided by the bilateral agreement between the European Union (“EU”) and the U.S authorities in 2018. The FAA will reserve the right to verify compliance to their airworthiness requirements, but a maximum of regulatory alignment is being pursued. At the beginning of 2018, both authorities accepted our application for certification and we have been in frequent interaction with both authorities since then.

In July 2019, EASA published a novel set of rules for the certification of eVTOL aircraft, “Special Conditions for Small-Category VTOL Aircraft” (“SC-VTOL”), applicable to aircraft with a maximum of 9 passenger seats and a maximum certificated take-off mass of 3,175kg or less. We intend that the Lilium Jet will be certified under SC-VTOL.

In relation to the FAA certification process, we intend that the Lilium Jet will be certified under the recently reformed “Part 23 - Airworthiness Standards: Normal Category Airplanes”, modified by Special Conditions to address the novelties of e-VTOL aircraft.

General and technical familiarization activities have been performed to engage EASA and FAA in the development of the Lilium Jet. In December 2020, EASA issued the initial CRI A01 for the Lilium Jet. CRI A01 is the Type Certification basis for SC-VTOL which is the equivalent to the G-1 issue paper from the FAA. This represents a significant milestone in the certification process since it provides a roadmap of the tests and metrics that will be relevant for full Type Certification of the Lilium Jet. Initial aircraft and system certification plans have been submitted.

A detailed certification program including all the means of compliance will be further defined over the course of 2021. The certification program sets the stage for the design and testing process. After successful verification by EASA, the Lilium Jet will receive Type Certification in accordance with stated regulatory standards, which certifies compliance to the applicable airworthiness standards for the Lilium Jet.

Once certified by EASA and the FAA, we expect that the Lilium Jet Type Certification will be recognized by national civil aviation authorities around the world, since many countries’ national civil aviation authorities have bilateral agreements, working arrangements or other collaboration activities with EASA or FAA (examples may, but are not guaranteed to include, India, Russia, and certain countries within the Middle East, South East Asia and major parts of Central and South America). As a result, we believe that our Lilium Jet will be allowed to operate in any country that recognizes and accepts the EASA and FAA regulatory standards (even though we cannot assure that this will be the case), which would potentially enable us global market access. We cannot assure you that regulatory authorities in any other country will accept these standards; however, airlines regularly rely on bilateral agreements to operate internationally.

We also initiated the process to obtain a Design Organization Approval (“DOA”) issued by the EASA for the Lilium Jet’s design and a Production Organization Approval (“POA”) issued by the responsible national civil aviation authority of Germany for the Lilium Jet’s manufacture. The DOA program has started with the Type Certification application in 2017. We have prepared and submitted several DOA processes for engineering and airworthiness certification to EASA for the initial investigation and desk audit. We started process roll-out, training and proper application in 2020. We intend to perform the first comprehensive set of EASA on-site audits in the second half of 2021. The DOA approval program takes place in parallel with the Lilium Jet Type Certification activities.

The POA program has started with the application to the airworthiness authorities in May 2020. Most of the required processes and regulations have been filed with the German Federal Aviation Office (Luftfahrt-Bundesamt (LBA)) for review, which is planning audits in 2022. We already have fast prototyping capabilities for 80 core processes in place. When we receive our DOA, we expect to receive our POA thereafter, which is the final step before receiving our Type Certification.

Operations

We intend that the Lilium Jet will be operated by a fully-fledged airline (as defined, a holder of an Air Operator Certificate (“AOC”)). AOCs are granted by the relevant authority in each jurisdiction, typically a national civil aviation authority. The primary objective of airline certification is to ensure that operations are safe and compliant with regulation.

In the EU, commercial air transport operators apply for an AOC on the basis of the Commission Regulation (EU) No 965/2012, which outlines technical requirements and administrative procedures for airline certification. EASA is currently leading a comprehensive rule-making exercise which will allow commercial passenger operations for manned eVTOL aircraft in the European airspace. We have been actively participating in the rule-making process, which will be directly applicable in all 27 EU Member States.

In the U.S., commercial operators of an aircraft with a limited passenger-seating configuration and payload are typically subject to FAA Part 135 certification and U.S. Department of Transportation authority. This certification has been designed to accommodate operations using small airplanes or helicopters.

Both in Europe and in the U.S., we intend to collaborate with local AOC holders for our eVTOL operations, and we are in discussions with several major players in both geographies.

The Lilium Jet will be flown by an on-board pilot holding a commercial pilot license. For initial operations, pilots will be trained in a similar way to traditional airlines. During the training process, we plan to utilize, to the greatest extent possible, new virtual and mixed reality technologies in order to provide a more realistic training experience for the pilots. A future, more simplified pilot license, which takes into consideration the high degree of aircraft automation and the full range of its capabilities, will ideally be developed and utilized to train air crew to operate the Lilium Jet and other eVTOL designs.

The Lilium Jet initially will operate at aerodromes certified on the basis of existing approval processes and designed to comply with international and local heliport design regulations.

Our Marketing

Our marketing strategy is intended to build industry and consumer readiness for our technology and service. Short term, we plan to develop industry credibility and recruiting success by establishing Lilium as a front-runner in electric aerospace. Longer term, we plan to build affinity by developing a purpose-based product experience that will be rooted in social and environmental responsibility and customer centricity; we believe that we will articulate our areas of value and differentiation through educational and customer outreach campaigns. We intend to attract, retain and scale customers in preparation for our initial commercial launch by focusing on the customer journey, being transparent and factual about our technological and commercial progress and the overall benefits of our service to society and the environment. Our marketing strategy will be supported through marketing campaigns on our website, through content marketing channels, social media platforms, and thought leadership arenas. Communications will be a critical part of our strategy, as we clearly explain our business case and commercial operating model through interviews, podcasts, social media posts and engagement, press releases and events to build awareness and positive perception.

Competition

We believe that our primary competitors for our eVTOL services are ground-based mobility solutions, other eVTOL players and local and regional incumbent aircraft charter services.

Amongst the eVTOL companies, we consider Joby Aviation and Archer as our two key competitors. Both California-based companies are developing differing eVTOL aircraft with electric-powered tilt rotors that will have lower payload than our Lilium Jet (announced capacity of 5 seats, including the pilot) and a focus on shorter routes, with an average trip length approximately 25 miles. Joby Aviation has reported a projected average range of 150 miles on a single charge, and Archer has reported a projected range of 60 miles at 150 miles per hour.

Capital Resources and Liquidity Requirements

Since our founding, we have relied on external financing for our research and development activities, as well as to the organizational processes and resources required for these activities. Prior to the Business Combination we had raised approximately $375 million from our investors through preferred share and convertible loan issuances. Pursuant to the Business Combination and related PIPE Investment we received approximately $584 million (€493 million) in gross proceeds. Given our development stage and operating structure, most of our expenses to date are tied to headcount. We expect to continue to incur significant expenses in the foreseeable future, and we expect our cash burn to increase in connection with our ongoing activities, particularly for completing the Type Certification process, building our serial production factory, launching commercial operations and ensuring all infrastructure and talent resources are in place. In addition, we expect to incur additional costs associated with operating as a U.S. public company.

We are subject to risks related to the development and commercialization of our Lilium Jets and our services, as further discussed in “Risk Factors”, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. We estimate that we will need to obtain additional financing to fund our future operations as we grow our production capabilities, expand into a global business and establish the right footprint for our customer services and infrastructure. Furthermore, our operating plans may change in the future, and we may need additional funds to meet operational needs and capital requirements associated with such operating plans.

If our cash resources, including the proceeds of the Business Combination and the PIPE Financing, are insufficient to finance our future cash requirements, we will need to finance our future cash needs through a combination of public or private equity offerings, debt financings, partnerships or grant funding, which may require certain covenants or restrictions on our business.

Material Litigation

We may be subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. However, we do not consider any such claims, lawsuits or proceedings that are currently pending, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition or cash flows.

Employees and Consultants

We believe that our employees are crucial to the success of our business, which depends on our human capital and a strong leadership team. We aim to attract, retain and develop staff with the skills, experience and potential necessary to implement our growth strategy. Our human capital resources objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. As of December 31, 2020, we had 593 employees and 95 full or part time contractors. As of September 23, 2021, we had 922 employees, comprising internal employees as well as external contractors. Many of our employees and contractors have had prior experience working for a wide variety of reputed aerospace, airline, jet design, aerospace and customer service organizations. We have not experienced any work stoppages, and we consider our relationship with our employees to be good. None of our employees is represented by a labor union or covered by collective bargaining agreements.

Property

Our operations are based at a leased premise in Munich, Germany, and we have leased office space in Zurich, Switzerland and London, England. We believe that such facilities meet our current and anticipated needs for the near term.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of Lilium’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Financial and Operating Data,” the historical audited annual statements for the years ended December 31, 2020 and 2019 and the related notes that are included elsewhere in this prospectus, and the historical unaudited interim statements for the six months ended June 30, 2021 and 2020, and the related notes that are included elsewhere in this prospectus. The following discussion is based on the financial information of Lilium GmbH prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and related interpretations issued by the IFRS Interpretations Committee. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are a next-generation transportation company focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods – one that would offer increased connectivity for communities around the world as well as generate time savings to travelers, would be accessible from homes and workplaces, be affordable for a large part of the population, and be more environmentally friendly than current air transportation.

We are developing the Lilium Jet, a fully electric, 7-seater jet aircraft that will take-off and land vertically with very low noise. Our objective is for the Lilium Jet to be the basis for sustainable, high-speed air shuttle networks that will connect communities within a region directly with one another. We believe such a network will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets to generate 0.3 ounces CO2 of operating emissions per passenger mile, which is approximately 97% less when compared to commercial aviation. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.

Currently, our development efforts are focused on the Lilium Jet, including our ongoing certification process with EASA and FAA, and building out our manufacturing capacity to produce the Lilium Jet. We plan to rely on two business models. First, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties. Second, we plan to provide a turnkey enterprise solution by leasing fleets of Lilium Jets directly to governments and enterprise customers.

We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine, the Eurofighter Typhoon and the Harrier jet. They are supported by approximately 400 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and Chief Executive Officer, Daniel Wiegand, our Board includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström.

Our Business Plan and Prospects

The specifications for the Lilium Jet under development call for the aircraft to be able to cruise at 175 mph in 10,000 feet for up to 155 miles and to have 7 seats (one for the pilot) or 210 cubic feet of cargo space representing 50% more (passenger) capacity than an open propeller eVTOL architecture would have at comparable noise levels. We believe the combination of longer average trip lengths and higher passenger capacity per jet (thus a higher load factor) will provide greater time savings to customers, more competitive pricing, and superior unit economics as compared to open propeller eVTOL architecture. We have applied for Type Certification with the EASA in 2017 and for concurrent Type Certification with the FAA in 2018. Receiving a Type Certificate in accordance with stated regulatory standards will certify compliance to the applicable airworthiness standards for the Lilium Jet, which is a necessary prerequisite to undertaking commercial operations. In 2020, the Lilium Jet received CRI-A01 certification basis from EASA (similar to the G-1 from the FAA), setting forth a set of performance requirements we have agreed with the regulators for the Lilium Jet. We are progressing towards a targeted Type Certification in 2024, which would position us as one of the first companies to enter the eVTOL market. See the section titled “Business of Lilium and Certain Information About Lilium.”

We plan to create and operate, with commercial operators, high-speed regional air networks that utilize our aircraft and deploy these for intercity passenger mobility (B2C) as well as turnkey enterprise solutions to governments and companies (B2B). To date, we have not generated any revenue from our core operations as we continue to develop our eVTOL Jets, and do not anticipate generating material revenue until we reach commercialization.

Since our inception in 2016, we have been primarily engaged in research and development of eVTOL aircraft and have consequently incurred significant operating losses. Our operating losses were €63.5 million and €188.4 million for the years ended December 31, 2019 and 2020, respectively, and €43.5 million and €110.5 million for the six months ended June 30, 2020 and 2021, respectively. We expect to continue to incur substantial losses during 2021 and through 2024. Our consolidated financial statements for the year ended December 31, 2020 and for the six months ended June 30, 2021 have been prepared on a basis that assumes we will continue as a going concern, as described in the notes to our consolidated financial statements included elsewhere in this prospectus.

Our research and development expenses for the years ended December 31, 2019 and 2020 were €38.1 million and €90.3 million, respectively, and were €27.6 million and €58.8 million for the six months ended June 30, 2020 and 2021 respectively. Our research and development expenses represented a significant percentage of our operating expenses for the years ended December 31, 2019 and 2020 as well as the six months ended June 30, 2020 and 2021, none of which have been capitalized.

In 2019 and 2020, we invested €4.8 million and €8.9 million, respectively, and for the six months ended June 30, 2020 and 2021 we have invested €2.5 million and €5.7 million, respectively, in capital expenditures.

We expect our capital investments and costs to increase significantly in connection with our ongoing activities and other milestones we must achieve prior to starting our commercial operations. We expect our principal cash demands, and our results in the medium term, to be driven by:

●	Ongoing design and development of the Lilium Jet in house and at our partners, completing Type Certification of the Lilium Jet, continuing to build the German factory for serial production of the Lilium Jet, which includes purchasing manufacturing equipment, tools, raw materials and components as well as ramp-up of the serial aircraft production.
●	Go-to-market activities, which includes expanding the commercial team and operations, increasing marketing efforts, attaining relationships for our vertiport infrastructure and commercial operations and developing our digital platform.
●	Organizational build-up, which, among other costs, includes establishing the right infrastructure, processes and human resources required to launch a global revenue generating business.

Many of these costs are unpredictable over the long-term and there may be other substantial costs that we are currently unable to anticipate. Our targeted timeframe for achieving our objectives is also subject to known and unknown risks and uncertainties. We are targeting 2024 for the commercial launch of our 7-seater Lilium Jet. Any delays in the successful completion of our eVTOL Jets may impact our ability to generate revenue. See “Risk Factors.” We believe that our current cash and cash equivalents, together with the cash that we have received from the Business Combination, including the PIPE Financing, will provide sufficient funding to progress part of the certification, production and commercialization of the Lilium Jet, though we cannot assure that this will actually be the case. Additionally, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. The commercial launch of our RAM service has unpredictable costs and is subject to significant risks, uncertainties and contingencies, many of which are beyond our control, that may affect the timing and magnitude of these anticipated expenditures. Some of these risks and uncertainties are described in more detail in this prospectus under the heading “Risk Factors.” In the event that we incur higher costs than expected or determine that it may be beneficial to create additional capital buffer, we may raise additional funds to finance our ongoing series aircraft production. Until we can generate material revenue to finance our cash requirements, we expect to finance our future cash needs through a combination of public or private equity offerings, debt financings, partnerships, as well as potentially grant funding, which funding may in any such case have certain covenants or restrictions on our business. See “Liquidity and Capital Resources.”

Impact of the COVID-19 Pandemic

The strict measures to stop the spread of COVID-19 adopted in several countries where we operate initially resulted in the majority of our workforce working from home with a small number of teams with special purposes for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. Additional costs were incurred as a result of expenses related to health, safety and transportation of employees onsite, however, the impact of these did not materially impact our consolidated financial statements. With COVID-19 vaccines becoming more broadly available, most of our employees have returned to onsite work. However, there can be no assurance that future developments regarding the spread of COVID-19 will not result in a return to working from home for large portions of our workforce and the reinstatement of additional COVID-19 mitigation measures

Uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on the latest developments, we are expecting that business operations can be continued.

We are monitoring the global outbreak of COVID-19 and have taken steps to identify and mitigate the adverse effects and risks to us as a result of the pandemic. We have continued to implement social distancing and other COVID-19 mitigation and are ready to reintroduce additional modifications to our business practices depending on the ongoing development of the COVID-19 pandemic. We expect to continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners. While the pandemic has not resulted in a slowdown in our engineering, testing, certification and production activities, our operations, and the operations of our vendors, suppliers, and commercial partners, including infrastructure, airline, training, and other business partners, may be adversely impacted. Despite vaccines becoming available, COVID-19’s ongoing economic and health repercussions may also negatively impact our future field engineering, testing and certification processes, manufacturing capacity in the future, as well as our commercial activities including potential delays and restrictions on our ability to recruit and train staff. COVID-19 could also affect the operations of our suppliers and business partners, which has resulted and may continue to result in delays or disruptions in the supply chain of our components and delay the development and rollout of a vertiport network and commercial operations. We will continue to closely monitor the effects of the pandemic. For additional information on risks posed by the COVID-19 pandemic, see “Risk Factors.”

Employee Stock Option Program

Historically, our Employee Stock Option Program (“ESOP”) has been viewed as providing under its original terms that the holders of options granted under the ESOP effectively had the discretion to determine the manner of settlement in the form of cash or shares, resulting in our classification of our obligations related to the ESOP as a liability. In November 2020, we modified certain terms and conditions of the ESOP to, among other things, stipulate that Lilium has the discretion to determine the form of settlement of the options. In addition, consent letters were sent to all holders of options granted under the ESOP and each such holder was asked to provide acceptance of the modifications before the end of December 2020. As of December 31, 2020, 89% of our ESOP option holders accepted the terms of the modification, resulting in the reclassification of the relevant portion of our ESOP liability, amounting to €71.4 million, to equity and the remeasurement of its value. In 2020, €34.9 million of our total of €50.3 million in share-based compensation expense was attributable to this remeasurement. This compares to a total share-based compensation expense of €7.9 million in 2019. As of June 30, 2021, 95% of the holders of options granted under the ESOP accepted the terms of the modification, which triggered a change in the accounting treatment from cash-settled to equity-settled. Consequently, these options were remeasured at the modification date fair value and the relevant contingent liability was included in the equity.

The remaining options continue to be classified as cash-settled awards. The settlement of these cash-settled awards is dependent upon an exit event, which is not probable as of December 31, 2020 and as of June 30, 2021. The liability amounting to €2.6 million (December 31, 2020: €6.9 million) has been recognized (refer to Note 18). The carrying amount of the liability for the 2017 ESOP was €0 million at each of December 31, 2020 and June 30, 2021.

Recent Developments

On September 14, 2021, we closed our previously announced Business Combination pursuant to the Business Combination Agreement, dated as of March 30, 2021, as amended, by and among Qell, Lilium GmbH, Lilium B.V. (which was converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., prior to the closing of the Business Combination), and Merger Sub.

On the Closing Date, (i) Qell converted the Qell Class A Ordinary Shares into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one Class A Share, (ii) the shareholders of Lilium GmbH exchanged their shares of Lilium GmbH for shares in the capital of Lilium, with all Lilium GmbH shareholders, but Daniel Wiegand, receiving

Class A Shares in the share capital of Lilium, and Daniel Wiegand receiving Class B Shares, and (iii) each outstanding warrant to purchase a Qell Class A Ordinary Share was converted into a warrant to purchase one Class A Share. The outstanding warrants associated with the Business Combination Agreement will be recognized in Lilium’s future reported financial position.

The Business Combination, which is not within the scope of IFRS 3 since Qell does not meet the definition of a business in accordance with IFRS 3, will be accounted for within the scope of IFRS 2. As such, the Business Combination will be treated as the equivalent of Lilium GmbH issuing shares at the closing of the Business Combination for the net assets of Qell as of the closing date, accompanied by a recapitalization. The net assets of Qell will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of Lilium GmbH shares issued over the fair value of Qell's identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and will be recognized as an expense.

On March 30, 2021, concurrently with the execution of the Business Combination Agreement, Qell and Lilium entered into Subscription Agreements with certain PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Lilium agreed to issue and sell to such PIPE Investors, an aggregate of 45,000,000 Class A Shares at a price of $10.00 per share, for gross proceeds of $450,000,000. The PIPE Financing closed concurrently with the Business Combination.

We received approximately $584 million (€493 million) in gross proceeds from the Business Combination and the PIPE Financing. On a pro forma basis for the Business Combination, we estimate that we would have had approximately €493 million of pro forma cash on hand at June 30, 2021.

We are closely monitoring the ongoing COVID-19 situation and broader inflationary environment, which has had, and may continue to have, adverse impacts on our supply chain, which could put pressure on our unit costs in the future. Increased upfront payments to our suppliers and earlier phasing of those payments may put pressure on our non-recurring costs in 2022.

Key Components of Operating Results

Research and Development Expense

Research and development activities are primarily in the fields of engineering, prototyping (including Phoenix, our demonstrator aircraft), production, testing and certification. In addition to overall aircraft architecture and configuration, we are undertaking research activities relating to energy system, propulsion system including acoustic characteristics and core engine design, as well as software and control systems. We are continuing to invest in the development of our Lilium Jet, including production, testing, spare parts and maintenance. Our research and development expenses for the years ended December 31, 2019 and 2020 were €38.1 million and €90.3 million, respectively, and €27.6 million and €58.8 million for the six months ended June 30, 2020 and 2021, respectively, as further discussed below under “Results of Operations.”

The costs for internally generated research and development are expensed when incurred. Some costs for internally generated development may be capitalized if the relevant conditions under International Accounting Standard (“IAS”) 38 are met. See Note 3 to our consolidated financial statements included elsewhere in this prospectus. To date, we have not capitalized any research and developments costs.

Research and development activities primarily include engineering, prototyping, production, testing and certification of our Lilium Jet and include mainly the following expenses:

●	personnel-related expenses for personnel performing research and development activities, including salaries, benefits, social security contributions, travel and share-based compensation;
●	fees paid to third parties, such as consultants and contractors, for outsourced engineering services;
●	expenses related to materials, including various components used in development of the Lilium Jet, supplies, software costs and licenses, and third-party services; and
●	depreciation for equipment used in research and development activities.

We expect our research and development costs to increase for the foreseeable future as we continue to invest in research and development activities to achieve our operational and commercial goals.

General and Administrative Expense

General and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, software costs and licenses, depreciation, amortization, and travel. Personnel-related expenses consist of salaries, benefits, social security contributions, and share-based compensation.

We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Selling Expense

Selling expenses consist of personnel expenses, including salaries, benefits, and share-based compensation, for all personnel directly involved in business development and marketing activities. Our sales and marketing efforts are conducted through a highly specialized sales team relating to the commercialization of our service. Our investment in sales and marketing will continue to grow as we continue to expand our team globally.

Finance Income

Finance income consists primarily of a gain from recognizing changes in fair value of convertible loans.

Finance Expense

Finance expenses consist of interest expense on our convertible loans, changes in the fair value of the derivatives embedded in our convertible loans, and implied interest expense associated with our lease obligations under IFRS 16.

Investment in Zenlabs Energy, Inc.

On March 10, 2021 Lilium entered into a Share Purchase Agreement according to which Lilium acquired 25.7% of the shares of Zenlabs Energy Inc. (“Zenlabs”) for a purchase price of €8.4 million. Zenlabs is a development partner of Lilium in battery technology. Lilium’s investment in Zenlabs is accounted for as an “investment under the equity method.”

Under the equity method, the investment in an associate is initially recognized at cost. The carrying amount of the investment is adjusted to recognize changes in Lilium’s share of net assets of the associate since the acquisition date.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 to the Six Months Ended June 30, 2020

The following table summarizes our historical results of operations for the periods indicated (in € thousands, except percentage):

	Six Months Ended June 30,		Change
in € thousands, except percentages	2021	2020	€	%
Revenue	47	97	(50)	(52)%
Cost of sales	(11)	(10)	(1)	10%
Gross profit	36	87	(51)	(59)%
Research and development expenses	(58,762)	(27,639)	(31,123)	113%
General and administrative expenses	(38,718)	(10,804)	(27,914)	258%
Selling Expenses	(6,376)	(3,487)	(2,889)	83%
Other income	153	2,034	(1,881)	(92)%
Other expenses	(126)	(51)	(75)	147%
Operating loss	(103,793)	(39,860)	(63,933)	160%
Finance income	6,810	—	—	—
Finance expenses	(13,094)	(3,577)	(9,517)	266%
Financial result	(6,284)	(3,577)	(2,707)	(76)%
Share of income / (loss) of an associate	(201)	—	—	—
Loss before income tax	(110,278)	(43,437)	(66,841)	154%
Income tax expense	(199)	(20)	(179)	895%
Net loss for the period	(110,477)	(43,457)	(67,020)	154%

Revenue

We are currently not generating revenues from mobility services. In rolling out our business, we are engaged in infrastructure and mobility consultancy services provided to airport authorities with which future collaborations are planned and revenue amounting to €47,000 and €97,000 has been recognized from one customer for the six months ended June 30, 2021 and June 30, 2020, respectively.

Research and Development Expenses

Research and development expenses increased by €31.1 million, or 113%, from €27.6 million during the six months ended June 30, 2020 to €58.8 million during the six months ended June 30, 2021. The increase was primarily attributable to a €31.6 million increase in personnel costs to support aircraft engineering, software development, manufacturing process development, and certification and increased materials used in prototype development and testing.

General and Administrative Expenses

General and administrative expenses increased by €27.9 million, or 258%, from €10.8 million during the six months ended June 30, 2020 to €38.7 million during the six months ended June 20, 2021. In the six months ended June 30, 2021, additional expenses were incurred in connection with the Business Combination for legal advice, external consultants and other related expenses, in a total amount of €10.5 million.

Selling Expenses

Selling expenses increased by €2.9 million, or 83%, from €3.5 million during the six months ended June 30, 2020 to €6.4 million during the six months ended June 20, 2021. The increase was primarily attributable to increased headcount to support operations growth and business development.

Finance Income

Finance income increased by €6.8 million, from €0 to during the six months ended June 30, 2020 to €6.8 million during the six months ended June 30, 2021, driven mainly by the mark-to-market adjustments on an embedded derivative linked to the Company’s convertible loan (which was converted to equity during the period).

Finance Expense

Finance expenses increased by €9.5 million from €3.6 million during the six months ended June 30, 2020 to €13.1 million during the six months ended June 30, 2021 due to a fair value loss from a foreign exchange contract.

Comparison of the year Ended December 31, 2020 to the year Ended December 31, 2019

The following table summarizes our historical results of operations for the periods indicated (in € thousands, except percentage):

	Year Ended December 31,		Change
	2020	2019		(%)
Revenue	97	—	97	*n.m.
Cost of sales	(10)	—	(10)	*n.m.
Gross profit	87	—	87	*n.m.
Research and development expenses	(90,345)	(38,136)	(52,209)	137%
General and administrative expenses	(35,406)	(15,437)	(19,969)	129%
Selling expenses	(15,272)	(4,645)	(10,627)	229%
Other income	2,346	76	2,270	*n.m.
Other expenses	(130)	(58)	(72)	124%
Operating Loss	(138,720)	(58,200)	(80,520)	138%
Finance income	80	518	(438)	*n.m.
Finance expenses	(49,741)	(5,736)	(44,005)	767%
Financial result	(49,661)	(5,218)	(44,443)	852%
Loss before income taxes	(188,381)	(63,418)	(124,963)	197%
Income tax expense	(46)	(61)	15	(25)%
Net loss for the period	(188,427)	(63,479)	(124,948)	197%

*n.m. marks changes that are not meaningful for further discussion

Revenue

We are currently not generating revenues from mobility services. In rolling out our business, we are engaged in infrastructure and mobility consultancy services provided to airport authorities with which future collaborations are planned and revenue amounting to €97,000 has been recognized from one customer.

Research and Development Expenses

Research and development expenses increased by €52.2 million, or 137%, from €38.1 million for the year ended December 31, 2019 to €90.3 million during the year ended December 31, 2020. The increase was attributable mainly to remeasurement of share-based compensation. The ramp-up was driven mainly by the completion of funding rounds in March and May 2020 and the resulting ramp-up of the program of the serial aircraft. Personnel expenses accounted for €40.0 million of the €52.2 million increase, of which €20.1 million was attributable to the share-based compensation remeasurement and the remainder was attributable to increased headcount and increased salaries. The remaining €12.2 million of the increase was driven mainly by increases in costs of professional services of €6.0 million and materials of €3.2 million.

General and Administrative Expenses

General and administrative expenses increased by €20.0 million, or 129%, from €15.4 million during the year ended December 31, 2019 to €35.4 million during the year ended December 31, 2020. The increase was primarily attributable to a €12.5 million increase in personnel expenses, of which €6.6 million was attributable to the share-based compensation remeasurement and the remainder was due to increased headcount and new share-based compensation awards, reflecting the growth of our organization. A €5.9 million increase in professional services costs, related primarily to accounting and other consulting costs, also contributed to the increase.

Selling Expenses

Selling expenses increased by €10.6 million, or 229%, from €4.6 million for the year ended December 31, 2019 to €15.3 million during the year ended December 31, 2020, primarily attributable to a €9.9 million increase in personnel expenses, of which €8.2 million was due to the aforementioned share-based compensation remeasurement.

Other Income

Other income increased by €2.2 million from €0.1 million for the year ended December 31, 2019 to €2.3 million for the year ended December 31, 2020, driven mainly by a €1.9 million insurance recovery (of which €1.0 million was received during financial year 2020 and the remainder was recorded based on an initial appraisal).

Finance Expense

Finance expenses increased by €44.0 million from €5.7 million for the year ended December 31, 2019 to €49.7 million during the year ended December 31, 2020, primarily due to a €28.6 million increase in effective interest rate on our convertible loans, reflecting an increase in the average amount of debt outstanding in 2020 relative to 2019. See “Liquidity and Capital Resources — Debt.” A €15.2 million increase in the fair value of the embedded derivative relating to our convertible loans also contributed to the increase.

Liquidity and Capital Resources

Sources of Liquidity and Operational and Funding Requirements

We have incurred net losses and negative operating cash flows from operations since inception, and we expect to continue to incur losses and negative operating cash flows for the foreseeable future, until we successfully commence sustainable commercial operations. In addition, we expect our operating expenses to increase substantially in connection with our ongoing activities, particularly as we continue to advance the development and certification of our Lilium Jets and the commercialization of our network and turnkey enterprise solutions. Since inception, we have financed our operations primarily from the issuance of our common and preferred equity and convertible loans. As of June 30, 2021, we had cash and cash equivalents of €62.7 million. As of December 31,

2020 and 2019, we had cash and cash equivalents of €102.1 million and €59.6 million, respectively, and no substantial debt, other than the convertible loans described below. We hold our cash on hand mainly at banks, on hand, or invest in short-term deposits with an original maturity of three months or less.

The development and commercialization of our products will continue to require substantial expenditures and we are reliant upon continued investments and capital raises to fund operations. See Note 5 to our interim condensed consolidated financial statements included elsewhere in this prospectus. However, we have received approximately $584 million (€493 million) in gross proceeds from the Business Combination and the PIPE Financing. On a pro forma basis for such transactions (see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this prospectus), we estimate that we would have had approximately €493 million of pro forma cash on hand at June 30, 2021, which we believe would be sufficient to meet our operational needs for at least 12 months from the date of this prospectus.

If our cash resources, including the proceeds of the Business Combination and the PIPE Financing, are insufficient to finance our future cash requirements, we will need to finance our future cash needs through a combination of public or private equity offerings, debt financings, partnerships or grant funding. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of shareholders may be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect the rights of existing shareholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through partnerships, collaborations or other similar arrangements with third parties, we may have to relinquish valuable rights to our Lilium Jet. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or, in the worst case, to terminate our research and development and commercialization efforts and may not be able to fund our continuing operations.

Debt

In 2019, we entered into two interest bearing, convertible loan arrangements for the following amounts: (i) €60.0 million in May 2019 and (ii) €5.5 million in October 2019. Both convertible loans accrued interest at 5% per annum and had maturity dates of fifteen months from the date of borrowing (or earlier upon the occurrence of certain conversion or termination events). Both loans were converted into equity in March 2020, resulting in the issuance of 6,705 of Series B-2 preferred shares.

In March 2020 we entered into a new convertible loan arrangement for €85.9 million with a shareholder, the conversion of which into 7,187 Lilium Series B-2 Shares (representing 9.4% of our total outstanding shares on a non-diluted basis) was notarized on March 26, 2021. The loan accrued interest at 2% per annum and had a maturity date of March 11, 2027, or earlier upon the occurrence of certain conversion or termination events.

On January 22, 2021, we obtained a new convertible loan for approximately €1.9 million from a stockholder, a portion of which was held for the economic benefit of Dr. Thomas Enders. The loan accrued interest at 5% per annum and had a maturity date of 18 months from the date of issuance, or earlier upon the occurrence of certain financing events, including the Business Combination. The convertible loan was converted into Class A Shares upon the consummation of the Business Combination at a 15% discount to the deemed per share issue price. Accordingly, we no longer have any outstanding debt obligations.

Cash Flows

The following table summarizes our cash flows for each period presented (in € thousands):

	Six months	Six months
	ended June 30,	ended June 30,
in € thousand	2021	2020
Net cash (used in) / provided by:
Operating activities	(74,912)	(30,479)
Investing activities	34,767	(102,497)
Financing activities	752	149,482
Cash-based changes in cash and cash equivalents	(39,393)	16,506
Effect of foreign exchange rate changes on cash and cash equivalents	(15)	31
Net (decrease) increase in cash and cash equivalents	(39,408)	16,537

	Year Ended December 31
	2020	2019
Cash flow from:
Operating activities	(77,883)	(47,047)
Investing activities	(59,472)	(4,797)
Financing activities	179,955	64,261
Net increase in cash and cash equivalents	42,600	12,417

Cash flow from operating activities

Net cash used in operating activities for the six months ended June 30, 2021 was €74.9 million, consisting primarily of a net loss of €110.5 million, which included €17.9 million stock-based compensation expense, a €3.0 million depreciation and amortization expense, €3.6 million interest expense, and a decrease in our net working capital of €7.9 million, reflecting primarily higher payables.

Net cash used in operating activities for the six months ended June 30, 2020 was €30.5 million, consisting primarily of a net loss of €43.5 million, which included a €1.8 million depreciation and amortization expense, €3.5 million interest expense, €7.0 million stock-based compensation expense, and a reduction in our net working capital of €0.3 million.

Cash flow used in operating activities for the year ended December 31, 2020 was €77.9 million, compared to €47.0 million for the year ended December 31, 2019. The €30.8 million increase reflected the €124.9 million increase in our net loss, for the reasons described above, net of a €89.3 million increase in non-cash operating costs (driven by higher share-based compensation expense, higher interest expense on our convertible loans and an increase in the fair value of the derivatives embedded in our convertible loans, as discussed above). Operating working capital increased by €4.8 million, driven mainly by higher trade and other payables.

Cash flow from investing activities

Our recurring capital expenditures have historically consisted of investments in leasehold improvements, technical equipment and machinery, vehicles and office and other equipment.

Net cash received from investing activities for the six months ended June 30, 2021 was €34.8 million primarily due to purchases of property, equipment of €5.7 million, investments in and associated company of €8.5 million and in promissory notes of €1.1 million, offset by proceeds from the sales of fixed term promissory notes of €50.0 million.

Net cash used in investing activities for the six months ended June 30, 2020 was primarily due to investments in fixed term deposits of €100.0 million and purchases of property and equipment of €2.5 million.

Cash flow used in investing activities for the year ended December 31, 2020 was €59.5 million, reflecting mainly the investment in fixed term interest bearing deposits of €50.0 million. Capital expenditures for the year ended December 31, 2020 were €8.9 million, related mainly to leasehold improvements.

Cash flow from financing activities

Net cash provided by financing activities for the six months ended June 30, 2021 was €0.8 million primarily due to proceeds from issuance of the convertible loan for a net amount of €1.9 million, offset by €1.0 million capital lease obligations.

Net cash provided by financing activities for the six months ended June 30, 2020 was €149.5 million primarily due to proceeds from a convertible loan for a net amount of €85.9 million, and €65.1 million from share capital increase and capital contributions, partially offset with payments on capital lease obligations of €0.9 million and transaction costs for capital contribution of €0.5 million.

Cash flow from financing activities for the year ended December 31, 2020 was €180.0 million, compared to €64.3 million for the year ended December 31, 2019. In 2020, we obtained €97.3 million in proceeds from preferred equity issuances and borrowed an additional €85.9 million in proceeds from convertible loans. In 2019, we obtained €65.5 million in borrowings from convertible loans.

Other Commitments and Contingencies

We had €10.1 million in lease-related liabilities as of June 30, 2021 and €9.5 million December 31, 2020, respectively. We also have various lease contracts that have not yet commenced as of June 30, 2021. The future lease payments relating to these non-

cancellable leases are €2.3 million. Further, we have commitments of €9.9 million to acquire items of property, plant & equipment and commitments of €0.7 million to acquire items of intangible assets as of June 30, 2021.

In March 2021, we acquired an approximately 26% equity interest in a development partner for approximately €8.4 million. We also made convertible loans to this party of €0.4 million, €0.2 million and €1.0 million in July 2020, December 2020 and March 2021, respectively. Each loan is due upon demand of Lilium after one year anniversary, accrues interest at 7% per annum and is convertible early upon the occurrence of certain conversion or termination events.

Critical Accounting Estimates

Our consolidated financial statements for the years ended December 31, and the six months ended June 30, 2020 and 2019 have been prepared in accordance with IFRS as issued by the IASB. The preparation of the consolidated financial statements in accordance with IFRS requires the use of estimates and assumptions that affect the value of assets and liabilities — as well as contingent assets and liabilities — as reported on the balance sheet date, and revenues and expenses arising during the fiscal year. We based our assumptions and estimates on parameters available when the consolidated financial statements were prepared and reviewed on an ongoing basis. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond our control. Hence, our estimates may vary from the actual values. While our significant accounting judgments and estimates are described in more detail in Note 4 to our consolidated financial statements included elsewhere in this prospectus, we believe the following accounting policies and estimates to be critical to the preparation of our consolidated financial statements because they involve significant judgments or estimates and a change in such judgments or estimates could materially impact our financial statements:

Share-Based Compensation

Prior to completion of the Business Combination, as our common shares were not listed on a public marketplace, the calculation of the fair value of our common shares was subject to a greater degree of estimation in determining the basis for share-based awards that we issued. Given the absence of a public market, we were required to estimate the fair value of the common shares at the time of each grant. We considered objective and subjective factors in determining the estimated fair value and because there is no active trading of our equity shares on an established securities market, we determined the market price of our equity, with input from management and an independent valuation specialist, based on an option pricing method or a hybrid model, as further discussed in Note 15. Share-based Payments to our interim condensed consolidated financial statements included elsewhere in this prospectus.

We determined the value of our common shares based on interpolating from the valuations in our most recent external equity financing rounds and, when applicable, an expected valuation for an initial public offering, subject to discounts for the probability and timing of an exit event and lack of marketability, among other factors.

The assumptions underlying the valuations represent our best estimates, which involve inherent uncertainties and the application of management judgment. As a result, if we used significantly different assumptions or estimates, our share-based compensation expense for prior periods could have been materially different. Following the consummation of the Business Combination, we expect to use the market price of our Class A Shares as the basis for the valuation of future grants.

Convertible Loans and Embedded Derivatives

The initial fair value of our convertible loans (before bifurcation of the embedded derivatives) and the subsequent measurement of the embedded derivatives was calculated using an internal valuation model where many of the input parameters are not observable. See Note 16 to our interim condensed consolidated financial statements included elsewhere in this prospectus for a description of the valuation model and the input parameters used. All of our outstanding convertible loans have been converted into Class A Shares upon the consummation of the Business Combination.

Leases

Lease term. We have lease agreements for rental properties with renewal options, requiring us to apply judgment in evaluating whether we are reasonably certain to exercise the option to extend or terminate the lease. Accordingly, we evaluate all relevant factors that create an economic incentive for us to exercise the respective extension options. We also reassess the lease term when there is a significant event or change in circumstances that is within our control and affects our likelihood of exercising an option to extend or terminate the lease term (for example, more than insignificant penalty, construction of significant leasehold improvements or significant customization of the leased asset).

Incremental borrowing rate. We measure the amount of our lease liabilities based on an incremental borrowing rate (“IBR”), which is the rate of interest that we would have to pay to borrow the funds necessary to obtain an asset of a similar value to the leased asset over a similar term, with similar security and in a similar economic environment. We calculate our IBRs based on the risk-free rate, individual country risk premiums of the relevant country and credit spread. The weighted average IBR used in the valuation of our lease liabilities was 3.84% at June 30, 2021 (compared to 4.05% at December 31, 2020).

Recently Issued Accounting Pronouncements

A number of new standards and amendments to standards and interpretations are effective for annual periods beginning on or after January 1, 2021 and have not been applied in preparing the consolidated financial statements included elsewhere in this prospectus. None of these standards are expected to have a material impact on our consolidated financial statements. For information on the new standards, please refer to our consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from certain SEC disclosure requirements and standards. We intend to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. See “Risk Factors — We are an “emerging growth company,” and our reduced SEC reporting requirements may make our shares less attractive to investors.”

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2021, we had other current financial assets in the amount of €2.3 million mainly comprising fixed promissory notes while at December 31, 2020 it also comprised term deposits which was converted into cash, meaning that we are exposed to interest rate and credit quality and credit default risks with respect to such investments. We mitigate this risk by investing only in short-term deposits (which currently pay only nominal interest) and investment grade credit instruments, and do not believe that these risks are material. In addition, in the ordinary course of business, we may become exposed to interest rate risk and foreign exchange risk, which may arise from future incurrences of debt and the international expansion of our business operations, but such risks are not expected to be material in the short-term. We do not engage in the trading of financial assets for speculative purposes.

Material Weaknesses in Internal Control Over Financial Reporting

In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, we identified several material weaknesses in the design and operation of our internal control over financial reporting. The company is currently working to remediate the material weaknesses. See “Risk Factors — We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. Failure to remediate such material weaknesses in the future or to maintain an effective system of internal control could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.”

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages and positions of those individuals who serve as our directors and executive officers as of September 14, 2021. The Board is comprised of nine directors. The Board consists of an executive director and eight non-executive directors.

Name	Age	Position
Executive Officers
Commercial Leadership Team
Daniel Wiegand	36	Chief Executive Officer
Geoffrey Richardson	51	Chief Financial Officer
Board
Daniel Wiegand	36	Executive Director
Henri Courpron	58	Non-executive Director
Dr. Thomas Enders	62	Non-executive Director
Barry Engle	57	Non-executive Director
David Neeleman	62	Non-executive Director
Margaret M. Smyth	57	Non-executive Director
Gabrielle Toledano	54	Non-executive Director
David Wallerstein	47	Non-executive Director
Niklas Zennström	55	Non-executive Director

Executive Officers

Daniel Wiegand. Mr. Wiegand has served as our Chief Executive Officer and Executive Director of our Board since September 2021 and previously served as a member of the Lilium GmbH board from February 2015. Mr. Wiegand is the Lilium co-founder and also served as Lilium GmbH’s Chief Executive Officer from February 2015. Mr. Wiegand holds a degree in Aerospace Engineering from Technische Universität München. We believe Mr. Wiegand is well qualified to serve on the Board due to the perspective and experience he brings as our Chief Executive Officer and co-founder.

Geoffrey Richardson. Mr. Richardson serves as our Chief Financial Officer. Mr. Richardson has served as our Chief Financial Officer since November 2020. Prior to joining Lilium, Mr. Richardson held a number of positions at Cruise LLC (“Cruise”), a self-driving car service company, including Senior Advisor from May 2020 to November 2020 and Chief Financial Officer from September 2017 to May 2020. Prior to Cruise, Mr. Richardson served as Chief Financial Officer of Kinestral Technologies, Inc., a developer and manufacturer of glass products, from April 2014 to September 2017. Prior to Kinestral, Mr. Richardson served as Vice President at Goldman Sachs, a leading global investment banking, securities, and investment management firm, from 2010 to 2014. Prior to Goldman Sachs, Mr. Richardson served as Executive Director at Morgan Stanley, a leading American multinational investment bank and financial services company from 2007 to 2010. Mr. Richardson holds a J.D. from Tulane University.

The Board

Subject to our articles of association, the Board is charged with the management of the Company. In fulfilling their duties, our directors serve the interest of the Company and the business connected with it. Supervision of the fulfilment of duties by the executive director and of the general course of our affairs and our business are primarily carried out by the non-executive directors. The executive director must in due time provide the non-executive directors with the information they need to carry out their duties.

The Board consists of one executive director and eight non-executive directors. The total number of directors, including the number of executive directors and non-executive directors, may be increased or decreased pursuant to a resolution of the Board approved by a majority vote of all of the executive directors, and a majority vote of all of the non-executive directors, then in office. The Board is a one-tier board.

Under our articles of association, our executive and non-executive directors will be appointed by the General Meeting of our shareholders (the “General Meeting”) at the binding nomination of the non-executive directors and for such term as proposed by the non-executive directors, provided that a director must retire at the close of the first annual General Meeting following the expiry of the term of their appointment. A director may be reappointed one or more times. The General Meeting may at all times overrule the binding nature of each nomination by at least a two thirds (2/3) majority of the votes cast, provided such majority represents more than half of the issued share capital of the Company (a “General Meeting Supermajority”). If the General Meeting overrules a binding nomination, the non-executive directors will make a new nomination and a new General Meeting will be called at which the resolution for appointment of a director will require at least a General Meeting Supermajority. If a nomination for such a director has not been made or has not been made in due time, this will be stated in the notice of the General Meeting and the General Meeting will be free to appoint a director at its discretion by the resolution of a General Meeting Supermajority.

Under our articles of association, the General Meeting may at any time suspend or dismiss a non-executive director or executive director. The General Meeting may only adopt a resolution to suspend or dismiss a director by a General Meeting Supermajority, unless the resolution is adopted on the basis of a proposal by the Board; in that case, the resolution may be adopted by an absolute majority of the votes cast, representing more than half of the issued share capital of the Company.

Henri Courpron. Mr. Courpron has served as a member of our Board since September 2021. Since September 2014, Mr. Courpron has been the Chairman and Co-Founder of Plane View Partners, LLC, a strategic advisory firm for aviation and aerospace management and investments. He was the Chief Executive Officer of International Lease Finance Corporation (“ILFC”), one of the largest aircraft financing firms in the world, from May 2010 to May 2014. Prior to joining ILFC, Mr. Courpron was President of the Aerospace Division of Seabury Aviation & Aerospace, an advisory and investment banking firm in New York focused on the aviation industry, from 2007 to 2010. Prior to that, Mr. Courpron had a 20-year career with Airbus where he reached the position of Executive Vice President, Procurement at Airbus headquarters in Toulouse, France and held a number of other executive positions, including President and Chief Executive Officer of Airbus, North America. Mr. Courpron has also served as a director of Breeze Airways since September 2020 and previously served as a director of Azul Linhas Aéreas Brasileiras from May 2015 to April 2020 and TAP Portugal from November 2015 to July 2017. Mr. Courpron earned his degree in Computer Science in 1985 from Ecole Nationale Supérieure d’Electrotechnique d’Electronique d’Informatique et d’Hydraulique (ENSEEIHT) in Toulouse, where he specialized in artificial intelligence. We believe that Mr. Courpron is well qualified to serve on the Board due to his strong background in aerospace management and deep knowledge of the aviation industry and broad experience as a director in aerospace companies.

Dr. Thomas Enders. Dr. Enders has served on our Board since September 2021 and previously served as a member of the Lilium GmbH board from January 2021. Dr. Enders has served as a member of the Executive Committee and Audit Committee of the board of directors of Linde plc, a global industrial gases and engineering company, since 2018. Prior to joining the Lilium GmbH board, Dr. Enders held a number of positions at Airbus SE, a European multinational aerospace corporation, including Chief Executive Officer of Airbus SE from June 2012 to April 2019 and Chief Executive Officer of Airbus’ Commercial Aircraft Division from 2007 to 2012. Dr. Enders also held a number of positions at European Aeronautic Defense and Space Company (“EADS”) (rebranded as Airbus Group), including co-Chief Executive Officer from 2005 to 2007 and Head of Defense Division from 2000 to 2005. Dr. Enders served as a member of the Executive Committee of Airbus SE from its creation in 2000 until 2019. Dr. Enders studied Economics, Political Science and History at the University of Bonn and the University of California, Los Angeles. He holds a degree as Dr. Phil from University of Bonn. We believe Dr. Enders is well qualified to serve on the Board due to his extensive experience in the aerospace industry.

Barry Engle. Mr. Engle has served as a member of our Board since September 2021. Mr. Engle has experience in operational, financial and managerial roles within the international automotive sector, as well as growth-oriented companies across various industries. In September 2020, Mr. Engle founded the special purpose acquisition company, Qell Acquisition Corp., our predecessor. Mr. Engle served as the Chief Executive Officer of Qell until the consummation of the Business Combination. From September 2015 to August 2020, he served in various senior executive roles at General Motors (“GM”). Most recently, Mr. Engle served as President of GM North America, the company’s largest segment with over $100+ billion in sales during the year ended December 31, 2019. Under his leadership, GM frequently beat analysts’ expectations, including during the unprecedented COVID-19 pandemic. Before this, Mr. Engle served as the President of GM International, where he successfully worked with various stakeholders to improve the segment’s profitability. Mr. Engle joined GM in September 2015 as President of South America, leading the business unit through the region’s economic recession and achieving market leadership in Brazil for 50+ months while restructuring the business to improve its profitability. Prior to joining GM, Mr. Engle spent time leading high growth, private equity and venture capital-backed companies, serving as Chief Executive Officer of Agility Fuel Systems, a leading provider of clean fuel solutions for medium- and heavy-duty commercial vehicles, and electric vehicle manufacturer Think Holding AS, a Norwegian company, which, subsequent to his departure from the company entered into Norwegian bankruptcy proceedings in June 2011. Before joining Think Holdings AS, Mr. Engle spent two years as President and CEO of New Holland Agricultural Equipment in Turin, Italy. Mr. Engle also spent a number of years with Ford Motor Company where he served as President & CEO of Ford Canada, President of Ford Brazil, and Head of North American Marketing. Finally, Mr. Engle has also led entrepreneurial endeavors of his own; he previously owned Barry Engle Chrysler-Plymouth-Jeep, near Salt Lake City, from 1997 to 2000. Mr. Engle earned a bachelor’s degree from Brigham Young University and holds an MBA from the Wharton School at the University of Pennsylvania. We believe Mr. Engle is well qualified to serve on the Board due to his extensive experience in the transportation industry and experience leading organizations around the world.

David Neeleman. Mr. Neeleman has served as a member of our Board since September 2021. Since he founded Azul Brazilian Airlines in January 2008, Mr. Neeleman has served as the Chairman of its board of directors and served as its Chief Executive Officer until July 2017. Previously, Mr. Neeleman founded JetBlue, where he held the position of Chief Executive Officer from 1998 to 2007 and Chairman of and served on the board of directors from 2002 to 2008. Mr. Neeleman’s career in the airline industry began in 1984 when he co-founded Morris Air. As president of Morris Air, he implemented the industry’s first electronic ticketing system and pioneered a home reservationist system that is now the foundation of JetBlue’s call center. Mr. Neeleman sold Morris Air in 1993 and took the electronic ticketing to Open Skies. He sold Open Skies to Hewlett Packard in 1999. Mr. Neeleman was also co-founder of WestJet Airlines and served as a member of its board of directors from 1996 to 1999. Mr. Neeleman was also part of a consortium that initially acquired a controlling interest in Tap Air Portugal (“TAP”) through TAP’s privatization in 2015 and was a member of the board of directors of TAP from 2015 to 2020. We believe Mr. Neeleman’s experience in the aerospace industry makes him well qualified to serve on the Board.

Margaret M. Smyth. Ms. Smyth has served as a member of our Board since September 2021. Since July 2021, Ms. Smyth has served as the Senior Advisor, Global Infrastructure of QIC Global Infrastructure (“QIC”) and chair of CenTrio, QIC’s subsidiary that is the largest pure-play US district energy provider. Previously, Ms. Smyth served as the Chief Financial Officer of National Grid USA from October 2014 to June 2021, where she oversaw all finance, accounting, transactional, and property services for National Grid. Prior to joining National Grid, Ms. Smyth served as Vice President of Finance for Consolidated Edison, Inc. from August 2012 to September 2014. Ms. Smyth previously served as Vice President and Chief Financial Officer of Hamilton Sundstrand, which is part of the former United Technologies Corp., from October 2010 to June 2011. Ms. Smyth also served as Vice President and Corporate Controller of United Technologies Corp. from August 2007 to September 2010, and Vice President and Chief Accounting Officer of 3M Corporation from April 2005 to August 2007. Ms. Smyth is currently a board member of two subsidiaries of Mutual of America since February 2005, a board member and chair of the Audit Committee of Etsy, Inc. since June 2016, a board member and chair of the Audit Committee of Remitly, Inc. since May 2021, and a board member and chair of the Audit Committee of Frontier Communications Parent, Inc. since June 2021. We believe that Ms. Smyth’s financial background and corporate leadership experience make her well qualified to serve on the Board.

Gabrielle B. Toledano. Ms. Toledano has served as a member of our Board since September 2021. Since January 2020, Ms. Toledano has served as Chief Operating Officer at Keystone Strategy LLC, a strategy and economics consulting firm. From January 2021 to March 2021, Ms. Toledano served as Chief Talent Officer of ServiceNow Inc., a software company. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From February 2006 to May 2017, Ms. Toledano served as Chief Talent Officer and Advisor at Electronic Arts Inc., a video game company. Ms. Toledano has served as a director of Velo3D since July 2021, Better.com since April 2021 and Bose Corporation since June 2020. Previously, Ms. Toledano served on the boards of Glu Mobile, Inc. from December 2017 to April 2021 and Jive Software, Inc. from November 2015 to June 2017. Ms. Toledano holds a B.A. in Modern Thought and Literature and an M.A. in Education from Stanford University. We believe that Ms. Toledano is well qualified to serve on the Board because of her strong background in technology management and human capital management and her broad experience as a director of technology companies.

David Wallerstein. Mr. Wallerstein has served as an independent member of our Board since September 2021 and previously served as a member of the Lilium GmbH board from September 2017. Mr. Wallerstein has held a number of positions at Tencent Holdings Limited, a Chinese multinational technology conglomerate holding company providing Internet-related services and products, including Chief eXploration Officer since 2014 and Senior Executive Vice President since 2001. Mr. Wallerstein holds a Master’s degree from the University of California, Berkeley and a B.A. from the University of Washington. We believe Mr. Wallerstein is well qualified to serve on the Board due to his investment experience in new and emerging technologies internationally.

Niklas Zennström. Mr. Zennström has served as a member of our Board since September 2021 and previously served as a member of the Lilium GmbH board from December 2016. Mr. Zennström has served as Chief Executive Officer and Founding Partner at Atomico, a European venture capital firm investing in innovative technology companies around the world, since 2007. Prior to founding Atomico, Mr. Zennström co-founded and served as the Chief Executive Officer of Skype, a proprietary telecommunications application specializing in voice and video communications, acquired by Microsoft, from 2002 to 2007. Prior to Skype, Mr. Zennström co-founded and served as Chief Executive Officer of Kazaa B.V., a peer to peer content distribution provider, from 2000 to 2002. Mr. Zennström also co-founded and served as the Chief Executive Officer of Joltid Ltd., a provider of peer to peer technologies for content distributors, Internet Service Providers, websites and software developers, from 2001 to 2003. Prior to Joltid, Mr. Zennström served in various General Manager positions at Tele2 AB, a European telecommunications operator, from 1996 to 1999. Mr. Zennström holds a Master of Science degree in Engineering Physics and a Bachelor of Science degree in Business Administration from Uppsala University. Mr. Zennström also currently serves on the boards of H&M Hennes & Mauritz AB, Zennström Philanthropies, Varjo, Rekki and Oden Technologies. We believe Mr. Zennström is well qualified to serve on the Board due to his investment experience with disruptive technology companies.

The Board has determined that each of Dr. Thomas Enders, Barry Engle, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström qualify as an independent director, as defined under the listing rules of Nasdaq.

There are no family relationships among any of our executive officers or directors.

Director and Officer Qualifications

We have not established any specific, minimum qualifications that must be met by each of our officers. However, we generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

The Nominating Committee of the Board has prepared policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Board.

Committees of the Board of Directors

Our Board currently has three standing committees comprised of independent, non-executive directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of each committee charter are available on our website.

Audit Committee

Audit Committee members include Barry Engle, Margaret M. Smyth and Gabrielle Toledano, with Mr. Engle serving as chair of the Audit Committee. Each member of the Audit Committee is expected to be financially literate and each of Mr. Engle and Ms. Smyth is expected to qualify as an “Audit Committee financial expert” as defined in the applicable SEC rules.

The Audit Committee’s responsibilities include, among other things, oversight of:

●	our accounting and financial reporting and related processes and disclosures;
●	the adequacy and effectiveness of our internal control over financial reporting;
●	audits of the consolidated financial statements of the Company and our subsidiaries;
●	the public accounting firm engaged as our independent auditor, including with respect to its appointment, qualifications, independence, performance, compensation, and retention, and related matters;
●	our internal audit function, including with respect to its performance, resources, and retention; and
●	the assessment and management of risks, including financial risks and risks related to information security.

The Audit Committee charter also provides that the Audit Committee will be responsible for pre-approving all audit services, internal control-related services and non-audit services (other than de miminis non audit services), and establishing and maintaining the necessary approval procedures.

Compensation Committee

Compensation Committee members include Gabrielle Toledano, Barry Engle, and David Wallerstein, with Ms. Toledano serving as the chair of the Compensation Committee.

The Compensation Committee’s responsibilities include, among other things:

●	reviewing and making recommendations to the Board regarding the compensation of our non-executive directors;
●	reviewing and making recommendations to our non-executive directors regarding the compensation of executive officers serving on the Board;

●	approving the compensation of our senior management;
●	recommending changes to the Company’s compensation policy, which governs the compensation of our non-executive directors, executive officers and senior management;
●	reviewing and reporting to the Board, development and succession plans for our executive directors; and
●	overseeing the Company’s equity incentive and benefit plans and human capital management function.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including in accordance with applicable regulations and Nasdaq listing standards.

Nominating and Corporate Governance Committee

Nominating and Corporate Governance Committee members include David Wallerstein, Thomas Enders, and Niklas Zennström, with Mr. Wallerstein serving as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

●	identifying and recommending nominees for election by the Board;
●	evaluating the Board on its performance;
●	recommend changes to our corporate governance framework and guidelines to the Board; and
●	overseeing our environmental, social and governance policies and practices

Code of Business Conduct

We have adopted a code of business conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct is available on our website. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

EXECUTIVE COMPENSATION

Historical Compensation of Executive Officers

The amount of compensation, including benefits in kind, accrued or paid to our executive officers with respect to the year ended December 31, 2020 is described in the table below:

	Daniel	All other
(Euros in thousands)(*)	Wiegand	executives
Periodically-paid remuneration	€170	€52.3
Bonuses	—	—
Share-based compensation expense	—	—
Additional benefit payments	—	—
Total compensation	170	52.3
(*)	Amounts paid in U.S. Dollars have been converted to Euros using an annual exchange rate for 2020 of €0.87 to one U.S. dollar.

Compensation of Non-Executive Board Members

Niklas Zennström, David Wallerstein and Dr. Thomas Enders, our non-executive directors who served as members of the Lilium GmbH board, did not receive any compensation from us for the year ended December 31, 2020.

Equity Awards

Our directors and executive officers held the following Lilium stock options (both vested and unvested) as of the Closing Date:

Number of shares
		subject to stock options		Exercise price per stock
Beneficiary	Grant date	outstanding(1)		option(2)
Henri Courpron	—	—		—
Dr. Thomas Enders	January 1, 2021	48,569	(3)(7)	€1.00
	September 1, 2021	82,853	(4)(7)	€1.00
Barry Engle	—	—		—
Geoffrey Richardson	November 16, 2020	714,250	(5)(7)	€1.00
	September 13, 2021	1,374,217	(6)(7)	$28,570
David Wallerstein	—	—		—
Daniel Wiegand	—	—		—
Niklas Zennström	—	—		—
Gabrielle Toledano	—	—		—
David Neeleman	—	—		—
Margaret M. Smyth	—	—		—
(1)	Stock options granted before consummation of the Business Combination, subject to the consent of the individual award holder were converted into options to purchase Class A Shares by using the following conversion method (simplified): the number of shares subject to the options as of immediately prior to the Business Combination was multiplied by the conversion ratio used for purposes of the Business Combination. The number of shares in this column reflect the post-conversion amounts.
(2)	Following the consummation of the Business Combination, 2,857 Class A Shares are subject to each stock option.
(3)	The stock options vest in equal monthly installments over the 24-month period following the date of grant.
(4)	The stock options shall vest 4% in the year 2021, 11% in the year 2022, 40% in the year 2023 and 45% in the year 2024, in each case, in equal monthly installments within each such year on the first date of each month.
(5)	Mr. Richardson provides services in the U.S. These stock options are treated as restricted stock units (“RSUs”) for U.S. tax purposes. 25% of the RSUs are scheduled to vest on November 16, 2021, and 1/48th of the RSUs are scheduled to vest monthly thereafter. The RSUs become fully vested if Mr. Richardson’s employment is terminated without cause or if he resigns for good reason (each as defined in Mr. Richardson’s offer letter), in each case, within 12 months following a change in control or prior to the consummation of a change in control if such termination is in connection with such change in control.

(6)	The stock options shall vest 4.4% on the last day each quarter during the period commencing on September 13, 2021 and ending on December 31, 2023, 5.9% on the last day of each quarter during the period commencing on January 1, 2024 and ending on December 31, 2024 and 9.5% on the last day of each quarter during the period commencing on January 1, 2025 and ending on December 31, 2025.
(7)	Subject to the consent of each executive officer and board member, the stock options will become vested and exercisable based on the satisfaction of the service-based vesting conditions applicable to such stock options as of immediately prior to the Business Combination, provided that such stock options will not be exercisable during the 180-day lock-up period immediately following the Business Combination. Following the 180-day lock-up period, vested stock options must be exercised during certain exercise windows during each quarter of Lilium’s fiscal year (with the exact dates during each such quarterly period to be determined by Lilium). Such stock options will generally expire on the tenth anniversary of the applicable date the stock options become exercisable. Please see “Our Legacy Employee Stock Option Program” below for more information, including certain exceptions to the foregoing.

Share Ownership of Executive Officers and Non-Executive Directors

See the section entitled “Principal Securityholders” below.

Our Legacy Employee Stock Option Program

Prior to the Business Combination, certain beneficiaries were given the opportunity to participate in an Employee Stock Option Program (the “Legacy Stock Option Program”) as part of a long-term equity incentive scheme. The Legacy Stock Option Program was adopted by our shareholders in 2017 and subsequently clarified for certain purposes in December 2020.

Under the Legacy Stock Option Program, the beneficiaries generally received stock options to purchase Lilium shares at a per share exercise price equal to €1.00, provided that certain stock options granted to U.S. taxpayers are treated as RSUs for U.S. tax purposes while other stock options granted to U.S. taxpayers were priced with an exercise price per stock option equal to $28,570. Stock options granted under the Legacy Stock Option Program generally vest over a 4-year period, with 25% vesting on the first anniversary of the grant date, and the remaining 75% vesting in equal monthly installments on the last day of each calendar month thereafter, subject to deviating arrangements in the individual case. Employees who terminate employment with us may retain any stock options vested as of the applicable termination date, unless such termination of employment is a termination by us for cause or for person-related or conduct-related reasons under German labor law.

Subject to the consent of each executive officer and board member, the stock options (including any stock options treated as RSUs for U.S. tax purposes) will become vested and exercisable, as applicable, based on the satisfaction of the service-based vesting conditions applicable to such stock options as of immediately prior to the Business Combination, provided that such stock options will not be exercisable or settled, as applicable, during the 180-day lock-up period immediately following the Business Combination. Any stock options treated as RSUs for U.S. tax purposes may not be exercised, and will instead be settled no later than March 15th of the calendar year immediately following the calendar year during which such RSUs become vested. The terms and conditions for the exercise of all other stock options following the 180-day lock-up period are described below.

Following the 180-day lock-up period, vested stock options must be exercised during certain exercise windows during each quarter of Lilium’s fiscal year (with the exact dates during each such quarterly period to be determined by Lilium). The stock options will generally expire on the tenth anniversary of the applicable date the stock options become exercisable. Notwithstanding the foregoing, if the employment or service of the applicable option holder terminates for any reason prior to the end of the 180-day lock-up period, the stock options will expire upon the later of (i) the end of the last day of the 90-day period immediately following the month in which the 180-day lock-up period expires and (ii) if the stock options cannot be exercised by the option holder due to legal reasons or because there is no exercise window during that period, the end of the next exercise window in which the stock options can be exercised. In addition, notwithstanding the foregoing, if the employment or service of the applicable option holder terminates for any reason after the end of the 180-day lock-up period, the stock options will expire upon the later of (i) the last day of the 90-day period immediately following the date of termination and (ii) if the stock options cannot be exercised by the option holder due to legal reasons or because there is no exercise window during that period, the end of the next exercise window in which the stock options can be exercised.

2021 Equity Incentive Plan

The 2021 Equity Incentive Plan (the “2021 Plan”) was adopted in connection with the Business Combination in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including executive officers), independent contractors and directors of the Company and its affiliates, which is essential to the Company’s long-term success. The 2021 Plan is intended to replace the Legacy Stock Option Program established by Lilium, which was assumed in the Business Combination.

Administration. The 2021 Plan is administered by our Compensation Committee, except with respect to matters that are not delegated to the Compensation Committee by the Board. The Compensation Committee (or Board, as applicable) will have, among other things, the discretionary authority to interpret the 2021 Plan and any awards granted under it, determine eligibility for and grant awards, determine the exercise price, base value from which appreciation is measured or purchase price, if any, applicable to any award, determine, modify, accelerate and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the 2021 Plan and awards and otherwise to do all things necessary or desirable to carry out the purposes of the 2021 Plan or any award; provided that, other than in connection with certain corporate transactions or changes to our capital structure, shareholder approval will be required to reprice, amend, or substitute stock options granted under the 2021 Plan with new stock options having a lower exercise price, and to pay any consideration upon the cancellation of any stock options that have a per share exercise price greater than the fair market value of a share on the date of such cancellation. The Compensation Committee (or Board, as applicable) may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the Board and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “EIP Administrator” refers to the Compensation Committee (or Board, as applicable) and its authorized delegates, as applicable.

Eligibility. Our employees and independent contractors (including employees and independent contractors of our subsidiaries and, to the extent permitted under applicable law, our affiliates) are eligible, as are our non-employee directors (collectively, the “service providers”) to participate in the 2021 Plan. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to our employees or employees of certain of our affiliates. Eligibility for nonstatutory stock options and stock appreciation rights is limited to service providers who are providing direct services to us or certain of our affiliates on the date of grant of the award.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares that may be delivered in satisfaction of awards under the 2021 Plan is 24,880,272 shares, which will be increased by that number of shares underlying legacy options that are unallocated under the Legacy Stock Option Program, taking into account (i) any increases or adjustments to the share reserve of the Legacy Stock Option Program prior to, or at, the consummation of the Business Combination and (ii) forfeitures of options previously issued under the Legacy Stock Option Program following the consummation of the Business Combination. The share pool may be increased on the first day of each fiscal year of the Company by such number of shares determined by the Board on or prior to the date of any increase that will not exceed 5% of the outstanding shares on the last day of the immediately preceding fiscal year. The number of shares delivered in satisfaction of awards under the 2021 Plan is determined (i) by excluding shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by including only the number of shares delivered in settlement of a SAR any portion of which is settled in shares, and (iii) by excluding any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to us without the delivery (or retention, in the case of restricted stock) of shares.

Director Limits. The aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any fiscal year, including awards under the 2021 Plan, for his or her services as a director during such calendar year, may not exceed $1,000,000 in total value for any non-employee director serving as the lead director of the Board or chair of the Board and $750,000 for any other non-employee director, with the value of any awards under the 2021 Plan calculated based on their grant date fair value and assuming maximum payout. Such limits will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments, but will not include stock awards granted to an individual while he or she was serving in a service-provider capacity other than as a non-employee director.

Stock Options. The EIP Administrator may grant stock options, which is a right entitling the holder to acquire Class A shares of the Company upon payment of the applicable exercise price. Each stock option will be designated in the award agreement as either an incentive stock option, or ISO, or a nonstatutory stock option. The exercise price per share of each stock option granted under the 2021 Plan may be no less than 100% of the fair market value of a share on the date of grant (110% in the case of certain ISOs), except that stock options may be granted with an exercise price per share of less than 100% of the fair market value of a share on the date of grant in certain circumstances consistent with Section 424(a) of the Code, Section 409A of the Code and other applicable law, to the extent applicable. Each stock option will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).

Restricted Stock. The EIP Administrator may grant awards of restricted stock, which are Class A shares of the Company subject to restrictions requiring that they be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied. During the period of restriction, individuals holding shares of restricted stock may exercise full voting rights, and will be entitled to receive all dividends and other distributions paid, with respect to those shares, unless the EIP Administrator determines otherwise. During the period of restriction, any such dividends or distributions will be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and will not be paid or distributed unless and until such related shares have vested and been earned.

Stock Appreciation Rights. The EIP Administrator may grant stock appreciation rights, which is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the per share exercise price from which appreciation is measured. The per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be determined by the EIP Administrator and will be no less than 100% of the fair market value of a share on the date of grant.

Stock Units. The EIP Administrator may grant awards of stock units, which is a bookkeeping entry representing an amount equal to the fair market value of one share of Class A shares of the Company. The EIP Administrator may settle earned stock units in cash, shares, or a combination of both. The EIP Administrator may award dividend equivalents in connection with the grant of stock units that may be settled in cash, in shares of equivalent value, or in some combination thereof. Absent a contrary provision in an award agreement, such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the restricted stock units with respect to which the dividends accrue and will not be paid or settled unless and until the related restricted stock units have vested and been earned.

Stock Bonuses. The EIP Administrator may grant stock bonus awards, which are awards of Class A shares of the Company without a purchase price that are not subject to any restrictions.

Substitute Awards. The EIP Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the 2021 Plan.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the EIP Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 2021 Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.

Effect of Certain Corporation Transactions. In the event of certain corporate transactions, the EIP Administrator may, with respect to the outstanding awards, provide for any one or more of the following, without the participant’s consent (in each case, on such terms and subject to such conditions as it deems appropriate): (i) the assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity; (ii) the acceleration of exercisability or delivery of shares in respect of any award, in full or in part; (iii) the opportunity to exercise options prior to the occurrence of the corporate transaction; (iv) the cancellation of some or all of the awards in exchange for a payment equal to the difference between the fair market value of the shares subject to the award and its exercise or base price, if any; or (v) the cancellation of outstanding awards in exchange for no consideration. The EIP Administrator need not treat all outstanding awards (or any portion thereof) in an identical manner.

Clawback. The EIP Administrator may provide that any outstanding award, the proceeds of any award or shares acquired thereunder and any other amounts received in respect of any award or shares acquired thereunder will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events. In addition, awards are subject to our clawback policy as may be established or amended from time to time. The EIP Administrator may require a participant to forfeit, return to and/or reimburse the Company for all or any portion of the award and/or shares issued under any award, any amounts paid under an award, and any payments or proceeds paid or provided upon the disposition of shares issued under the award, pursuant to the terms of such company policy or as required by applicable law.

Amendments and Termination. The EIP Administrator may at any time amend the 2021 Plan or any outstanding award and may at any time suspend or terminate the 2021 Plan as to future grants. However, except as expressly provided in the 2021 Plan or applicable award agreement, the EIP Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent. Any amendments to the 2021 Plan will be conditioned on shareholder approval to the extent required by applicable law, regulations or stock exchange requirements. Any termination of the 2021 Plan will not affect the EIP Administrator’s ability to exercise the powers granted to it with respect to awards granted prior to the date of such termination.

2021 Employee Share Purchase Plan

The 2021 Employee Share Purchase Plan (the “ESPP”) was adopted in connection with the Business Combination to permit eligible employees and/or eligible service providers the opportunity to purchase Class A shares of the Company. The ESPP promotes employee retention and incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

Qualified and Non-qualified Offerings. The ESPP consists of two components: a 423 component and a non-423 component. The 423 component is designed to qualify as an employee stock purchase plan under section 423 of the Code. The non-423 component need not satisfy the requirements applicable to the 423 component, but except as otherwise determined by the Board, the non-433 component will operate and be administered in the same manner as the 423 component. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the non-423 component of the ESPP.

Administration. The Board has delegated the administration of the ESPP to the Compensation Committee (the “ESPP Administrator”), which has the power and discretionary authority to interpret the ESPP, determine eligibility under the ESPP, prescribe forms, rules and procedures relating to our ESPP, and otherwise do all things necessary or desirable to carry out the purposes of the ESPP.

Shares Subject to the ESPP. Subject to adjustment as described below, zero shares are currently available for purchase pursuant to the exercise of options under the ESPP. The share pool may be increased on the first day of each fiscal year of the Company by such number of shares determined by the Board on or prior to the date of any increase that will not exceed the lesser of (i) 1% of the number of shares outstanding as of the close of business on the last day of the immediately preceding fiscal year and (ii) the number of shares equal to 1% of the number of shares of the Company immediately after the Business Combination. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the ESPP.

Eligibility. Participation in the ESPP is generally limited to our employees and service providers and employees and service providers of our subsidiaries and affiliates (i) who have completed at least two years of service since the employee’s or service provider’s last hire date, (ii) whose customary employment with us or one of our subsidiaries or affiliates, as applicable, is for more than five months per calendar year, (iii) who customarily work 20 hours or more per week, (iv) who are not highly compensated employees within the meaning of Section 423 of the Code and (v) who satisfy the requirements set forth in the ESPP or such other criteria as the Board may determine consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing 5% or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, is not eligible to participate in the ESPP. Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. As soon as practicable, the ESPP Administrator will distribute to such individual all of his or her accumulated but unused contributions without interest.

General Terms of Participation. The ESPP allows eligible employees and service providers to purchase shares during specified offering periods. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. During each offering period, eligible employees and service providers will be granted an option to purchase shares on each purchase date within the offering (up to certain statutory limits), each corresponding to the end of a purchase period within such offering. In connection with each offering, the ESPP Administrator may specify a maximum number of shares that may be purchased by any participant or all participants.

The purchase price of each share issued pursuant to the exercise of an option under the ESPP on an exercise date will be 85% (or such greater percentage as specified by the ESPP Administrator) of the lesser of: (a) the fair market value of a share of Class A shares of the Company on the date the option is granted, which will be the first day of the offering period, and (b) the fair market value of a share of Class A shares of the Company on the exercise date, which will be the last business day of the offering period.

Participants in our ESPP will pay for shares purchased under the ESPP through payroll deductions to the extent permitted by applicable law. Participants may elect to authorize payroll deductions between 1% and 15% of the participant’s eligible compensation each payroll period. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner the ESPP Administrator directs.

Restart. To the extent more than one purchase period is provided during an offering, the ESPP Administrator will have the discretion to structure such offering so that if the fair market value of a share on the first trading day of a new purchase period within that offering is less than or equal to the fair market value of a share on the offering date for that offering, then (i) that offering will terminate as of the purchase date specified with respect to such purchase period, after giving effect to such purchase on the applicable purchase date, (ii) all contribution amounts not applied to the purchase of shares after giving effect to such purchase on the applicable purchase date will be refunded to the applicable participants and (iii) the participants in such terminated offering will be automatically enrolled in a new offering beginning on the first trading day of such new offering period and purchase period.

Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure that constitutes an equity restructuring, the ESPP Administrator will make appropriate adjustments to the aggregate number and type of shares available for purchase under the ESPP, the number and type of shares by which the share reserve may be increased each year, the number and type of shares granted under any outstanding options, the maximum number and type of shares purchasable under any outstanding option and/or the purchase price per share under any outstanding option.

Corporate Transactions. In the event of certain corporate transactions, the ESPP Administrator may provide that each outstanding option will be assumed or continued or substituted for or, if any surviving or acquiring corporation (or its parent company) does not agree to assume or continue such options or does not substitute similar rights, then participants’ accumulated contributions will be used to purchase shares prior to the corporate transaction, and the options will terminate immediately after such purchase.

Amendments and Termination. The Board has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that shareholder approval will be required for any amendment of the ESPP for which shareholder approval is required by applicable laws.

Equity Grants to Management and Directors in Connection with the Closing of the Business Combination

Richardson Success Fee

On September 10, 2021, Lilium entered into a success fee letter with Geoffrey Richardson, our Chief Financial Officer, pursuant to which Lilium has agreed to pay Mr. Richardson a success fee equal to 0.5% of financing proceeds secured by Lilium (provided the value of the success fee may not exceed $4,000,000), including financing proceeds secured by Lilium in connection with the Business Combination, subject to Mr. Richardson’s continued employment through the consummation of the Business Combination. The success fee will be paid in the form of fully vested Class A Shares as soon as reasonably practicable following the filing of a Form S-8 with the SEC in respect of shares authorized for issuance under the 2021 Plan. In addition, to the extent that Mr. Richardson is required to make a payment to Lilium in respect of the Class A Shares, Lilium will provide Mr. Richardson with a cash bonus equal to the amount of the required payment, increased by any taxes owed with respect to such amount.

Other Arrangements with Management and Directors in Connection with the Closing of the Business Combination

Wiegand Service Agreements

On December 1, 2015, Lilium’s German subsidiary entered into a managing director service agreement with Mr. Wiegand, which was later amended on September 20, 2017 and September 14, 2021. The service agreement, as amended, provides for, among other things, a €200,000 annual base salary.

On September 14, 2021, Lilium also entered into a contract for services with Mr. Wiegand, which provides for, among other things, a salary of €300,000 annual base salary.

Richardson Offer Letter and Employment Agreement

On November 14, 2020, Lilium’s U.S. subsidiary entered into an offer letter with Mr. Richardson, which was later amended on September 19, 2021. The offer letter, as amended, provides for, among other things, a $350,000 base salary and eligibility to receive equity awards and eligibility to participate in Lilium’s employee benefit plans. The offer letter further provides that if Mr. Richardson’s employment is terminated by Lilium without cause or by Mr. Richardson for good reason (each as defined in Mr. Richardson’s offer letter), Mr. Richardson will be entitled to receive 6 months’ base salary and benefits continuation for 6 months following the termination date, subject to his execution and nonrevocation of a release of claims.

On September 14, 2021, Lilium also entered into an employment agreement with Mr. Richardson, which provides for, among other things, a $150,000 base salary.

Non-Executive Director Compensation

In connection with the Business Combination, Lilium adopted a board member compensation policy, which governs the compensation of Lilium’s executive and non-executive directors. The terms and conditions of the board member compensation policy that are applicable to non-executive directors (referred to herein as the “Non-Executive Director Compensation Policy”) are designed to attract and retain high quality non-executive board members by providing competitive compensation and aligning their interests with the interests of shareholders through equity awards.

Cash Retainers

The Non-Executive Director Compensation Policy provides for annual cash retainers, which will be payable quarterly in arrears and pro-rated for partial quarters of service and certain other benefits. Each non-executive board member may also elect to convert all or a portion of his or her annual board member service retainer into RSUs, which will be subject to vesting on the same payment schedule, and subject to the same conditions, as applied to the underlying retainer. Any portion of the RSUs that vests in respect of a partial quarter of service will be pro-rated based on the number of days of service that the non-executive board member provided in such quarter. In addition, subject to the approval of Lilium and applicable law, prior to a cash retainer being earned, a non-executive board member may elect to defer such cash retainer into fully-vested deferred stock units (“DSUs”), which will be granted after such retainer is earned and will be settled in Class A Shares upon the earlier of (i) the date chosen on the applicable election form and (ii) a separation from service. Subject to the approval of Lilium and applicable law, a non-executive board member may also elect to defer RSUs into DSUs with a settlement date that occurs at least one year after the applicable vesting date and up to the time the non-executive board member has a separation from service.

Transitional Equity Grants

The Non-Executive Director Compensation Policy also provides that prior to the 2022 General Meeting of shareholders, in lieu of the RSU grants described below, non-executive directors will receive transitional RSU grants upon the following terms under the 2021 Plan, which will vest, subject to continuous service through the applicable vesting date:

●	Non-executive board members who are elected or appointed to the Board on or after the Closing (but before the 2022 General Meeting of shareholders) will be granted 32,500 RSUs covering an equal number of Class A Shares, which will vest in three equal annual installments from the date of grant.
●	Non-executive directors who are elected or appointed on or after the Closing will be granted RSUs covering an equal number of Class A Shares, which will be pro-rated based on an initial target of 17,500 Class A Shares and the number of full months that are expected to lapse between the non-executive board member’s appointment to the Board and the 2022 General Meeting of shareholders. The RSUs will vest on the date immediately preceding the date of the next annual General Meeting of shareholders.

Equity Compensation Beginning at the 2022 General Meeting of Shareholders

In addition, the Non-Executive Director Compensation Policy provides that non-executive directors will receive RSU grants under the 2021 Plan on the date of each annual General Meeting of shareholders (beginning at the 2022 meeting), and upon the beginning of service, which will vest, subject to continuous service through the applicable vesting date:

●	RSUs initially valued at $325,000 upon initial election or appointment to the Board, which will vest in three equal annual installments from the date of grant; and
●	Additional RSUs initially valued at $175,000 annually, which will vest upon the earlier of the first anniversary of the date of grant or the next annual General Meeting of shareholders, prorated for the initial year of service.

All vesting is subject to the non-executive board member’s continued service as a member of the Board through each applicable vesting date. Notwithstanding the foregoing, if a non-executive board member remains in continuous service as a member of the Board until immediately prior to: (a) the non-executive board member’s death, (b) the termination of the non-executive board member’s service due to the non-executive board member’s disability or (c) the closing of a change in control (as defined in the 2021 Plan) (each a “Director Acceleration Event”), any unvested RSUs will vest in full immediately prior to, and contingent upon, the applicable Director Acceleration Event.

Notwithstanding the above, each non-executive board member may elect to waive any or all of his or her compensation under the Non-Executive Director Compensation Policy prior to the payment of such compensation.

DESCRIPTION OF SECURITIES

This section of the prospectus includes a description of the material terms of our articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our articles of association, which are included elsewhere in this registration statement. We urge you to read the full text of our articles of association.

Overview

We were incorporated as Qell DutchCo B.V on March 11, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and were renamed to Lilium B.V. by separate deed of amendment of the articles of association on April 8, 2021. In connection with the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap) pursuant to a deed of conversion and amendment of our articles of association adopted on September 10, 2021 (as so amended, the“articles of association”). We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82165874.

The Lilium Shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of the articles of association and applicable Dutch law.

Lilium is a Dutch public limited liability company (naamloze vennootschap). Lilium has a one-tier board structure which consists of nine members, one executive director and eight non-executive directors, as discussed in more detail under “Management — Executive Officers and Directors.”

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that we may issue without amending the articles of association and may be a maximum of five times the issued capital. The articles of association provide for an authorized share capital in the amount of €194,454,208.32.

Our authorized share capital is divided into:

1,498,386,411 Class A ordinary shares with a nominal value of €0.12 per share;

24,413,065 Class B ordinary shares with a nominal value of €0.36 per share; and

24,413,065 Class C ordinary shares with a nominal value of €0.24 per share.

Issued Share Capital

Our issued and outstanding share capital as of September 14, 2021 consists of:

259,696,994 Class A ordinary shares with a nominal value of €0.12 each; and

24,413,065 Class B ordinary shares with a nominal value of €0.36 each.

We also held 375,000 issued Class A ordinary shares as treasury shares as of September 14, 2021.

Issuance of Lilium Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. The articles of association provide that Lilium Shares may be issued pursuant to (i) a resolution proposed by the Board and adopted by the General Meeting or (ii) a resolution of the Board if, pursuant to a resolution of the General Meeting, the Board has been authorized for a specific period not exceeding five years to issue Lilium Shares. Pursuant to the articles of association, the General Meeting may authorize the Board to issue Lilium Shares or grant rights to subscribe for Lilium Shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, the General Meeting will not have the power to issue Lilium Shares or grant rights to subscribe for Lilium Shares. Pursuant to the articles of association, Lilium Shares shall be issued up to the amount of the authorized share capital (from time to time). The Board is irrevocably authorized to issue Lilium Shares and to grant rights to subscribe for Lilium Shares for a period of five years and up to 25% of the issued share capital, both as from the date of the completion of the Business Combination.

Conversion of Class B Shares

Class B Shares may only be Transferred (as defined in the articles of association) to (i) Permitted Transferees (as defined in the articles of association) or (ii) Lilium. A Class B Share will be converted into one Class A Share and one Class C ordinary share, nominal value €0.24 per share (a “Class C Share”) (in accordance with the articles of association) upon the occurrence of a Conversion Event or a Shares B Compulsory Conversion Event (each as defined in the articles of association). If a Class C Share is held by anyone other than Lilium (regardless as a consequence of conversion), such holder of Class C Shares (a Transferor) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. The end result of the conversion of Class B Shares is that a Lilium shareholder acquires one Class A Share for each converted Class B Share. If Lilium fails to accept the offered Class C Shares from the Transferor within three months after receipt of notice, the Transferor’s dividend rights attached to its Class C Shares will revive.

Preemptive Rights

Under the articles of association, each holder of Class A Shares or Class B Shares (as applicable) shall have a pre-emption right pro rata to the total number of (in aggregate) Class A Shares and Class B Shares (whereby the Class A Shares and Class B Shares shall, for the purposes hereof, be treated as a single class of shares) held by such person on the date of the resolution to issue the Class A Shares and/or Class B Shares, it being understood that this pre-emption right shall not apply to an issuance of Class A Shares:

●	to employees of Lilium or employees of a Lilium group company; and
●	to a person exercising a previously obtained right to acquire Class A Shares or Class B Shares, in accordance with the provisions of the articles of association.

No pre-emption rights shall apply in respect of an issuance of Class C Shares. The preemptive rights in respect of newly issued Class A Shares or Class B Shares may be restricted or excluded by a resolution of the General Meeting, upon proposal by the Board. Pursuant to the articles of association, the General Meeting may authorize the Board to limit or exclude the preemptive rights in respect of newly issued Class A Shares or Class B Shares. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years.

The Board is irrevocably authorized for a period of five years from the date of the Business Combination to limit or exclude preemptive rights on Class A Shares and Class B Shares.

Transfer of Shares

Under Dutch law, transfers of Lilium Shares (other than in book-entry form) require a written deed of transfer and, unless Lilium is a party to the deed of transfer, an acknowledgement by or proper service upon Lilium to be effective.

Under the articles of association, if one or more Lilium Shares are admitted to trading on the Nasdaq or any other Regulated Market (as defined in the articles of association), Lilium may, by Board resolution, determine that the laws of the State of New York will apply to the property law aspects of the Lilium Shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, must be made public as required by law and be made available for inspection at our office and the Dutch trade register. The Board adopted such a resolution effective as of the closing of the Business Combination.

All Lilium Shares and Public Warrants received by Qell public shareholders in the Business Combination are freely tradable, except that Lilium Shares and Public Warrants received in the Business Combination by persons who become affiliates of Lilium for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of Lilium generally include individuals or entities that control, are controlled by or are under common control with, Lilium and may include the directors and executive officers of Lilium, as well as its principal shareholders. Private Warrants received by the Sponsor in the Business Combination may be resold by the Sponsor only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. For additional detail on the use of Rule 144, see “— Rule 144” below. For additional detail on the Warrants, see “— Warrants” below.

Form of Lilium Shares

Pursuant to the articles of association, Lilium Shares are registered shares.

Purchase and Repurchase of Lilium Shares

Under Dutch law, Lilium may not subscribe for newly issued Lilium Shares. Lilium may acquire Lilium Shares, subject to applicable provisions and restrictions of Dutch law and the articles of association, to the extent that:

●	such Lilium Shares are fully paid-up;
●	our equity capital, reduced by the acquisition price, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to the law or the articles of association;
●	following the transaction contemplated, at least one Lilium Share remains outstanding and is not held by Lilium; and
●	if Lilium is admitted to trading on a Regulated Market, the nominal value of the Lilium Shares to be acquired, already held by Lilium or already held by Lilium as pledgee or which are held by Lilium subsidiaries, does not exceed 50% of our issued capital.

Other than Lilium Shares acquired for gratuitously or under universal title of succession (onder algemene titel) (e.g., through a merger or demerger) under statutory Dutch or other law, Lilium may acquire Lilium Shares pursuant to the restrictions set out above only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of Lilium Shares can be granted for a maximum period of 18 months. Such authorization must specify the number of Lilium Shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Lilium Shares are acquired by Lilium on Nasdaq with the intention of transferring such Lilium Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. The General Meeting has adopted a resolution, with effect at the closing of the Business Combination, to authorize the Board to repurchase Lilium Shares for a period of 18 months permitted under Dutch law and the articles of association from time to time. For each annual General Meeting, Lilium expects that the Board will place on the agenda a proposal to re-authorize the Board to repurchase Lilium Shares for a period of 18 months from the date of the resolution. Lilium cannot derive any right to any distribution from Lilium Shares or voting rights attached to Lilium Shares acquired by it.

Capital Reduction

The General Meeting may resolve to reduce our issued share capital by (i) cancelling Lilium Shares or (ii) reducing the nominal value of the Lilium Shares by amending the articles of association (provided that the nominal value of a Lilium Shares cannot be less than €0.01). In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel Lilium Shares may only relate to Lilium Shares held by Lilium itself or in respect of which Lilium holds the depository receipts. A resolution of the General Meeting to reduce the capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.

A reduction of the nominal value of Lilium Shares without repayment and without release from the obligation to pay up the Lilium Shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting and Voting Rights

General Meeting

General Meetings are held in Amsterdam , Rotterdam, Utrecht, the Hague or in Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our financial year. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

The Board may convene additional extraordinary General Meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a General Meeting. The Dutch court will disallow the application if (i) the applicants have not previously requested in writing that the Board convenes a General Meeting, (ii) the Board convenes a General Meeting or (iii) the Board has not taken the necessary steps so that the General Meeting could be held within six weeks after such request.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting the agenda will include, among other things, the management report (as far as required by law), the adoption of our annual accounts and the granting of discharge from liability to members of the Board for actions in respect of their management during the preceding financial year. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of General Meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant General Meeting is scheduled to be held. No resolutions will be adopted on items other than those which have been included in the agenda.

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to the articles of association and Dutch law, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting.

Pursuant to the articles of association, the General Meeting is presided by the Chairman of the Board, or, if he is absent, by one of the other non-executive directors designated for that purpose by the Board. If no non-executive directors are present at the meeting, the General Meeting shall be presided by one of the executive directors designated for that purpose by the Board.

Voting Rights and Quorum

In accordance with Dutch law and the articles of association, and in each case without prejudice to the Voting Cap (as defined hereinafter) being applicable to any of shareholder:

●	each Class A Share confers the right to cast 12 votes in a General Meeting;
●	each Class B Share confers the right to cast 36 votes in a General Meeting; and
●	each Class C Share confers the right to cast 24 votes in a General Meeting.

Lilium Shares owned by the Company shall not bear any dividend rights unless rights of usufruct are created in respect of such Lilium Shares prior to the acquisition by the Company, in which case the holder of usufruct shall be entitled to any dividends on the underlying Lilium Shares.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder does not need to be a shareholder. Only the holder of a usufruct or pledge on Class A Shares shall have the voting rights attached thereto if so transferred and provided for when the usufruct or pledge was created.

The voting of any Lilium shareholder who opts in for the Shareholders’ Covenant (as defined in the articles of association) and is in breach of its commitment not to hold and/or acquire more than 24.9% of the total voting rights exercisable in the General Meeting, is capped at 24.9% of the votes which may be issued in the relevant General Meeting (the “Voting Cap”). The foregoing is subject to the Board determining that the relevant shareholder is in breach of its Shareholders’ Covenant.

Each of our shareholders is obliged to provide the Board with all information relevant to assess the applicability of the Voting Cap to the number of votes in the General Meeting available to such shareholder.

Under the articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or the articles of association provide for a special majority in relation to specified resolutions. The articles of association do not provide for a quorum requirement, subject to any provision of mandatory Dutch law.

Subject to certain restrictions in the articles of association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions taken at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to amend the articles of association. Such resolution requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting. A resolution to amend the articles of association which negatively impacts the rights of holders of Class B Shares requires the prior approval of the Class B Shares voting as a separate class.

Merger, Demerger and Dissolution

At a General Meeting, at the proposal of the Board, the General Meeting may resolve to dissolve, or to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code. Such resolution requires a majority of at least two-thirds the votes cast, if less than half of the issued capital is represented at the General Meeting.

In the event of dissolution of the Company and unless Dutch law provides otherwise, the liquidation shall be effected by the Board unless the General Meeting appoints one or more other persons for this purpose.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof Amsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving the Company, a contribution of cash and/or assets against issuance of Lilium Shares, the issue of Lilium Shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the Company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the Company in which minority shareholders had an interest.

Any sale or transfer of all of our assets (see “— Certain Other Major Transactions” below) and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting (see “— Merger, Demerger and Dissolution” above).

Certain Other Major Transactions

The articles of association and Dutch law provide that resolutions of the Board concerning a material change in our identity, character or business are subject to the approval of the General Meeting. Such changes include:

●	a transfer of all or materially all of our business/enterprise to a third party;
●	the entry into or termination of a long-lasting cooperation of the Company or of a subsidiary either with another legal person or company, or as a fully liable general partner of a limited partnership or a general partnership, if this cooperation or termination is of essential importance to the Company; and
●	the acquisition or disposition of a participating interest in the capital of a company by the Company or by one of our subsidiaries with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under to Dutch law or by the articles of association.

The holders of Class A Shares and Class B Shares shall be entitled pari passu to the profits of the Company, pro rata to the total number of Class A Shares and Class B Shares held, provided that out of the profit of any financial year, the holders of Class C Shares shall be entitled to a maximum amount per financial year equal to 0.1% of the nominal value of such Class C Shares. The Board is permitted to declare interim dividends without the approval of the General Meeting. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that our shareholders’ equity, based on interim financial statements, exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of Dutch law or the articles of association from our shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

The corporate body that declares the (interim) dividend may determine that distributions shall be made in whole or in part in a currency other than the Euro. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring). Unless the General Meeting resolves, at the proposal of the Board, upon a different term for that purpose, dividends shall be made payable within 30 days after they are declared.

We do not anticipate paying any dividends on Lilium Shares for the foreseeable future, see the section entitled “Dividend Policy.”

Warrants

There are 12,650,000 Public Warrants outstanding. The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, become exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms. There are also 7,060,000 Private Warrants outstanding. The Private Warrants are identical to the Public

Warrants in all material respects, except that the Private Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination. In addition, on October 22, 2021, we issued the Azul Warrants to Azul on a fully vested basis, which are exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share. Azul is entitled to exercise the Azul Warrants at any time on or prior to October 22, 2026.

Lilium will have the ability to redeem outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per SPAC Warrant, provided that the closing price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. Lilium will not redeem the SPAC Warrants as described above unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. If and when the SPAC Warrants become redeemable by Lilium, Lilium may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding SPAC Warrants could force holders of SPAC Warrants to (i) exercise their SPAC Warrants and pay the exercise price therefor, (ii) sell their SPAC Warrants at the then-current market price, or (iii) accept the nominal redemption price which, at the time the outstanding SPAC Warrants are called for redemption, is likely to be substantially less than the market value of the SPAC Warrants.

In addition, Lilium will have the ability to redeem the outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the closing price of the Class A Shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which a notice of redemption is sent to the warrant holders. If trading prices for the Class A Shares have not exceeded the $10.00 per share threshold at which the SPAC Warrants would become redeemable, holders will be able to exercise their SPAC Warrants prior to redemption for a number of Class A Shares determined based on the redemption date and the fair market value of the Class A Shares.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Certain Disclosure Obligations

We are subject to certain disclosure obligations under Dutch and U.S. law and the rules of Nasdaq. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of Nasdaq as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Financial Reporting Under Dutch Law

The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”), applies to our financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As our corporate seat is in the Netherlands and most of our shares are listed on Nasdaq, the FRSA will supervise our financial reporting standards.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from the Company regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to the Company that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber orders us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation on the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.

Periodic Reporting Under U.S. Securities Law

We are a “foreign private issuer” under the securities laws of the United States and the rules of the Nasdaq. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and Nasdaq’s listing standards. Under the Nasdaq rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the Nasdaq rules permit a “foreign private issuer” to comply with our home country rules in lieu of the listing requirements of Nasdaq.

Nasdaq Rules

For so long as our shares are listed on Nasdaq, we will be required to meet certain requirements relating to ongoing communication and disclosure to Lilium shareholders, including a requirement to make any annual report filed with the SEC available on or through our website and to comply with the “prompt disclosure” requirement of Nasdaq with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on Nasdaq must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/corporate governance, compensation and audit committees and shareholder approval of certain transactions.

Certain Insider Trading and Market Manipulation Laws

Dutch and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the Board and our employees in Lilium Shares or in financial instruments the value of which is determined by the value of the shares.

The Netherlands

On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. The MAR does not apply to us or to the Lilium Shares as the Lilium Shares are solely listed on Nasdaq, a stock exchange outside the European Economic Area. As a result, there are no EU rules applicable to us relating to market abuse, such as insider trading, tipping, market manipulation and notification rules for director dealings applicable to us.

United States

The United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.

We have identified those persons working for it who could have access to inside information on a regular or incidental basis and have informed such persons of the prohibitions on insider trading and market manipulation imposed by U.S. laws, including the sanctions which can be imposed in the event of a violation of those rules.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Lilium

Our directors, (non-) executive officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

As we have our registered seat in the Netherlands and have our Lilium Shares listed on an equivalent third (non-EU) country market to a regulated market (e.g., Nasdaq), we are subject to the Dutch Corporate Governance Code (the “DCGC”). The DCGC contains both principles and best practice provisions for the Board, shareholders and the General Meeting, financial reporting, auditors, disclosure compliance and enforcement standards.

The DCGC is based on a “comply or explain” principle. Accordingly, we are required to disclose in our management report publicly filed in the Netherlands, whether or not we are complying with the various provisions of the DCGC. If we do not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), we are required to explain the reasons for such non-compliance.

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in our annual accounts. Information on directors’ remuneration and rights to acquire Lilium Shares must be disclosed in our annual accounts.

Transfer Agent and Warrant Agent

Under the articles of association, the Board may resolve, with due observation of the statutory requirements, that the laws of the State of New York apply to the property law aspects of the Lilium Shares for as long as the Lilium Shares are in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent and/or listed on a Regulated Market.

We have listed the Lilium Shares in book-entry form and such Lilium Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ and warrant holders’ register on behalf of the Board and to act as transfer agent and registrar for the Lilium Shares. Our Class A Shares and the Public Warrants trade on Nasdaq in book-entry form.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Lilium Shares or Public Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Lilium Shares or Public Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then outstanding; or
●	the average weekly reported trading volume of the our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. As a result, our initial shareholders will be able to sell their Lilium Shares and Warrants pursuant to Rule 144 without registration one year after the Closing Date.

Registration Rights and Lock-Up Arrangements

In connection with the closing of the Business Combination Agreement, the Sponsor and certain current shareholders of Lilium receiving Lilium Shares in the Business Combination (the “Lilium Holders” and, together with the Sponsor, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement, dated as of September 13, 2021 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed that, within 30 calendar days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and would use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to two underwritten offerings in any six month period (and we are not required to effect more than four underwritten offerings in any 12 month period), and the Registration Rights Holders will be entitled to customary piggyback registration rights. The Registration Rights Agreement does not provide for the payment of any cash penalties by Lilium if we fail to satisfy any of our obligations under the Registration Rights Agreement.

In addition, pursuant to the Registration Rights Agreement, the Sponsor and the Lilium Holders have agreed to be bound by certain restrictions on transfer of their Lilium Shares (and securities convertible into or exercisable for Lilium Shares, including the Private Warrants) to be held by the Sponsor or the Lilium Holders immediately following the consummation of the Business Combination (the “Lock-Up Shares”), other than to certain permitted transferees. The Sponsor and the Lilium Holders have agreed, for the duration of the applicable Lock-Up Period (as defined below) with respect to any such persons, not to (a) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Lock-Up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether settled by delivery of such Lock-Up Shares, in cash or otherwise, or (c) publicly announce any intention to effect any transaction described in clause (a) or (b) above. The restrictions described above will be effective for a period (the “Lock-Up Period”) beginning on the Final Closing Date and ending (i) with respect to the Lilium Holders, 180 days after the Final Closing Date and (ii) with respect to the Sponsor, the earlier of (A) 360 days after the Final Closing Date and (B) (x) the first date on which the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Final Closing Date and (y) the date on which Lilium consummates a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Lilium Shares for cash, securities or other property.

In addition, we expect to enter into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants.

Listing of Securities

Our Class A Shares and the Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Class A Shares and/or warrants will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Class A Shares and/or warrants could be delisted from Nasdaq. A delisting of our Class A Shares will likely affect the liquidity of our Class A Shares and warrants and could inhibit or restrict our ability to raise additional financing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2018 to which we have been a party and in which any members of the Board or senior management who became a member of the Board or senior management upon completion of the Business Combination had or will have a direct or indirect material interest, other than compensation arrangements and the share ownership described under “Principal Securityholders.”

In August 2020, we repurchased 18 shares from Mr. Wiegand for €190,800.

In May 2018, Lilium Beteiligungs UG (haftungsbeschränkt) & Co. KG, an entity in which Mr. Wallerstein holds a legal and economic interest, acquired 218 Lilium Series B Shares for approximately €1.3 million. These shares are held for Mr. Wallerstein’s economic benefit. These shares were converted into Class A Shares upon consummation of the Business Combination.

In October 2019, we obtained a €1.0 million convertible loan from Mr. Wallerstein. The loan accrued interest at 5% per annum and was converted into 101 Lilium Series B-2 Shares in April 2020 at a 15% discount to the Lilium Series B-2 Share investment price. The shares were issued in trust Mr. Wallerstein through Stichting Evtol Investment, an investment trust, and are held for Mr. Wallerstein’s economic benefit.

In March 2020, Stichting Evtol Investment subscribed for 50 Lilium Series B-2 Shares for approximately €597,600. These shares are held for Mr. Wallerstein’s economic benefit.

In January 2021, we obtained a €1.0 million convertible loan from Stichting Evtol Investment, an investment trust, for the benefit of Dr. Enders. The loan accrued interest at 5% per annum and was converted into Class A Shares upon the consummation of the Business Combination at a 15% discount to the deemed per share issue price. These Class A Shares are held for Dr. Enders’ economic benefit.

Strategic Collaboration with Azul

On July 31, 2021, we executed a term sheet in which we agreed to enter into negotiations Azul to establish a strategic collaboration whereby Azul is expected to commit to purchase from Lilium 220 Lilium Jets for an aggregate value of up to $1.0 billion, with anticipated delivery to commence in 2025. In consideration of the strategic commercial collaboration, we agreed to use all efforts to grant to Azul warrants to purchase up to 8,000,000 Class A Shares at an exercise price of €0.12 a share, consisting of (i) warrants to purchase 1,800,000 Class A Shares, which warrants were issued to Azul on a fully vested basis on October 22, 2021, and (ii) subject to the execution of definitive agreements, warrants to purchase up to an additional 6,200,000 Class A Shares, which are expected to vest in three tranches. We expect to enter into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants. David Neeleman, the founder and controlling shareholder of Azul, is one of our non-executive directors. Additional information regarding our arrangement with Azul is described above under the section titled “Business of Lilium and Certain Information About Lilium — Commercial and Business Operations — Strategic Commercial Collaboration.”

Closing of PIPE Financing

The Company consummated the PIPE Financing concurrently with the closing of the Business Combination. Entities affiliated with Atomico (together, the “Atomico Entities”), and Tencent Mobility (Luxembourg) S.a.rl, each a greater than 10% shareholder of the Company, acquired PIPE Shares in the PIPE Financing.

Remuneration Agreements with Board Members and Senior Management

For a description of our remuneration agreements with members of the Board and senior management, see the section titled “Executive Compensation.”

Indemnification Agreements

Our Articles of Association provide for certain indemnification rights for our directors and executive officers, and we have entered into an indemnification agreement with each of our directors and executive officers providing for procedures for indemnification and advancements by Lilium of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Lilium or, at our request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a code of business conduct and ethics that prohibits directors and executive officers from engaging in the decision making process relating to transactions in which such director or officer has a conflict of interest. Consistent with Dutch law, if the Board must approve a transaction in which a director has a conflict of interest, such transaction can only be effected if it has been approved by a majority of the Board (including a majority of independent directors) not otherwise interested in the transaction and such transaction must be fair and such transaction must be fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties. In addition, we have adopted a policy requiring that our Audit Committee review and approve any transaction that would require disclosure under Item 7.B. of Form 20-F.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of September 14, 2021 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The percentage of our ordinary shares beneficially owned is computed on the basis of 259,696,994 Class A Shares and 24,413,065 Class B Shares issued and outstanding as of September 14, 2021, immediately following the consummation of the Business Combination, and does not include 12,650,000 Class A Shares issuable upon the exercise of the Public Warrants, 7,060,000 Class A Shares issuable upon the exercise of the Private Warrants, 1,800,000 Class A Shares issuable upon the exercise of the Azul Warrants or 6,219,889 Class A Shares issuable upon exercise of the Specified Options.

Unless otherwise indicated we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany.

	Number of		Number of		% of Total
Name and Address of Beneficial	Class A	% of Class A	Class B	% of Class B	Voting
Owners	Shares	Shares	Shares	Shares	Power(1)
Henri Courpron	—	*	—	*	*
Dr. Thomas Enders(2)	171,010	*	—	*	*
Barry Engle(3)	4,211,590	1.6%	—	*	1.3%
David Neeleman	—	*	—	*	*
Geoffrey Richardson	—	*	—	*	*
Margaret M. Smyth	—	*	—	*	*
Gabrielle B. Toledano	—	*	—	*	*
David Wallerstein(4)	1,054,233	*	—	*	*
Daniel Wiegand	—	*	24,413,065	100%	22.0%
Niklas Zennström(5)	40,943,742	15.8%	—	*	12.3%
All Directors and Executive Officers as a Group (10 Individuals)	46,380,575	17.9%	24,413,065	100%	34.7%

5% and Greater Holders:
Sebastian Born	18,064,811	7.0%	—	*	5.4%
Mattias Meiner	18,064,811	7.0%	—	*	5.4%
Atomico Entities(5)	40,943,742	15.8%	—	*	12.3%
Tencent Mobility (Luxembourg) S.a r.l(6).	76,196,615	29.3%	—	*	22.9%
Scottish Mortgage Investment Trust plc(7)	17,699,615	6.8%	—	*	5.3%

*	Less than 1%
(1)	Percentage of total voting power represents voting power with respect to all Class A Shares and Class B Shares, as a single class. The holders of Class B Shares are entitled to three times as many votes per share as holders of Class A Shares.
(2)	Consists of (i) 148,564 Class A Shares held of record and (ii) 22,446 Class A Shares issuable upon exercise of options granted before the consummation of the Business Combination that will become exercisable within 60 days following September 14, 2021.
(3)	Consists of (i) 913,358 Class A Shares held of record and (ii) 3,298,232 Private Warrants, including 3,298,232 Class A Shares issuable upon exercise of such Private Warrants. Mr. Engle’s business address is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(4)	Consists of 1,054,233 Class A Shares held of record by the David Wallerstein and Jun Yu Living Trust for the benefit of Mr. Wallerstein. The business address for the David Wallerstein and Jun Yu Living Trust is 481 N Santa Cruz #148, Los Gatos, CA 95030, United States.
(5)	Consists of (i) 33,419,323 Class A Shares held of record by Atomico IV L.P. (“Atomico IV”) and (ii) 7,524,419 Class A Shares held of record by Atomico IV (Guernsey) L.P. (“Atomico IV (Guernsey)”). Atomico Advisors IV, Ltd. (“Atomico Advisors IV”) is the general partner of each of Atomico IV and Atomico IV (Guernsey). Niklas Zennström, Mark Dyne, Nicole Ramroop and Claris Ruwende, the members of the board of directors of Atomico Advisors IV, may be deemed to have shared voting and dispositive power over the shares held by each of Atomico IV and Atomico IV (Guernsey). The business address of Atomico IV and Atomico Advisors IV is One Capital Place, Grand Cayman, KY1-1103 Cayman Islands. The business address of Atomico IV (Guernsey) is Old Bank Chambers, La Grande Rue St. Martin’s, Guernsey, GY4 6RT, Channel Islands.
(6)	Consists of 76,196,615 Class A Shares held of record by Tencent Mobility (Luxembourg) S.à r.l. (“Tencent Mobility (Luxembourg)”). Tencent Mobility (Luxembourg) is a wholly-owned subsidiary of Tencent Mobility Limited, a company limited by shares incorporated in Hong Kong. Tencent Mobility Limited is a direct wholly-owned subsidiary of Tencent Holdings Limited. Tencent Holdings Limited is a publicly traded company. The business address of Tencent Mobility (Luxembourg) S.à r.l. is 6 rue Eugène Ruppert, 2453 Luxembourg, Grand Duchy of Luxembourg. The business address of Tencent Mobility Limited and Tencent Holdings Limited is 29/F., Three Pacific Place No. 1, Queen’s Road East, Wanchai, Hong Kong.
(7)	Consists of 17,699,615 Class A Shares held of record by Scottish Mortgage Investment Trust plc (“SMIT”). As agent for SMIT, Baillie Gifford & Co may be deemed to share the power to direct the disposition and vote of the securities held by SMIT. Baillie Gifford & Co disclaims beneficial ownership of all shares held by SMIT. SMIT is a publicly traded company. The business address of SMIT is c/o Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and sale from time to time of up to 210,665,118 Class A Shares and up to 7,060,000 Private Warrants by the selling securityholders. The PIPE Investors acquired Class A Shares pursuant to the Subscription Agreements. The Sponsor acquired Class A Shares and Private Warrants exercisable for Class A Shares concurrently with the Qell IPO and subsequently distributed such Class A Shares and Private Warrants to certain of the selling securityholders listed below. Daniel Wiegand, our Chief Executive Officer, received Class B Shares convertible into Class A Shares in the Exchange at the closing of the Business Combination and certain of other directors and officers affiliated with us received Class A Shares in the Exchange at the closing of the Business Combination. Certain of our directors and employees received Specified Options exercisable for Class A Shares in connection with their roles with us. Former holders of public warrants of Qell received our Public Warrants, exercisable for Class A Shares, at the closing of the Business Combination.

The selling securityholders may from time to time offer and sell any or all of the Class A Shares or Private Warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders. It sets forth the name and address of the selling securityholders, the aggregate number of Class A Shares and Private Warrants that the selling securityholders may offer pursuant to this prospectus, and the beneficial ownership of the selling securityholders both before and after the offering. We have based percentage ownership prior to this offering on 284,110,059 Lilium ordinary shares (assuming conversion of all Class B Shares into Class A Shares) and 7,060,000 Private Warrants outstanding, in each case as of September 14, 2021, immediately following the consummation of the Business Combination. In calculating percentages of Class A Shares owned by a particular selling securityholder, we treated as outstanding the number of Class A Shares issuable upon exercise of that particular selling securityholder’s Private Warrants, if any, and did not assume the exercise of any other selling securityholder’s Private Warrants.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Class A Shares or Private Warrants. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Shares or Private Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Class A Shares or Private Warrants registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Unless otherwise indicated, the address of each Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany.

Name of Selling	Class A Shares Beneficially Owned Prior to the	Private Warrants Beneficially Owned Prior to	Number of Class A Shares Being	Number of Private Warrants Being	Class A Shares Beneficially Owned After the Class A Shares are Sold		Private Warrants Beneficially Owned After the Warrants are Sold
Securityholder	Offering	Offering	Offered	Offered	Shares	Percent	Number	Percent
Dr. Thomas Enders	171,010(1)	—	279,986(2)	—	—	—	—	—
Barry Engle(3)	4,211,590	3,298,232	4,211,590	3,298,232	—	—	—	—
Geoffrey Richardson	—	—	2,088,467(4)	—	—	—	—	—
David Wallerstein and Jun Yu Living Trust(5)	1,054,233	—	1,054,233	—	—	—	—	—
Daniel Wiegand(6)	24,413,065	—	24,413,065	—	—	—	—	—
Kepos Alpha Master Fund L.P.(7)	993,933	—	920,600	—	73,333	*	—	—
Kepos Carbon Transition Master Fund L.P.(8)	113,933	—	79,400	—	34,533	*	—	—
NewGen Alternative Income Fund(9)	312,900	—	312,900	—	—	—	—	—
NewGen Equity Long/Short Fund(9)	687,100	—	687,100	—	—	—	—	—
TIG Arbitrage Associates Master Fund, L.P.(10)	125,777	—	125,777	—	—	—	—	—
TIG Arbitrage Enhanced Master Fund, L.P.(10)	959,990	—	959,990	—	—	—	—	—
PM Manager Fund, SPC - Segregated Portfolio 14(10)	554,233	—	554,233	—	—	—	—	—
Alyeska Master Fund, L.P.(11)	620,000	—	500,000	—	120,000	*	—	—
Atlas Point Energy Infrastructure Fund, LLC(12)	1,000,000	—	1,000,000	—	—	—	—	—
FII Institute(13)	200,000	—	200,000	—	—	—	—	—
CVI Investments, Inc.(14)	824,300	—	390,000	—	434,300	*	—	—
Honeywell International Inc.(15)	1,000,000	—	1,000,000	—	—	—	—	—
Tech Opportunities LLC(16)	500,000	—	500,000	—	—	—	—	—
Marshall Wace Investment Strategies - Eureka Fund(17)	388,967	—	232,825	—	156,142	*	—	—
Marshall Wace Investment Strategies - Market Neutral TOPS Fund(18)	143,672	—	135,278	—	8,394	*	—	—
Marshall Wace Investment Strategies - Systematic Alpha Plus Fund(19)	55,209	—	52,070	—	3,139	*	—	—
Marshall Wace Investment Strategies - TOPS Fund(20)	84,452	—	79,827	—	4,625	*	—	—
Melqart Opportunities Master Fund Limited(21)	1,000,000	—	1,000,000	—	—	—	—	—
Palantir Technologies Inc.(22)	4,100,000	—	4,100,000	—	—	—	—	—
TLP ONE LLC(23)	170,000		170,000		—	—	—	—
BlackRock, Inc.(24)	4,000,000	—	4,000,000	—	—	—	—	—
Atomico IV, L.P. (25)	33,419,323	—	33,419,323	—	—	—	—	—
Atomico IV (Guernsey), L.P.(25)	7,524,419	—	7,524,419	—	—	—	—	—
Scottish Mortgage Investment Trust plc(26)	17,699,615	—	10,000,000	—	7,699,615	2.7%	—	—
Ferrovial, S.A.(27)	1,500,000	—	1,500,000	—	—	—	—	—
LGT Global Invest Limited(28)	8,808,206	—	8,808,206	—	—	—	—	—
Lightrock Growth Fund I S.A., SICAV-RAIF(29)	6,982,558	—	6,982,558	—	—	—	—	—
Stiftung Fürst Liechtenstein III(30)	2,500,000	—	2,500,000	—	—	—	—	—
Tencent Mobility (Luxembourg) S.à r.l(31)	76,196,615	—	76,196,615	—	—	—	—	—
Stichting JSOP(32)	879,691	—	879,691		—	—	—	—
Engle Family 2020 Grantor Retained Annuity Trust(33)	2,740,072	—	2,740,072	—	—	—	—	—
Sam Gabbita(34)	1,539,093	534,848	1,539,093	534,848	—	—	—	—
Joseph Walker(35)	697,960	356,566	697,960	356,566	—	—	—	—
Ellen G. Adams Family 2020 Grantor Retained Annuity Trust(36)	157,167	—	157,167	—	—	—	—	—
Steven R. Adams(37)	205,343	178,283	205,343	178,283	—	—	—	—
Kathleen Ligocki(38)	362,510	178,283	362,510	178,283	—	—	—	—
David W. Cozzens Trust established July 10, 2018(39)	851,247	499,192	851,247	499,192	—	—	—	—
The Susan Lynn Heystee Revocable Trust established February 7, 2017(40)	322,031	171,151	322,031	171,151	—	—	—	—
David W. Cozzens Family Irrevocable Trust dated December 15, 2020(41)	88,013	—	88,013	—	—	—	—	—
Susan L. Heystee Family Irrevocable Trust established November 11, 2020(42)	80,508	42,788	80,508	42,788	—	—	—	—
David W. Cozzens(43)	27,060	—	27,060	—	—	—	—	—
Ryan Popple(44)	139,250	35,657	139,250	35,657	—	—	—	—
GCCU V LLC(45)	1,598,903	588,333	1,598,903	588,333	—	—	—	—
OC III LVS VIII LP(46)	1,598,903	588,333	1,598,903	588,333	—	—	—	—
TOCU XXXVIII LLC(47)	1,598,905	588,334	1,598,905	588,334	—	—	—	—
Azul Linhas Aereas Brasileiras S.A.(48)	1,800,000	—	1,800,000	—	—	—	—	—
*	Represents beneficial ownership of less than one percent
(1)	Consists of (i) 148,564 Class A Shares held of record and (ii) 22,446 Class A Shares issuable upon exercise of options granted before the consummation of the Business Combination that will become exercisable within 60 days following September 14, 2021. Dr. Enders is the Chairman of the Board and a member of the Company’s Nominating and Corporate Governance Committee.

(2)	Consists of (i) 148,564 Class A Shares held of record and (ii) 131,422 Class A Shares issuable upon exercise of options granted before the consummation of the Business Combination.
(3)	Consists of (i) 913,358 Class A Shares held of record and (ii) 3,298,232 Private Warrants, including 3,298,232 Class A Shares issuable upon exercise of such Private Warrants. Mr. Engle is a member of the Board and the chair of the Company’s Audit Committee. In addition, Mr. Engle was a director and the CEO of the Company from its formation on March 11, 2021 until his resignation on September 13, 2021 in connection with the Business Combination. During that period, Mr. Engle also had voting or dispositive control over 100% of the equity securities of the Company by virtue of his relationship with Qell Partners LLC, which owned of record 100% of such securities prior to the Business Combination. Mr. Engle was also a director and the CEO of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. Mr. Engle’s business address is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(4)	Consists of 2,088,467 Class A Shares issuable upon exercise or settlement, as applicable, of options and RSUs granted prior to the Business Combination. Mr. Richardson is the Chief Financial Officer of the Company.
(5)	Consists of 1,054,233 Class A Shares held of record by the David Wallerstein and Jun Yu Living Trust for the benefit of David Wallerstein. Mr. Wallerstein is a member of the Board and serves as the Chair of the Company’s Nominating and Corporate Governance Committee. The business address for the David Wallerstein and Jun Yu Living Trust is 481 N Santa Cruz #148, Los Gatos, CA 95030, United States.
(6)	Consists of 24,413,065 Class A Shares issuable upon conversion of 24,413,065 outstanding Class B Shares. Mr. Wiegand is the Chief Executive Officer of the Company and Executive Director of the Board.
(7)	Consists of (i) 920,600 Class A Shares held of record and (ii) 73,333 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of Kepos Alpha Master Fund L.P. is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York NY, 10036.
(8)	Consists of (i) 79,400 Class A Shares held of record, (ii) 8,633 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus, and (iii) 25,900 Class A Shares not registered for resale under this prospectus. The business address of Kepos Carbon Transition Master Fund L.P. is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York NY, 10036.
(9)	The business address of NewGen Alternative Income Fund is Commerce Court N, 25 King St. W, Suite 2900, POB 405, Toronto, Ontario M5L1G3. The business address of NewGen Equity Long/Short Fund is Regatta Office Park, Windward Three, 4th Floor, West Ban Road, POB 10312, Grand Cayman KY-10003.
(10)	The business address for each of TIG Arbitrage Associates Master Fund, L.P., TIG Arbitrage Enhanced Master Fund, L.P. and PM Manager Fund, SPC - Segregated Portfolio 14 is c/o TIG Advisors, LLC, 520 Madison Ave, 26th Fl, NY, NY 10022.
(11)	Consists of (i) 500,000 shares of Class A Shares held of record and (ii) 120,000 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands.
(12)	The business address of Atlas Point Energy Infrastructure Fund, LLC is 100 Saint Paul Street, Suite 700, Denver, CO 80206.
(13)	The business address of FII Institute is Digital City, Prince Turki Al-Awal Street, Building No.CS01, 4th Floor, Riyadh, Saudi Arabia.
(14)	Consists of (i) 390,000 Class A Shares held of record and (ii) 434,300 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of CVI Investments, Inc. is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.
(15)	The Company and Honeywell International Inc. have an arms-length commercial relationship whereby the Company has agreed to purchase certain avionics and other systems from Honeywell. The business address of Honeywell International Inc. is 855 S. Mint Street, Charlotte, NC 28202.

(16)	Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the foregoing individuals and entities and individuals is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.
(17)	Consists of (i) 232,825 Class A Shares held of record and (ii) 156,142 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of Marshall Wace Investment Strategies - Eureka Fund is 32 Molesworth Street, Dublin 2, Ireland.
(18)	Consists of (i) 135,278 Class A Shares held of record and (ii) 8,394 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of Marshall Wace Investment Strategies - Market Neutral TOPS Fund is 32 Molesworth Street, Dublin 2, Ireland.
(19)	Consists of (i) 52,070 Class A Shares held of record and (ii) 3,139 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of Marshall Wace Investment Strategies - Systematic Alpha Plus Fund is 32 Molesworth Street, Dublin 2, Ireland.
(20)	Consists of (i) 79,827 Class A Shares held of record and (ii) 4,625 Class A Shares issuable upon exercise of Public Warrants and not registered for resale under this prospectus. The business address of Marshall Wace Investment Strategies - TOPS Fund is 32 Molesworth Street, Dublin 2, Ireland.
(21)	The registered address of Melqart Opportunities Master Fund Limited is P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.
(22)	Palantir Technologies Inc. has certain commercial arrangements with the Company, the materiality of which is not being opined upon. The business address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, CO 80202.
(23)	The business address of TLP ONE LLC is 129 Banks Place, Southport, CT 06890.
(24)	The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Science and Technology Trust; BlackRock Science and Technology Trust II; BlackRock Global Funds – Next Generation Technology Fund; and BlackRock Global Funds – Future of Transport Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The addresses of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members are 400 Howard Street, San Francisco CA 94105 and Drapers Gardens, 12 Throgmorton Avenue London EC2N 2DL - LO9. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(25)	Atomico Advisors IV, Ltd. (“Atomico Advisors IV”) is the general partner of each of Atomico IV L.P. (“Atomico IV”) and Atomico IV (Guernsey) L.P. “(Atomico IV (Guernsey)”). Niklas Zennström, Mark Dyne, Nicole Ramroop and Claris Ruwende, the members of the board of directors of Atomico Advisors IV, may be deemed to have shared voting and dispositive power over the shares held by each of Atomico IV and Atomico IV (Guernsey). Niklas Zennström is a member of the Board and a member of the Company’s Nominating and Corporate Governance Committee. The business address of Atomico IV and Atomico Advisors IV is One Capital Place, Grand Cayman, KY1-1103 Cayman Islands. The business address of Atomico IV (Guernsey) is Old Bank Chambers, La Grande Rue, St. Martin’s, Guernsey, GY4 6RT, Channel Islands.
(26)	The business address of Scottish Mortgage Investment Trust plc is c/o Baillie Gifford & Co, Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland.
(27)	Ferrovial Airports International SE (“Ferrovial Airports”), which is an affiliate of Ferrovial, S.A., entered into a preferred partner agreement as of March 2021 with Lilium GmbH whereby Ferrovial Airports was generally granted a right of first offer for the development and/or operation of any new vertiport for a project in certain territories. Additionally, Ferrovial Vertiports Florida, LLC, which is an affiliate of Ferrovial, S.A., entered into a commercial agreement with Lilium Aviation Inc. as of September 15, 2021 by virtue of which the parties may collaborate for the joint analysis (and, to the extent agreed, development) of vertiports projects in certain locations in the state of Florida, USA. Certain preferential rights are granted between the parties to explore partnering together on potential vertiports opportunities in specific locations in Florida. The business address of Ferrovial, S.A. is Calle Príncipe de Vergara, 135 (28002) Madrid, España.
(28)	The business address of LGT Global Invest Limited is Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, Grand Cayman, Georgetown, Cayman Islands.
(29)	The business address of Lightrock Growth Fund is 8, rue Lou Hemmer, L-1748 Senningerberg, Grand Duchy of Luxembourg.
(30)	The business address of Stiftung Fürst Liechtenstein III is Bergstrasse 5, 9490 Vaduz, Liechtenstein.
(31)	David Wallerstein is an employee at an affiliate of Tencent Mobility (Luxembourg) S.à r.l. He also serves as a member of the Board, a member of the Company’s Compensation Committee and the Chair of the Company’s Nominating and Corporate Governance Committee. Tencent Mobility (Luxembourg) S.à r.l. expressly disclaims beneficial ownership of any of the Class A Shares beneficially owned by David Wallerstein. The business address of Tencent Mobility (Luxembourg) S.à r.l. is Level 29, Three Pacific Place No. 1, Queen’s Road East, Wanchai, Hong Kong.
(32)	The business address of Stichting JSOP is Naritaweg 165, 1043 BW Amsterdam, the Netherlands.
(33)	Barry Engle is trustee of this stockholder; see note 3 for material relationships between Mr. Engle and the Company. The business address of Engle Family 2020 Grantor Retained Annuity Trust is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(34)	Consists of (i) 1,004,245 Class A Shares held of record and (ii) 534,848 Private Warrants, including 534,848 Class A Shares issuable upon exercise of such Private Warrants. Sam Gabbita was a director and the CFO of the Company from its formation on March 11, 2021 until his resignation on September 13, 2021 in connection with the Business Combination. Mr. Gabbita was also a director and the CFO of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of Sam Gabbita is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(35)	Consists of (i) 341,394 Class A Shares held of record and (ii) 356,566 Private Warrants, including 356,566 Class A Shares issuable upon exercise of such Private Warrants. Joseph Walker was a director of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of Joseph Walker is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(36)	Steven R. Adams is trustee of this stockholder; see note 37 for material relationships between Mr. Adams and a predecessor of the Company. The business address of Ellen G. Adams Family 2020 Grantor Retained Annuity Trust is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(37)	Consists of (i) 27,060 Class A Shares held of record and (ii) 178,283 Private Warrants, including 178,283 Class A Shares issuable upon exercise of such Private Warrants. Steven R. Adams was a director of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of Steven R. Adams is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(38)	Consists of (i) 184,227 Class A Shares held of record and (ii) 178,283 Private Warrants, including 178,283 Class A Shares issuable upon exercise of such Private Warrants. Kathleen Ligocki was a director of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of Kathleen Ligocki is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(39)	Consists of (i) 352,055 Class A Shares held of record and (ii) 499,192 Private Warrants, including 499,192 Class A Shares issuable upon exercise of such Private Warrants. David W. Cozzens is trustee of this stockholder; see note 43 for material relationships between Mr. Cozzens and a predecessor of the Company. The business address of David W. Cozzens Trust established July 10, 2018 is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(40)	Consists of (i) 150,880 Class A Shares held of record and (ii) 171,151 Private Warrants, including 171,151 Class A Shares issuable upon exercise of such Private Warrants. The business address of The Susan Lynn Heystee Revocable Trust established February 7, 2017 is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.

(41)	The business address of David W. Cozzens Family Irrevocable Trust dated December 15, 2020 is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(42)	Consists of (i) 37,720 Class A Shares held of record and (ii) 42,788 Private Warrants, including 42,788 Class A Shares issuable upon exercise of such Private Warrants. David W. Cozzens is investment advisor to this trust; see note 43 for material relationships between Mr. Cozzens and a predecessor of the Company. The business address of Susan L. Heystee Family Irrevocable Trust established November 11, 2020 is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(43)	David W. Cozzens was a director of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of David W. Cozzens is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(44)	Consists of (i) 103,593 Class A Shares held of record and (ii) 35,657 Private Warrants, including 35,657 Class A Shares issuable upon exercise of such Private Warrants. Ryan Popple was a director of Qell Acquisition Corp., a predecessor of the Company, until September 13, 2021. The business address of Ryan Popple is c/o Qell Partners LLC, 505 Montgomery Street, Suite 1100, San Francisco, CA 94111 USA.
(45)	Consists of (i) 1,010,570 Class A Shares held of record and (ii) 588,333 Private Warrants, including 588,333 Class A Shares issuable upon exercise of such Private Warrants. The business address of GCCU V LLC is 650 Newport Center Drive, Newport Beach, CA 92660.
(46)	Consists of (i) 1,010,570 Class A Shares held of record and (ii) 588,333 Private Warrants, including 588,333 Class A Shares issuable upon exercise of such Private Warrants. The business address of OC III LVS VIII LP is 650 Newport Center Drive, Newport Beach, CA 92660.
(47)	Consists of (i) 1,010,571 Class A Shares held of record and (ii) 588,334 Private Warrants, including 588,334 Class A Shares issuable upon exercise of such Private Warrants. The business address of TOCU XXXVIII LLC is 650 Newport Center Drive, Newport Beach, CA 92660.
(48)	Consists of 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants. Azul is entitled to the exercise of the Azul Warrants at any time on or prior to October 22, 2026. The business address of Azul Linhas Aereas Brasileiras S.A. is Edifício Jatobá, 8 floor, Castelo Branco Office Park, Avenida Marcos Penteado de Ulhôa Rodrigues, 939 Tamboré, Barueri, São Paulo, SP 06460-040, Federative Republic of Brazil.

TAXATION

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) described below of owning and disposing of our Class A Shares and Warrants, which we refer to collectively as our securities. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of securities pursuant to the offering and that holds our securities as a capital asset for tax purposes (generally, property held for investment). References in this section to “Warrants” refer only to the SPAC Warrants, and not to the Azul Warrants. In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

●	banks, insurance companies, and certain other financial institutions;
●	mutual funds and pension plans;
●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	dealers or traders in securities who use a mark-to-market method of tax accounting;
●	persons holding Class A Shares or Warrants as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;
●	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;
●	brokers, dealers or traders in securities, commodities or currencies;
●	tax-exempt entities (including private foundations) or government organizations;
●	S corporations, partnerships, or other entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes;
●	regulated investment companies or real estate investment trusts;
●	trusts and estates;
●	persons who acquired our Class A Shares or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons holding our Class A Shares or Warrants in connection with a trade or business, permanent establishment, or fixed base outside the United States; and
●	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Class A Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of our securities.

The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of securities and is:

(A)	An individual who is a citizen or individual resident of the United States;
(B)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
(C)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(D)	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN OUR SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Rules,” distributions paid on Class A Shares, other than certain pro rata distributions of Class A Shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Shares and will be treated as described below under “Sale or Other Taxable Disposition of Class A Shares.” Subject to applicable limitations, amounts treated as dividend income to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. However, the qualified dividend income treatment will not apply if we are treated as a PFIC (as defined below) with respect to the U.S. Holder. The amount of any such distribution will include any amounts of foreign taxes withheld by us (or another applicable withholding agent). The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of Class A Shares or rights to acquire Class A Shares) will be the fair market value of such property on the date of distribution.

For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.

Subject to applicable limitations, non-U.S. income taxes withheld from dividends on Class A Shares may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. The U.S. tax rules governing eligibility for foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes withheld with respect to dividends or other distributions on Class A Shares in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Class A Shares or Warrants

Subject to the discussion below under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of Class A Shares or Warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Class A Shares or Warrants for more than one year at the time of sale or other taxable disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Class A Shares or Warrants disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Subject to the PFIC rules described below, long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis in its Class A

Shares or Warrants generally will be equal to the U.S. Holder’s acquisition cost for the Class A Shares or Warrants, less, in the case of Class A Shares, any prior distributions treated as a return of capital.

If the consideration received by a U.S. Holder is in the form of currency other than U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the securities disposed of in the transaction are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service (the “IRS”)), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in our Class A Shares received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Shares received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Shares received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Shares generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Shares received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Shares received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Passive Foreign Investment Company Rules

If we are classified as a passive foreign investment company under Section 1297 of the Code (a “PFIC”) in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

●	at least 75% of its gross income is passive income (such as interest income) (the “Income Test”); or

●	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (the “Asset Test”).

It is uncertain whether we or any of our subsidiaries will be treated as a PFIC for U.S. federal income tax purposes for the current or any subsequent tax year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the Income Test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. Because PFIC status is based on our income, assets, and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the 2021 taxable year or any subsequent year until after the close of the relevant taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the our securities, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the our securities, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a QEF Election (as defined below) with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the securities the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s securities with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the securities. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of securities, unless (i) such U.S. Holder makes a QEF Election (as defined below) or (ii) our securities constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the securities will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the securities;
●	the amount allocated to the taxable year of disposition, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and
●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the securities cannot be treated as capital, even if a U.S. Holder holds the securities as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the securities. A U.S. Holder may avoid the general tax treatment for PFICs described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code (a “QEF,” and such election, a “QEF Election”) for each of the taxable years during the U.S. Holder’s holding period that we are a PFIC. If a QEF Election is not in effect for the first taxable year in the U.S. Holder’s holding period in which we are a PFIC, a QEF Election generally can only be made if the U.S. Holder elects to make an applicable deemed sale or deemed dividend election on the first day of its taxable year in which the PFIC becomes a QEF pursuant to the QEF Election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of PFICs discussed above. In order to comply with the requirements of a QEF Election, a U.S. Holder must receive a

PFIC Annual Information Statement from us. We intend to provide the information necessary for U.S. Holders to make or maintain a QEF Election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF Election. However, there is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder makes a QEF Election with respect to a PFIC, it will be taxed currently on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no distributions were received. Any distributions we make out of our earnings and profits that were previously included in such a U.S. Holder’s income under the QEF Election would not be taxable to such U.S. Holder. Such U.S. Holder’s tax basis in its securities would be increased by an amount equal to any income included under the QEF Election and decreased by any amount distributed on the securities that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of its securities in an amount equal to the difference between the amount realized and its adjusted tax basis in the securities, each as determined in U.S. dollars. Once made, a QEF Election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF Election can be revoked only with the consent of the IRS. A U.S. Holder will not be currently taxed on the ordinary income and net capital gain of a PFIC with respect to which a QEF Election was made for any taxable year of the non-U.S. corporation that such corporation does not satisfy the Income Test or Asset Test. Each U.S. Holder should consult its tax advisor regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF Election.

Alternatively, U.S. Holders can avoid the interest charge on excess distributions or gain relating to the securities by making a mark-to-market election with respect to the securities, provided that the securities constitute “marketable stock.” “Marketable stock” is, generally, stock that is “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the securities will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our securities are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our Class A Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of securities, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the securities.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the securities at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the securities. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the securities over the fair market value of the securities at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the securities will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our securities, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the IRS, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the IRS may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE SECURITIES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE SECURITIES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the securities, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the securities.

U.S. Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable U.S. Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to our securities, and the receipt of Euro in respect thereof, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Material Dutch Tax Considerations

Taxation in the Netherlands

This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption and disposal of Class A Shares and the acquisition, holding, exercise, and disposal of the Warrants. References in this section to “Warrants” refer only to the SPAC Warrants, and not to the Azu Warrants. This section does not purport to present a comprehensive or complete description of all aspects of Dutch tax law which could be of relevance to a holder of Class A Shares in the capital of Lilium, which we refer to as a shareholder, or a holder of Warrants. For Dutch tax purposes, a shareholder or holder of Warrants may include an individual who, or an entity that, does not hold the legal title to the Class A Shares or Warrants, but to whom, or to which, nevertheless the Class A Shares or Warrants or the income thereof, are attributed based either on such individual or entity owning a beneficial interest in the Class A Shares or Warrants or based on specific statutory provisions. These include statutory provisions pursuant to which Class A Shares or Warrants are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Class A Shares or Warrants.

This section is intended as general information only. A prospective shareholder or prospective holder of Warrants should consult his own tax adviser regarding the tax consequences of any acquisition, holding, redemption and disposal of Class A Shares or acquisition, holding, exercise or disposal of Warrants.

Except as otherwise provided, this section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus, including, for the avoidance of doubt, the tax rates applicable on the date hereof, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. On this basis, the statements included in this section are the opinion of Van Doorne N.V., Dutch counsel to Lilium.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law must be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

Any reference hereafter made to a treaty for the avoidance of double taxation concluded by the Netherlands includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulations for the Netherlands and Curacao (Belastingregeling Nederland Curaçao), the Tax Regulations for the Netherlands and Sint Maarten (Belastingregeling Nederland Sint Maarten), the Tax Regulation for the State of the Netherlands (Belastingregeling voor het land Nederland) and the

Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

This section does not describe any Dutch tax considerations or consequences that may be relevant to a shareholder or holder of Warrants:

i.

who is an individual and for whom the income or capital gains derived from the Class A Shares or Warrants are attributable to employment activities, the income from which is taxable in the Netherlands;

ii.

who has, or that has, a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in Lilium within the meaning of chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a shareholder or holder of Warrants has a substantial interest in Lilium if such shareholder or holder of Warrants, alone or — in case of an individual — together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of either of them, directly or indirectly:

1.	owns, or holds, or is deemed to own or hold, certain rights to shares representing 5% or more of the total issued capital of Lilium, or of the issued and outstanding capital of any class of shares of Lilium;
2.	holds, or is deemed to hold, rights, including Warrants, to, directly or indirectly, acquire shares, whether or not already issued, representing 5% or more of the total issued capital of Lilium, or of the issued capital of any class of shares of Lilium; or
3.	owns, or holds, or is deemed to own or hold, certain rights on profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of Lilium or to 5% or more of the liquidation proceeds of Lilium.

A shareholder or holder of Warrants who is an individual will also have a substantial interest if a partner for Dutch tax purposes or any relative by blood or by marriage in the ascending or descending line (including foster-children) of either of them has a substantial interest in Lilium.

iii.

that is an entity which is, pursuant to the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), not subject to Dutch corporate income tax or is in full or in part exempt from Dutch corporate income tax (such as a qualifying pension fund);

iv.	that is an investment institution (beleggingsinstelling) as described in clause 6a or 28 CITA; or
v.

that is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the Class A Shares, Warrants, or a combination thereof (as defined in clause 13 CITA). Generally, a holding of Class A Shares or Warrants is considered to qualify as a participation for the participation exemption if it represents a holding of, or right to acquire, an interest of 5% or more of the nominal paid-up share capital in Lilium.

Withholding Tax on Dividend Payments

Shareholders

A shareholder is generally subject to Dutch dividend withholding tax at a rate of 15% on dividends distributed by Lilium. Generally, Lilium is responsible for the withholding of such dividend withholding tax at source. However, a shareholder will not be subject to Dutch dividend withholding tax on dividends distributed by Lilium if, and for as long as, Lilium is resident solely in Germany for purposes of the convention between Germany and the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income (the “German-Dutch tax treaty”), unless:

i.	the shareholder is a Dutch Individual (as defined below) or a Dutch Corporate Entity (as defined below); or
ii.

the shareholder is a Non-Dutch Individual (as defined below) or a Non-Dutch Corporate Entity (as defined below) and derives profits from an enterprise, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Class A Shares are attributable.

The current German-Dutch tax treaty stipulates that if a company is treated as tax resident of both the Netherlands and Germany it shall be treated as resident of the country in which it has its place of effective management for purposes of the treaty. It is currently envisaged that Lilium shall have its place of effective management in Germany.

It is currently uncertain what evidence, information and documentation will be required by the Dutch tax authorities for purposes of accepting application of the German-Dutch tax treaty as described above, either at source or through a refund request by a shareholder or a holder of Warrants.

Dividends distributed by Lilium include, but are not limited to:

i.	distributions of profits in cash or in kind, whatever they be named or in whatever form;
ii.

proceeds from the liquidation of Lilium or proceeds from the repurchase of Class A Shares by Lilium, other than as a temporary portfolio investment (tijdelijke belegging), in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

iii.

the nominal value of Class A Shares issued to a shareholder or an increase in the nominal value of Class A Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv.

partial repayment of paid-in capital, that is not recognized for Dutch dividend withholding tax purposes, or if recognized for Dutch dividend withholding tax purposes, to the extent that Lilium has “net profits”(zuivere winst), unless

1.	the General Meeting has resolved in advance to make such repayment; and
2.	the nominal value of the Class A Shares concerned has been reduced with an equal amount by way of an amendment to the articles of association of Lilium. The term “net profits” includes anticipated profits that have yet to be realized.

If a shareholder is resident or deemed to be resident in the Netherlands, such shareholder is generally entitled to an exemption or a credit for any Dutch dividend withholding tax against his Dutch (corporate) income tax liability and to a refund of any residual Dutch dividend withholding tax. Depending on his specific circumstances, a shareholder resident in a country other than the Netherlands, may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax pursuant to Dutch law, EU law, or treaties for avoidance of double taxation.

A shareholder that is resident (i) in an EU member state or (ii) in a state that is a party to the Agreement on the European Economic Area (“EEA”; Iceland, Liechtenstein or Norway), or (iii) in a designated third state with which the Netherlands has agreed to an arrangement for the exchange of information on tax matters, is entitled to a full or partial refund of Dutch dividend withholding tax incurred in respect of Class A Shares if the final tax burden in respect of the dividends distributed by Lilium of a comparable Dutch resident shareholder is lower than the withholding tax incurred by the non-Dutch resident shareholder. The refund is granted upon request, and is subject to conditions and limitations. No entitlement to a refund exists if the disadvantage for the non-Dutch resident shareholder is entirely compensated in his state of residence under the provisions of a treaty for the avoidance of double taxation concluded between this state of residence and the Netherlands.

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch (corporate) income tax, exemption from, reduction in or refund of, Dutch dividend withholding tax will be granted if the recipient of the dividends paid by Lilium is not considered to be the beneficial owner (uiteindelijk gerechtigde) of such dividends. The DWTA provides for a non-exhaustive negative description of a beneficial owner. According to the DWTA, a shareholder will not be considered the beneficial owner of the dividends if as a consequence of a combination of transactions:

i.	a person other than the shareholder wholly or partly, directly or indirectly, benefits from the dividends;
ii.	whereby this other person retains or acquires, directly or indirectly, an interest similar to that in the Class A Shares on which the dividends were paid; and
iii.	that other person is entitled to a credit, reduction or refund of Dutch dividend withholding tax that is less than that of the shareholder.

Please refer to the paragraph “Risk Factors” for a risk regarding Lilium’s tax residency and the consequences thereof.

Holders of Warrants

The exercise of a Warrant does in the view of Lilium not give rise to Dutch dividend withholding tax, except to the extent (i) the exercise price paid in cash per issued Class A Share is below the nominal value of a Class A Share (currently, the nominal value per Class A Share is €0.12 and the exercise price is $11.50) and (ii) such difference is not charged against Lilium’s share premium reserve recognized for purposes of Dutch dividend withholding tax. If any Dutch dividend withholding tax due is not effectively withheld for the account of the relevant holder of a Warrant, Dutch dividend withholding tax shall be due by Holdco on a grossed-up basis, meaning that the Dutch dividend withholding tax basis shall be equal to the amount referred to in the preceding sentence multiplied by 100/85. Exceptions and relief from Dutch dividend withholding tax may apply as set forth in the preceding paragraph.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this paragraph is only intended for the following shareholders or holders of Warrants:

i.	individuals who are resident or deemed to be resident in the Netherlands for Dutch income tax purposes (“Dutch Individuals”); and
ii.	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands for corporate income tax purposes (“Dutch Corporate Entities”)

Dutch individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Individuals engaged or deemed to be engaged in an enterprise or who derive income from miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.5% on any benefits derived or deemed to be derived from the Class A Shares or Warrants, including any capital gains realized on the disposal thereof or on the exercise of Warrants, that are either attributable to:

i.

an enterprise from which a Dutch Individual derives profits, whether as an entrepreneur (ondernemer) or pursuant to a co-entitlement (medegerechtigde) to the net worth of such enterprise other than as an entrepreneur or a shareholder; or

ii.

the benefits of which are attributable to miscellaneous activities, including, without limitation, activities which are beyond the scope of active portfolio investment activities (meer dan normal vermogensbeheer).

Dutch individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, the Class A Shares or Warrants held by a Dutch Individual who is not engaged or deemed to be engaged in an enterprise or miscellaneous activities, or who is so engaged or deemed to be engaged but the Class A Shares or Warrants are not attributable to that enterprise or miscellaneous activities, will be subject to annual income tax imposed on a fictitious yield on the Class A Shares or Warrants under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income and capital gains realized , including the Class A Shares received upon the exercise of a Warrant, the annual taxable benefit of all the assets and liabilities of a Dutch Individual that are taxed under this regime, including the Class A Shares and Warrants, is set at a percentage of the positive balance of the fair market value of these assets, including the Class A Shares and Warrants and the fair market value of these liabilities. The percentage, which is annually indexed, increases:

i.	from 1.898% over the first €50,000;
ii.	to 4.501% over €50,001 up to and including €950,000; and
iii.	to a maximum of 5.69% over €950,001 or higher.

No taxation occurs if this positive balance does not exceed a certain threshold (heffingvrij vermogen), which is €50,000 in 2021. The fair market value of assets, including the Class A Shares and Warrants, and liabilities that are taxed under this regime is measured once in each calendar year on January 1. The tax rate under the regime for savings and investments is a flat rate of 31%.

Dutch Corporate Entities

Dutch Corporate Entities are generally subject to corporate income tax at statutory rates up to 25% on any benefits derived or deemed to be derived from the Class A Shares or Warrants, including any capital gains realized on the disposal thereof or on the exercise of Warrants. A reduced rate of 15% applies to the first €245,000 of taxable profits.

Non-residents of the Netherlands

The description of certain Dutch tax consequences in this paragraph is only intended for the following shareholders or holders of Warrants:

●	individuals not resident and not deemed to be resident in the Netherlands for Dutch income tax purposes (“Non-Dutch Individuals”); or
●	entities not resident and not deemed to be resident in the Netherlands for Dutch corporate income tax purposes (“Non-Dutch Corporate Entities”).

A Non-Dutch Individual or a Non-Dutch Corporate Entity will not be subject to any Dutch taxes on income or capital gains in respect of the acquisition, holding, redemption and disposal of Class A Shares and the acquisition, holding, exercise, and disposal of Warrants, other than withholding tax as described above, except if:

i.

the Non-Dutch Individual or the Non-Dutch Corporate Entity derives profits from an enterprise, whether as entrepreneur or pursuant to a co-entitlement to the net worth of such enterprise other than as an entrepreneur or a shareholder, which enterprise is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Class A Shares or Warrants are attributable;

ii.

the Non-Dutch Individual derives benefits from miscellaneous activities carried out in the Netherlands in respect of the Class A Shares or Warrants, including (without limitation) activities which are beyond the scope of active portfolio investment activities;

iii.

the Non-Dutch Corporate Entity is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the Class A Shares or Warrants are attributable; or

iv.

the Non-Dutch Individual is entitled to a share in the profits of an enterprise, other than by way of securities, which enterprise is effectively managed in the Netherlands and to which enterprise the Class A Shares or Warrants are attributable.

Under certain specific circumstances, Dutch taxation rights may be restricted for Non-Dutch Individuals and Non-Dutch Corporate Entities pursuant to treaties for the avoidance of double taxation.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of any gift of the Class A Shares or Warrants by, or inheritance of the Class A Shares or Warrants on the death of, a shareholder or holder of Warrants, except if:

●	at the time of the gift or death of the shareholder or holder of Warrants, the shareholder or holder of Warrants is resident, or is deemed to be resident, in the Netherlands;
●	the shareholder or holder of Warrants passes away within 180 days after the date of the gift of the Class A Shares or holder of Warrants and is not, or not deemed to be, at the time of the gift, but is, or deemed to be resident in the Netherlands at the time of his death; or
●	the gift of the Class A Shares or holder of Warrants is made under a condition precedent and the shareholder or holder of Warrants is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

For purposes of Dutch gift tax or inheritance tax, an individual who is of Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 10 years preceding the date of the gift or his death. For purposes of Dutch gift tax, any individual, irrespective of his nationality, will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (VAT)

No Dutch VAT will be payable by a shareholder in respect of any purchase, ownership and disposal of the Class A Shares or any purchase, ownership and disposal of the Warrants.

Other Taxes and Duties

No other Dutch taxes, including taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by or on behalf of the shareholder or holder of Warrants by reason only of the purchase, ownership and disposal of the Class A Shares or the purchase, ownership, exercise and disposal of the Warrants.

Residency

A shareholder or holder of Warrants will not become resident, or deemed resident, in the Netherlands for tax purposes by reason only of holding the Class A Shares or Warrants.

Material German Tax Considerations

The following section is a description of the material German tax considerations that become relevant when acquiring, owning and/or disposing of Lilium’s Class A Shares and Private Warrants as from the date of this prospectus. It is based on the German tax law applicable as of the date of this prospectus without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This section is intended as general information only and does not purport to be a comprehensive or complete description of all potential German tax effects of the acquisition, ownership or disposal of Class A Shares or Private Warrants and does not set forth all German tax considerations that may be relevant to a particular person’s decision to acquire Class A Shares or Private Warrants.

This section does not describe any German tax considerations or consequences that may be relevant to the acquisition, ownership or disposal of Class A Shares or Private Warrants by a shareholder (i) for whom or for a direct or indirect shareholder or beneficiary of whom the income or capital gains derived from the Class A Shares or Private Warrants are attributable to employment activities, the income from which is taxable in Germany, or (ii) who exchanges, or has exchanged, other German taxable assets for Class A Shares or Private Warrants (or vice versa) under a German tax deferral transaction of the German reorganization tax act (Umwandlungssteuergesetz).

This section does not constitute particular German tax advice and potential purchasers of Lilium’s Class A Shares or Private Warrants are urged to consult their own tax advisors regarding the tax consequences of the acquisition, ownership and/or disposal of Class A Shares or Private Warrants in light of their particular circumstances with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of provisions of any applicable income tax treaty on the mitigation of double taxation (each a “tax treaty”), as well as any tax consequences arising under the laws of any state, local or other non-German jurisdiction. A shareholder or holder of Private Warrants may include an individual who or an entity that does not have the legal title to the Class A Shares or Warrants, but to whom nevertheless the Class A Shares or Private Warrants are attributed for German tax purposes, based either on such individual or entity owning a beneficial interest in the Class A Shares or Private Warrants or based on specific statutory provisions.

All of the following is subject to change as from the date of this prospectus. Such changes could apply retroactively and could affect the consequences set forth below. This section does neither refer to any German filing, notification or other German tax compliance aspects nor to foreign account tax compliance act (“FATCA”) aspects.

Lilium’s tax residency status

We have our statutory seat in the Netherlands and our sole place of management in Germany and are therefore tax resident in Germany as from the date of this prospectus (both under German domestic law and for purposes of the German-Dutch tax treaty). Thus, we qualify as a corporation subject to German unlimited liability for corporate income tax purposes and are treated as a resident of Germany under the Dutch-German tax treaty. However, because our tax residency depends on future facts regarding our place of management the German unlimited liability for corporate income tax purposes may change in the future. We assume for all purposes herein that we shall be tax resident in Germany at all relevant points in time when taxable events may occur.

German taxation of holders of Class A Shares

Taxation of dividends

Withholding tax on dividend payments

Dividends distributed from Lilium to our shareholders are generally subject to German withholding tax, except for certain scenarios in which a dividend is either excluded from the scope of German withholding tax or fully or partially withholding tax exempt (for example, repayments of capital from the tax contribution account (steuerliches Einlagekonto)), as further described. The withholding tax rate is 25% plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, totaling 26.375% of the gross dividend amount and potentially church withholding tax for shareholder who are private individuals in certain cases (see below). Withholding tax is to be withheld and passed on for the account of the shareholders, depending on the specific circumstances, by a domestic branch of a domestic or foreign credit or financial services institution (Kredit- und Finanzdienstleistungsinstitut), by the domestic securities trading company (inländisches Wertpapierhandelsunternehmen) or a domestic securities trading bank (inländische Wertpapierhandelsbank) which keeps and administers the Class A Shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the Class A Shares were entrusted for custody if the dividends are distributed to a foreign agent by such securities custodian bank (each of which is referred to as the “Dividend Paying Agent”). or, in case the Class A Shares are not held in deposit with a Dividend Paying Agent, Lilium is responsible for withholding and remitting the tax to the competent tax office. Such withholding tax is levied and withheld irrespective of whether and to what extent the dividend distribution is taxable at the level of the shareholder and whether the shareholder is a person residing in Germany or in a foreign country.

In the case of dividends distributed to a company within the meaning of Art. 2 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011 (the “EU Parent Subsidiary Directive”) domiciled in another Member State of the European Union, withholding tax is effectively reduced to zero. This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in Lilium is effectively connected with this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of Lilium of at least 10% for an uninterrupted period of at least one year. The foreign resident shareholder must be eligible for purposes of the EU Parent Subsidiary Directive (as set out above) to invoke the reduction and, in addition, no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

The withholding tax on dividends distributed to other foreign resident shareholders is reduced in accordance with an applicable double tax treaty (to 15%, 5% or 0% depending on certain prerequisites) if Germany has concluded such double tax treaty with the country of residence of the shareholder and if the shareholder does not hold his Class A Shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. The foreign resident shareholder must be eligible for tax treaty purposes, no limitation of benefits provision in a double tax treaty and no German anti-directive/treaty shopping provision of Section 50d paragraph 3 of the German Income Tax Act (Einkommensteuergesetz) must be applicable.

However, even in case of application of a reduction under the EU Parent Subsidiary Directive or a tax treaty, the deduction of German withholding taxes will generally have to occur unless the relevant shareholder has been granted an exemption from the German Federal Central Tax Office (Bundeszentralamt für Steuern) upon formal application by the shareholder (Freistellung im Steuerabzugsverfahren). In case of deducted withholding taxes, the reduction of the withholding tax pursuant to both the EU Parent Subsidiary Directive and an applicable double tax treaty is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the EU Parent Subsidiary Directive (0%) or on the basis of the tax rate set forth in the applicable double tax treaty (15% unless further qualifications are met) is upon request refunded by the German Federal Central Tax Office.

In the case of dividends received by corporations who are not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double tax treaty or if no double tax treaty has been concluded between the state of residence of the shareholder, however, likewise subject to the conditions of the aforementioned German anti-directive/treaty shopping provision.

In order to receive a refund pursuant to a tax treaty or the aforementioned option for a foreign corporation, the shareholder has to submit a completed form for refund (available at the website of the Federal Central Tax Office (http://www.bzst.de) as well as at the

German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that deducted the respective withholding tax.

The aforementioned reductions of (or exemptions from) withholding tax under an applicable tax treaty are further restricted if (i) the applicable tax treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder (aa) is not a corporation that directly holds at least 10% in the equity capital of Lilium and (bb) is subject to income tax in its state of residence without being exempt from such taxation. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the shares in a company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the shares in a company during the minimum holding period without being directly or indirectly hedged, and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. However, these special restrictions do not apply to a shareholder who has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.

In the absence of the fulfillment of all of the three prerequisites, three fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. Furthermore, a shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for such a full tax credit has (i) to notify the competent local tax office accordingly, (ii) to declare according to the officially prescribed form and (iii) has to make a payment in the amount of the omitted withholding tax deduction.

However, these special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the shares in a company for at least one uninterrupted year upon receipt of the dividends.

For individual or corporate shareholders tax resident outside Germany not holding the Class A Shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is then final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (for example, those shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their Class A Shares as business assets, as well as for shareholders tax resident outside of Germany holding their Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding Lilium’s Class A Shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.

Taxation of dividend income of shareholders tax resident in Germany holding Lilium Class A Shares as private assets (private individuals)

For individual shareholders (individuals) resident in Germany holding Lilium Class A Shares as private assets, dividends are subject to a flat rate tax which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the individual tax advisor of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.

The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent or Lilium. However, if the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate, the private individual shareholder can opt for taxation at his personal income tax rate. In that case, the final withholding tax will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Exceptions from the flat rate tax (satisfied by withholding the tax at source, Abgeltungswirkung) may apply — that is, only upon application — for shareholders who have a shareholding of at least 25% in Lilium and for shareholders who have a shareholding of at least 1% in Lilium and work for the Company in a professional capacity. In such a case, the same rules apply as for sole proprietors holding the Class A Shares as business assets (see below “Taxation of dividend income of shareholders tax resident in Germany holding the Company’s Class A Shares as business assets — Sole proprietors”). Further, the flat rate tax does not apply if and to the extent dividends reduced Lilium taxable income.

Taxation of dividend income of shareholders tax resident in Germany holding Lilium Class A Shares as business assets

If a shareholder holds the Lilium Class A Shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.

Corporations

Dividend income of corporate shareholders is exempt from corporate income tax, provided that the corporation holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid (participation exemption). The acquisition of a participation of at least 10% in the course of a calendar year (in one instance) is deemed to have occurred at the beginning of such calendar year. Participations in the share capital of the Company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e. tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax deductible. The participation exemption does not apply if and to the extent dividends reduced Lilium taxable income.

For trade tax purposes the entire dividend income is subject to trade tax (i.e. the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.

If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the applicably municipality levy rate determined by the municipality the corporate shareholder has its place of management and permanent establishments respectively).

Special regulations apply which abolish the 95% tax exemption, if the Company’s Class A Shares (i) are held as trading portfolio assets in the meaning of Section 340e of the German Commercial Code (Handelsgesetzbuch) by a credit institution (Kreditinstitut) or a financial service institution (Finanzdienstleistungsinstitut), (ii) had to be recorded as current assets (Umlaufvermögen) at the time of their acquisition by a financial enterprise (Finanzunternehmen) within the meaning of the German Banking Act (Kreditwesengesetz), in case more than 50% of the shares of such financial enterprise are held directly or indirectly by a credit institution or a financial service institution, or (iii) are held by a life insurance company, a health insurance company or a pension fund in case the shares are attributable to the capital investments, resulting in fully taxable income (any shareholder falling under (i), (ii) or (iii), a “Non-Exempt Corporation”).

Sole proprietors

For sole proprietors (individuals) resident in Germany holding Class A Shares as business assets dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant assessment period. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount (Gewerbesteuer-Messbetrag). As from 2021 onwards the solidarity surcharge has been abolished in case a certain income threshold is not exceeded.

Partnerships

In case Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

●	if the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge (see above “Corporations”);
●	if the partner is a sole proprietor, the dividend income will be subject to the partial income rule (see above “Sole proprietors”);
●	if the partner is a private individual, the dividend income will be subject to the flat tax rate (see above “private individuals”).

In case the partnership is a (operative or deemed) commercial partnership with its place of management in Germany the dividend income is subject to German trade tax at the level of the partnership, unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax. Any trade tax levied on the level of the partnership will be eligible for credit against an individual shareholder's personal income tax liability based on the applicable municipal trade tax rate, depending on the individual tax situation of the shareholder and further circumstances and limited to currently up to 4.0 times the partial trade tax measurement amount allocable to such individual shareholder.

Taxation of dividend income of shareholders tax resident outside of Germany

For foreign individual or corporate shareholders tax resident outside of Germany not holding the Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.

In contrast, individual or corporate shareholders tax resident outside of Germany holding the Company’s Class A Shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the Class A Shares as business assets. The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.

Taxation of capital gains

Withholding tax on capital gains

Capital gains realized on the disposal of Class A Shares are only subject to withholding tax if (i) a permanent establishment in Germany of a German or foreign credit or financial institution, (ii) a German securities trading company or (iii) a German securities trading bank stores or administrates or carries out the disposal of the Class A Shares and pays or credits the capital gains. In those cases, the institution (and not the Company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority.

In case the Class A Shares in the Company are held (i) as business assets by a sole proprietor, a partnership or a corporation and such shares are attributable to a German business or (ii) in case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In case of the aforementioned exemption under (i) the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are not subject to withholding tax. The respective notification has to be filed by using the officially prescribed form.

Taxation of capital gains realized by shareholders tax resident in Germany holding Lilium Class A Shares as private assets (private individuals)

For individual shareholders (individuals) resident in Germany holding Class A Shares as private assets, capital gains realized on the disposal of Class A Shares are subject to final (withholding) tax (Abgeltungsteuer). Accordingly, capital gains will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon totaling 26.375% and church tax, in case the shareholder is subject to church tax because of his personal circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Central Tax Office (details related to the computation of the specific tax rate including church tax are to be discussed with the personal tax advisor of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the Class A Shares and the expenses directly and materially related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer- Pauschbetrag) of up to €801 (for individual filers) or up to €1,602 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.

In case the flat tax results in a higher tax burden as opposed to the private individual shareholder’s personal income tax rate the private individual shareholder can opt for taxation at his personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.

Capital losses arising from the disposal of the Class A Shares can only be offset against other capital gains resulting from the disposition of the Class A Shares or shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the disposal of Class A Shares in stock corporations in future years.

The final (withholding) tax (Abgeltungsteuer) will not apply if the seller of the Class A Shares or in case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the Company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his / her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.

Taxation of capital gains realized by shareholders tax resident in Germany holding Lilium Class A Shares as business assets

If a shareholder holds Class A Shares as business assets, the taxation of capital gains realized on the disposal of such shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:

Corporations

Capital gains realized on the disposal of Class A Shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are effectively subject to corporate income tax (plus solidarity surcharge) and trade tax; i.e. tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax deductible.

Capital losses incurred upon the disposal of Class A Shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the before mentioned persons and the shareholder holds directly or indirectly more than 25% of the Company’s registered share capital.

Special regulations apply, which may exclude aforementioned tax exemptions if the Company’s Class A Shares are held by a Non-Exempt Corporation.

Sole proprietors

If the Class A Shares are held by a sole proprietor, capital gains realized on the disposal of the Class A Shares are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the capital gains will be taxed at his /her personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the Class A Shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied will be eligible for credit against the shareholder's personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder limited to currently up to 4.0 times the trade tax measurement amount. As from 2021 onwards the solidarity surcharge has been abolished in case a certain income threshold is not exceeded.

Partnerships

In case the Class A Shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as solidarity surcharge (and church tax) since partnerships qualify as transparent for German income tax purposes. In this regard, corporate income tax or personal income tax as well as solidarity surcharge (and church tax, if applicable) are levied only at the level of the partner with respect to their relevant part of the partnership’s taxable income and depending on their individual circumstances:

●	If the partner is a corporation, the capital gains will be subject to corporate income tax plus solidarity surcharge (see above “Corporations”). Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95%-exemption rule as described above applies. With regard to corporate partners, special regulations apply if they are held by a Non-Exempt Corporation, as described above.
●	If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule (see above “Sole proprietors”).

In addition, if the partnership is liable to German trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. Any trade tax levied on the level of the partnership will be eligible for credit against an individual shareholder’s personal income tax liability based on the applicable municipal trade tax rate, depending on the individual tax situation of the shareholder and further circumstances and limited to currently up to 4.0 times the partial trade tax measurement amount allocable to such individual holder.

Taxation of capital gains realized by shareholders tax resident outside of Germany

Capital gains realized on the disposal of the Class A Shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the Company’s Class A Shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly at least 1% of the Company’s shares capital at any time during a five years period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, except for the cases referred to in (i) above, most tax treaties concluded by Germany provide for a full exemption from German taxation except if the Company is considered a real estate holding entity for treaty purposes. Further, in case of a non-German corporation which is not a Non-Exempt Corporation, aforementioned tax exemption for the sale of shares in another corporation may apply in full, resulting in a tax exemption of 100% of the gain (i.e., no increase of German taxable income for such investor at 5% of the gain by deemed non-tax-deductible business expenses); in case of a Non-Exempt Corporation, such exemption will not apply (but an exemption under an applicable tax treaty may apply.

German taxation of holders of Private Warrants

General

Holders of Private Warrants are likely to be taxed in particular upon certain forms of the exercise (but likely not in the case of receiving Class A Shares due to the exercise), sale or disposal of Private Warrants (taxation of capital gains) and the gratuitous transfer of Private Warrants (inheritance and gift tax).

Taxation of holders of Private Warrants not tax resident in Germany

The capital gains from the disposition of the Private Warrants realized by a non-German tax resident holder of the Private Warrants would not be treated as German source income and not be subject to German income tax provided that (i) such non-German resident holder does not maintain a permanent establishment or other taxable presence in Germany which the Private Warrants form part of, and (ii) the income does not otherwise constitute German-source income (such as income from the letting and leasing of certain German-situs property or income from certain capital investments directly or indirectly secured by German-situs real estate). If either requirement (i) or (ii) above is not met, a non-German tax resident holder will be subject to “Limited German Taxation” on aforementioned income.

Non-German resident holders of the Private Warrants are, in general, exempt from German withholding tax on capital gains where the income is subject to Limited German Taxation and if capital gains derived from the Private Warrants are paid out or credited to the holder of the Private Warrants by a German credit institution, a financial services institution, a securities trading enterprise or a securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case including a

German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) (“German Disbursing Agent”), withholding tax may be levied under certain circumstances both in the case of business and non-business holders of Private Warrants. The withholding tax may be refunded based on an assessment to tax or under an applicable tax treaty, depending on the individual circumstances of the holder.

Subject to the above, in cases of Limited German Taxation, a tax regime similar to that described under “—Taxation of holders of Private Warrants tax resident in Germany” below will apply, subject to certain differences.

Taxation of holders of Warrants tax resident in Germany

Withholding tax on capital gains

The capital gains from the disposition (i.e., the difference between the proceeds from the disposal, redemption, repayment or assignment after deduction of expenses directly related to the disposal, redemption, repayment or assignment and the cost of acquisition) or a cash-settlement (i.e., the cash amount received minus directly related costs and expenses, e.g. the acquisition costs) of the Private Warrants received by a German resident holder of Private Warrants holding the Private Warrants as private assets will be subject to German withholding tax if the Private Warrants are kept or administered in a custodial account with a German Disbursing Agent. The tax rate is 25% (plus a 5.5% solidarity surcharge thereon, resulting in an aggregate rate of 26.375%; plus church tax, if applicable). For individual holders who are subject to church tax, the church tax generally has to be withheld by the German Disbursing Agent based on an automatic data access procedure, unless the shareholder has filed a blocking notice (Sperrvermerk) with the Federal Central Tax Office.

Please note that both the tax rate and the assessment basis may differ from the above in case the Private Warrants have not been kept or administered in a custodial account with the same German Disbursing Agent since the time of their acquisition, unless the current German Disbursing Agent has been notified of the actual acquisition costs of the Private Warrants by the previous German Disbursing Agent or by a statement of a bank or financial services institution from another member state of the European Union or the European Economic Area or from certain other countries (e.g., Switzerland or Andorra). In such a case the withholding tax will amount to 30% of the (disposal) proceeds (so called “Lump Sum Substitute Basis”).

In the event of delivery of Class A Shares upon exercise of the Private Warrants, the acquisition costs of the Private Warrants plus any additional sum paid upon exercise should generally be regarded as acquisition costs of the underlying assets received upon physical settlement. Subject to the following, no capital gain and no resulting withholding tax will apply from such exercise for delivery of Class A Shares. Withholding tax may only apply to any gain resulting later from the subsequent disposal, redemption or assignment of the Class A Shares received under certain circumstances. Note that the German tax authorities have not confirmed the above treatment for the exercise of U.S. warrants, but only for the exercise of convertible bonds (Wandelschuldverschreibungen, Optionsscheine), wherefore, a residual uncertainty remains regarding its application on the exercise of the Private Warrants.

Deviating from the above, there is a relevant risk that a so called cashless exercise as per the warrant agreement underlying the Private Warrants will constitute a taxable event and may attract withholding tax in case a German Disbursing Agent is involved as per the above). German tax authorities may argue that due to a cashless exercise, capital gains accrue in the amount of the product of (A) the spread between (i) the fair market value of the Class A Shares at the time of the cashless exercise and (ii) the Warrant Price plus the acquisition costs of the Private Warrant, (or some substitute value for (i) minus (ii) determined in aforementioned warrant agreement) and (B) the number of Private Warrants for which no Class A Shares are granted but which are set off to settle the Warrant Price.

In computing any German tax to be withheld, the German Disbursing Agent generally deducts from the basis of the withholding tax, subject to certain limitations, negative investment income realized by a non-business holder of the Private Warrants via the German Disbursing Agent (e.g., losses from the sale of other securities with the exception of shares). The German Disbursing Agent also deducts accrued interest on other securities (if any) paid separately upon the acquisition of the respective security by a non-business holder of Private Warrants via the German Disbursing Agent. In addition, subject to certain requirements and restrictions the German Disbursing Agent may credit foreign withholding taxes levied on investment income in a given year regarding securities held by a non-business holder of Private Warrants in the custodial account with the German Disbursing Agent.

Non-business holders of the Private Warrants are entitled to an annual saver’s allowance of €801 for an individual or €1,602 for a married couple and a registered civil union filing taxes jointly for all investment income received in a given year. Upon the non-business holder of the Private Warrants filing an exemption certificate (Freistellungsauftrag) with the Disbursing Agent, the Disbursing Agent will take the allowance into account when computing the amount of tax to be withheld.

No withholding tax will be deducted if the holder of the Private Warrants has submitted to the Disbursing Agent a certificate of non-assessment (Nichtveranlagungs-Bescheinigung) issued by the competent local tax office. The deduction of expenses related to the investment income (including gains with respect to the Private Warrants) is generally not possible for private investors.

German withholding tax should not apply to gains from the disposal, redemption, repayment or assignment of Private Warrants held by a German tax resident corporation. The same may apply where the Private Warrants form part of a trade or business or are related to income from letting and leasing of property, subject to further requirements being met. Note that for corporations, sole-proprietors or partnerships which or who are not tax resident in Germany but subject to Limited German Taxation, i.e., withholding tax may be triggered in these cases under further circumstances.

Taxation of capital gains

Individuals as the holders of the Private Warrants

The personal income tax liability of a holder of the Private Warrants holding the Private Warrants as private assets deriving income from capital investments under the Private Warrants is, in principle, settled by the tax withheld (unless for example the income from Private Warrants qualifies as income from the letting and leasing of property). To the extent withholding tax has not been levied, such as in the case of Private Warrants kept in custody abroad or if no German Disbursing Agent is involved in the payment process, the non-business holder of Private Warrants must report his or her income and capital gains derived from the Private Warrants (through disposition or cash settlement) on his or her tax return and then will also be taxed at a rate of 25% (plus solidarity surcharge of 5.5% thereon, resulting in an aggregate rate of 26.375%; and church tax, if applicable). As for withholding tax, in the event of delivery of Class A Shares upon exercise of the Private Warrants, the acquisition costs of the Private Warrants plus any additional sum paid upon exercise are generally regarded as acquisition costs of the underlying assets received upon physical settlement. Subject to the following, no capital gains tax will apply from such exercise for delivery of Class A Shares. Note that there is a relevant risk that a so called cashless 0065ercise as per the warrant agreement underlying the Private Warrants constitutes a taxable event (as described above) which would have to be reported on the tax return as well if not settled by withholding tax. If the withholding tax has been calculated on the basis of a Lump Sum Substitute Basis, a non-business holder of the Private Warrants may and in case the actual gain is higher than 30% of the proceeds must also apply for an assessment on the basis of his or her actual acquisition costs. Further, a non-business holder may request that all investment income of a given year is taxed at his or her lower individual tax rate based upon an assessment to tax with any amounts over withheld being refunded. In each case, the deduction of expenses (other than transaction costs) on an itemized basis is not permitted.

With regard to non-business holders of Private Warrants, there is a relevant risk that such losses may only be applied against profits from income from capital investments derived in the same or, subject to certain limitations, in subsequent years. For assessment periods beginning after December 31, 2020, such losses incurred by non-business holders of the Private Warrants may only be applied against income from other forward/future or option transactions derived in the same or, subject to certain limitations, in subsequent years and the deductibility of such losses is limited to €20.000 per year.

In addition, losses of non-business holders arising from a bad debt loss (Forderungsausfall), a waiver of a receivable (Forderungsverzicht) or a transfer of an impaired receivable to a third party or from any other default can only be offset against other income from capital investments and only up to an amount of €20,000 per year. The same rules should apply if the Private Warrants expire worthless or lapse.

Corporations, sole proprietors and Partnerships

Where Private Warrants form part of a trade or business the withholding tax, if any, will not settle the personal or corporate income tax liability. The respective holder of Private Warrants (or the partner of the partnership holding the Private Warrants) will have to report income and related (business) expenses resulting from the disposition or cash settlement of the Private Warrants or potentially from a cashless exercise on the tax return and the balance will be taxed at the holder’s (or the partner of the partnership holding the Private Warrants) applicable tax rate. Withholding tax levied, if any, will be credited against the personal or corporate income tax of the holder (or the partner of the partnership holding the Private Warrants). Where Private Warrants form part of a German trade or business gains from the disposal, redemption, repayment, assignment, cash settlement or cashless exercise of the Private Warrants may also be subject to German trade tax. A corporate income tax or trade tax exemption should not be applicable.

With regard to business holders of Private Warrants, losses may generally only be applied against profits from other forward/future or option transactions derived in the same or, subject to certain restrictions, the previous year. Otherwise these losses can be carried forward indefinitely and, within certain limitations, applied against profits from forward/future or option transactions in subsequent years. Further special rules apply to credit institutions, financial services institutions and finance companies within the meaning of the German Banking Act.

In the case of physical settlement of the Private Warrants please see above sections on disposal of Class A Shares for German taxation of the disposal or other transaction involving a resulting Class A Share.

Inheritance and gift tax

The transfer of Lilium Class A Shares or Private Warrants to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft- und Schenkungsteuer) if at the time of transfer:

i.

the decedent, the donor, the heir, the donee or any other beneficiary has his /her /its residence, domicile, registered office or place of management in Germany, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

ii.

(irrespective of the personal circumstances) the Class A Shares or Private Warrants are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

iii.

(irrespective of the personal circumstances) at least 10% of the registered share capital of Lilium is held directly or indirectly by the decedent or person making the gift, himself or together with a related party in terms of Section 1(2) German Foreign Tax Act (Außensteuergesetz).

Special regulations apply to German citizens who maintain neither a residence nor their domicile in Germany but are in a service relationship with a German public legal person and receive their remuneration from a German public treasury (or are German citizens relative to such a person) and to certain individuals who no longer maintain a residence or their domicile in Germany but maintain a residence or domicile in a low tax jurisdiction, also resulting in inheritance and gift tax. A limited number of double tax treaties on inheritance and gift tax which Germany has entered into may limit the German right to inheritance and gift tax to the case described under (i) above.

Value added tax (VAT)

No German value added tax (Umsatzsteuer) will arise in respect of any acquisition, ownership and/or disposal of the Class A Shares or Private Warrants unless in certain cases where a waiver of an applicable VAT exemption occurs. Any such waiver would require a supply of shares from one person taxable for VAT purposes to the enterprise of another taxable person.

Transfer taxes

No German capital transfer tax (Kapitalverkehrsteuer) or stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, owning or disposing the Company’s Class A Shares or Private Warrants. Net wealth tax (Vermögensteuer) is currently not levied in Germany. German real estate transfer tax (Grunderwerbsteuer) may only be attracted by the acquisition (including by way of exercise of warrants) or sale of Class A Shares or certain comparable transactions under very specific circumstances if Lilium, or a subsidiary entity to Lilium own German situs real estate at such time, with “ownership” and “real estate” both having an extended meaning under the German real estate transfer act insofar.

On January 22, 2013, the Council of the European Union approved the resolution of the ministers of finance from eleven EU member states (including Germany) to introduce a financial transaction tax (“FTT”) within the framework of enhanced cooperation. On February 14, 2013, the European Commission accepted the proposal for a Council Directive implementing enhanced cooperation in the area of FTT. The plan focuses on levying a financial tax of 0.1% (0.01% for derivates) on the purchase and sale of financial instruments.

A joint statement issued by ten of the eleven participating EU Member States in October 2016 reaffirmed the intention to introduce a FTT. However, at the moment not many details are available. Thus, it is not known to what extent the elements of the European Commission’s proposal outlined in the preceding paragraph will be followed in relation to the taxation of shares. The FTT proposal remains subject to negotiation between the participating EU Member States and is subject to political discussion. It may therefore be altered prior to the implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. If an EU-wide FTT (see above) fails, representatives of the If the (Institute for the World Economy) intend to advocate the introduction of a comprehensive version of the tax in Germany after the COVID-19 pandemic. Prospective holders of the Class A Shares are advised to seek their own professional advice in relation to FTT.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 52,142,954 of our Class A Shares, which consist of up to (i) 24,413,065 Class A Shares issuable upon conversion of our outstanding Class B Shares, (ii) 7,060,000 Class A Shares issuable upon the exercise of 7,060,000 Private Warrants, (iii) 12,650,000 Class A Shares issuable upon the exercise of 12,650,000 Public Warrants, (iv) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants and (v) up to 6,219,889 Class A Shares that are issuable upon the exercise of the Specified Options.

We are also registering the possible resale from time to time by the selling securityholders of (a) up to 210,665,118 Class A Shares, which consist of up to (i) 129,292,473 Class A Shares issued in the Business Combination, (ii) 45,000,000 Class A Shares issued to the PIPE Investors concurrently with the closing of the Business Combination, (iii) 24,413,065 Class A Shares issuable upon conversion of outstanding Class B Shares, (iv) 7,060,000 Class A Shares issuable upon exercise of the Private Warrants, (v) 1,800,000 Class A Shares issuable upon exercise of the Azul Warrants, (vi) 879,691 Class A Shares issued in connection with certain equity compensation arrangements and (vii) 2,219,889 Class A Shares issuable upon the exercise of certain of the Specified Options and (b) up to 7,060,000 Private Warrants. All of the Class A Shares and Private Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive proceeds from the exercise of the Warrants and Specified Options in the event that such Warrants and Specified Options are exercised for cash.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of Nasdaq;
●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;
●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
●	by pledge to secured debt and other obligations;
●	delayed delivery arrangement;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;
●	the names of the selling securityholders;
●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
●	settlement of short sales entered into after the date of this prospectus;
●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Shares and Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Certain of our stockholders have entered into lock-up agreements. See “Shares Eligible For Future Sale — Lock-Up Arrangements.”

We have agreed to indemnify certain of the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.

We have agreed with certain selling securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the securities of such selling securityholders covered by this prospectus no longer constitute “Registrable Securities” under and as defined in the Registration Rights Agreement.

We have agreed with certain selling securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the following: (i) the selling securityholder ceases to hold any securities covered by this prospectus or (ii) the date all securities covered by this prospectus held by selling securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) three years from the effective date of this prospectus. See also “Description of Securities — Registration Rights and Lock-Up Arrangements.”

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation (Regulation (EU) 2017/1129):

i.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
ii.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
iii.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

MiFID II Product Governance

Any person offering, selling or recommending the shares (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II (Directive 2014/65/EU) is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Specific Dutch selling restriction for exempt offers: Each distributor will be required to represent and agree that it will not make an offer of securities which are the subject of the offering contemplated by this prospectus to the public in the Netherlands in reliance on Article 1(4) of the Prospectus Regulation, unless:

i.	such offer is made exclusively to legal entities which are qualified investors in the Netherlands; or
ii.	standard exemption logo and wording are disclosed as required by article 5:4(2) of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht); or
iii.	such offer is otherwise made in circumstances in which article 5:4(2) of the Dutch Financial Markets Supervision Act is not applicable,

provided that no such offer of securities shall require us or any distributor to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

SHARES ELIGIBLE FOR FUTURE SALE

We have 1,498,386,411 Class A Shares authorized and 259,696,994 Class A Shares issued and outstanding and 24,413,065 Class B Shares authorized and 24,413,065 Class B Shares issued and outstanding as of September 14, 2021, immediately after giving effect to the Business Combination. Additionally, we have 12,650,000 Public Warrants and 7,060,000 Private Warrants issued and outstanding, each of which entitle the holder to purchase one Class A Share per SPAC Warrant at an exercise price of $11.50 per share and that become exercisable on October 14, 2021. The Public Warrants and Private Warrants expire five years after September 14, 2021 (the closing date of the Business Combination) or earlier upon redemption or liquidation in accordance with their terms. We have also issued the Azul Warrants, which entitle the holder to purchase 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share. The holder is entitled to the exercise of the Azul Warrants at any time on or prior to October 22, 2026.

All of the Class A Shares and Public Warrants that were issued in connection with the Business Combination are freely transferable without restriction or further registration under the Securities Act, other than any Class A Shares or Public Warrants issued to our “affiliates.” The PIPE Shares, the Private Warrants and the Azul Warrants were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder, and are not freely transferable. The Class A Shares and SPAC Warrants issued to our “affiliates” and the PIPE Shares and Azul Warrant are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act (see description below).

The registration statement of which this prospectus forms a part has been filed in part to satisfy our obligations to register the offer and sale of Class A Shares and Private Warrants by the Sponsor, our affiliates and PIPE Investors pursuant to the Registration Rights Agreement and the Subscription Agreements. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our Class A Shares. Sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market price of our Class A Shares.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A Shares or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted Class A Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of the total number of Class A Shares then issued and outstanding; or the average weekly reported trading volume of the Class A Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company; the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. We were formed as a shell company in March 2020. Upon the consummation of the Business Combination, on September 14, 2021, we ceased to be a shell company and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and securities held by affiliates.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States. We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of the Company or who are affiliates of the Company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Arrangements

Pursuant to the Registration Rights Agreement, the Sponsor and the Lilium Holders have agreed to be bound by certain restrictions on transfer of the Lock-Up Shares, other than to certain permitted transferees. The Sponsor and the Lilium Holders have agreed, for the duration of the applicable Lock-Up Period, with respect to any such persons, not to (a) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Lock-Up Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether settled by delivery of such Lock-Up Shares, in cash or otherwise, or (c) publicly announce any intention to effect any transaction described in clause (a) or (b) above. The Lock-Up Period begins on the Final Closing Date and ends (i) with respect to the Lilium Holders, 180 days after the Final Closing Date and (ii) with respect to the Sponsor, the earlier of (A) 360 days after the Final Closing Date and (B) (x) the first date on which the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Final Closing Date and (y) the date on which Lilium consummates a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Lilium Shares for cash, securities or other property.

Registration Rights

In connection with the closing of the Business Combination Agreement, the Registration Rights Holders entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed that, within 30 calendar days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) the Resale Registration Statement, and would use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to two underwritten offerings in any six month period (and we are not required to effect more than four underwritten offerings in any 12 month period), and the Registration Rights Holders will be entitled to customary piggyback registration rights. The Registration Rights Agreement does not provide for the payment of any cash penalties by Lilium if we fail to satisfy any of our obligations under the Registration Rights Agreement. In addition, we expect to enter into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby and the offer and sale of our Class A Shares and Warrants by our selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC Registration Fee		$264,738
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

Van Doorne N.V. has advised us on certain legal matters as to Dutch law including the issuance of the Class A Shares offered by this prospectus. We have been advised on U.S. securities matters by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The financial statements of Lilium GmbH as of December 31, 2020, December 31, 2019 and January 1, 2019, and for the years ended December 31, 2020 and 2019, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Lilium GmbH’s ability to continue as a going concern as described in Note 4 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Qell Acquisition Corp. as of December 31, 2020, and for the period from August 7, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

INDEX TO FINANCIAL STATEMENTS

Page No.
Audited Consolidated Financial Statements of Lilium GmbH
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the years ended December 31, 2020 and 2019	F-3
Consolidated Statement of Financial Position as of December 31, 2020, 2019 and January 1, 2019	F-4
Consolidated Statement of Changes in Equity for the years ended December 31, 2020 and 2019	F-5
Consolidated Statement of Cash Flows for the years ended December 31, 2020 and 2019	F-6
Notes to the Consolidated Financial Statements	F-7

Unaudited Condensed Interim Financial Statements of Lilium GmbH
Unaudited Interim Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the six months ended June 30, 2021 and June 30, 2020	F-40
Unaudited Interim Condensed Consolidated Statement of Financial Position as of June 30, 2021 and December 31, 2020	F-41
Unaudited Interim Condensed Consolidated Statement of Changes in Shareholders’ Equity for the six months ended June 30, 2021 and June 30, 2020	F-42
Unaudited Interim Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2021 and June 30, 2020	F-43
Notes to Unaudited Interim Condensed Consolidated Financial Statements	F-44

Audited Financial Statements of Qell Acquisition Corp.:
Report of Independent Registered Public Accounting Firm	F-44
Balance Sheet as of December 31, 2020 (As Restated)	F-45
Statement of Operations for the period from August 7, 2020 (inception) through December 31, 2020 (As Restated)	F-46
Statement of Changes in Shareholders’ Equity for the period from August 7, 2020 (inception) through December 31, 2020 (As Restated)	F-47
Statement of Cash Flows for the period from August 7, 2020 (inception) through December 31, 2020 (As Restated)	F-48
Notes to Financial Statements (As Restated)	F-49

Unaudited Condensed Interim Financial Statements of Qell Acquisition Corp.
Condensed Balance Sheets as of June 30, 2021 (unaudited) and December 31, 2020	F-64
Unaudited Condensed Statement of Operations for the three and six months ended June 30, 2021	F-65
Unaudited Condensed Statement of Changes in Shareholders’ Equity for the three and six months ended June 30, 2021	F-66
Unaudited Condensed Statement of Cash Flows for the six months ended June 30, 2021	F-67
Notes to Unaudited Condensed Financial Statements	F-68

Report of Independent Registered Public Accounting Firm

To the Management Board and Shareholders of Lilium GmbH

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Lilium GmbH and its subsidiaries (the “Company”) as of December 31, 2020, December 31, 2019 and January 1, 2019, and the related consolidated statements of operations and other comprehensive income (loss), of changes in equity and of cash flows for the years ended December 31, 2020 and 2019, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, December 31, 2019 and January 1, 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has incurred recurring losses from operations since its inception and expects to continue to generate operating losses that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Munich, Germany

May 5, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Alexander Fiedler
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

We have served as the Company’s auditor since 2019.

Lilium Group

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

for the years ended December 31, 2020 and 2019

in € thousand	Note	2020	2019
Revenue	[5]	97	—
Cost of sales	[5]	(10)	—
Gross profit		87	—
Research and development expenses	[6]	(90,345)	(38,136)
General and administrative expenses	[7]	(35,406)	(15,437)
Selling Expenses	[8]	(15,272)	(4,645)
Other income	[9]	2,346	76
Other expenses	[10]	(130)	(58)
Operating loss		(138,720)	(58,200)
Finance income	[11]	80	518
Finance expenses	[11]	(49,741)	(5,736)
Financial result	[11]	(49,661)	(5,218)
Loss before income tax		(188,381)	(63,418)
Income tax expense	[12]	(46)	(61)
Net loss for the period		(188,427)	(63,479)

Other comprehensive income (loss)

in € thousand	Note	2020	2019
Other comprehensive income that may be reclassified to profit or loss		36	3
Exchange differences on translation of foreign business units		36	3
Income taxes		—	—
Items that will not be subsequently reclassified to profit or loss		(44)	(114)
Remeasurement of defined pension benefit obligation	[23]	(44)	(114)
Income taxes		—	—
Other comprehensive income (loss)		(8)	(111)
Total consolidated comprehensive loss for the reporting period		(188,435)	(63,590)
Loss per share (basic and diluted) in €	[13]	(2,771)	(1,072)

The accompanying notes are an integral part of these consolidated financial statements (IFRS).

Lilium Group

Consolidated Statement of Financial Position

as of December 31, 2020, 2019 and January 1, 2019

ASSETS

in € thousand	Note	12/31/2020	12/31/2019	01/01/2019
Intangible assets	[14]	1,372	842	585
Property, plant and equipment	[15, 16]	22,715	14,700	9,908
Financial assets	[17]	2,112	918	200
Non-financial assets	[18]	153	96	68
Non-current assets		26,352	16,556	10,761
Other financial assets	[17]	50,676	4	20
Non-financial assets	[18]	5,774	1,722	1,820
Cash and cash equivalents		102,144	59,571	47,139
Current assets		158,594	61,297	48,979
Total Assets		184,946	77,853	59,740
EQUITY AND LIABILITIES
Subscribed capital	[19]	69	54	54
Share premium	[19]	253,815	89,660	89,660
Other capital reserves	[19]	110,055	3,981	—
Treasury shares	[19]	0	—	—
Accumulated loss	[19]	(306,098)	(117,672)	(54,192)
Accumulated other comprehensive income (loss)	[19]	(119)	(111)	—
Equity		57,722	(24,088)	35,522
Other financial liabilities	[21]	27	0	—
Lease liabilities	[16]	9,505	7,629	6,331
Share-based payment liability	[20]	—	21,083	13,203
Provisions	[22, 23]	411	289	85
Non-current liabilities		9,943	29,001	19,619
Other financial liabilities	[21]	21	25	37
Lease liabilities	[16]	1,613	1,086	705
Provisions	[22]	80	—	—
Income tax payable	[12]	43	86	29
Convertible loans	[21]	99,235	66,353	—
Trade and other payables	[24]	11,092	2,795	2,651
Other non-financial liabilities	[25]	5,197	2,595	1,177
Current liabilities		117,281	72,940	4,599
Total Equity and Liabilities		184,946	77,853	59,740

The accompanying notes are an integral part of these consolidated financial statements (IFRS).

Lilium Group

Consolidated Statement of Changes in Equity

for the years ended December 31, 2020 and 2019

							Accumulated other comprehensive income
								Income
								taxes	Remeasurement
								relating	of defined
				Other			Currency	to other	pension
		Subscribed	Share	capital	Treasury	Accumulated	translation	components	benefit	Total
in € thousand	Note	capital	premium*	reserves	shares	loss	reserve	of equity	obligation	Equity
January 1, 2019		54	89,660	—	—	(54,192)	—	—	—	35,522
Profit (Loss) for the period		—	—	—	—	(63,479)	—	—	—	(63,479)
Other comprehensive income and expenses		—	—	—	—	—	3	—	(114)	(111)
Total comprehensive income (loss)		—	—	—	—	(63,479)	3	—	(114)	(63,590)
Convertible loans	[19]	—	—	3,981	—	—	—	—	—	3,981
Share capital increase	[19]	0	—	—	—	—	—	—	—	0
December 31, 2019		54	89,660	3,981	—	(117,671)	3	—	(114)	(24,087)
Profit (Loss) for the period		—	—	—	—	(188,427)	—	—	—	(188,427)
Other comprehensive income and expenses		—	—	—	—	—	36	—	(44)	(8)
Total comprehensive income (loss)		—	—	—	—	(188,427)	36	—	(44)	(188,435)
Share-based payments	[20]	—	—	71,990	—	—	—	—	—	71,990
Convertible loans	[19]	7	68,116	34,084	—	—	—	—	—	102,207
Share buy-back	[19]	—	(763)	—	(0)	—	—	—	—	(763)
Share capital increase and capital contributions*	[19]	8	96,802	—	—	—	—	—	—	96,810
December 31, 2020		69	253,815	110,055	(0)	(306,098)	39	—	(158)	57,722
*	Net of transaction cost. Refer to note 19.

The accompanying notes are an integral part of these consolidated financial statements (IFRS).

Lilium Group

Consolidated Statement of Cash Flows

for the years ended December 31, 2020 and 2019

in € thousand	2020	2019
Net loss for the period	(188,427)	(63,479)
Adjustments to reconcile consolidated net profit (loss) to net cash flows
Income tax expense	46	61
Net interest	34,498	5,734
Depreciation and amortisation	4,159	2,334
Expenses for share-based payments	50,907	7,880
Net gains/losses from the disposal of intangibles and PP&E	74	—
Fair value changes of convertible loans and promissory note	15,164	(516)
Income tax paid	(89)	(5)
Change in provisions	116	40
Working capital adjustments:
Changes in trade and other payables	8,358	131
Change in other assets and liabilities	(2,689)	773
Cash flow from operating activities	(77,883)	(47,047)
Purchases of intangible assets, property, plant and equipment	(8,865)	(4,797)
Payments for fixed term deposit	(50,000)	—
Payments for promissory notes	(630)	—
Interest received	23	0
Cash flow from investing activities	(59,472)	(4,797)
Proceeds from convertible loans	85,900	65,500
Payments for share buy-back	(763)	—
Proceeds from share capital increase and capital contribution	97,320	0
Payment of transaction cost for capital contribution	(503)	—
Principal elements of lease payments	(1,439)	(854)
Interest paid	(560)	(385)
Cash flow from financing activities	179,955	64,261
Cash-based changes in cash and cash equivalents	42,600	12,417
Effect of foreign exchange rate changes on cash and cash equivalents	(27)	15
Net (decrease) increase in cash and cash equivalents	42,573	12,432
Cash and cash equivalents at the beginning of the period	59,571	47,139
Cash and cash equivalents at the end of the period	102,144	59,571

Please refer to note 26.3.

The accompanying notes are an integral part of these consolidated financial statements (IFRS).

LILIUM GROUP

IFRS CONSOLIDATED FINANCIAL STATEMENTS

1.	Corporate Information

Lilium GmbH was founded in 2015 as a start-up in the field of urban air mobility and intends to make regional air mobility a reality. Since their founding Lilium GmbH has primarily engaged in research and development of a self-developed electric Vertical Takeoff and Landing (eVTOL) jet (the “Lilium Jet”) for production and operation of a regional air mobility service as well as related services.

Lilium GmbH is a German limited-liability company and is registered in the commercial register at the Bavaria District Court Munich Germany under the number 216921. The registered headquarter is Claude-Dornier Str. 1, Geb. 335, 82234 Wessling Germany.

The consolidated financial statements of Lilium GmbH and its subsidiaries, collectively referred to as “the Company”, “the Group” or the “Lilium Group”, for the years ended December 31, 2020 and 2019 were authorized for issue by the Management Board on May 5, 2021.

2.	Basis of Preparation

The Group’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), issued by the International Accounting Standards Board (“IASB”) and related interpretations issued by the IFRS Interpretations Committee.

The consolidated financial statements have been prepared on a going concern basis, applying a historical cost convention, unless otherwise indicated. They are prepared and reported in thousands of Euro (“€ thousand”) except where otherwise stated. Due to rounding, numbers presented may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Group information

Lilium GmbH is the ultimate parent of the Lilium Group; its subsidiaries are as follows:

			% equity interest owned by
			Lilium GmbH
	Country of	Date of
Name	incorporation	incorporation	12/31/2020	12/31/2019	01/01/2019
Lilium Aviation Inc.	United States	July 1, 2020	100.0%
Lilium Schweiz GmbH	Switzerland	December 8, 2017	100.0%	100.0%	100.0%
Lilium Aviation UK Ltd.	United Kingdom	December 20, 2017	100.0%	100.0%	100.0%
Lilium eAircraft GmbH	Germany	August 17, 2020	100.0%

Principles of consolidation

The consolidated financial statements incorporate the financial positions and the results of operations of the Group. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. The financial statements of the subsidiaries are prepared for the same reporting period as Lilium GmbH, using consistent accounting policies. Intercompany transactions, balances and unrealized gains on transactions between Group companies are eliminated.

Segment

The Group operates its business as a single operating segment, which is also its reporting segment. An operating segment is defined as a component of an entity for which discrete financial information is available and whose results of operations are regularly reviewed by the chief operating decision maker. The Group’s chief operating decision maker is the Chief Executive Officer, who reviews results of operations to make decisions about allocating resources and assessing performance based on consolidated financial information.

Foreign currency

The Group’s consolidated financial statements are presented using the Euro, which is the Company’s functional currency. All of the Group’s foreign subsidiaries’ functional currency is the local currency. Lilium translates the financial statements of these subsidiaries to Euro using year-end exchange rates for assets and liabilities, and average exchange rates for income and expenses. Adjustments resulting from translating foreign functional currency financial statements into Euro are recorded as a separate component on the consolidated statements of comprehensive income.

Monetary assets and liabilities that are denominated in currencies other than the respective functional currencies are remeasured at the foreign currency rates as of the reporting date. Foreign currency transaction gains and losses from the remeasurement are included in other income and other expenses, as appropriate, in the consolidated statements of operations for the period.

3.	Significant Accounting Policies

Intangible assets

Research and development costs

In developing this novel eVTOL technology the Group is incurring significant research and development costs.

The costs for internally generated research and development are expensed when incurred. A portion of costs for internally generated development is capitalized if:

●	the product or process is technically feasible;
●	adequate resources are available to successfully complete the development;
●	the benefits from the assets are demonstrated;
●	the costs attributable to the projects are reliably measured;
●	the Group intends to produce and market or use the developed product or process and can demonstrate its market relevance.

Management recognizes an interest for an air mobility service, especially within heavily populated urban areas however, there is not yet an established market for this new industry. The self-developed eVTOL technology going into the Lilium Jet development is highly innovative and there are uncertainties related to successful completion of the development. Consequently, the Group has not yet capitalized development costs. These costs are reflected in the statement of operations in the period in which the expenditure is incurred.

Purchased intangibles

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

Useful life
Software	2 – 15 years
Purchased concessions, rights and other intangible assets	10 – 20 years

Impairment tests

At the end of each reporting period, the Group assesses whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. An asset’s recoverable amount is the higher of an asset’s or cash generating unit (“CGU”)’s fair value less costs of disposal and its value in use. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used.

Property, Plant and Equipment

Property, plant and equipment are measured at cost, net of accumulated depreciation and any accumulated impairment losses. Costs of construction recognized include all attributable direct costs including material and production overheads, and, where applicable, an initial estimate of the cost of dismantling and removing the item and restoring the site on which it is located.

Borrowing costs are capitalized as part of the underlying asset under construction if there is a qualifying asset.

Subsequent expenditures on assets are capitalized only when it is probable that future economic benefits associated with the expenditure will flow to the Group. Repairs and maintenance are expensed in profit or loss in the period the costs are incurred.

If items of property, plant and equipment are sold or disposed off, the gain or loss arising from the disposal is recognized as other operating income or expense in the consolidated statement of operations and comprehensive income.

Depreciation is calculated on a straight-line basis based on the following useful lives:

Useful life
Rights to land and buildings including leasehold improvements	2 – 9 years
Technical equipment and machinery	3 – 25 years
Office and other equipment	3 – 13 years
Vehicles	5 – 11 years

Assets qualifying as low value assets with a value of €1 thousand are aggregated into groups and depreciated over a useful life of 5 years.

Leasehold improvements are amortized over the unexpired portion of the lease term, or the estimated useful life of the improvements, whichever is shorter. The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

Leases

The Group’s lease obligations primarily relate to rights to buildings mainly for its office and research and development premises. As lease contracts are negotiated on an individual basis, lease terms contain a range of different terms and conditions. Lease contracts are typically entered for a period of 2-9 years and regularly include renewal and termination options, which provide operational flexibility to Lilium.

As a lessee, at the inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period in exchange for consideration.

The Group recognises right of use assets which represent a right to use the underlying leased assets and corresponding lease liabilities which represent the present value of future lease payments, excluding short-term leases (lease term of 12 months or less from commencement date and do not contain a purchase options) and leases of low value assets acquisition costs less than €5 thousand), in the consolidated statement of financial position at the date at which the leased asset is available for use.

Liabilities arising from a lease are initially measured at present value of lease payments discounted using interest rate implicit in the lease or incremental borrowing rate in case interest rate implicit in the lease is not readily determinable.

Main components of the lease payments included in the measurement of the lease liability comprise the following:

●	fixed lease payments;
●	variable lease payments that are linked to an index (consumer price index);

●	lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option.

Lease payments contain principal elements and interest. Interest is presented as part of finance costs in the consolidated statements of operations and other comprehensive income using the effective interest method. Principal and interest portion of lease payments have been presented within financing activities in the statement of cash flow. The carrying amount of lease liabilities is remeasured if there is change in the future lease payments due to change in index or rate.

Right of use assets at the lease commencement date are measured at cost less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liabilities recognised. Cost of right of use assets includes lease liabilities, initial direct costs, prepayments made on or before the commencement date and less any lease incentives received. Right of use assets are depreciated on straight line basis from the commencement date to the earlier of the end of the useful life of the right-of-use asset and the end of the lease term. The estimated useful lives of right of use assets are determined on the same basis as those of leased property and equipment. The right of use asset is periodically assessed for impairment. The Group has presented right of use assets within “Property, plant and equipment”.

Assets related to retirement obligations for leased buildings are included in the cost of right of use assets for the respective underlying building lease.

Group does not have any contracts as a lessor on the date of statement of financial position.

Non-financial Assets

Insurance recoveries are recognized for expected reimbursements for damaged assets. They have been measuredd based on a ratio of total tangible assets to insurance coverage. The tangible asset values were derived from replacement costs adjusted to exclude tools still available, premiums paid on materials and costs of related salaries or wages. Other non-financial assets are recognized at their nominal amounts.

Cash and Cash Equivalents

Cash and cash equivalents in the statement of financial position and statement of cash flows comprise cash at banks and on hand and short-term highly liquid deposits with a maturity of three months or less, that are readily convertible to a known amount of cash and subject to an insignificant risk of changes in value.

Financial Instruments

Financial instruments are contracts that give rise to a financial asset for one entity and to a financial liability or equity instrument for another entity. Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognised on the settlement date.

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated statement of financial position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously. The Company has no such assets and liabilities.

Financial assets

The Group’s financial assets include cash and cash equivalents, financial assets and other financial assets. Other financial assets consist of security deposits for leases, fixed-term deposits and promissory notes.

Financial assets are initially measured at fair value plus, in the case of a financial asset not measured at fair value through profit or loss, transaction costs. As an exception of this general rule, trade receivables are measured at their transaction price.

Financial assets are classified at initial recognition as either measured at amortized cost (“AC”), fair value through other comprehensive income (“FVOCI”), or fair value through profit or loss (“FVTPL”) depending on the contractual cash flows and the Group’s business model for managing them. For all financial assets the Group has the objective to hold financial assets in order to collect the contractual cash flows. If the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal outstanding amount, the Group will measure these financial assets at amortized cost under consideration of impairment (see following section). Currently all financial assets are measured at amortized cost, with the exception of the promissory notes which are required to be measured at fair value through profit or loss, because their cash flows are not solely payments of principal and interest on the principal outstanding amount. Effects resulting from impairment of financial assets that are not classified as FVTPL are presented in other expense, while changes in fair values are presented in finance income / expense.

A financial asset is derecognized (i.e., removed from the Group’s consolidated statement of financial position) when the rights to receive cash flows from the asset have expired or have been transferred in terms of fulfilling the derecognition criteria.

Impairment of financial assets — expected credit losses (“ECLs”)

All financial assets measured at amortized cost are required to be impaired at initial recognition in the amount of their expected credit loss (“ECL”). ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive. Lilium recognizes an allowance for ECLs for cash and cash equivalents and other financial assets according to the “general approach”. This means that ECLs are recognized in three stages. For credit exposures at initial recognition, ECLs are provided for credit losses that result from default events which may be possible within the next 12-months (Stage 1: a 12-month ECL). For credit exposures for which there has been a significant increase in credit risk since initial recognition (which is deemed to have occurred if a payment is more than 30 days past due), a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (Stage 2: a lifetime ECL). The same applies if objective indications exist that a default event will occur (Stage 3: an incurred loss). In this case, any interest income is measured on the basis of the net carrying amount, while for stage 1 and 2 the basis is the gross carrying amount. Examples of objective evidence are significant financial difficulties experienced by the debtor, payment default or delays, a lowering of the credit rating, insolvency or, respectively, where measures are taken to secure a debtor’s financial situation, or if other observable data indicates that expected cash flows deriving from financial assets may be appreciably reduced.

For cash and cash equivalents as well as other financial assets, advantage is taken of the simplification available for financial instruments with a low credit risk (“low credit risk exemption”) as of the reporting date. Factors that can contribute to a low credit risk assessment are debtor-specific rating information and related outlooks. The requirement for classification with a low credit risk is regarded to be fulfilled for counterparties that have at least an investment grade rating; in this case there is no need to monitor credit risks for financial instruments with a low credit risk.

The default probabilities applied to determine the expected credit losses for cash and cash equivalents and other financial assets are based on credit default swap spreads that are quoted on markets, which take future-oriented macroeconomic data into account.

In general, Lilium defines a default event as a situation in which the debt is no longer recoverable. If the financial instrument is perceived to be unrecoverable, then the expectation is that future contractual cash flows will not occur. At this point in time, the balance is written off after giving consideration to any possible security that is available.

Impairment losses (including reversals of impairment losses on financial assets) are not presented as a separate item in accordance with IAS 1.82(ba) as they are considered immaterial. Impairment losses or income from the reversal of impairment losses on financial assets are reported net under other expenses.

Financial liabilities

The Group’s financial liabilities include trade and other payables, lease liabilities (see note 16), convertible loans (including embedded derivatives) and other financial liabilities.

Financial liabilities are classified as measured at amortized cost or fair value through profit or loss (“FVTPL”). All financial liabilities are recognized initially at fair value less, in the case of a financial liability not at fair value through profit or loss, directly attributable transaction costs.

Financial liabilities at FVTPL are measured at fair value and gains and losses are recognized in finance income / expense. Currently, the Group only accounts for separated embedded derivatives of convertible loans as a financial liability at FVTPL. All other financial liabilities are subsequently measured at amortized cost using the effective interest rate (“EIR”) method. When applying the effective interest rate method, the Group generally amortises any fees, points paid or received, transaction costs and other premiums or discounts that are included in the calculation of the effective interest rate over the expected life of the financial instrument. Gains and losses are recognized in interest expense when the liabilities are derecognized as well as through the EIR amortization process.

An embedded derivative in a hybrid contract, with a financial liability or non-financial host, is separated from the host and accounted for as a separate derivative if: the economic characteristics and risks are not closely related to the host; a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and the hybrid contract is not measured at fair value through profit or loss. The assessment whether to separate an embedded derivative is done only once at initial recognition of the hybrid contract. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows. Embedded derivatives are measured at fair value with changes in fair value recognized in profit or loss.

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The resulting gain or loss is recognized in the consolidated comprehensive income statement.

Convertible Loans

IFRS requires that a convertible loan shall be bifurcated into a debt component and a conversion right if the latter is an equity instrument. The conversion right of a convertible loan is not an equity instrument, but a liability if some conversion features of the loan lead to a conversion into a variable number of shares. In this case it has to be assessed if embedded derivatives need to be separated from the host contract (see section above). If this is the case, the remaining host contract is measured at amortized cost and the separated embedded derivative is measured at fair value through profit or loss until the loan is converted into equity or becomes due for repayment.

The conversion features and other repayment options provided for in the contract are identified as a combined embedded derivative if they share the same risk exposure and are interdependent.

Income Taxes

Current income taxes

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income.

Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred taxes

The Group uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities represent temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and their corresponding tax basis used in the computation of taxable income. Deferred tax however is not recognized on the initial recognition of goodwill, or the initial recognition of an asset or liability (other than in a business combination) in a transaction that affects neither tax nor accounting income.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and any unused tax losses to the extent it is probable that taxable profit will be available against which the deductible temporary differences, the carry forward of unused tax credits and the unused tax losses can be utilized.

Deferred tax liabilities are recognized for all taxable temporary differences associated with investments in subsidiaries and associates, except where the Group is able to control the reversal of the temporary differences and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year in which the asset is realized, or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax liabilities and assets are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax items are recognized similar to the underlying transaction either in profit or loss, other comprehensive income or directly in equity. Changes in deferred tax assets or liabilities are recognized as a component of tax expense (benefit) in the consolidated statement of operations, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively. Where deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Deferred tax assets and deferred tax liabilities are not discounted.

Deferred taxes are always classified as non-current.

Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Fair Values of Assets and Liabilities

Fair value is a market-based measurement. For some assets and liabilities, observable market transactions or market information is available. For other assets and liabilities, observable market transactions or market information might not be available. When a price for an identical asset or liability is not observable, another valuation technique is used. To increase consistency and comparability in fair value measurements, there are three levels of the fair value hierarchy:

●	Level 1: contains the use of unadjusted quoted prices in active markets for identical assets or liabilities
●	Level 2: inputs are other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly
●	Level 3: inputs are based on unobservable market data

Further information about the assumptions made in measuring fair values is included in note 26.1.

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Group recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

In cases where a gain or loss arises on initial recognition of a financial asset or a financial liability because the fair value deviates from the transaction price and is neither evidenced by a quoted price in an active market for an identical asset (i.e., a Level 1 input) nor based on a valuation technique that uses only data from observable markets (i.e., a Level 2 input), this gain or loss remains unrecognized until all market inputs become observable. In case such gain or loss results from a transaction with shareholders, this amount is to be considered as capital contribution to the Group and is therefore to be recognized in equity.

Share-based Payments

Share-based payments in the form of equity-based awards granted pursuant to an Employee Stock Option Program (“ESOP”) have been issued to the Group’s employees and advisors in exchange for their service.

These payments qualify either as cash- or equity-settled transactions depending on the terms of settlement. When the ESOP provides for different ways of settlement (i.e. cash versus shares) depending on the occurrence of an exit event, the award is accounted for based on the manner of settlement which is most probable. A change in the expected manner of settlement may result in a change of classification.

For cash-settled awards a liability is recognised for the fair value. The fair value is measured initially and at each reporting date up to and including the settlement date, with changes in fair value recognized in profit or loss for the period.

An equity-settled award is measured based on the fair value determined at the grant date, or the modification date for employees and advisors who accepted the modified contract, and the number of awards expected to vest. The fair value remains unchanged after grant date.

The expenses for services received as the participant renders services are recognized over the applicable vesting period (i.e. for the first 12 months on a cliff vesting basis and for the subsequent 36 months on a graded vesting basis) with an corresponding increase of either the liability or equity, depending on the classification of the awards. The related share-based payment expense is recorded in the functional cost category to which the award recipient’s costs are classified.

Refer to note 20 for the measurement approach of the fair value of options.

Pension Benefits

The Group operates a defined benefit pension plan in Switzerland which requires contributions to be made to a separately administered fund. The cost of providing benefits under the defined benefit plan is determined using the projected unit credit method. The defined benefit obligation is recognized within non-current provisions.

Remeasurements, comprising of actuarial gains and losses, the effect of the asset ceiling, excluding amounts included in net interest on the net defined benefit liability and the return on plan assets (excluding amounts included in net interest on the net defined benefit liability), are recognised immediately in the statement of financial position with a corresponding debit or credit to retained earnings through OCI in the period in which they occur. Remeasurements are not reclassified to profit or loss in subsequent periods.

Past service costs are recognised in profit or loss on the earlier of:

●	The date of the plan amendment or curtailment, and
●	The date that the Group recognises related restructuring costs

Net interest is calculated by applying the discount rate to the net defined benefit liability or asset. The Group recognises the following changes in the net defined benefit obligation under, ‘Research and development’, ‘General and administrative’, and ‘Selling’ expenses’ in the consolidated statement of profit or loss (by function):

●	Service costs comprising current service costs, past-service costs, gains and losses on curtailments,
●	Non-routine settlements, and
●	Net interest expense or income

Non-financial Liabilities

Non-financial liabilities are recognized at their nominal amounts.

Revenue Recognition

Revenues from contracts are recognized when the customer gains the ability to direct the use of and obtain substantially all the remaining benefits from the services performed. The consideration which the Group expects to receive is allocated to each of the performance obligations, using the relative stand-along selling price method.

Government Grants

Grants from governments are recognized at their fair value, where there is a reasonable assurance that the grant will be received, and the Group will comply with all attached conditions. Government grants relating to costs are deferred and recognized gross in other operating income over the period necessary to match them with the cost that they are intended to compensate.

New Standards and Interpretations not yet adopted by the Group

A number of new standards and amendments to standards and interpretations are effective for annual periods beginning on or after January 1, 2021 and have not been applied in preparing these consolidated financial statements. None of these standards is expected to have a significant effect on the consolidated financial statements of the Group.

4.	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Group’s consolidated financial statements requires the management to make judgements, estimates and assumptions that affect the reported amounts in the consolidated financial statements. In preparing these consolidated financial statements, management exercises its best judgement based upon its experience and the circumstances prevailing at that time. The estimates and assumptions are based on available information and conditions at the end of the financial period presented and are reviewed on an ongoing basis. Actual results may differ from these estimates under different assumptions and conditions and may materially affect the financial results or the financial position reported in future periods.

Key estimates and judgements that have a significant influence on the amounts recognized in the Group’s consolidated financial statements are mentioned below:

Share-based Payments

Significant judgments include the valuation of equity shares and determination of the fair value of awards. Determining the fair value of share-based payment transactions requires use of an appropriate valuation model. An option pricing method was used to determine the fair value of award prior to the amendment of the plan in 2020. Subsequent to modification, a hybrid model between option pricing method and probability-weighted expected return method was used. This estimate also requires the determination of the most appropriate inputs to the valuation model when calculating the fair value of the share option, such as the volatility of stock price, the discount for lack of marketability, and the probability and timing of an exit event. For cash-settled share-based payment transactions, the liability is remeasured at the end of each reporting period until the date of settlement, with any changes in fair value recognized in profit or loss. This requires a reassessment of the estimates used at the end of each reporting period.

Convertible Loans

The initial fair value of the convertible loans (before bifurcation of the embedded derivatives) as well as the subsequent measurement of the embedded derivatives is calculated using an internal valuation model and many of the input parameters are not observable. Therefore, this valuation is considered highly judgemental. For detailed information on the convertible loans and its embedded derivatives, especially a description of the valuation model, the input parameters as well as a sensitivity analysis, see notes 21 and 26.1.

COVID-19

Since January 2020, the Corona Virus (COVID-19) is spreading worldwide. The strict measures to stop the spread of COVID-19 adopted in several countries where the Group operates have resulted in the majority of the Company’s workforce working from home with a small number of teams with special purposes for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. We continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners but COVID-19 could also affect the operations of our suppliers and business partners which may result in delays or disruptions in the supply chain of our components and delay the development and rollout of a vertiport network and commercial operations. The potential delay did not trigger an impairment of assets. Additional costs were incurred related to health, safety and transportation of employees which remained onsite, however, the impact of these did not materially impact these consolidated financial statements.

The current uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on COVID-19 developments throughout 2020 and the latest developments, the Group is expecting that business operation can be continued.

Going Concern

Management assessed the Group’s ability to continue as a going concern and evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern using all information available about the future, focusing on the twelve-month period after the issuance date of the financial statements.

Historically, the Group has funded its operations primarily through capital raises and with loans from shareholders. Since the inception the Group has incurred recurring losses and negative cash flows from operations including net losses of €188,427 thousand for the year 2020 and €63,479 thousand for the year 2019. At the end of the reporting period as of December 31, 2020 the Group expects to continue to generate operating losses through 2022. Securing the financing of development activities and operations represents an ongoing challenge for the Group.

Based on the business plan the Group depends on additional financing for additional development activities and operations. Management plans to finance these investments and costs with the contemplated US public listing via a merger with a Special Purpose Acquisition Company (“SPAC”) expected to be completed in the first half of 2021. The timely realization of the transaction is crucial for the Group’s ability to continue as a going concern.

In case that the planned transaction does not reach the required level of financing, the Group would need to seek additional funding through new investors or shareholders or other means. There is no certainty that the Group will be successful in obtaining sufficient funding on terms acceptable to the Group to fund continuing operations.

Based on its recurring losses from operations since inception, expectation of continuing operating losses through 2022 and the need to raise additional capital to finance its future operations, the Group has concluded that there is substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Group will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Leases — Lease Term

The Group has lease agreements for rental properties with material renewal options. The Group applies judgement in evaluating whether it is reasonably certain to exercise the option to extend or terminate the lease term. The Group considers all relevant factors that create an economic incentive for it to exercise the respective extension option. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects whether the Group is reasonably certain to exercise or not to exercise the option to extend or terminate the lease term (e.g., more than insignificant penalty, construction of significant leasehold improvements or significant customization to the leased asset).

Leases — Incremental Borrowing Rate

The Group cannot readily determine the interest rate implicit in the majority of leases, therefore, it uses its incremental borrowing rate (“IBR”) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBRs used by the Group are calculated based on the risk-free rate, individual country risk premiums of underlying country and credit spread. The weighted average IBR in FY2020 is 4.05% (December 31, 2019 is 4.12% and January 1, 2019 is 4.51%).

5.	Revenue from Contracts with Customers and Cost of Sales

Lilium is currently not generating revenues from mobility services. In rolling-out the business Lilium is engaged in infrastructure and mobility consultancy services provided to airport authorities with which future collaborations are planned; revenue amounting to €97 thousand has been recognized from one customer at a point in time upon receipt of acceptance in 2020 (2019: €0 thousand). The geographic region which recognized revenues was Germany based on the Group location which bills the customer.

Related costs are captured in costs of sales and comprise personnel expenses.

6.	Research and Development Expenses

Research and development expenses consist of the following:

In € thousand	2020	2019
Personnel expenses	66,726	26,712
Professional services	8,448	2,472
Materials	8,253	5,012
Depreciation/amortization	2,829	1,404
Other research and development expenses	4,089	2,536
Total research and development expenses	90,345	38,136

Materials include various components used in development of the Lilium Jet. Personnel expenses mainly include salary, salary-related expenses and share-based payments recognized from the Group’s ESOP (note 20).

7.	General and Administrative Expenses

General and administrative expenses consist of the following:

In € thousand	2020	2019
Personnel expenses	21,339	8,844
Professional services	8,483	2,615
Software cost	1,897	1,250
Depreciation/amortization	1,289	896
Other administrative expenses	2,398	1,832
Total administrative expenses	35,406	15,437

Personnel expenses mainly include salary, salary-related expenses and share-based payments recognized from the Group’s ESOP (note 20).

8.	Selling Expenses

Selling expenses consist of the following:

In € thousand	2020	2019
Personnel expenses	13,270	3,358
Professional services	1,196	327
Depreciation/amortization	41	34
Other selling expenses	765	926
Total selling expenses	15,272	4,645

In preparation for providing air mobility services the Group has incurred expenses to allow them to operate as an airline, to prepare infrastructure for vertiports, marketing and external communications. These have been classified as selling expenses. Personnel expenses mainly include salary and salary-related expenses and share-based payments recognized from the Group’s ESOP (note 20).

9.	Other Income

Other income consists of the following:

In € thousand	2020	2019
Insurance recoveries	1,906	—
Grants received from the German government	307	53
Income from other grants	42	—
Other miscellaneous income	91	23
Total other income	2,346	76

Insurance recoveries are for damage which occurred as a result of an accident during maintenance work of which €1,000 thousand was received during 2020 and €906 thousand is presented within non-financial assets (refer to note 18).

Lilium has been granted government funds for conducting research on future mobility infrastructure and technology, especially assessing existing infrastructure for building vertiports and vertistops.

10.	Other Expenses

Other expenses consist of the following:

In € thousand	2020	2019
Foreign currency losses	107	56
Miscellaneous other items	23	2
Total other expenses	130	58

11.	Financial Result

Financial result is comprised of the following:

In € thousand	2020	2019
Finance income	80	518
thereof: fair value changes	58	516
Finance expenses	(49,741)	(5,736)
thereof: interest portion of lease payments	(450)	(341)
thereof: fair value changes	(15,222)	—
thereof: interest on convertible loans	(33,960)	(5,350)
Financial result	(49,661)	(5,218)

Fair value changes result from the embedded derivatives of the convertible loans (2020: €15,222 thousand in finance expense; 2019: €516 thousand in finance income) as well as from the promissory notes (2020: €58 thousand in finance income).

12.	Income Taxes

Income Tax Expense

During the years ended December 31, 2020 and 2019 the Group recorded consolidated income tax expense of €46 thousand and €61 thousand, respectively. These income tax expenses mainly relate to foreign subsidiaries.

At German companies, a corporation tax rate of 15% was used for the calculation of deferred taxes. In addition, a solidarity surcharge of 5.5% on corporation tax and a trade tax rate of 11.73% were taken into account. This resulted in an overall tax rate of 27.55% for German companies, which is also the group tax rate. At international group companies, the respective country-specific tax rates were used for the calculation of current and deferred taxes.

Tax Rate Reconciliation

The following table presents the reconciliation of expected tax expense and reported tax expense. Expected tax expense is determined by multiplying consolidated profit before tax from continuing operations by the total group tax rate of 27.55%:

In € thousand	2020	2019
Profit (Loss) before income tax	(188,381)	(63,418)
Income tax rate	27.55%	27.55%
Expected income taxes on this	51,899	17,472
Effects deriving from differences to the expected tax rate	54	(3)
Other non-deductible expenses and taxes	(238)	(312)
Changes in the realization of deferred tax assets	(22,371)	(18,978)
Other	(29,390)	1,760
Income tax as per statement of operations	(46)	(61)
Effective tax rate in %	0.0%	(0.1)%

The other effects in 2020 mainly relate to equity settled share-based payments (€71,990 thousand, resulting in a reconciliation effect of €19,883 thousand), the recognition of the day one effect of the convertible loan in equity (€34,084 thousand, resulting in a reconciliation effect of €9,390 thousand) and transaction cost deducted from equity (€503 thousand, resulting in a reconciliation effect €139 thousand). The other effects in 2019 mainly relate to the embedded derivative of the convertible loans (€3,981 thousand, resulting in a reconciliation effect of €1,097 thousand). Refer to notes 19 and 20.

Deferred Taxes

Deferred taxes related to the following:

	Deferred tax assets			Deferred tax liabilities
In € thousand	12/31/2020	12/31/2019	01/01/2019	12/31/2020	12/31/2019	01/01/2019
Non-current assets	206	338	—	191	2	5
Intangible assets	203	336	—	—	—	1
Property, plant and equipment	—	—	—	3	2	4
Financial assets	3	2	—	188	—	—
Current assets	1	23	1	—	—	12
Inventories	1	2	1	—	—	—
Receivables and other assets	—	21	—	—	—	12
Non-current liabilities	1	144	16	9	—	—
Provisions	—	1	—	9	—	—
Liabilities	1	143	16	—	—	—
Current liabilities	55	4	—	63	507	—
Provisions	0	—	—	62	—	—
Liabilities	55	4	—	1	507	—
Gross value	263	509	17	263	509	17
Netting	(263)	(509)	(17)	(263)	(509)	(17)
Recognition in the statement of financial position	—	—	—	—	—	—

As of December 31, 2019, and 2020, there were the following tax attributes (gross):

In € thousand	12/31/2020	12/31/2019	01/01/2019
Corporation tax loss carryforwards	129,704	42,056	41,343
Trade tax loss carryforwards	128,889	41,657	41,197
Interest carryforwards	14,879	9,555	—

The reported tax loss and interest carryforwards mainly relate to the German Lilium entities and can be carried forward indefinitely (German minimum taxation rules and interest stripping rules apply). These tax attributes may be subject to restrictions of the German change in ownership rules (Sec. 8c KStG) going forward.

These tax attributes relate to entities that have a history of losses which have been accumulated in the previous years. The respective entities neither have any taxable temporary difference exceeding the deductible temporary differences nor any tax planning opportunities and documentation available that could partly support the recognition of these tax attributes as deferred tax assets. On this basis, the Group has determined that it cannot recognize deferred tax assets on the tax attributes carried forward.

For the following deductible temporary differences and tax loss and interest carryforwards, no deferred tax assets were recognized in the financial statements:

	Deferred tax assets on
	Temporary		Interest carry
In € thousand	differences	Tax losses	forward	Total
Unrecognized deferred tax assets as of January 1, 2019	3,834	11,373	—	15,207
Addition	16,479	167	2,352	18,998
Unrecognized deferred tax assets as of December 31, 2019	20,313	11,540	2,352	34,205
Addition	—	24,099	1,311	25,410
Deductions	(3,037)	—	—	(3,037)
Unrecognized deferred tax assets as of December 31, 2020	17,276	35,639	3,663	56,578

13.	Earnings per Share

Basic earnings per share (EPS) is calculated by dividing the loss for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted EPS is calculated by dividing the loss attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The following table reflects the income and share data used in the basic and diluted EPS calculations:

	2020	2019
Loss attributed to equity shareholders (in € thousand)	(188,427)	(63,479)
Weighted average number of ordinary shares outstanding	67,992	59,231
Basic and diluted EPS (in €)	(2,771)	(1,072)

There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these consolidated financial statements, other than a new convertible loan convertible to equity of €1,850 thousand. The ordinary shares to be issued upon conversion of the mandatorily convertible loans taken in 2019 and 2020 are included in the basic earnings per share from the date of the respective loan agreements. Stock options were not included in the calculation of diluted EPS because the IPO event has not occured as at the reporting date. Therefore, the diluted earnings per share equals basic earnings per share.

14.	Intangible Assets

Intangible assets comprise the following:

		Purchased concessions,
		rights and other
In € thousand	Software	intangible assets	Total
Costs of acquisition
January 1, 2020	1,241	89	1,330
Additions	1,188	24	1,212
Disposals	(28)	(5)	(33)
December 31, 2020	2,401	108	2,509
Accumulated amortization/write downs
January 1, 2020	481	7	488
Amortization	642	6	648
Impairment	18	0	18
Disposals	(16)	(1)	(17)
December 31, 2020	1,125	12	1,137
Carrying amount:
January 1, 2020	760	82	842
December 31, 2020	1,276	96	1,372

		Purchased concessions,
		rights and other
In € thousand	Software	intangible assets	Total
Costs of acquisition
January 1, 2019	738	58	796
Additions	503	31	534
December 31, 2019	1,241	89	1,330
Accumulated amortization/write downs
January 1, 2019	206	5	211
Amortization	275	2	277
December 31, 2019	481	7	488
Carrying amount:
January 1, 2019	532	53	585
December 31, 2019	760	82	842

An item of software was impaired in 2020 as the value in use is nil due to obsolescence. There were no further indicators of impairment which would have required intangible assets to be tested for impairment in the fiscal years ended December 31, 2020 and December 31, 2019 or as of January 1, 2019.

15.	Property, Plant and Equipment

Property, plant and equipment is comprised of the following:

	Rights to land
	and buildings		Technical	Office and	Assets
	and leasehold		equipment	other	under
In € thousand	improvements	Vehicles	and machinery	equipment	construction	Total
Costs of acquisition or construction:
January 1, 2020	10,272	109	2,626	3,736	634	17,377
Additions	4,795	51	1,268	1,873	3,479	11,466
Disposals	—	—	(37)	(43)	—	(80)
Transfers	607	—	2,338	24	(2,969)	—
Indexation impact	100	—	—	—	—	100
December 31, 2020	15,774	160	6,195	5,590	1,144	28,863
Accumulated depreciation:
January 1, 2020	1,170	6	236	1,265	—	2,677
Depreciation	1,887	34	408	1,164	—	3,493
Disposals	—	—	(4)	(18)	—	(22)
December 31, 2020	3,057	40	640	2,411	—	6,148
Carrying amount:
January 1, 2020	9,102	103	2,390	2,471	634	14,700
December 31, 2020	12,717	120	5,555	3,179	1,144	22,715

	Rights to land
	and buildings		Technical	Office and	Assets
	and leasehold		equipment	other	under
In € thousand	improvements	Vehicles	and machinery	equipment	construction	Total
Costs of acquisition or construction:
January 1, 2019	7,631	18	366	2,162	351	10,528
Additions	2,667	91	969	1,435	1,687	6,849
Disposals	—	—	—	—	—	—
Transfers	(26)	—	1,291	139	(1,404)	—
December 31, 2019	10,272	109	2,626	3,736	634	17,377
Accumulated depreciation:
January 1, 2019	42	1	68	509	—	620
Depreciation	1,128	5	168	756	—	2,057
Disposals	—	—	—	—	—	—
December 31, 2019	1,170	6	236	1,265	—	2,677
Carrying amount:
January 1, 2019	7,589	17	298	1,653	351	9,908
December 31, 2019	9,102	103	2,390	2,471	634	14,700

Property, plant and equipment includes right-of-use assets for an amount of €10,941 thousand as of December 31, 2020 (December 31, 2019: €8,687 thousand; January 1, 2019: €7,101 thousand). For further information refer to note 16. The transfers from assets under construction mainly relate to leasehold improvements and equipment which are required for construction of the Lilium Jet prototype. There are no security pledges.

Property, plant and equipment is distributed among geographical areas as follows:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Germany	11,723	6,004	2,807
United Kingdom	38	9	—
United States	10	—	—
Switzerland	3	—	—
Total property, plant and equipment	11,774	6,013	2,807

No indicators of impairment existed which would have required items of property, plant and equipment to be tested for impairment in the fiscal years ended December 31, 2020 and December 31, 2019 or as of January 1, 2019.

16.	Leases

The Group has lease contracts for facilities which contain variable lease payments and vehicles, equipments and other assets which contain fixed-rate payment terms. The carrying amounts of right-of-use assets recognized and the movements during the period were as follows:

			Technical	Office
	Rights to		equipment	and other
In € thousand	buildings	Vehicles	and machinery	equipment	Total
January 1, 2019	7,076	3	—	22	7,101
Additions to right-of-use assets	1,961	89	503	46	2,599
Depreciation	(984)	(4)	(7)	(18)	(1,013)
December 31, 2019	8,053	88	496	50	8,687
Additions to right-of-use assets	3,757	20	—	8	3,785
Depreciation	(1,535)	(31)	(35)	(30)	(1,631)
Indexation impact	100	—	—	—	100
December 31, 2020	10,375	77	461	28	10,941

The carrying amounts of lease liabilities and the movements during the period were as follows:

In € thousand	Lease Liability
January 1, 2019	7,036
Additions	2,533
Interest	341
Payments	(1,195)
December 31, 2019	8,715
Additions	3,742
Interest	450
Payments	(1,889)
Indexation impact	100
December 31, 2020	11,118

The consolidated statement of operations and comprehensive income included the following amounts of lease related expense:

In € thousand	2020	2019
Depreciation of right of-use-assets	1,631	1,013
Interest expense on lease liabilities	450	341
Short-term lease expenses	108	138
Lease expenses for low-value assets	80	75
Total amount recognized in expense	2,269	1,567

Variable lease payments result from indexed rental payments for facility leases and are included in lease liabilities. The following table provides further information about the composition of the lease payments as included in the above movement schedule of lease liabilities:

In € thousand	2020	2019
Fixed lease payments	154	37
Variable lease payments	1,735	1,158
Total amount of lease payments	1,889	1,195

The below table provides information on the total cash outflow from all leases during the year:

In € thousand	2020	2019
Principal paid	1,439	854
Interest paid	450	341
Short term and low value leases	188	213
Total amount paid	2,077	1,408

17.	Other Financial Assets

Other financials assets are as follows:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Security deposits	2,096	906	189
Miscellaneous other non-current financial assets	16	12	11
Total non-current financial assets	2,112	918	200
Fixed term deposit	50,000	—	—
Promissory notes	676	—	—
Miscellaneous other current financial assets	—	4	20
Total current other financial assets	50,676	4	20

On May 14, 2020 the Group entered into a fixed deposit with a term of nine months and fixed interest rate of 0.02%. The deposit is not redeemable before maturity.

On July 31, 2020, the Group entered into a promissory note for a nominal amount of $500 thousand (€422 thousand) convertible into a variable number of shares of equity of the issuer. On December 23, 2020, the Group entered into another promissory note for a nominal amount of $250 thousand (€205 thousand) with the same conditions. Both promissory notes bear 7% interest annually and maturity is upon demand of Lilium GmbH after one year, however, can be converted earlier under certain conditions. Both promissory notes are measured at fair value through profit or loss according to IFRS 9.

A deposit in the amount of €120 thousand (December 31, 2019: €0 thousand; January 1, 2019: €0 thousand) is pledged as collateral for a furniture lease. Additional deposists in the amount of €1,976 thousand (December 31, 2019: €906 thousand; January 1, 2019: €189 thousand) are pledged as collaterals for facility leases.

18.	Non-Financial Assets

Non-financial assets are as follows:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Prepaid expenses	153	96	68
Total non-current non-financial assets	153	96	68
Value added tax claims	3,420	741	1,293
Prepaid expenses	1,284	748	468
Miscellaneous other current non-financial assets	1,070	233	59
Total current non-financial assets	5,774	1,722	1,820
Total non-financial assets	5,927	1,818	1,888

Non-current prepaid expenses contain prepayments for multi-year contracts. Miscellaneous other current non-financial assets mainly include the insurance claim amounting to €906 thousand (December 31, 2019: €0 thousand, January 1, 2019: €0 thousand) (refer to note 9).

19.	Equity

Subscribed capital consists of common, seed, series A, B1 and B2 shares which have a nominal value of €1 each. Common shares and preferred shares (Seed, Series A, B1 and B2) have voting rights and are fully paid in. Preferred shares have certain additional rights in case of an exit or liquidity event, and 60% of the preferred share votes are required for certain fundamental decisions. As of December 31, 2020, there were additional 15,716 shares authorized for issue. The amount of common and preferred shares are as follows:

	Common	Seed
(in units)	shares	shares	Series A	Series B1	Series B2	Total
Issued and outstanding as of January 1, 2019	24,808	4,412	10,934	13,729	—	53,883
Issued Series B1 shares	—	—	—	373	—	373
Issued and outstanding as of December 31, 2019	24,808	4,412	10,934	14,102	—	54,256
Treasury shares	(72)	—	—	—	—	(72)
Issued Series B2 shares	—	—	—	—	14,847	14,847
Outstanding as of December 31, 2020	24,736	4,412	10,934	14,102	14,847	69,031
Issued as of December 31, 2020	24,808	4,412	10,934	14,102	14,847	69,103

In March 2020, the 2019 convertible loans were converted into 6,705 preferred B2 shares (included in the 14,847 preferred B2 shares issued during 2020).

Share premium represents additional consideration for shares above the nominal value of shares in issue less transaction cost that incurred for the share issuance. During 2020, there was an increase in share premium of €97,305 thousand from the issuance of 8,142 preferred B2 shares as a result of a capital increase. Transaction cost of €503 thousand have been deducted from the share premium. Additionally, upon the conversion of the 2019 convertible loans 6,705 shares were issued which resulted in an increase of €68,116 thousand in share premium. These increases were offset by a decrease of €763 thousand as a result of the buyback of 72 shares during 2020. Prior to January 1, 2019 transaction cost relating to the issuance of series A and B1 shares amounted to €993 thousand.

Other capital reserves consist of the impact of the conversion of convertible loans to equity and share-based payments reserve. Convertible loans issued in May 2019 and October 2019 resulted in a capital contribution amounting to €3,981 thousand as the conversion feature qualifies as an embedded equity derivative which was separated from the host contract at initial recognition. Additionally, a new convertible loan issued in March 2020 resulted in a capital contribution amounting to €34,084 thousand as the cash received exceeded the initial fair value of the convertible loan by this amount. Since the lender of this convertible loan was also a shareholder, this difference has been considered as a capital contribution. The share-based payments reserve is used to recognise the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. Refer to note 20 for further details of these plans.

Treasury shares represent the amount paid or payable for own shares held in treasury. During 2020, Lilium reacquired 72 of its own shares from its co-founders through a share buy-back. This reduced subscribed capital by €72 and reduced share premium by €763 thousand.

Accumulated loss contains the accumulation of results of operations from previous years.

20.	Share-based Payments

Description of the ESOP

The Group maintains an Employee Stock Option Program (“ESOP”), originally established in 2017, which allows for the issuance of options to purchase ordinary shares to its employees and certain advisors. Share options typically follow a vesting schedule over a four-year period. 25% will vest after the one-year anniversary of the applicable vesting commencement data (the “Cliff Period”) and then monthly thereafter on a graded vesting basis through the end of the vesting period. Individuals must continue to provide services to a Group entity in order to vest. Upon termination, all unvested options are forfeited. There is no contractual life for the share options provided in the contract.

Options allocated and earned will be settled by Lilium in cash or equity shares if an exit event occurs (e.g. share purchase, asset purchase, initial public offering (“IPO”). In case of an exit event, the Company will notify the participants two weeks in advance of the exit event informing them of the number of vested options held by the participant and the deadline to exercise such vested options, which must be at least two weeks (the “exercise period”). The participants may only exercise the vested portion of their options upon an exit event and within the exercise period specified in the notice. If a participant does not exercise the vested portion of such participant´s options or if the exit notification is not duly submitted, the vested portion of the participant´s options may be settled in cash. Furthermore, the Company has the choice to settle the award in cash even if the participant timely exercises such options. Any options that are unvested as of the date of an exit event (“Accelerated Options”) will cliff vest after a period of 24 months starting from the exit event, or upon an earlier termination of service initiated by the Company without good cause. The Accelerated Options will be forefeited if, prior to vesting, the participant’s service is terminated by the Company for good cause or due to person-related or conduct-related reasons according to German labour law.

The manner of settlement in the form of cash or shares under the original terms of the ESOP implemented in 2017 (the “2017 ESOP”) was at the election of the holders and, accordingly, options granted under the 2017 ESOP were classified as cash-settled. In November 2020, the Company modified certain terms and conditions of the 2017 ESOP (the “2020 ESOP”), which included modifications to the manner of settlement and stipulated that the Company has the discretion to determine the form of settlement of the options. Furthermore, the definition of an exit event was extended to include an indirect IPO, such as a merger of the Company into a publicly-traded shell company, if certain additional conditions are met.

Letters were sent to all holders of options granted under the 2017 ESOP and each such holder was asked to provide acceptance of the amendments before the end of December 2020. Options granted to participants who were U.S. resident taxpayers at the time of grant were also revised to clarify that such awards would be functionally treated as restricted stock units for U.S. tax purposes, and such options would be automatically settled to the extent vested upon an exit event that occurs within eight years of the grant date, and would continue to be automatically settled on each vesting date. As of December 31, 2020, 89% of the holders of options granted under the 2017 ESOP accepted the terms of the modification, which triggered a change in the accounting treatment from cash-settled to equity-settled. Consequently, these options were remeasured at the modification date fair value and the liability was transferred to equity.

The remaining options continue to be classified as cash-settled awards. The settlement of these cash-settled awards is dependent upon an exit event, which is not probable as of December 31, 2020. The liability amounting to €6,948 thousand has been recognized as a contingent liability (refer to note 27). The carrying amount of the liability for the 2017 ESOP at December 31, 2020 was €0 thousand (December 31, 2019: €21,083 thousand; January 1, 2019: €13,203 thousand). The intrinsic value of the liability for options vested at December 31, 2020 was €0 thousand (December 31, 2019: €12,890 thousand; January 1, 2019: €6,554 thousand).

The grant date fair value of the equity-settled options was estimated for those participants who received options under the 2020 ESOP or who signed the revised agreement as of the reporting date which resulted in a capital reserve of €71,399 thousand as of December 31, 2020.

The expense recognized for participant services received during the year is shown in the following table:

In € thousand	2020	2019
Expense arising from equity-settled share-based payments	—	—
Expense arising from cash-settled share-based payments	50,316	7,880

The weighted average fair value of options granted during the year was €16,949 thousand (2019: €8,726 thousand). The exercise price for all options is €1.

Movements during the year

The following table illustrates the number and weighted average exercise prices (“WAEP”) of, and movements in, share options during the year:

Equity-settled options:

	2020		2019
	Number of	2020	Number of	2019
(in units)	options	WAEP	options	WAEP
Outstanding at January 1	—	—	—	—
Granted during the year	—	—	—	—
Forfeited during the year	—	—	—	—
Transferred from cash-settled	4,887	1	—	—
Outstanding at December 31	4,887	1	—	—

Cash-settled options:

	2020		2019
	Number of	2020	Number of	2019
(in units)	options	WAEP	options	WAEP
Outstanding at January 1	5,108	1	3,772	1
Granted during the year	980	1	1,467	1
Forfeited during the year	(379)	1	(131)	1
Transferred to Equity-settled	(4,887)	1	—	—
Outstanding at December 31	822	1	5,108	1

Total options vested during the year were 1,326 options (2019: 1,055 options). As of December 31, 2020, and 2019, and January 1, 2019, none of the options granted under the ESOP are exercisable and/or eligible to be settled because an exit event has not occurred.

Measurement of fair values

The following table lists the inputs to the models used for the ESOP for the years ended December 31, 2020 and 2019, respectively:

	12/31/2020	12/31/2019	01/01/2019
Discount for lack of marketability	5%	10%	10%
Expected volatility (%)	154%	116%	101%
Probability of direct IPO	0%	50%	60%
Probability of indirect IPO	60%	0%	0%
Probability of other scenarios	40%	50%	40%

The expected volatility was based on an evaluation of the historical volatilities of comparable listed peer group companies. It reflects the assumption that the historical volatility is indicative of future trends, which may not necessarily be the actual outcome. Other common inputs to option pricing models such as discount rate, dividends expected and expected term are not significant due to the low exercise price.

The fair value of the options at December 31, 2020 was derived from the estimated equity value of Lilium on that date because the beneficiary is entitled to shares of Lilium for a nominal amount in the case of an exit event. The value of the common shares was derived by applying a market approach on the basis of external financing rounds and an expected financing round valuation. With regards to the financing rounds, the liquidation preferences of the Seed shares, Series A, B1 and B2 shares (as described in note 19, Equity) were taken into account. A hybrid model between option pricing method and probability-weighted expected return method was used for the valuation. This led to a fair value of €17,297 per share at December 31, 2020.

The fair value of the options at December 31, 2019 was estimated based on the valuations underlying the financing rounds as this was the best indicator of the fair value at that time. For this purpose, the capital structure of each financing round based on the seniority level and the liquidation preferences of the shares was considered using an option pricing method by applying the backsolve model. This led to a fair value of €5,949 per share at December 31, 2019.

The fair value of the options at January 1, 2019 was similar to the approach applied for 2019, with the exception that a linear interpolation was performed for the equity value of the Company between two financing rounds. This led to a fair value of €5,893 per share at January 1, 2019.

Performance-based equity award

The Group has granted a performance-based equity award to a certain key management personnel as a bonus for successful fundraising which is accounted for as equity-settled. Upon successful financing, the recipient will receive a variable number of shares equal to an agreed percentage of the fundraising capital based upon the post-round valuation, capped at specific maximum funding amount. The compensation expense for awards with performance-based vesting conditions is recognized over the remaining service period when management determines that achievement of the performance condition is probable. The compensation cost of €591 thousand (2019: €0 thousand) is recorded in the general and administrative expenses.

21.	Convertible Loans and Other Financial Liabilities

Convertible loans and other financial liabilities are as follows:

in € thousand	12/31/2020	12/31/2019	01/01/2019
Other non-current financial liabilities	27	—	—
Other current financial liabilities	21	25	37
Convertible loans – host	84,287	66,353	n/a
Convertible loans – embedded derivative	14,948	—	n/a
Convertible loans	99,235	66,353	n/a

On May 16, 2019 the Group entered into a loan convertible to equity for an amount of €60,000 thousand. The loan bears 5% accruing interest and matures after fifteen months, or earlier upon the occurrence of certain conversion or termination events.

On October 16, 2019 the Group entered into a loan convertible to equity for an amount of €5,500 thousand. The loan bears 5% interest and matures after fifteen months or earlier upon the occurrence of certain conversion or termination events. As the loan was agreed with the same conditions for the new lenders as for the lenders of the first tranche in May 2019, but market conditions changed in the meantime, a day one loss occurred that was considered as part of the carrying amount of the loan.

Both loans were converted into equity in March 2020 before maturity (see note 19).

On March 11, 2020 the Group entered into a new loan convertible to equity for an amount of €85,900 thousand. The loan bears 2% accrued interest and matures on March 11, 2027, or earlier upon the occurrence of certain conversion or termination events. At initial recognition, a day one gain for the Group in the amount of €34,084 thousand incurred, as the consideration received exceeded the initial fair value of the convertible loan by this amount. As the lender is a shareholder at the same time, this amount was considered as additional capital contribution to the Group and was therefore recognized in equity without subsequent measurement.

The initial fair value of the convertible loans (including embedded derivatives) was determined by aggregating the valuations for the various expected conversion and termination events. Since all conversion events would lead to a conversion for a set fixed conversion price (however, for a variable number of shares), the value is derived as a forward contract embedded in the loan contract. The primary inputs used in the model include the share price at valuation date, probability of occurrence as well as expected timing of each possible conversion and termination event, borrower-specific credit spread and risk-free interest rate. Credit risk is model-implied and adjusted for movement in a credit spread to consider the investor’s higher risk in connection with a convertible instrument at each initial valuation date, and the risk-free interest rate is based on currency specific time congruent IBOR and swap rates. As probability of occurrence and expected timing of each relevant event as well as credit spreads were not observable in the market at initial recognition, especially these input parameters were highly judgemental. The following tables show the effect of reasonable changes of these input parameters on the initial fair value of the convertible loan (host contract) and the resulting equity effect as of March 11, 2020 (for the convertible loans issued in 2019, the hypothetical initial fair values would not significantly differ if unobservable input parameters were changed).

in € thousand	Fair value	Effect on
March 11, 2020	host contract	capital contribution
Base	52,090
Conversion 1 year later	43,678	8,412
Conversion 1 year earlier	61,582	(9,492)

in € thousand	Fair value	Effect on
March 11, 2020	host contract	capital contribution
Base	52,090
credit spread +10%	49,558	2,532
credit spread -10%	54,819	(2,730)

The Group assessed that the entire instrument is a liability and there is no component to be bifurcated as equity because some conversion features of the loan lead to a conversion into a variable number of shares and are not under the control of the Group. Instead, some of the embedded conversion and prepayment features were bifurcated and separately measured as one combined derivative financial liability at fair value through profit or loss, since they share the same risk exposure and are interdependent. The remaining debt component is measured as liability at amortized cost until it is converted into equity or becomes due for repayment.

22.	Provisions

Movement in provisions during the year is as follows:

			Unwinding
			of discount
			and changes
			in discount
In € thousand	12/31/2019	Additions	rate	12/31/2020
Provision for asset retirement obligations	124	44	7	175
Record retention obligations	39	4	—	43
Total non-current provisions	163	48	7	218
Provisions for severance payment	—	80	—	80
Total current provisions	—	80	—	80

Asset retirement obligations originate from the Company’s lease contracts (refer to note 16) and they are expected to incur in May 2027 at the lease contract end. Severance payments are expected to be paid to two former employees.

23.	Post-Employment Benefits

Defined contribution plans

The Group participates in defined contribution plans in the UK and Germany and are funded through payments by employees and by the Group to funds administered by third parties.

The Group’s expenses for these plans were €296 thousand (2019: €172 thousand). No assets or liabilities are recognised in the Group’s balance sheet in respect of such plans, apart from regular prepayments and accruals of the contributions withheld from employees’ wages and salaries and of the Group’s contributions. Contributions totalling €28 thousand (2019: €18 thousand) were payable to the fund at the reporting date and are included in creditors.

Defined benefit plans

Corporate post-retirement benefits are provided by the Group in Switzerland in accordance with local law through defined benefit plans. Current pension arrangements for employees in Switzerland are made through plans governed by the Swiss Federal Occupational Old Age, Survivors and Disability Pension Act (‘BVG’). The Group’s pension plans are administered by separate legal foundations, which are funded by regular employee and Company contributions. The final benefit is contribution based with certain guarantees regarding the benefits provided. Due to these guarantees, such Swiss pension plans are treated as defined benefit plans. In case the pension foundation becomes underfunded the employer together with the employees can be obliged to refinance a plan until the funding level has reached again 100%. Such measures might include increasing employee and Company contributions, lowering the interest rate on retirement account balances, reducing prospective benefits and a suspension of the early withdrawal facility. The Group in Switzerland is currently affiliated to a fully reinsured collective pension foundation which cannot become underfunded as all risks are reinsured with a life insurance company. However, the company is exposed to certain refinancing risk in the future as the current affiliation contract can be cancelled or amended by both contractual parties.

The present value of the defined benefit obligations and the fair value of the plan assets is as follows:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Present value of funded obligations	433	304	18
Fair value of plan assets	240	178	10
Total post-employment benefit obligations	193	126	8

Reconciliation of the net defined benefit liability:

In € thousand	2020	2019
Net defined liability at January 1	126	8
Defined benefit cost recognized in consolidated statement of operations	48	21
Defined benefit cost recognized in other comprehensive income	44	114
Employer contributions	(25)	(20)
Currency effects	—	3
Net defined liability at December 31	193	126

Reconciliation of the amount recognized in the consolidated statement of financial position:

In € thousand	2020	2019
Employee benefit obligations as of January 1	304	18
Actuarial adjustments	44	87
thereof: experience adjustments	28	64
thereof: adjustments for financial assumptions	16	23
Current service cost	45	19
Interest expense	1	1
Currency effects	0	8
Employee contributions	25	20
Benefits paid	14	151
Employee benefit obligations recognized as of December 31	433	304

Reconciliation of the plan assets:

In € thousand	2020	2019
Fair value of plan assets as of January 1	178	10
Employer contributions	25	20
Employee contributions	25	20
Benefits paid	14	151
Administration expenses	(3)	(2)
Return on asset excl. interest income	(0)	(27)
Interest income	1	1
Currency effects	—	5
Fair value of plan assets as of December 31	240	178

The plan assets are primarily comprised of retirement savings accounts of participants. These retirement savings are 100% funded with qualifying insurance policies as the foundation has reinsured all of its liabilities with a life insurer.

The expense recognized in the consolidated statements of operations and other comprehensive income is made up as follows:

In € thousand	2020	2019
Actuarial gains (-) / losses (+) deriving from changes in financial assumptions	16	23
Actuarial gains (-) / losses (+) deriving from experience adjustments	28	64
Return on plan assets exc, interest income	—	27
Included in other comprehensive income	44	114
Current service cost	45	19
Interest income	(1)	(1)
Administrative expenses (effective)	3	2
Interest expense	1	1
Included in the consolidated statements of operations	48	21
Total included in the consolidated statements of operations and other comprehensive income	92	135

The current service cost is included as part of personnel costs within the respective functional area; interest cost relating to the obligation is a component of the result from financing activities.

For the year ended December 31, 2020, the Group expects to make payment contributions of €46 thousand.

The following were the principal actuarial assumptions as of:

	12/31/2020	12/31/2019	01/01/2019
Future salary increases	1.00%	1.00%	1.00%
Inflation rate	0.20%	0.20%	0.20%
Future pension increases	0.00%	0.00%	0.00%
Discount rate	0.15%	0.35%	0.80%

Sensitivity Analysis

The main actuarial assumptions that are used to calculate the provisions for post-employment benefits are the discount rate and the trend for future increases in post-employment benefit obligations. A reasonably possible increase, or respectively decrease, in the significant actuarial assumptions would have had the following impact on the present value of the post-employment benefit obligations as of the respective reporting dates:

	2020	2019	2020	2019
Discount rate	0.25%	0.25%	(0.25)%	(0.25)%
Present value of the post-employment benefit obligations (in € thousand)	414	290	455	319
Salary increase	0.25%	0.25%	(0.25)%	(0.25)%
Present value of the post-employment benefit obligations (in € thousand)	434	304	433	304
Pension increase	0.25%	0.25%	(0.25)%	(0.25)%
Present value of the post-employment benefit obligations (in € thousand)	446	313	—	—

Duration

The average duration of the obligations is 19 years (December 31, 2019: 19 years).

Expected Benefit Payments

December 31, 2020

Financial years	2021	2022-2025	2026-2030
Expected benefit payments (in € thousand)	12	69	229
Total expected benefit payments (in € thousand)	12	69	229

December 31, 2019

Financial years	2020	2021-2024	2025-2029
Expected benefit payments (in € thousand)	8	38	152
Total expected benefit payments (in € thousand)	8	38	152

24.	Trade and other Payables

Trade and other payables are as followed:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Trade payables	4,854	2,579	2,624
Accruals for outstanding invoices	6,238	216	27
Total trade and other payables	11,092	2,795	2,651

25.	Other Non-Financial Liabilities

Other non-financial liabilities are as followed:

In € thousand	12/31/2020	12/31/2019	01/01/2019
Vacation accruals	1,680	1,173	602
Value added tax payables	1,477	—	—
Other tax liabilities	1,455	1,021	421
Miscellaneous other current non-financial liabilities	585	401	154
Total other non-financial liabilities	5,197	2,595	1,177

Other tax liabilities mainly comprise of personnel-related taxes. This also includes an uncertain tax position for personnel-related taxes. Miscellaneous other non-financial liabilities mainly result from personnel-related liabilities.

26.	Financial Instruments
26.1	Carrying Amounts and Fair Value

The following tables disclose the carrying amounts of each class of financial instruments together with its corresponding fair value and the aggregated carrying amount per category.

Financial instruments, analyzed by classes and categories

	12/31/2020
		Carrying
In € thousand	Category	amount	Fair value
Financial assets, by class
Cash and cash equivalents	AC	102,144	n/a
Fixed term deposit	AC	50,000	n/a
Promissory notes	FVTPL	676	676
Security deposits	AC	2,096	2,096
Other financial assets	AC	16	16
Total financial assets		154,932
Financial liabilities, by class
Trade and other payables	AC	11,092	n/a
Convertible loans – host contract	AC	84,287	105,007
Convertible loans – embedded derivative	FVTPL	14,948	14,948
Other financial liabilities	AC	48	48
Total financial liabilities		110,375

Carrying
Thereof aggregated to categories according to IFRS 9	amount
Financial assets measured at amortised cost (AC)	154,256
Financial assets measured at FVTPL	676
Financial liabilities measured at FVTPL	14,948
Financial liabilities measured at amortised cost (AC)	95,427

Financial instruments, analyzed by classes and categories

	12/31/2019
		Carrying
In € thousand	Category	amount	Fair value
Financial assets, by class
Cash and cash equivalents	AC	59,571	n/a
Promissory notes	FVTPL	n/a	n/a
Security deposits	AC	910	910
Other financial assets	AC	12	12
Total financial assets		60,493
Financial liabilities, by class
Trade and other payables	AC	2,795	n/a
Convertible loans – host contract	AC	66,353	76,189
Convertible loans – embedded derivative	FVTPL	n/a	n/a
Other financial liabilities	AC	25	25
Total financial liabilities		69,173

Carrying
Thereof aggregated to categories according to IFRS 9	amount
Financial assets measured at amortised cost (AC)	60,493
Financial assets measured at FVTPL	n/a
Financial liabilities measured at FVTPL	n/a
Financial liabilities measured at amortised cost (AC)	69,173

Financial instruments, analyzed by classes and categories

	01/01/2019
		Carrying
In € thousand	Category	amount	Fair value
Financial assets, by class
Cash and cash equivalents	AC	47,139	n/a
Security deposits	AC	189	189
Other financial assets	AC	31	31
Total financial assets		47,359
Financial liabilities, by class
Trade and other payables	AC	2,651	n/a
Convertible loans – host contract	AC	n/a	n/a
Convertible loans – embedded derivative	FVTPL	n/a	n/a
Other financial liabilities	AC	37	n/a
Total financial liabilities		2,688

Carrying
Thereof aggregated to categories according to IFRS 9	amount
Financial assets measured at amortised cost (AC)	47,359
Financial assets measured at FVTPL	n/a
Financial liabilities measured at FVTPL	n/a
Financial liabilities measured at amortised cost (AC)	2,688

Except for the promissory notes and the convertible loans (both host contract and embedded derivative), which are categorized in level 3 of the fair value hierarchy, all other financial instruments are categorized in level 2 of the fair value hierarchy.

Fair Values in level 2 are expected cashflows discounted using market-based credit risk adjusted interest rate curves that are applicable for the Group and specific for the residual term of each financial instrument.

The fair value of the promissory notes is calculated using a trinomial tree approach, set to optional conversion at an expected date. The primary inputs used in the model include the borrower’s share price at valuation date, probability of occurrence of each possible conversion and termination event, borrower-specific credit risk and risk-free interest rate. While the risk-free interest rate is based on currency specific time congruent IBOR and swap rates, the credit risk and stock prices of the borrower are not observable in a market and therefore highly judgemental. For a sensitivity of the fair value to reasonable changes of the borrower’s share price, see note 26.2.

The fair value of the embedded derivatives that were bifurcated from the convertible loan issued in 2020 is determined by aggregating the valuations for the various expected conversion and termination events. Since all events would lead to a conversion for a set fixed conversion price (however, for a variable number of shares), the value is derived as a forward contract embedded in the loan contract. The primary inputs used in the model include the own share price at valuation date, probability of occurrence of each possible conversion and termination event, borrower-specific credit spread and risk-free interest rate. Credit risk is model-implied and adjusted for movement in credit spreads to consider the investor’s higher risk in connection with this convertible instrument at each valuation date, and the risk-free interest rate is based on currency specific time congruent IBOR and swap rates. As credit spreads and stock prices are not observable in a market, especially these input parameters are highly judgemental. The following tables show the effect of reasonable changes of the most significant input parameters on the fair values of the embedded derivatives as of December 31, 2020.

			Effect on
in € thousand		Value	financial
December 31, 2020	Share Price	derivative	result
Base	0%	14,948
Up	10%	18,815	(3,867)
Down	(10)%	11,081	3,867

			Effect on
in € thousand		Value	financial
December 31, 2020	Credit Spread	derivative	Result
Base	0%	14,948
Up	10%	14,282	666
Down	(10)%	15,646	(698)

Financial instruments, changes in Fair Value of level 3 instruments

		Convertible loan –
		embedded
In € thousand	Promissory Notes	derivative
January 1, 2019	—	—
Initial recognition	—	516
Changes from fair value remeasurement	—	(516)
December 31, 2019	—	—
Initial recognition	622	(274)
Changes from fair value remeasurement	58	15,222
Foreign exchange effects	(4)	—
December 31, 2020	676	14,948

The net gains and losses for each of the financial instrument measurement categories were as follows:

	Subsequent measurement
		Foreign		Increase	Reversals
2020		exchange		in loss	of loss	Total per
In € thousand	Interest	conversion	Fair value	allowance	allowance	category
Financial assets measured at amortized cost	(83)	—	—	—	—	(83)
Financial liabilities measured at amortized cost	(33,960)	(98)	—	—	—	(34,058)
Financial assets and liabilities measured at fair value through profit or loss	—	(4)	(15,164)	—	—	(15,168)
Total	(34,043)	(102)	(15,164)	—	—	(49,309)

	Subsequent measurement
		Foreign		Increase	Reversals
2019		exchange		in loss	of loss	Total per
In € thousand	Interest	conversion	Fair value	allowance	allowance	category
Financial assets measured at amortized cost	(39)	—	—	—	—	(39)
Financial liabilities measured at amortized cost	(5,350)	(38)	—	—	—	(5,388)
Financial assets and liabilities measured at fair value through profit or loss	—	—	516	—	—	516
Total	(5,389)	(38)	516	—	—	(4,911)

The total interest income for financial assets that are not measured at fair value through profit or loss is €18 thousand (2019: €0 thousand), while the total interest expense for these financial assets is €101 thousand (2019: €40 thousand). The total interest expense for financial liabilities that are not measured at fair value through profit or loss is €33,960 thousand (2019: €5,350 thousand).

26.2	Financial Instrument Risk Management Objectives and Policies

The Group is exposed especially to market risk (especially foreign exchange risk) and liquidity risk. The Group’s senior management oversees the management of these risks. Credit risk and equity price risk is considered insignificant for the Group.

The CFO in combination with Treasury provides assurance to the Group’s senior management that the Group’s financial risk activities are governed by appropriate procedures and that financial risks are identified, measured and managed in accordance with the Group’s risk objectives. The Executive Board reviews and agrees procedures for managing each of these risks, which are summarized below.

Management regularly reviews the Group’s risk management objectives to ensure that risks are identified and managed appropriately. The Executive Board is made aware of and reviews management’s risk assessments prior to entering into significant transactions.

Credit Risk

The following tables provide information about the exposures to credit risk for all financial assets that are not measured at fair value through profit or loss and therefore are generally subject to the impairment regulations of IFRS 9. The most significant part is cash or cash equivalents. Due to its short-term character, no significant credit risk arises, and therefore no impairment has been recorded for 2020 and 2019 respectively.

			Gross	Impairment
	Equivalent to external	Weighted-average	carrying	loss	12/31/2020
in € thousand	credit rating S&P	loss rate	amount	allowance	Credit-impaired
Grades 1-6: Low risk	BBB- to AAA	—	154,256	—	No

			Gross	Impairment
	Equivalent to external	Weighted-average	carrying	loss	12/31/2019
in € thousand	credit rating S&P	loss rate	amount	allowance	Credit-impaired
Grades 1-6: Low risk	BBB- to AAA	—	60,493	—	No

			Gross	Impairment
	Equivalent to external	Weighted-average	carrying	loss	01/01/2019
in € thousand	credit rating S&P	loss rate	amount	allowance	Credit-impaired
Grades 1-6: Low risk	BBB- to AAA	—	47,359	—	No

Equity Price Risk

The Group has invested into promissory notes in 2020 with a total nominal amount of €627 thousand ($750 thousand, for details see note 17), whose fair value depends (among other variables) on the share price of the investee. A reasonably possible increase (decrease) in the share price by 10%, with all other variables held constant, would lead to a gain (loss) before tax of €73 thousand with a corresponding effect in the financial result.

While the fair value of the convertible loans is sensitive to a change in the Group’s own share price (see sensitivity analysis in note 26.1), this is no economic risk for the Group as an increase or decline in the Group’s own share price will not lead to additional cash outflows at the time of the conversion.

Foreign Currency Risk

The Group operates globally and is exposed to foreign exchange risk arising from exposure to various currencies in the ordinary course of business. The Group’s exposures primarily consist of the British pound (“GBP”), Swiss Franc (“CHF”), US Dollar (“USD”) and Euro (“EUR”). Foreign exchange risk mainly arises from commercial transactions that resulted in recognized financial assets and liabilities denominated in a currency other than the local functional currency.

The following tables demonstrate the sensitivity to a reasonably possible change in foreign exchange rates (i.e. the currency that is not the functional currency), with all other variables held constant. The impact on the Group’s profit or loss before tax is due to changes in the carrying amount of monetary assets and liabilities.

The following table presents the sensitivity of a change in EUR for Lilium Aviation UK Ltd (functional currency: GBP):

		Change on profit before tax
EUR per GBP	Change in EUR rate	(in € thousand)
2020	+10% = Rate: 1.2235	33
Rate: 1.1123	-10% = Rate: 1.0011	(40)
2019	+10% = Rate: 1.2929	13
Rate: 1.1754	-10% = Rate: 1.0578	(16)

The following tables present the sensitivity of a change in material foreign currencies for the Group entities where the functional currency is EUR:

		Change on profit before tax
USD per EUR	Change in USD rate	(in € thousand)
2020	+10% = Rate: 1.3498	(47)
Rate: 1.2271	-10% = Rate: 1.1044	58
2019	+10% = Rate: 1.2357	4
Rate: 1.1234	-10% = Rate: 1.0111	(5)

Liquidity Risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting its obligations associated with its financial liabilities as they fall due. The Group is expanding very rapidly which results in increasingly stringent requirements regarding the corporate planning for budgeting and procuring of financial resources in such a way that the development program of the Lilium Jet is not delayed. Consequently, the continuation of development is based on the Group’s ability to raise financing from investors in the form of various financing rounds. The Group ensures that the supply of liquidity is always sufficient to settle financial liabilities that are due for payment. Liquidity is evaluated and maintained using forecasts based on fixed planning horizons covering several months and through the cash and cash equivalent balances that are available.

The following table provides details of the (undiscounted) cash outflows of financial liabilities (including interest payments). Note that the Group expects the convertible loans to be settled in own equity instruments. Therefore, the probability of an outflow of the below disclosed cash amount is remote.

				12/31/2020
in € thousand	2021	2022	2023 to 2025	2026 and thereafter
Lease liabilities	2,006	1,962	5,767	2,869
Convertible loans	88,013	—	—	—
Trade and other payables	11,092	—	—	—
Other financial liabilities	21	27	—	—

				12/31/2019
in € thousand	2020	2021	2022 to 2024	2025 and thereafter
Lease liabilities	1,417	1,420	4,088	3,133
Convertible loans	138,970	—	—	—
Trade and other payables	2,795	—	—	—
Other financial liabilities	25	—	—	—

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Interest rate risks from financial instruments can in general arise in connection with financial liabilities, including borrowings under the Group’s existing working capital and equipment financing facilities. Fixed rate securities may have their market value adversely impacted due to a rise in interest rates. Our cash equivalents and investment portfolio can also be subject to market risk due to changes in interest rates. The Group is required to pay negative interest on cash accounts if and to the extent certain thresholds are exceeded. Banks are adjusting the negative interest rate depending on changes of the respective reference rates set by central banks, but not necessarily immediately after a reference rate has been changed and not necessarily to the same extent. Considering existing thresholds, a hypothetical reasonable increase or decrease of 10 basis points in interest rates would not have a significant effect on the Group’s financial statements.

Capital Management

For the purpose of the Group’s capital management, capital includes all share capital and other equity reserves attributable to the equity holders. The primary objectives of capital management are to support operating activities and maximize the shareholder value through investment in the development activities of the Group.

Based on the ongoing development of the Lilium Jet, the Company has to rely almost exclusively on equity funding by its shareholders and debt financing until the Group can refinance itself in the future from marketable products as a result of successful development projects. The Group’s finance department reviews the total amount of cash of the Group on a monthly basis. As part of this review, management considers the total cash and cash equivalents, the cash outflow, currency translation differences and funding activities. The Group monitors cash using a burn rate. The cash burn rate is defined as the average monthly net cash flow from operating and investing activities during a financial year.

The Company is not subject to externally imposed capital requirements. The objectives of the Group’s capital management were achieved in the reporting year. No changes were made in the objectives, policies or processes for managing cash during the years ended December 31, 2020 and 2019.

26.3	Reconciliation of changes in liabilities arising from financing activities

	Convertible	Lease
In € thousand	loans	liabilities	Total
Statement of Financial Position as of December 31, 2019	66,353	8,715	75,068
Proceeds from convertible loans	85,900	—	85,900
Principal elements of lease payments	—	(1,439)	(1,439)
Interest paid	—	(450)	(450)
Change in the cash flow from financing activities	85,900	(1,889)	84,011
Additions to lease liabilities due to new lease contracts	—	3,842	3,842
Fair value changes	15,222	—	15,222
Interest expenses	33,960	450	34,410
Capital contributions	(102,200)	—	(102,200)
Statement of Financial Position as of December 31, 2020	99,235	11,118	110,353

	Convertible	Lease
In € thousand	loans	liabilities	Total
Statement of Financial Position as of January 1, 2019	—	7,036	7,036
Proceeds from convertible loans	65,500	—	65,500
Principal elements of lease payment	—	(854)	(854)
Interest paid	—	(341)	(341)
Change in the cash flow from financing activities	65,500	(1,195)	64,305
Additions to lease liabilities due to new lease contracts	—	2,533	2,533
Fair value changes	(516)		(516)
Interest expenses	5,350	341	5,691
Capital contributions	(3,981)		(3,981)
Statement of Financial Position as of December 31, 2019	66,353	8,715	75,068

27.	Commitments and Contingencies

The Company has various lease contracts that have not yet commenced as at December 31, 2020. The future lease payments for these non-cancellable lease contracts are €249 thousand within one year, €1,174 thousand between one and five years and €848 thousand thereafter.

As mentioned in the note 20, 11% of the ESOP participants have not signed the 2020 ESOP as of December 31, 2020 and are still classified as cash-settled options. Based on the contract terms, the liability for such options is settled upon occurrence of an exit event. As of December 31, 2020, the exit event is not probable in the near future. Therefore, the liability is classified as contingent depending upon the determination of an exit event in the future amounting to €6,948 thousand. The liability is calculated based on the vesting schedule per contract terms and which will be assessed continually to determine whether circumstances have changed, and the exit event becomes probable.

Further, the Company has commitments of €2.4 million to acquire items of property, plant & equipment and commitments of €0.6 million to acquire items of intangible assets.

28.	Related Party Disclosures

Transactions with Key Management

Key management personnel have been defined as the members of the Advisory Board and Senior Leadership Team of Lilium. The Company had entered into a short-term consultancy contract with one of the key management personnel before his appointment as an employee; total remuneration paid amounted to €66 thousand (2019: €0 thousand). During 2020, the Company purchased 18 shares each from the four co-founders for a total consideration of EUR 763 thousand (2019: €0 thousand). These shares were reacquired at fair value.

The annual remuneration and related compensation costs recognized as expense during the reporting period is comprised of the following:

In € thousand	2020	2019
Short-term employee benefits	1,966	1,219
Share-based payment remuneration (2020: 1,484 options; 2019: 1,400 options)	14,875	1,835

Short-term benefits

Short-term benefits include salaries, bonus and other benefits such as medical, death and disability coverage, Company car and other usual facilities as applicable.

Share-based payment remuneration

The share-based payment remuneration represents the compensation cost of ESOP and the performance-based equity award. Refer to note 20.

Transactions with related parties

During the year ended December 31, 2019, certain related parties having significant influence over the Company contributed to 271 Series B1 shares at par. Additionally, the Group entered into loans convertible to equity of €48,500 thousand with related parties having significant influence over the Company. This resulted in an increase of capital reserve of €50,515 thousand.

During the year ended December 31, 2020, the 2019 loans were converted into 4,972 Series B shares in March 2020. The Group entered into another loan convertible to equity of €85,900 thousand with a related party having significant influence over the Company; the entire loan is outstanding as of the reporting date. Additionally, certain related parties having significant influence over the Company contributed 4,853 Series B2 shares. This resulted in an increase in capital reserve of €57,998 thousand.

Balances held by entities with significant influence over the Company is as follows:

(In € thousand)	12/31/2020	12/31/2019	01/01/2019
Share capital	35	25	25
Capital reserves	174,998	66,479	66,479

29.	Events after the Reporting Period

In January 2021 the Group entered into a new convertible loan convertible to equity for an amount of €1,850 thousand.

On March 10, 2021 entered into a Share Purchase Agreement according to which the Lilium Group acquired 25.72% of the shares of a development partner for a purchase price of €8,409 thousand ($10,000 thousand).

In March 2021 the Group granted another promissory note for a nominal amount of €1,048 thousand ($1,250 thousand) with the similar conditions as for the other promissory notes.

On March 26, 2021 the convertible loan of €85,900 thousand and the accrued interest were converted into series B2 shares. In order to facilitate the transaction the Company issued 7,187 series B2 shares.

On March 30, 2021 Lilium entered into a business combination agreement with Qell Acquisition Corp. (“Qell”), a non-operating shell company, according to which Lilium and Qell will be merged.

Subsequent to year end, an additional 3.83% of employees signed Letters accepting the modifications to the terms of their ESOP grants.

30.	First-time Adoption of IFRS

These consolidated financial statements, for the year ended December 31, 2020, are the first consolidated financial statements the Group has prepared in accordance with IFRS. Each legal entity prepared its financial statements in accordance with local generally accepted accounting principles (“Local GAAP”). Accordingly, the Group has prepared consolidated financial statements that comply with IFRS applicable as of December 31, 2020, together with the comparative period data for the year ended December 31, 2019, as described in the summary of significant accounting policies. In preparing the consolidated financial statements, the Group’s consolidated opening statement of financial position was prepared as of January 1, 2019, the Group’s date of transition to IFRS. Historically, consolidated financial statements were not prepared under local GAAP, consequently, these are the first consolidated financial statements prepared and a reconciliation from Local GAAP to IFRS is not possible.

Exemptions applied

All relevant mandatory exemptions have been applied. Additionally, IFRS 1 allows first-time adopters certain exemptions from the retrospective application of certain requirements under IFRS.

The Group has applied the exemption to deem cumulative currency translation difference for all foreign operations to be zero as of January 1, 2019.

The Group assessed all contracts existing at January 1, 2019 to determine whether a contract contains a lease based upon the conditions in place at the date of transition. Lease liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate (“IBR”) and the right-of-use assets were measured at the amount equal to the lease liabilities. At January 1, 2019, the impact of renewal options that are reasonably certain to be exercised has been assessed as significant for the Group.

As a lessee, Lilium applied exemptions on a lease-by-lease basis at the date of transition to IFRS as follows:

●	a single discount rate was applied to a portfolio of leases with reasonably similar characteristics;
●	leases with a lease term ending within 12 months of the date of transition were accounted for as if they were short-term leases;
●	for low value assets, the Group has recognized lease payments as an expense on a straight-line basis over the lease term;
●	initial direct costs were excluded from the measurement of the right of use asset at the date of transition to IFRS; and
●	hindsight was applied in determining the lease term if the underlying lease contract contains options to extend or terminate the lease.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER
COMPREHENSIVE INCOME (LOSS)

for the six months ended June 30, 2021 and June 30, 2020

in € thousand	Note	H1 2021	H1 2020
Revenue		47	97
Cost of sales		(11)	(10)
Gross profit		36	87
Research and development expenses	[6]	(58,762)	(27,639)
General and administrative expenses	[7]	(38,718)	(10,804)
Selling Expenses	[8]	(6,376)	(3,487)
Other income		153	2,034
Other expenses		(126)	(51)
Operating loss		(103,793)	(39,860)
Finance income	[9]	6,810	—
Finance expenses	[9]	(13,094)	(3,577)
Financial result	[9]	(6,284)	(3,577)
Share of income / (loss) of an associate	[11]	(201)	—
Loss before income tax		(110,278)	(43,437)
Income tax expense	[10]	(199)	(20)
Net loss for the period		(110,477)	(43,457)

Other comprehensive income (loss)

in € thousand	Note	H1 2021	H1 2020
Other comprehensive income that may be reclassified to profit or loss		22	29
Exchange differences on translation of foreign business units		22	29
Items that will not be subsequently reclassified to profit or loss		(22)	(13)
Remearurement of defined pension benefit obligation		(22)	(13)
Other comprehensive income (loss)		—	16
Total consolidated comprehensive loss for the period		(110,477)	(43,441)
Loss per share (basic and diluted) in €		(1,508)	(660)

The accompanying notes are an integral part of these interim condensed consolidated financial statements (IFRS).

INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

as of June 30, 2021 and December 31, 2020

in € thousand	Note	06/30/2021	12/31/2020
Intangible assets		1,626	1,372
Property, plant and equipment	[12]	26,918	22,715
Financial assets		2,422	2,112
Non-financial assets		301	153
Investment in an associate	[11]	8,301	—
Non-current assets		39,568	26,352
Other financial assets	[13]	2,315	50,676
Non-financial assets		7,890	5,774
Trade receivables		47	—
Cash and cash equivalents		62,736	102,144
Current assets		72,988	158,594
Total Assets		112,556	184,946
Subscribed capital	[14]	76	69
Share premium		384,086	253,815
Other capital reserves	[14]	93,896	110,055
Treasury shares		—	—
Accumulated loss		(416,575)	(306,098)
Accumulated other comprehensive income (loss)		(119)	(119)
Shareholders’ equity		61,364	57,722
Other financial liabilities	[16]	25	27
Lease liabilities		10,064	9,505
Provisions		484	411
Non-current liabilities		10,573	9,943
Other financial liabilities	[16]	9,391	21
Lease liabilities		1,915	1,613
Provisions		146	80
Income tax payable		224	43
Convertible loans	[16]	1,986	99,235
Trade and other payables		20,764	11,092
Other non-financial liabilities		6,193	5,197
Current liabilities		40,619	117,281
Total Shareholders’ Equity and Liabilities		112,556	184,946

The accompanying notes are an integral part of these interim condensed consolidated financial statements (IFRS).

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS’ EQUITY

for the six months ended June 30, 2021 and June 30, 2020

							Accumulated other comprehensive income
									Remeasurement
								Income taxes	of defined
				Other			Currency	relating to other	pension
		Subscribed	Share	capital	Treasury	Accumulated	translation	components of	benefit
in € thousand	Note	capital	premium*	reserves	shares	loss	reserve	equity	obligation	Total Equity
January 1, 2020		54	89,660	3,981	—	(117,671)	3	—	(114)	(24,087)
Net loss for the period		—	—	—	—	(43,457)	—	—	—	(43,457)
Other comprehensive income and expenses		—	—	—	—	—	29	—	(13)	16
Total comprehensive income (loss)		—	—	—	—	(43,457)	29	—	(13)	(43,441)
Convertible loans	[15]	7	68,116	34,084	—	—	—	—	—	102,207
Share capital increase		8	96,802	—	—	—	—	—	—	96,810
June 30, 2020		69	254,578	38,065	—	(161,128)	32	—	(127)	131,489
January 1, 2021		69	253,815	110,055	(0)	(306,098)	39	—	(158)	57,722
Net loss for the period		—	—	—	—	(110,477)	—	—	—	(110,477)
Other comprehensive income and expenses		—	—	—	—	—	22	—	(22)	—
Total comprehensive income (loss)		—	—	—	—	(110,477)	22	—	(22)	(110,477)
Share-based payments	[14]	—	—	17,925	—	—	—	—	—	17,925
Convertible loans	[15]	7	130,271	(34,084)	—	—	—	—	—	96,194
June 30, 2021		76	384,086	93,896	(0)	(416,575)	59	—	(178)	61,364

The accompanying notes are an integral part of these interim condensed consolidated financial statements (IFRS).

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

for the six months ended June 30, 2021 and June 30, 2020

in € thousand	H1 2021	H1 2020
Net loss for the period	(110,477)	(43,457)
Adjustments to reconcile consolidated net profit (loss) to net cash flows
Income tax expense	199	21
Net interest	3,649	3,522
Depreciation and amortization	2,980	1,784
Expenses for share-based payments	17,925	6,995
Net gains/losses from the disposal of intangibles and PP&E	(8)	73
Share of loss in an associate	201	—
Fair value changes of financial instruments	2,634	55
Income tax paid	(18)	(6)
Change in provisions	92	196
Working capital adjustments:
Changes in trade and other payables	8,933	2,094
Change in other assets and liabilities	(1,022)	(1,756)
Cash flow from operating activities	(74,912)	(30,479)
Purchases of intangible assets, property, plant and equipment	(5,687)	(2,497)
Payments for fixed term deposits	—	(100,000)
Proceed from fixed term deposits	50,000	—
Payments for promissory notes	(1,051)	—
Payments for the acquisition of an associate	(8,502)	—
Interest received	7	—
Cash flow from investing activities	34,767	(102,497)
Proceeds from convertible loans	1,850	85,900
Proceeds from share capital increase and capital contribution	7	65,081
Payment of transaction cost for capital contributions	—	(504)
Principal elements of lease payments	(1,040)	(899)
Interest paid	(65)	(96)
Cash flow from financing activities	752	149,482
Cash-based changes in cash and cash equivalents	(39,393)	16,506
Effect of foreign exchange rate changes on cash and cash equivalents	(15)	31
Net (decrease) increase in cash and cash equivalents	(39,408)	16,537
Cash and cash equivalents at the beginning of the period	102,144	59,570
Cash and cash equivalents at the end of the period	62,736	76,107

The accompanying notes are an integral part of these interim condensed consolidated financial statements (IFRS).

LILIUM GROUP

IFRS INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	Corporate Information

Lilium GmbH was founded in 2015 as a start-up in the field of urban air mobility and intends to make regional air mobility a reality. Since its founding Lilium GmbH has primarily engaged in research and development of a self-developed electric Vertical Takeoff and Landing (eVTOL) jet (the “Lilium Jet”) for production and operation of a regional air mobility service as well as related services.

Lilium GmbH is a German limited-liability company and is registered in the commercial register at the Bavaria District Court Munich Germany under the number 216921. The registered headquarter is Claude-Dornier Str. 1, Geb. 335, 82234 Wessling Germany. As described in note 19 Lilium entered closed its business combination on September 14, 2021 whereby the shareholders of Lilium contributed their shares in Lilium in exchange for shares in Lilium N.V. whereby Lilium GmbH became a 100% subsidiary of Lilium N.V.

The interim condensed consolidated financial statements of Lilium GmbH and its subsidiaries, collectively referred to as “the Company”, “the Group” or the “Lilium Group”, for the six months ended June 30, 2021 were authorized for issue by the Management Board on October 25, 2021.

Lilium GmbH is the ultimate parent of the Lilium Group; its subsidiaries are as follows:

			% equity interest owned by
	Country of	Date of	Lilium GmbH
Name	incorporation	incorporation	06/30/ 2021	12/31/ 2020
Lilium Aviation US Inc.	United States	July 1, 2020	100.0%	100.0%
Lilium Schweiz GmbH	Switzerland	December 8, 2017	100.0%	100.0%
Lilium Aviation UK Ltd.	United Kingdom	December 20, 2017	100.0%	100.0%
Lilium eAircraft GmbH	Germany	August 17, 2020	100.0%	100.0%

2.	Basis of Preparation and changes to the Group’s accounting policies

The Group’s interim condensed consolidated financial statements for the six months ended June 30, 2021 and 2020 are prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed consolidated financial statements have been prepared on a going concern basis, applying a historical cost convention, unless otherwise indicated. They are prepared and reported in thousands of Euro (“€ thousand”) except where otherwise stated. Due to rounding, numbers presented may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. The management has formed a judgement that there is a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future, and not less than 12 months from the end of the reporting period.

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual consolidated financial statements as at December 31, 2020.

New standards, interpretations and amendments adopted by the Group

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2020, except for the adoption of new standards effective as of January 1, 2021. The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

Several amendments apply for the first time in 2021, but do not have an impact on the interim condensed consolidated financial statements of the Group.

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Interest Rate Benchmark Reform – Phase 2: Amendmends to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16

The amendments provide temporary reliefs which address the financial reporting effects when an interbank offered rate (IBOR) is replaced with an alternative nearly risk-free interest rate (RFR). The amendments include the following practical expedients:

●	A practical expedient to require contractual changes, or changes to cash flows that are directly required by the reform, to be treated as changes to a floating interest rate, equivalent to a movement in a market rate of interest
●	Permit changes required by IBOR reform to be made to hedge designations and hedge documentation without the hedging relationship being discontinued
●	Provide temporary relief to entities from having to meet the separately identifiable requirement when an RFR instrument is designated as a hedge of a risk component

These amendments had no impact on the interim condensed consolidated financial statements of the Group. The Group intends to use the practical expedients in future periods if they become applicable.

3.	Significant Accounting Judgments, Estimates and Assumptions

The preparation of the Group’s interim condensed consolidated financial statements requires the management to make judgements, estimates and assumptions that affect the reported amounts in the interim condensed consolidated financial statements. In preparing these interim condensed consolidated financial statements, management exercises its best judgement based upon its experience and the circumstances prevailing at that time. The estimates and assumptions are based on available information and conditions at the end of the financial period presented and are reviewed on an ongoing basis. Actual results may differ from these estimates under different assumptions and conditions and may materially affect the financial results or the financial position reported in future periods.

The significant judgements made by management in applying the Group’s accounting policies and key sources of estimation uncertainty were the same as those described in the last annual financial statements.

The Group operates its business as a single operating segment, which is also its reporting segment. An operating segment is defined as a component of an entity for which discrete financial information is available and whose results of operations are regularly reviewed by the chief operating decision maker. The Group's chief operating decision maker is the Chief Executive Officer, who reviews results of operations to make decisions about allocating resources and assessing performance based on consolidated financial information.

4.	Covid-19 risks and uncertainties

Since January 2020, the Corona Virus (COVID-19) has spread worldwide. The strict measures to stop the spread of COVID-19 adopted in several countries where the Group operates have resulted in the majority of the Company’s workforce working from home with a small number of teams with special purposes for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. We continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners but COVID-19 could also affect the operations of our suppliers and business partners which may result in delays or disruptions in the supply chain of our components and delay the development and rollout of a vertiport network and commercial operations. The potential delay did not trigger an impairment of assets. Additional costs were incurred related to health, safety and transportation of employees which remained onsite, however, the impact of these did not materially impact these consolidated financial statements.

The current uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on COVID-19 developments throughout 2020 and 2021 and the latest developments, the Group is expecting that business operation can be continued, no other impacts have been considered relevant.

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5.	Going Concern

Management assessed the Group’s ability to continue as a going concern and evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern using all information available about the future, focusing on the twelve-month period after the issuance date of the financial statements.

Historically, the Group has funded its operations primarily through capital raises and with loans from shareholders. Since the inception the Group has incurred recurring losses and negative cash flows from operations including accumulated losses of €417 million. The Group expects to continue to generate operating losses through 2024.

Based on the business plan the Group depends on additional financing for additional development activities and operations. Management has realized plans to finance these investments and costs with the US public listing via a merger with a Special Purpose Acquisition Company ("SPAC") which was completed in September 2021. This realization of the transaction has been crucial for the Group's ability to continue as a going concern.

The financial statements have been prepared on a basis that assumes the Group will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

6.	Research and Development Expenses

For the six-months periods ended June 30, 2021 and 2020, research and development expenses mainly consist of personnel expenses which include salary, salary-related expenses and share-based payments recognized from the Group’s ESOP (note 14). For projects in aircraft engineering and software development, external consultants and contractors have been used increasingly in the first half-year 2021 (€11,615 compared with €1,046 in the first half-year 2020), due, as for all other expense categories, to our increased activites to make sure we adhere to our timeline.

7.	General and Administrative Expenses

For the six-months periods ended June 30, 2021 and 2020, general and administrative expenses mainly consist of personnel expenses which include salary, salary-related expenses and share-based payments recognized from the Group’s ESOP (note 14). In the first half-year 2021, additional expenses were incurred due to the De-SPAC transaction for legal advice, external consultants and other related expenses, in total €10,493 thousand.

8.	Selling expenses

For the six-months periods ended June 30, 2021 and 2020, selling expenses mainly consist of personnel expenses which include salary and salary-related expenses and share-based payments recognized from the Group’s ESOP (note 14).

9.	Financial Result

Financial result is comprised of the following:

In € thousand	06/30/2021	06/30/2020
Finance income	6,810	—
thereof: fair value changes	6,757	—
Finance expenses	(13,094)	(3,577)
thereof: interest portion of lease payments	(214)	(212)
thereof: fair value changes	(9,391)	(55)
thereof: interest on convertible loans	(3,422)	(3,211)
Financial result	(6,284)	(3,577)

Fair value changes in the period result from the embedded derivatives of the convertible loans (2021: €6,757 thousand in finance income), as well as from a forex forward entered into in May 2021 (€9,376 thousand in finance expense).

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10.	Income Taxes

The Group calculated the period income tax expense, during the periods ended June 30, 2021 and June 30, 2020, the Group recorded consolidated income tax expense of €200 thousand and €21 thousand, respectively. These income tax expenses mainly relate to foreign subsidiaries. Deferred income taxes have not been recorded, as we consider it prudent given the current development stage of Lilium.

11.	Investment in an associate

Investment in Zenlabs

On March 10, 2021 the Group entered into a Share Purchase Agreement according to which the Lilium Group acquired 25.72% of the shares of Zenlabs Energy Inc. (“Zenlabs”) for a purchase price of €8,409 thousand ($10,000 thousand). Zenlabs is a development partner of Lilium involved in lithium-ion batteries. In addition, the Group has bought promissory notes, which subsequently were converted into shares of Zenlabs as mentioned in note 20. Group’s investment in Zenlabs is accounted for using the equity method of accounting.

On acquisition of the investment, any difference between the cost of the investment and the entity’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as follows:

(a) Goodwill relating to an associate is included in the carrying amount of the investment. Amortisation of that goodwill is not permitted.

(b) Any excess of the entity’s share of the net fair value of the investee’s identifiable assets and liabilities over the cost of the investment is included as income in the determination of the entity’s share of the associate’s profit or loss in the period in which the investment is acquired.

On the date of acquisition of an equity-accounted investee, fair values of the Zenlabs’ identifiable net assets and liabilities was approximately €18 million. The purchase price allocation has not been finalized.

Subsequent accounting

The Group’s investment in Zenlabs is accounted for using equity accounting method in the consolidated financial statements. Under the equity accounting method, the investment in an associate is initially recognised at cost. The carrying amount of the investment is adjusted to recognise changes in the Group’s share of net assets of the associate since the acquisition date.

The statement of profit or loss reflects the Group’s share of the results of operations of the associate. Any change in OCI of those investees is presented as part of the Group’s OCI. In addition, when there has been a change recognised directly in the equity of the associate, the Group recognises its share of any changes, when applicable, in the statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the associate would be eliminated to the extent of the interest in the associate.

The following table illustrates the summarised the valuation of the Group’s investment in Zenlabs:

In € thousand	Carrying Value
January 1, 2021	—
Initial recognition	8,502
Share of income/(loss) of an associate	(201)
June 30, 2021	8,301

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12.	Property, Plant and Equipment

During the six months ended June 30, 2021, the Group acquired assets with a cost of €5,700 thousand (June 30, 2020: €2,519 thousand):

In € thousand	June 30, 2021	Dec 31, 2020
Right of use assets - buildings, net	11,124	10,744
Technical machinery, net	7,258	5,448
Furniture and fixtures, net	5,336	4,469
Technical machinery under construction	1,153	435
Other, net	2,047	1,619
Property, Plant and Equipment, net	26,918	22,715

Assets with a net book value of €0 thousand were disposed by the Group during the six months ended June 30, 2021 (June 30, 2020: €74 thousand), resulting in a net gain on disposal of €8 thousand (June 30, 2020: net loss of €74 thousand). No indicators of impairment existed which would have required items of property, plant and equipment to be tested for impairment in the six-month ended June 30, 2021 and June 30, 2020.

13.	Other Financial Assets

Lilium has placed part of its liquidity in fixed term deposits to gain a better return on the surplus liquidity. End of 2020 the company had made such deposits of €50 million which was ended in the 6 months of 2021.

14.	Shareholders’ Equity

Subscribed capital consists of common, seed, series A, B1 and B2 shares which have a nominal value of €1 each. Common shares and preferred shares (Seed, Series A, B1 and B2) have voting rights and are fully paid in. Preferred shares have certain additional rights in case of an exit or liquidity event, and 60 % of the preferred share votes are required for certain fundamental decisions. As of June 30, 2021, there were additional 8,529 shares authorized for issue. The amount of common and preferred shares are as follows:

	Common	Seed
(in units)	shares	shares	Series A	Series B1	Series B2	Total
Outstanding as of January 1, 2021	24,736	4,412	10,934	14,102	14,847	69,031
Issued as of January 1, 2021	24,808	4,412	10,934	14,102	14,847	69,103
Treasury shares	—	—	—	—	—	—
Issued Seed shares	—	—	—	—	—	—
Issued Series A shares	—	—	—	—	—	—
Issued Series B1 shares	—	—	—	—	—	—
Issued Series B2 shares	—	—	—	—	7,187	7,187
Outstanding as of June 30, 2021	24,736	4,412	10,934	14,102	22,034	76,218
Issued as of June 30, 2021	24,808	4,412	10,934	14,102	22,034	76,290

On March 26, 2021 the convertible loan of €85,900 thousand and the accrued interest were converted into series B2 shares. In order to facilitate the transaction, the Company issued 7,187 series B2 shares.

As of June 30, 2020 an amount of €32,239 paid into capital reserve was not paid and is included in the current assets. The amount was paid in the following month.

15.	Share-based Payments

Description of the ESOP

The Group maintains an Employee Stock Option Program (“ESOP”), originally established in 2017, which allows for the issuance of options to purchase ordinary shares to its employees and certain advisors. Share options typically follow a vesting schedule over a four-year period. 25 % will vest after the one-year anniversary of the applicable vesting commencement data (the “Cliff Period”) and then monthly thereafter on a graded vesting basis through the end of the vesting period. Individuals must continue to provide services

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to a Group entity in order to vest. Upon termination, all unvested options are forfeited. There is no contractual life for the share options provided in the contract.

Options allocated and earned will be settled by Lilium in cash or equity shares if an exit event occurs (e.g. share purchase, asset purchase, initial public offering (“IPO”). In case of an exit event, the Company will notify the participants two weeks in advance of the exit event informing them of the number of vested options held by the participant and the deadline to exercise such vested options, which must be at least two weeks (the “exercise period”). The particpants may only exercise the vested portion of their options upon an exit event and within the exercise period specified in the notice. If a participant does not exercise the vested portion of such participant´s options or if the exit notification is not duly submitted, the vested portion of the participant´s options may be settled in cash. Furthermore, the Company has the choice to settle the award in cash even if the participant timely exercises such options. Any options that are unvested as of the date of an exit event (“Accelerated Options”) will cliff vest after a period of 24 months starting from the exit event, or upon an earlier termination of service initiated by the Company without good cause. The Accelerated Options will be forefeited if, prior to vesting, the participant’s service is terminated by the Company for good cause or due to person-related or conduct-related reasons according to German labour law.

The manner of settlement in the form of cash or shares under the original terms of the ESOP implemented in 2017 (the “2017 ESOP”) was at the election of the holders and, accordingly, options granted under the 2017 ESOP were classified as cash-settled. In November 2020, the Company modified certain terms and conditions of the 2017 ESOP (the “2020 ESOP”), which included modifications to the manner of settlement and stipulated that the Company has the discretion to determine the form of settlement of the options. Furthermore, the definition of an exit event was extended to include an indirect IPO, such as a merger of the Company into a publicly-traded shell company, if certain additional conditions are met.

Letters were sent to all holders of options granted under the 2017 ESOP and each such holder was asked to provide acceptance of the amendments before the end of December 2020. Options granted to participants who were U.S. resident taxpayers at the time of grant were also revised to clarify that such awards would be functionally treated as restricted stock units for U.S. tax purposes, and such options would be automatically settled to the extent vested upon an exit event that occurs within eight years of the grant date, and would continue to be automatically settled on each vesting date. As of June 30, 2021 95% (December 31, 2020: 89%) of the holders of options granted under the 2017 ESOP accepted the terms of the modification, which triggered a change in the accounting treatment from cash-settled to equity-settled. Consequently, these options were remeasured at the modification date fair value and the relevant liability was included in equity.

The remaining options continue to be classified as cash-settled awards. The settlement of these cash-settled awards is dependent upon an exit event, which is not probable as of December 31, 2020 and as of June 30, 2021. The liability amounting to €2,596 thousand (December 31, 2020: €6,948 thousand) has been recognized as a liability (refer to note 17). The carrying amount of the liability for the 2017 ESOP at June 30, 2021 was €0 thousand (December 31, 2020: €0 thousand).

The grant date fair value of the equity-settled options was estimated for those participants who received options under the 2020 ESOP or who signed the revised agreement which resulted in a capital reserve of €89,916 thousand in total as of June 30, 2021 (December 31, 2020: €71,990 thousand).

The expense recognized for participant services received during the periods is shown in the following table:

	01/01/-	01/01/-
In € thousand	06/30/2021	06/30/2020
Expense arising from equity-settled share-based payments	17,925	0
Expense arising from cash-settled share-based payments	0	6,998

The weighted average fair value of options granted during the period was €15,430 thousand (2020: €1.815 thousand). The exercise price for all options is €1.

Movements during the period

The following table illustrates the number and weighted average exercise prices (“WAEP”) of, and movements in, share options during the periods ended June 30, 2021 and 2020:

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Equity-settled options:

	2021		2020
	Number of	2021	Number of	2020
(in units)	options	WAEP	options	WAEP
Outstanding at January 1	6,022	1	—	—
Granted during the period	448	1	—	—
Forfeited during the period	-100	1	—	—
Transferred from cash-settled	318	1	—	—
Outstanding at June 30	6,688	1	—	—

Cash-settled options:

	2021		2020
	Number of	2021	Number of	2020
(in units)	options	WAEP	options	WAEP
Outstanding at January 1	—	—	5,108	1
Granted during the period	—	—	270	1
Forfeited during the period	—	—	-38	1
Outstanding at June 30	—	—	5,340	1

Total options vested during the period were 853 options (2020: 593 options).

Measurement of fair values

The following table lists the inputs to the models used for the ESOP for the periods ended June 30, 2021 and 2020:

	06/30/2021	06/30/2020
Discount for lack of marketability	5%	10%
Expected volatility (%)	148.3%	123.8%
Probability of direct IPO	0%	50%
Probability of indirect IPO	85%	0%
Probability of other scenarios	15%	50%

The expected volatility was based on an evaluation of the historical volatilities of comparable listed peer group companies. It reflects the assumption that the historical volatility is indicative of future trends, which may not necessarily be the actual outcome. Other common inputs to option pricing models such as discount rate, dividends expected and expected term are not significant due to the low exercise price.

The fair value of the options at June 30, 2021 was derived from the estimated equity value of Lilium on that date because the beneficiary is entitled to shares of Lilium for a nominal amount in the case of an exit event. The value of the common shares was derived by applying a market approach on the basis of external financing rounds and an expected financing round valuation. With regards to the financing rounds, the liquidation preferences of the Seed shares, Series A, B1 and B2 shares (as described in note 13, Equity) were taken into account. A hybrid model between option pricing method and probability-weighted expected return method was used for the valuation. This led to a fair value of €20,143 per share of June 30, 2021 (December 31, 2020: €17,297).

Performance-based equity award

The Group has granted a performance-based equity award to a certain key management personnel as a bonus for successful fundraising which is accounted for as equity-settled. Upon successful financing, the recipient will receive a variable number of shares equal to an agreed percentage of the fundraising capital based upon the post-round valuation, capped at specific maximum funding amount. The compensation expense for awards with performance-based vesting conditions is recognized over the remaining service period when management determines that achievement of the performance condition is probable. The compensation cost has been recorded pro rata in the general and administrative expenses in the second half of 2020 (€592) and in the first half of 2021 (€1,506).

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16.	Convertible Loans and Other Financial Liabilities

Convertible loans and other financial liabilities are as follows:

in € thousand	06/30/2021	12/31/2020
Other non-current financial liabilities	25	27
Other current financial liabilities	9,391	21
Convertible loans – host	1,659	84,287
Convertible loans – embedded derivative	327	14,948
Convertible loans	1,986	99,235

In May 2021, the Group has closed a deal contingent forward contract, subject to the closing of the De-SPAC transaction, for the conversion of a potential De-SPAC cashflow in US-Dollar ($ 400-500 million) to be converted to Euro. As of June 30, 2021, a valuation resulted in a financial expense of €9,376 which has been posted in current financial liabilities.

In January 2021, the Group entered into a new loan convertible (CLA4) to equity for an amount of €1,850 thousand. The loan bears 5 % accrued interest and matures upon the occurrence of certain conversion or termination events. The Group assessed that the entire instrument is a liability. There is one component to be bifurcated as equity because one conversion feature of the loan leads to a conversion into a fixed number of shares for a fixed amount. However, the Group has assessed that the fair value of this equity component equals zero. In addition some of the embedded conversion features were bifurcated and separately measured as one combined derivative financial liability at fair value through profit or loss, since they share the same risk exposure and are interdependent. The remaining debt component is measured as liability at amortized cost until it is converted into equity before or on maturity.

On March 11, 2020 the Group entered into a loan convertible (CLA3) to equity for an amount of €85,900 thousand. The loan bears 2 % accrued interest and matures on March 11, 2027, or earlier upon the occurrence of certain conversion or termination events. At initial recognition, a day one gain for the Group in the amount of €34,084 thousand incurred, as the consideration received exceeded the initial fair value of the convertible loan by this amount. As the lender is a shareholder at the same time, this amount was considered as additional capital contribution to the Group and was therefore recognized in equity without subsequent measurement. The Group assessed that the entire instrument is a liability and there is no component to be bifurcated as equity because some conversion features of the loan lead to a conversion into a variable number of shares and are not under the control of the Group. Instead, some of the embedded conversion and prepayment features were bifurcated and separately measured as one combined derivative financial liability at fair value through profit or loss, since they share the same risk exposure and are interdependent. The remaining debt component is measured as liability at amortized cost until it is converted into equity or becomes due for repayment. On March 26, 2021 the convertible loan of €85,900 thousand and the accrued interest were converted into series B2 shares. In order to facilitate the transaction, the Company issued 7,187 series B2 shares.

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17.	Additional Disclosures on Financial Instruments

The following tables disclose the carrying amounts of each class of financial instruments together with its corresponding fair value:

Financial instruments, analyzed by classes and categories

	06/30/2021
In € thousand	Category	Carrying amount	Fair value
Financial assets, by class
Cash and cash equivalents	AC	62,736	n/a
Fixed term deposit	AC	—	n/a
Promissory notes	FVTPL	2,212	2,212
Security deposits	AC	2,445	2,445
Trade receivables	AC	47	n/a
Other financial assets	AC	80	n/a
Total financial assets		67,520
Financial liabilities, by class
Trade and other payables	AC	20,764	n/a
Forward contract EUR/USD	FVTPL	9,376	9,376
Convertible loans – host contract	AC	1,659	1,659
Convertible loans – embedded derivative	FVTPL	327	327
Other financial liabilities	AC	40	n/a
Total financial liabilities		32,166

Financial instruments, analyzed by classes and categories

	12/31/2020
In € thousand	Category	Carrying amount	Fair value
Financial assets, by class
Cash and cash equivalents	AC	102,144	n/a
Fixed term deposit	AC	50,000	n/a
Promissory notes	FVTPL	676	676
Security deposits	AC	2,096	2,096
Other financial assets	AC	16	n/a
Total financial assets		154,932
Financial liabilities, by class
Trade and other payables	AC	11,092	n/a
Convertible loans – host contract	AC	84,287	105,007
Convertible loans – embedded derivative	FVTPL	14,948	14,948
Other financial liabilities	AC	48	n/a
Total financial liabilities		110,375

Except for the promissory notes, the convertible loans (both host contract and embedded derivative) and the contingent forex forward contract, which are categorized in level 3 of the fair value hierarchy, all other financial instruments are categorized in level 2 of the fair value hierarchy. Transfers between levels of the fair value hierarchy are deemed to take place at the end of the period.

Fair Values in level 2 are expected cashflows discounted using market-based credit risk adjusted interest rate curves that are applicable for the Group and specific for the residual term of each financial instrument.

The fair value of the promissory notes is calculated using a trinomial tree approach, set to optional conversion at an expected date. The primary inputs used in the model include the borrower’s share price at valuation date, probability of occurrence of each possible conversion and termination event, borrower-specific credit risk and risk-free interest rate. While the risk-free interest rate is based on currency specific time congruent IBOR and swap rates, the credit risk and stock prices of the borrower are not observable in a market and therefore highly judgemental.

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The fair value of the embedded derivatives that were bifurcated from the convertible loan issued in 2021 is determined by aggregating the valuations for the various expected conversion and termination events. Since all relevant events would lead to a conversion for a set fixed conversion rate, the value is derived as a forward contract embedded in the loan contract. The primary inputs used in the model include the probability of occurrence and timing of each possible conversion and termination event, borrower-specific credit spread and risk-free interest rate. Credit risk is model-implied and adjusted for movement in credit spreads to consider the investor’s higher risk in connection with this convertible instrument at each valuation date, and the risk-free interest rate is based on currency specific time congruent IBOR and swap rates. As credit spreads and probability of occurrence as well as the timing of each possible conversion and termination event are not observable in a market, these input parameters are highly judgemental. The effect of reasonable changes of these judgemental input parameters on the fair value of the embedded derivative as of June 30, 2021 would be immaterial.

The contingent forex forward contract was valuated based on expected cashflows discounted using market-based credit risk adjusted interest rate curves that are applicable for the Group and specific for the residual term of each financial instrument. The probabilities for different scenarios have been used to consider the contingency.

The following schedules show the differentiation of the level 3 fair values:

Financial instruments, changes in Fair Value of level 3 instruments

		Convertible loan –
In € thousand	Promissory Notes	embedded derivative
January 1, 2021	676	(14,948)
Additions	1,051	(311)
Settlement	—	8,597
Measurement changes	485	6,335
June 30, 2021	2,212	(327)

Financial instruments, changes in Fair Value of level 3 instruments

		Convertible loan –
In € thousand	Promissory Notes	embedded derivative
January 1, 2020	—	—
Additions	—	274
Measurement changes	—	(55)
June 30, 2020	—	219

The effect of reasonable changes of the most significant input parameters on the fair values of the embedded derivatives of the convertible loan issued in January 2021 (CLA4) and the contingent forex forward contract were determined as insignificant as of June 30, 2021. The following table shows the effect of reasonable changes of the most significant input parameter on the fair values of the promissory notes as of June 30, 2021:

in € thousand			Effect on financial
June 30, 2021	Share Price	Value derivative	result
Base	0%	2,212
Up	10%	2,433	221
Down	(10)%	2,011	(201)

The following tables show the effect of reasonable changes of the most significant input parameters on the fair values of the embedded derivatives of the convertible loan issued in March 2020 (CLA3) as of December 31, 2020:

in € thousand			Effect on financial
December 31, 2020	Share Price	Value derivative	result
Base	0%	14,948
Up	10%	18,815	(3,867)
Down	(10)%	11,081	3,867

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in € thousand			Effect on financial
December 31, 2020	Credit Spread	Value derivative	Result
Base	0%	14,948
Up	10%	14,282	666
Down	(10)%	15,646	(698)

18.	Commitments and Contingencies

As mentioned in the note 14, 5% (December 31, 2020: 11%) of the ESOP participants have not signed the 2020 ESOP as of June 30, 2021 and are classified as cash-settled options. Based on the contract terms, the liability for such options is settled upon occurrence of an exit event. As of June 30, 2021, the exit event is not probable in the near future. Therefore, the liability is classified as contingent depending upon the determination of an exit event in the future amounting to €2,596 thousand (December 31, 2020: €6,948 thousand). The liability is calculated based on the vesting schedule per contract terms and which will be assessed continually to determine whether circumstances have changed, and the exit event becomes probable.

Further, the Group has commitments of €9.9 million to acquire items of property, plant & equipment and commitments of €0.7 million to acquire items of intangible assets.

19.	Related Party Disclosures

Transactions with Key Management

Key management personnel have been defined as the members of the Advisory Board and Senior Leadership Team of Lilium. The Group had entered into a short-term consultancy contract with one of the key management personnel before his appointment as an employee; total remuneration paid amounted to €8,804 thousand (June 30, 2020: €2,868 thousand).

The annual remuneration and related compensation costs recognized as expense during the reporting period is comprised of the following:

In € thousand	06/30/2021	06/30/2020
Short-term employee benefits	1,697	885
Share-based payment remuneration (2021: 2,077 options; 2020: 1,400 options)	7,107	1,983

Short-term benefits

Short-term benefits include salaries, bonus and other benefits such as medical, death and disability coverage, company car and other usual facilities as applicable.

Share-based payment remuneration

The share-based payment remuneration represents the compensation cost of ESOP and the performance-based equity award. Refer to note 14.

Other transactions

One member of the management board has been granting a convertible loan of €1 million to Lilium in January 2021.

Transactions with related parties

During the period ended June 30, 2021, the convertible loan of €85,900 thousand were converted into 7,187 Series B shares in March 2021. In January 2021, the Group entered into another loan convertible to equity of €1,000 thousand, partially with a related party; the entire loan is outstanding as of the reporting date.

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Balances held by entities with significant influence over the Company is as follows:

(In € thousand)	06/30/2021	12/31/2020
Share capital	42	35
Share premium	305,269	174,998

In June 2021, Lilium has closed a licensing agreement for the use of Zenlabs Energy Inc.’s intellectual property. Starting from 2026, there will be a minimum fee which will increase until a certain maximum is reached. In 2020 and 2021, Lilium has purchased promissory notes from Zenlabs Energy Inc., amounting in total to 2,212 thousand as of June 30, 2021 (including interest).

20.	Events after the Reporting Period

Business Combination Agreement

Lilium entered into a Business Combination Agreement with Qell Acquisition Corp. (“Qell”) on March 30, 2021 which was finally closed on September 14, 2021. In connection with the business combination our remaining convertible loans were also converted. The Business Combination, which is not within the scope of IFRS 3 since Qell does not meet the definition of a business in accordance with IFRS 3, will be accounted for within the scope of IFRS 2. As such, the Business Combination will be treated as the equivalent of Lilium GmbH issuing shares at the closing of the Business Combination for the net assets of Qell as of the closing date, accompanied by a recapitalization. The net assets of Qell will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of fair value of Lilium GmbH shares issued over the fair value of Qell's identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and will be recognized as an expense. We expect to be deemed the accounting predecessor of the combined business, and Lilium N.V. as the new parent company of the combined business, will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to have a significant impact on our future capital structure and operating results, securing part of our product development, manufacturing and commercialization. The most significant change in Lilium’s future reported financial positions is an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of $ 584.3 million, including $ 450.0 million in proceeds from the PIPE Investment to be consummated substantially simultaneously with the Business Combination of which $ 35.9 million represents deferred underwriter and legal fees related to Qell’s initial public offering. The outstanding warrants associated with the Business Combination Agreement will also be recognized in Liium’s future reported financial position.

As a result of the Business Combination, Lilium through its new parent company Lilium N.V. will become a SEC-registered Foreign Private Issuer (FPI) and a NASDAQ-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.

Zenlabs Investment

The Group has participated in a capital increase in the associated company Zenlabs Energy, Inc. in July 2021 and has paid $6,000 for new shares. In addition, the Group has converted the promissory notes of €2,212 into shares of Zenlabs. In total, Lilium’s share in Zenlabs is 34.8 % by the end of September 2021.

ESOP amendment

On October 8, 2021 we started to offer ESOP participants the possibility to convert their vested ESOP’s in Lilium GmbH to stock options in Lilium N.V. The participants will also be able to exercise vested options at a conversion rate of 1 ESOP in Lilium GmbH into 2,857 options in Lilium N.V. in accordance with the relevant exercise windows.

Insurance claim settled

An insurance claim has been settled and €1,363 thousand have been refunded to Lilium in October 2021.

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Strategic Commercial Collaboration

On July 31, 2021, we executed a term sheet in which we agreed to enter into negotiations with Brazilian airline Azul S.A. and Azul Linhas Aereas Brasileiras S.A. (collectively, “Azul”) to establish a strategic collaboration whereby Azul is expected to commit to purchase from us 220 Lilium Jets for an aggregate value of up to $1.0 billion, with anticipated delivery to commence in 2025.

In consideration of the strategic commercial collaboration, we agreed to use all efforts to grant to Azul warrants to purchase up to 8,000,000 Class A Shares at an exercise price of €0.12 a share, consisting of (i) warrants to purchase 1,800,000 Class A Shares, which warrants were issued to Azul on a fully vested basis on October 22, 2021, and (ii) subject to the execution of definitive agreements, warrants to purchase up to an additional 6,200,000 Class A Shares, which are expected to vest in three tranches.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Qell Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Qell Acquisition Corp. (“Company”) as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from August 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 4, 2021

QELL ACQUISITION CORP.

BALANCE SHEET

As Restated- See Note 2

December 31, 2020

Assets
Current assets:
Cash	$2,023,823
Prepaid expenses	515,078
Total current assets	2,538,901
Investments held in Trust Account	379,579,492
Total Assets	$382,118,393

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$133,528
Accrued expenses	80,000
Total current liabilities	213,528
Derivative warrant liabilities	61,495,200
Deferred underwriting commissions	13,282,500
Total liabilities	74,991,228

Commitments and Contingencies (Note 5)

Class A ordinary shares subject to possible redemption; 30,212,716 shares at $10.00 per share	302,127,160

Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 7,737,284 shares issued and outstanding (excluding 30,212,716 shares subject to possible redemption)	774
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 9,487,500 shares issued and outstanding	949
Additional paid-in capital	39,994,824
Accumulated deficit	(34,996,542)
Total shareholders' equity	5,000,005
Total Liabilities and Shareholders’ Equity	$382,118,393

The accompanying notes are an integral part of these financial statements.

QELL ACQUISITION CORP.

STATEMENT OF OPERATIONS

As Restated – See Note 2

FOR THE PERIOD FROM AUGUST 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Operating expenses:
General and administrative expenses	$343,207
Administrative fee - related party	30,000
Loss from operations	(373,207)

Other (expense) income:
Change in fair value of derivative warrant liabilities	(33,704,100)
Offering costs - derivative warrant liabilities	(998,727)
Income earned on investments in Trust Account	79,492
Net loss	$(34,996,542)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	37,950,000
Basic and diluted net income per ordinary share, Class A	$0.00
Basic and diluted weighted average shares outstanding of Class B ordinary shares	9,016,071
Basic and diluted net loss per ordinary share, Class B	$(3.89)

The accompanying notes are an integral part of these financial statements.

QELL ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

As Restated – See Note 2

FOR THE PERIOD FROM AUGUST 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance — August 7, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	9,487,500	949	24,051	—	25,000
Sale of units in initial public offering, less derivative liabilities for public warrants	37,950,000	3,795	—	—	361,659,705	—	361,663,500
Offering costs	—	—	—	—	(20,200,193)	—	(20,200,193)
Excess cash received over the fair value of the private warrants	—	—	—	—	635,400	—	635,400
Class A ordinary Shares subject to possible redemption	(30,212,716)	(3,021)	—	—	(302,124,139)	—	(302,127,160)
Net loss	—	—	—	—	—	(34,996,542)	(34,996,542)
Balance — December 31, 2020	7,737,284	$774	9,487,500	$949	$39,994,824	$(34,996,542)	$5,000,005

The accompanying notes are an integral part of these financial statements.

QELL ACQUISITION CORP.

STATEMENT OF CASH FLOWS

As Restated – See Note 2

FOR THE PERIOD FROM AUGUST 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(34,996,542)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments in Trust Account	(79,492)
General and administrative expenses paid by Sponsor under note payable	48,243
Change in fair value of derivative warrant liabilities	61,495,200
Offering costs - derivative warrant liabilities	998,727
Changes in operating assets and liabilities:
Prepaid expenses	(490,078)
Accounts payable	133,528
Accrued expenses	10,000
Net cash used in operating activities	27,119,586

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(379,500,000)
Net cash used in investing activities	(379,500,000)

Cash Flows from Financing Activities:
Proceeds received from initial public offering, gross	361,663,500
Repayment of note payable to related party	(195,192)
Proceeds received from sale of private placement warrants	635,400
Offering costs paid net of reimbursements	(7,699,471)
Net cash provided by financing activities	354,404,237

Net change in cash	2,023,823

Cash — beginning of the period:	—
Cash — end of the period	$2,023,823

Supplemental disclosure of non-cash investing and financing activities:
Expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Offering costs included in accrued expenses	$70,000
Offering costs funded with note payable - related party	$(146,949)
Deferred underwriting commissions payable	$13,282,500
Initial value of Class A ordinary shares subject to possible redemption	$336,062,230
Change in value of Class A ordinary shares subject to possible redemption	$(33,935,070)
Derivative warrant liabilities in connection with initial public offering and private placement	$27,791,100

The accompanying notes are an integral part of these financial statements.

Note 1 — Description of Organization, Business Operations and Basis of Presentation

Qell Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on August 7, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the "Business Combination").The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the preparation of the initial public offering described below (the “Initial Public Offering”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Qell Partners LLC, a Cayman Islands limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2020. On October 2, 2020, the Company consummated its Initial Public Offering of 37,950,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 4,950,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $379.5 million, and incurring offering costs of approximately $21.1 million, inclusive of approximately $13.3 million in deferred underwriting commissions (Note 6).

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of a total of 7,060,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.6 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $379.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will invest only in United States government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and

Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout period and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or October 2, 2022, (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective partner business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective partner businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $2.0 million in its operating bank account and working capital of approximately $2.3 million.

The Company’s liquidity needs through December 31, 2020 were satisfied through a contribution of $25,000 from the Sponsor to cover certain of the Company’s expenses in exchange for the issuance of the Founder Shares, a loan of approximately $195,000 from the Sponsor under the Note (see Note 5), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on November 2, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements as of December 31, 2020, and the period from August 7, 2020 (inception) through December 31, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Note 2 — Restatement of Previously Issued Financial Statements

On May 3 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase ordinary shares that the Company issued in October 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on October 2, 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s Audit Committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statement of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on the application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on October 2, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the period from August 7, 2020 (inception) through December 31, 2020 should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase ordinary shares (the “Warrants”) and should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet
Total assets	$382,118,393	$—	$382,118,393
Liabilities and Shareholders’ Equity
Total current liabilities	$213,528	$—	$213,528
Deferred underwriting commissions	13,282,500	—	13,282,500
Derivative warrant liabilities	—	61,495,200	61,495,200
Total liabilities	13,496,028	61,495,200	74,991,228
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	363,622,360	(61,495,200)	302,127,160
Shareholders’ equity
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	159	615	774
Class B ordinary shares – $0.0001 par value	949	—	949
Additional paid-in-capital	5,292,612	34,702,212	39,994,824
Accumulated deficit	(293,715)	(34,702,827)	(34,996,542)
Total shareholders’ equity	5,000,005	—	5,000,005
Total liabilities and shareholders’ equity	$382,118,393	$—	$382,118,393

	For The Period From August 7, 2020 (Inception) through December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Operations and Comprehensive Loss
Loss from operations	$(373,207)	$—	$(373,207)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(33,704,100)	(33,704,100)
Offering costs – derivative warrant liabilities	(998,727)	(998,727)
Income earned on investments in Trust Account	79,492	—	79,492
Total other (expense) income	79,492	(34,702,827)	(34,623,335)
Net loss	$(293,715)	$(34,702,827)	$(34,996,542)

Basic and Diluted weighted-average Class A ordinary shares outstanding	37,950,000	—	37,950,000
Basic and Diluted net income per Class A share	$—	—	$—
Basic and Diluted weighted-average Class B ordinary shares outstanding	9,016,071	—	9,016,071
Basic and Diluted net loss per Class B share	$(0.04)	(3.84)	$(3.88)

	For The Period From August 7, 2020 (Inception) through December 31, 2020
	As Previously	Restatement
	Reported	Adjustment	As Restated
Statement of Cash Flows
Net loss	$(293,715)	$(34,702,827)	$(34,996,542)
Adjustment to reconcile net loss to net cash used in operating activities	(377,799)	62,493,927	62,116,128
Net cash used in operating activities	(671,514)	27,791,100	27,119,586
Net cash used in investing activities	(379,500,000)	—	(379,500,000)
Net cash provided by financing activities	382,195,337	(27,791,100)	354,404,237
Net change in cash	$2,023,823	—	$2,023,823

In addition, the impact to the balance sheet dated October 2, 2020, filed on Form 8-K on October 8, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $27.8 million increase to the derivative warrant liabilities line item at October 2, 2020 and offsetting decrease to the Class A ordinary shares subject to possible redemption mezzanine equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

	As of October 2, 2021
	As Previously	Restatement
	Reported	Adjustment	As Restated
Balance Sheet
Total assets	$383,038,513	$—	$383,038,513
Liabilities and shareholders’ equity
Total current liabilities	$902,681	$—	$902,681
Deferred underwriting commissions	13,282,500	—	13,282,500
Derivative warrant liabilities	—	27,791,100	27,791,100
Total liabilities	14,185,181	27,791,100	41,976,281
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	363,853,330	(27,791,100)	336,062,230
Shareholders’ equity
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	157	278	431
Class B ordinary shares – $0.0001 par value	949	—	949
Additional paid-in-capital	5,061,644	998,449	6,060,097
Accumulated deficit	(62,748)	(998,727)	(1,061,475)
Total shareholders’ equity	5,000,002	—	5,000,002
Total liabilities and shareholders’ equity	$383,038,513	$—	$383,038,513

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000, and investments held in Trust Account. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,437 in cash equivalents held in the Trust Account as of December 31, 2020.

Derivative Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of the financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The 12,650,000 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 7,060,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants was initially measured using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants has been estimated using a Monte Carlo simulation model as of each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering has subsequently been measured based on the listed market price of such warrants.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit. At December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

As of December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values primarily due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets, other than for investments in open-ended money market funds with published daily NAV, in which case the Company uses NAV as a practical expedient to fair value. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the FASB ASC Topic 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist of legal, accounting, underwriting commissions and other costs incurred that were directly related to the Initial Public Offering. Offering costs were allocated on a relative fair value basis between shareholders’ equity and expense. The portion offering costs allocated to the public shares has been charged to shareholders’ equity. Offering costs totaled $21,198,920 (consisting of $7,590,000 of underwriting fee, $13,282,500 of deferred underwriting fee, $626,420 of other offering costs and $300,000 of reimbursed offering costs), of which $998,727 was charged to expense and $20,200,193 was charged to shareholders’ equity upon completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, an aggregate of 30,212,716 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Ordinary Share

Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 19,710,000 of the Company’s Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the gain on marketable securities, dividends, and interest held in the Trust Account, net of applicable taxes available to be withdrawn from the Trust Account, resulting in net income of $79,492 for the period from August 7, 2020 (inception) through December 31, 2020, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net loss of approximately $35 million, less income attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period.

Income Taxes

FASB ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 30, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company.

Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On October 2, 2020, the Company consummated its Initial Public Offering of 37,950,000 Units, including 4,950,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $379.5 million, and incurring offering costs of approximately $21.1 million, inclusive of approximately $13.3 million in deferred underwriting commissions.

Each Unit consists of one Class A ordinary share, par value $0.0001 per share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8).

Note 5 — Related Party Transactions

Founder Shares

On August 7, 2020, the Sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares, par value $1.00 per share, of which 3,261 ordinary shares are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The Company amended its Memorandum and Articles of Association to designate the 25,000 ordinary shares into 9,487,500 Class B ordinary shares, par value $0.0001, prior to the consummation of the Initial Public Offering (the “Founder Shares”). Up to 1,237,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters fully exercised the over-allotment option on October 2, 2020; thus, these Founder Shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private placement warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,060,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.6 million.

Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Sponsor loan

On August 7, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. As of October 2, 2020, the Company borrowed approximately $195,000 under the Note and fully repaid to Note on November 2, 2020.

Working capital loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.50 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative support agreement

Commencing on the date the Company’s securities are first listed on Nasdaq, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. On January 28, 2021, the Company entered into an Administrative Services Agreement with Qell Operational Holdings LLC (“Holdings”), an affiliate of the Sponsor, pursuant to which Holdings will provide certain administrative services to the Company and the Company will reimburse Holdings up to $50,000 a month, subject to adjustment in accordance with the terms of the agreement. In connection therewith, the Company terminated the Administrative Services Agreement between the Company and the Sponsor dated October 2, 2020.

Note 6 — Commitments and Contingencies

Registration and Shareholder Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration and shareholder rights agreement. These holders were entitled to certain demand and “piggyback” registration rights. However, the registration and shareholder rights agreement provide that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 4,950,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised the over-allotment option on October 2, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $7.6 million in the aggregate, paid upon the closing of the Initial Public Offering. The underwriters reimbursed $300,000 for certain offering costs to the Company. In addition, $0.35 per unit, or approximately $13.3 million in the aggregate will be payable to certain of the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Derivative Warrant Liabilities

As of December 31, 2020, there was an aggregate of 19,710,000 Public Warrants and Private Placement Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of at $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if  (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and 18.00 per share redemption trigger prices described below under “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equal or exceed $10.00” and “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company (except as described below) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the Initial Public Offering.

Redemptions for warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days' prior written notice of redemption; and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

●	if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before sending the notice of redemption to the warrant holders; and
●	if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants as described above.

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Shareholders’ Equity

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2020, there were no preference shares issued or outstanding.

Class A ordinary shares— The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 1,587,764 Class A ordinary shares issued or outstanding, excluding 36,362,236 Class A ordinary shares subject to possible redemption.

Class B ordinary shares— The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 9,487,500 Class B ordinary shares issued or outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon the consummation of the Initial Public Offering, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (net of any redemptions of Class A ordinary shares by Public Shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the Company’s founding team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Note 9 — Fair Value Measurements

The following table presents information about the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

	Quoted Prices in	Significant Other	Significant Other
	Active Markets	Observable Inputs	Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account -	$379,578,055	$—	$—
U.S. Treasury Securities(1)
Liabilities:
Derivative warrant liabilities	$39,468,000	$—	$22,027,200
(1)	Excludes $1,437 of investments in an open-ended money market fund, in which the Company uses NAV as a practical expedient to fair value.

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in November 2020, when the Public Warrants were separately listed and traded.

Level 1 instruments include investments in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants was initially measured using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants has been estimated using a Monte Carlo simulation model as of each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering has been measured based on the listed market price of such warrants, a Level 1 measurement, since November 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $33.7 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of October 2,	As of December 31,
	2020	2020
Exercise price	11.50	11.50
Stock Price	9.66	12.29
Option term (in years)	5.50	5.50
Volatility	22.20%	25%
Risk-free interest rate	0.33%	0.43%

The change in the fair value of the derivative warrant liabilities for the period from August 7, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities as of October 2, 2021	$27,791,100
Change in fair value of derivative warrant liabilities	33,704,100
Derivative warrant liabilities as of December 31, 2020	$61,495,200

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this evaluation, the Company identified the following subsequent events for disclosure in addition to Notes 2.

On January 28, 2021, the Company entered into an Administrative Services Agreement with Holdings, pursuant to which Holdings will provide certain administrative services to the Company and the Company will reimburse Holdings up to $50,000 a month, subject to adjustment in accordance with the terms of the agreement. In connection therewith, the Company terminated the Administrative Services Agreement between the Company and the Sponsor dated October 2, 2020.

On March 30, 2021, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Qell DutchCo B.V., a Netherlands limited liability company and wholly owned subsidiary of Sponsor (“Holdco”), Queen Cayman Merger LLC, a Cayman Islands limited liability company (“Merger Sub”), and Lilium GmbH, a German limited liability company ( “Lilium”). In accordance with the terms and subject to the conditions of the Business Combination Agreement, the consideration to be received by the shareholders of Lilium in connection with the transactions contemplated under the Business Combination Agreement shall be an aggregate number of Holdco Ordinary Shares equal to (a) $2,400,000,000, divided by (b) $10.00. Each shareholder of the Company will receive one Holdco Ordinary Share per the Company ordinary share, as set forth above. Cash held in the trust account net of redemptions and the proceeds of the Private Placement (as defined below), less the transaction costs of the Business Combination, will be received by Sponsor and used for general corporate purposes after the Business Combination.

Concurrently with the execution of the Business Combination Agreement, the Company entered into Subscription Agreements with certain investors (collectively, the “Private Placement Investors”) pursuant to which, among other things, such investors agreed to subscribe for and purchase and Holdco agreed to issue and sell to such investors, 45,000,000 Holdco Ordinary Shares (the “Private Placement Shares”), for an aggregate of $450,000,000 (the “Private Placement”) in proceeds. The closing of the Private Placement is contingent upon, among other things, the substantially concurrent consummation of the Business Combination and related transactions.

QELL ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash	$337,744	$2,023,823
Prepaid expenses	390,307	515,078
Due from related party	87,365	—
Total current assets	815,416	2,538,901
Investments held in Trust Account	379,656,050	379,579,492
Total Assets	$380,471,466	$382,118,393

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$342,203	$133,528
Accrued expenses	4,993,894	80,000
Total current liabilities	5,336,097	213,528
Derivative warrant liabilities	31,536,000	61,495,200
Deferred underwriting commissions	13,282,500	13,282,500
Total liabilities	50,154,597	74,991,228

Commitments and Contingencies (Note 5)
Class A ordinary shares subject to possible redemption; 32,531,686 and 30,212,716 shares at $10.00 per share as of June 30, 2021 and December 31,2020, respectively	325,316,860	302,127,160

Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,418,314 and 7,737,284 shares issued and outstanding (excluding 32,531,686 and 30,212,716 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	542	774
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 9,487,500 shares issued and outstanding as of June 30, 2021 and December 31, 2020	949	949
Additional paid-in capital	16,805,356	39,994,824
Accumulated deficit	(11,806,838)	(34,996,542)
Total shareholders' equity	5,000,009	5,000,005
Total Liabilities and Shareholders' Equity	$380,471,466	$382,118,393

The accompanying notes are an integral part of these unaudited condensed financial statements.

QELL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months	For the Six Months
	Ended June 30, 2021	Ended June 30, 2021

Operating expenses:
General and administrative expenses	$2,695,836	$6,683,419
Administrative fee – related party	84,677	162,635
Loss from operations	(2,780,513)	(6,846,054)

Other income:
Change in fair value of derivative warrant liabilities	2,365,200	29,959,200
Income earned on investments held in Trust Account	13,570	76,558
Net income (loss)	$(401,743)	$23,189,704

Basic and diluted weighted average shares outstanding of Class A ordinary shares	37,950,000	37,950,000
Basic and diluted net income per ordinary share, Class A	$0.00	$0.00
Basic and diluted weighted average shares outstanding of Class B ordinary shares	9,487,500	9,487,500
Basic and diluted net income (loss) per ordinary share, Class B	$(0.04)	$2.44

The accompanying notes are an integral part of these unaudited condensed financial statements.

QELL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Ordinary Shares						Total
	Class A		Class B		Additional Paid-In	Retained Earnings	Shareholders'
	Shares	Amount	Shares	Amount	Capital	(Accumulated Deficit)	Equity
Balance – December 31, 2020	7,737,284	$774	9,487,500	$949	$39,994,824	$(34,996,542)	$5,000,005
Class A ordinary Shares subject to possible redemption	(2,359,145)	(236)	—	—	(23,591,214)	—	(23,591,450)
Net income	—	—	—	—	—	23,591,447	23,591,447
Balance – March 31, 2021 (unaudited)	5,378,139	538	9,487,500	949	16,403,610	(11,405,095)	5,000,002
Class A ordinary Shares subject to possible redemption	40,175	4	—	—	401,746	—	401,750
Net loss	—	—	—	—	—	(401,743)	(401,743)
Balance – June 30, 2021 (unaudited)	5,418,314	$542	9,487,500	$949	$16,805,356	$(11,806,838)	$5,000,009

The accompanying notes are an integral part of these unaudited condensed financial statements.

QELL ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Cash Flows from Operating Activities:
Net income	$23,189,704
Adjustments to reconcile net income to net cash used in operating activities:
Income earned on investments in Trust Account	(76,558)
Change in fair value of derivative warrant liabilities	(29,959,200)
Changes in operating assets and liabilities:
Prepaid expenses	124,771
Due from related party	(87,365)
Accounts payable	208,675
Accrued expenses	4,913,894
Net cash used in operating activities	(1,686,079)
Net decrease in cash	(1,686,079)
Cash – beginning of the period:	2,023,823
Cash – end of the period	$337,744
Supplemental disclosure of non-cash investing and financing activities:
Change in initial value of Class A ordinary shares subject to possible redemption	$23,189,700

The accompanying notes are an integral part of these unaudited condensed financial statements.

QELL ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of organization, business operations and basis of presentation

Qell Acquisition Corp. (the “Company”) was incorporated as a Cayman Islands exempted company on August 7, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) described below, identifying a target for a Business Combination, and activities in connection with the proposed Business Combination with Lilium GmbH, a German limited liability company, Lilium B.V., a Dutch private liability company and Queen Cayman Merger LLC, a Cayman Islands limited liability company, as described further below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Qell Partners LLC, a Cayman Islands limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2020. On October 2, 2020, the Company consummated its Initial Public Offering of 37,950,000 units (each, a “Unit” and collectively, the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 4,950,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $379.5 million, and incurring offering costs of approximately $21.1 million, inclusive of approximately $13.3 million in deferred underwriting commissions (Note 5).

Simultaneously with the consummation of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of a total of 7,060,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.6 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $379.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will invest only in United States government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of its Public Shares (individually, “Public Shareholder”, and collectively,the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 for each of the Public Shares). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting

Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout period and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association (the “Article of Association”) will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the Articles of Association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or October 2, 2022, (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective partner business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective partner businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern

As of June 30, 2021, the Company had approximately $0.3 million in its operating bank account and a working capital deficit of approximately $4.5 million.

The Company’s liquidity needs through June 30, 2021 were satisfied through a contribution of $25,000 from the Sponsor to cover certain of the Company’s expenses in exchange for the issuance of the Founder Shares, a loan of approximately $195,000 from the Sponsor under the Note (see Note 4), and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on November 2, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of June 30, 2021, there were no amounts outstanding under any Working Capital Loans.

The liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern for one year from the date of the filing of this Quarterly Report on Form 10-Q. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 4, 2021, which contains the audited financial statements and notes thereto. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of the Company’s unaudited condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Proposed Business Combination and Related Transaction

On March 30, 2021, the Company entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Qell DutchCo B.V., a Netherlands limited liability company and wholly owned subsidiary of our Sponsor (“Holdco”), Queen Cayman Merger LLC, a Cayman Islands limited liability company (“Merger Sub”), and Lilium GmbH, a German limited liability company ( “Lilium”).The Business Combination Agreement provides for, among other things, the following transactions on closing (collectively, the “Lilium Business Combination”):

●	After signing of the Business Combination Agreement, and prior to closing of the Lilium Business Combination, the legal form of our Sponsor shall be changed from a private company with limited liability to a public limited liability company;
●	The Company will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving company (the “Surviving Company”) in the merger and, after giving effect to such merger, becoming a wholly owned subsidiary of the Company’ Sponsor;
●	In connection with the Merger, each issued and outstanding ordinary share of the Company will be converted into a claim for a corresponding equity security in the Merger Sub, and such claim shall then be automatically contributed into the Company’s Sponsor in exchange for one ordinary share in the share capital of Holdco (a “Holdco Ordinary Share”);
●	Immediately following the Merger, Merger Sub and Holdco will cause Merger Sub to, commence winding up under the Cayman LLC Act and distribute all of its tangible and intangible assets (including all cash) and transfer any and all of its liabilities to Holdco (the “Liquidation Distribution and Assumption”);
●	Immediately following the Liquidation Distribution and Assumption, Holdco will take a series of actions including, but not limited to, (i) consummation of the Lilium Private Placement (as defined below), (ii) appointment of Daniel Wiegand as executive director to the board of directors of Holdco, and (iii) execution of the Holdco Board Agreements (as defined in the Business Combination Agreement);
●	The shareholders of Lilium will exchange (the “Exchange”) their interests in Lilium for Holdco Ordinary Shares. All Lilium shareholders, but for Daniel Wiegand, will receive Class A Holdco Ordinary Shares in the Exchange. Daniel Weigand will receive Class B Holdco Ordinary Shares. Class B Holdco Ordinary Shares will rank pari passu with Class A Holdco Ordinary Shares in all respects, provided they will be entitled to 3x super voting rights, subject to customary sunset provisions; and
●	Each outstanding warrant to purchase a Class A ordinary share of Qell will, by its terms, convert into a warrant to purchase one Holdco Ordinary Share, on the same contractual terms.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the consideration to be received by the shareholders of Lilium in connection with the transactions contemplated under the Business Combination Agreement shall be an aggregate number of Holdco Ordinary Shares equal to (a) $2,400,000,000, divided by (b) $10.00. Each of our shareholders will receive one Holdco Ordinary Share per our ordinary share, as set forth above. Cash held in the trust account net of redemptions and the proceeds of the Lilium Private Placement (as defined below), less the transaction costs of the Lilium Business Combination, will be received by Holdco and used for general corporate purposes after the Lilium Business Combination.

Concurrently with the execution of the Business Combination Agreement, the Company entered into Subscription Agreements with certain investors (collectively, the “Private Placement Investors”) pursuant to which, among other things, such investors agreed to subscribe for and purchase and Holdco agreed to issue and sell to such investors, 45,000,000 Holdco Ordinary Shares (the “Private Placement Shares”), for an aggregate of $450,000,000 (the “Lilium Private Placement”) in proceeds. The closing of the Lilium Private Placement is contingent upon, among other things, the substantially concurrent consummation of the Lilium Business Combination and related transactions.

Note 2 — Summary of significant accounting policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the derivative warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At June 30, 2021 and December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These consist of:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the condensed balance sheets.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be classified as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed statements of operations. The initial estimated fair value of the Public Warrants was measured using a Monte Carlo simulation. The fair value of the Private Warrants was deemed to be equal to the fair value of the Public Warrants. The Private Warrants are not subject to the redemption feature at $0.01 when Class A ordinary share price is higher than $18 but are subject to the redemption pursuant to Section 6.2 when the Class A ordinary share price is between $10 and $18. The redemption price pursuant to the make-whole table when the Class A ordinary share price is $18 is equivalent to the intrinsic value of the warrant (0.361 Class A ordinary shares) making it optimal for the issuer to redeem the Private Warrants when the Class A ordinary share price reaches $18. Therefore, the Private Warrants are subject to substantially the same redemption features as the Public Warrants and hence their fair values are equal. Beginning in November 2020, the estimated fair value of the Public Warrants is based on the listed price in an active market for such warrants.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred in connection with the preparation for the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the unaudited condensed statements of operations. Offering costs associated with the Public Shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Class A Ordinary Shares Subject to Possible Redemption

Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, an aggregate of 32,531,686 and 30,212,716, respectively, of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Net Income (Loss) Per Ordinary Share

Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 19,710,000 of the Company’s Class A ordinary shares in the calculation of diluted income (loss) per share, since their exercise is contingent upon future events and their inclusion would be anti-dilutive.

The Company’s unaudited condensed statements of operations include a presentation of income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the income earned on investments held in the Trust Account, net of applicable taxes available to be withdrawn from the Trust Account, for the three and six months ended June 30, 2021, respectively, by the weighted average number of Class A ordinary shares outstanding for the period. Net income (loss) per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net (loss) income, less income attributable to Class A ordinary shares by the weighted average number of Class B ordinary shares outstanding for the period.

The following table reflects the calculation of basic and diluted net income (loss) per share of ordinary share:

	For the Three Months	For the Six Months
	Ended June 30, 2021	Ended June 30, 2021
Class A ordinary shares
Numerator: Income allocable to Class A ordinary shares
Income from investments held in Trust Account	$13,570	$76,558
Less: Company's portion available to be withdrawn to pay taxes	—	—
Net income attributable to Class A ordinary shares	$13,570	$76,558
Denominator: Weighted average Class A ordinary shares
Basic and diluted weighted average shares outstanding, Class A ordinary shares	37,950,000	37,950,000
Basic and diluted net income per share, Class A ordinary shares	$0.00	$0.00

Class B ordinary shares
Numerator: Net income (loss) minus net income allocable to Class A ordinary shares
Net income (loss)	$(401,743)	$23,189,704
Net income allocable to Class A ordinary shares	(13,570)	(76,558)
Net income (loss) attributable to Class B ordinary shares	$(415,313)	$23,113,146
Denominator: weighted average Class B ordinary shares
Basic and diluted weighted average shares outstanding, Class B ordinary shares	9,487,500	9,487,500
Basic and diluted net income (loss) per share, Class B ordinary shares	$(0.04)	$2.44

Income Taxes

FASB ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30,2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

Note 3 — Initial Public Offering

On October 2, 2020, the Company consummated its Initial Public Offering of 37,950,000 Units, including 4,950,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $379.5 million, and incurring offering costs of approximately $21.1 million, inclusive of approximately $13.3 million in deferred underwriting commissions.

Each Unit consists of one Class A ordinary share, par value $0.0001 per share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related party transactions

Founder Shares

On August 7, 2020, the Sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares, par value $1.00 per share, of which 3,261 ordinary shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters. On September 29, 2020, the Company amended its Memorandum and Articles of Association to designate the 25,000 ordinary shares into 9,487,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). All shares and the associated amounts have been retroactively restated to reflect the aforementioned share capitalization. Up to 1,237,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters fully exercised the over-allotment option on October 2, 2020; thus, these Founder Shares were no longer subject to forfeiture.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,060,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $10.6 million. On September 30, 2020, the Company received an advance from the Sponsor for Private Placement Warrants of approximately $9.9 million. Subsequent to September 30, 2020, the Company received the remaining proceeds for the Private Placement Warrants for the total purchase price of $10.6 million.

Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Sponsor loan

On August 7, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. As of September 30, 2020, the Company borrowed approximately $195,000 under the Note. The Company fully repaid the Note on November 2, 2020. As of June 30, 2021, the Note was no longer available.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.50 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

Commencing on the date the Company’s securities were first listed on Nasdaq, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

On January 28, 2021, the Company entered into an administrative services agreement (the “Administrative Services Agreement”) with Qell Operational Holdings LLC (“Holdings”), an affiliate of Qell Partners LLC, pursuant to which Holdings will provide certain administrative services to the Company and the Company will reimburse Holdings up to $50,000 a month, subject to adjustment in accordance with the terms of the agreement. In connection therewith, the Company terminated the Administrative Services Agreement between the Company and the Sponsor dated October 1, 2020. The Company incurred approximately $85,000 and $163,000 in administrative expenses under the agreement, which is recognized in the accompanying unaudited condensed statements of operations for the three and six months ended June 30, 2021, respectively, within general and administrative expenses — related party. As of June 30, 2021 and December 31, 2020, there was no outstanding balance in accounts payable — related party, as reflected in the accompanying unaudited condensed balance sheets.

Note 5 — Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed upon consummation of the Initial Public Offering. These holders will be entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the final prospectus relating to the Initial Public Offering to purchase up to 4,950,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriters fully exercised the over-allotment option on October 2, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $7.6 million in the aggregate, paid upon the closing of the Initial Public Offering. The underwriters reimbursed $300,000 for certain offering costs to the Company. In addition, $0.35 per unit, or approximately $13.3 million in the aggregate will be payable to certain of the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Shareholders’ deficit

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 5,418,314 and 7,737,284 Class A ordinary shares issued and outstanding, excluding 32,531,686 and 30,212,716 Class A ordinary shares subject to possible redemption.

Class B ordinary shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 9,487,500 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon the consummation of the Initial Public Offering, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination (net of any redemptions of Class A ordinary shares by Public Shareholders), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, members of the Company’s founding team or any of their affiliates upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

Note 7 — Warrants

As of June 30, 2021 and December 31, 2020, there was an aggregate of 12,650,000 Public Warrants and 7,060,000 Private Placement Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of at $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if  (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the “Newly Issued Price,” (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and 18.00 per share redemption trigger prices described below under “Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equal or exceed $10.00” and “Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company (except as described below) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the Initial Public Offering.

Redemptions for warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of our Class A ordinary shares;
●	if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and
●	if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its warrants) as the outstanding Public Warrants as described above.

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Fair Value Measurements

The following table presents information about the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – Money market mutual fund	$379,656,050	$—	$—	$379,656,050
Liabilities:
Derivative warrant liabilities – Public warrants	20,240,000	—	—	20,240,000
Derivative warrant liabilities – Private warrants	—	11,296,000	—	11,296,000
Total fair value	$399,896,050	$11,296,000	$—	$411,192,050

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account – U.S. Treasury Securities	$379,579,492	$—	$—	$379,579,492
Liabilities:
Derivative warrant liabilities – Public warrants	39,468,000	—	—	39,468,000
Derivative warrant liabilities – Private warrants	—	—	22,027,200	22,027,200
Total fair value	$419,047,492	$—	$22,027,200	$441,074,692

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers during the three and six months ended June 30, 2021.

Level 1 assets include investments in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering was initially measured using a Monte Carlo simulation model. The Company utilized a Monte Carlo simulation to estimate the fair value of the Private Warrants at December 31, 2020, and used the quoted price of the Public Warrants on the Nasdaq Stock Market at June 30, 2021 to estimate the fair value of both the Public Warrants and Private Placement Warrants at that date. For the three and six months ended June 30, 2021, the Company recognized a gain in the unaudited condensed statements of operations resulting from a decrease in the fair value of derivative warrant liabilities of approximately $2.4 and $30.0 million, respectively, presented as change in fair value of derivative warrant liabilities in the accompanying unaudited condensed statements of operations.

The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

Note 9 — Subsequent events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the unaudited condensed financial statements were issued. Based upon this review, unless there were any, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

PART II

Information Not Required in Prospectus

Indemnification of Directors and Officers

Under Dutch law, directors of a Dutch public company may be held jointly and severally liable to the Company for damages in the event of improper performance of their duties. In addition, directors may be held liable to third parties for any actions that may give rise to a tort. This applies equally to our managing directors, supervisory directors, non-executive directors and executive directors.

Pursuant to our articles of association and unless Dutch law provides otherwise, the Company shall indemnify and hold harmless any actual and former managing directors, supervisory directors, non-executive directors and executive directors, other members of the executive committee and proxy holders (each of them an "Indemnified Person", against any and all liabilities, claims, judgments, fines and penalties (the “Claims”) incurred by the Indemnified Person as a result of any threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative (each, a “Legal Action”), brought by any party other than the Company itself or any subsidiaries within the meaning of Section 2:24a of the Dutch Civil Code (“Subsidiaries”), in relation to acts or omissions in or related to his capacity as an Indemnified Person.

Claims will include derivative actions brought on behalf of the Company or any Subsidiaries against the Indemnified Person and Claims by the Company (or any Subsidiaries) itself for reimbursement for Claims by third parties on the ground that the Indemnified Person was jointly liable toward that third party in addition to the Company.

The Indemnified Person will not be indemnified with respect to Claims insofar as they relate to the gaining in fact of personal profits, advantages or compensation to which the Indemnified Person was not legally entitled, or if the Indemnified Person shall have been adjudged to be liable for willful misconduct (opzet) or intentional recklessness (bewuste roekeloosheid).

Any expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Expenses”) incurred by the Indemnified Person in connection with any Legal Action shall be settled or reimbursed by the Company, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Expenses shall be deemed to include any tax liability which the Indemnified Person may be subject to as a result of his indemnification.

In the case of a Legal Action against the Indemnified Person by the Company itself or any Subsidiary(s), the Company will settle or reimburse to the Indemnified Person their reasonable attorneys’ fees and litigation costs, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such fees and costs if a competent court in an irrevocable judgment has resolved the Legal Action in favor of the Company or the relevant Subsidiary(s) rather than the Indemnified Person.

Expenses incurred by the Indemnified Person in connection with any Legal Action will also be settled or reimbursed by the Company in advance of the final disposition of such action, but only upon receipt of a written undertaking by that Indemnified Person that they shall repay such Expenses if a competent court in an irrevocable judgment has determined that they are not entitled to be indemnified. Such Expenses incurred by Indemnified Persons may be so advanced upon such terms and conditions as the Board decides.

We have entered into indemnification agreement with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

●	In connection with the closing of the Business Combination, on September 14, 2021 we issued 7,060,000 Private Warrants to the Sponsor in exchange for outstanding private placement warrants of Qell.
●	In connection with the closing of the PIPE Financing, on September 14, 2021, we issued 45,000,000 Class A Shares to the PIPE Investors for gross proceeds of approximately $450,000,000.
●	On September 15, 2021, we issued 879,691 Class A Shares in connection with certain equity compensation arrangements.
●	On October 22, 2021, we issued the Azul Warrants, exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share.

The foregoing securities issuances were made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder.

Item 8.Exhibits and Financial Statement Schedules

(a)	The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Index

Exhibit No.	Description

1.1	Deed of Incorporation of Lilium B.V. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

1.2	Deed of Amendment of Lilium B.V. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

1.3

Deed of Conversion and Amendment to the Articles of Association of Lilium B.V. into Lilium N.V (incorporated by reference to Exhibit 1.3 to the Shell Company Report on Form 20-F (File No. 001-40736), filed with the SEC on September 20, 2021).

2.1

Warrant Assignment, Assumption and Amendment Agreement, between Continental Stock Transfer & Trust Company, Lilium B.V. and Qell Acquisition Corp. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

4.1

Business Combination Agreement, dated as of March 30, 2021, by and among Qell Acquisition Corp., Lilium GmbH, Lilium B.V. and Queen Cayman Merger LLC (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (reg. No. 333-255800), filed with the SEC on May 5, 2021).

4.2

Amendment No. 1, dated as of July 14, 2021, to Business Combination Agreement, by and among Qell Acquisition Corp., Lilium GmbH, Lilium B.V. and Queen Cayman Merger LLC (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on July 14, 2021).

4.3	Plan of Merger(incorporated by reference to Exhibit 2.3 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

4.4	Form of Sponsor Letter Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-4 (Reg.No.333-255800),filed with the SEC on May 5, 2021).

4.5	Registration Rights Agreement (incorporated by reference to Exhibit 4.5 to the Shell Company Report on Form 20-F (File No. 001-40736), filed with the SEC on September 20,2021).

4.6	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

4.7**	Form of Director and Officer Indemnity Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

4.8**	Lilium N.V. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.8 to the Shell Company Report on Form 20-F (File No. 001-40736), filed with the SEC on September 20, 2021).

4.9**	Lilium N.V.Employee Share Purchase Plan (incorporated by reference to Exhibit 4.9 to the Shell Company Report on Form 20-F (File No. 001-40736), filed with the SEC on September 20, 2021).

5.1*	Opinion of Van Doorne N.V., regarding the (i) valid issue, (ii) paying up and (iii) non-assessability of Class A Shares.

8.1*	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain U.S. tax matters.

8.2*	Opinion of Van Doorne N.V. regarding certain Dutch tax matters.

8.3*	Opinion of Orrick, Herrington & Sutcliffe LLP regarding certain German tax matters.

21.1	List of Subsidiaries of Lilium N.V. (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-4 (Reg. No. 333-255800), filed with the SEC on May 5, 2021).

23.1	Consent of Van Doorne N.V. (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1 to this Registration Statement)

23.3	Consent of Van Doorne N.V. (included in Exhibit 8.2 to this Registration Statement)

23.4	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.3 to this Registration Statement)

23.5*	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm of Lilium GmbH.

23.6*	Consent of WithumSmith+Brown, PC, independent registered accounting firm of Qell Acquisition Corp.

24.1***	Power of Attorney (included on the signature page to this Registration Statement)
*	Filed herewith
**	Indicates a management contract or any compensatory plan, contract or arrangement.

*** Previously filed

†	Certain information has been excluded from the exhibit because such information (i) is not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.
(a)	Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 9.   Undertakings

(a)   The undersigned registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)   If the registrant is relying on Rule 430B:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)   The undersigned registrant hereby undertakes:

(1)   That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wessling, Germany on the 25th day of October, 2021.

LILIUM N.V.

By:	/s/ Daniel Wiegand
	Name:	Daniel Wiegand
	Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Daniel Wiegand	Chief Executive Officer and Executive Director	October 25, 2021
Daniel Wiegand	(Principal Executive Officer)

/s/ Geoffrey Richardson	Chief Financial Officer	October 25, 2021
Geoffrey Richardson	(Principal Financial and Accounting Officer)

*	Non-executive Director	October 25, 2021
Henri Courpron

*	Non-executive Director	October 25, 2021
Dr. Thomas Enders

*	Non-executive Director	October 25, 2021
Barry Engle

*	Non-executive Director	October 25, 2021
David Neeleman

*	Non-executive Director	October 25, 2021
Margaret M. Smyth

*	Non-executive Director	October 25, 2021
Gabrielle Toledano

*	Non-executive Director	October 25, 2021
David Wallerstein

*	Non-executive Director	October 25, 2021
Niklas Zennström

*By:	/s/ Geoffrey Richardson
Geoffrey Richardson
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Lilium N.V., has signed this registration statement on the 25th day of October, 2021.

LILIUM N.V.

By:	/s/ Geoffrey Richardson
	Name:	Geoffrey Richardson
	Title:	Chief Financial Officer